   As filed with the Securities and Exchange Commission on February 24, 2000

                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                     STRUCTURED ASSET SECURITIES CORPORATION
             (Exact name of registrant as specified in its charter) on behalf of itself and trusts with respect to which it is the settlor or depositor

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   74-2440850
                     (I.R.S. employer identification number)

                                200 Vesey Street
                            New York, New York 10285
                                 (212) 526-7000

     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Mark L. Zusy
                     Structured Asset Securities Corporation
                                200 Vesey Street
                            New York, New York 10285
                                 (212) 526-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:


William J. Cullen, Esq.                         Scott Kimmel, Esq.                   Michael S. Gambro, Esq.
Sidley & Austin                                 Lehman Brothers Inc.                 Patrick T. Quinn, Esq.
875 Third Avenue                                3 World Financial Center             Cadwalader, Wickersham & Taft
New York, New York 10022                        New York, New York  10285            100 Maiden Lane
(212) 906-2276                                  (212) 526-4058                       New York, New York 10038
                                                                                     (212) 504-6000

Richard F. Kadlick, Esq.                                                             James Cotins, Esq.
Skadden, Arps, Slate, Meagher & Flom                                                 Thacher, Proffitt & Wood
919 Third Avenue                                                                     Two World Trade Center
New York, New York  10022                                                            New York, New York  10048
(212) 735-2716                                                                       (212) 912-7400

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                                                           PROPOSED
                                                                      PROPOSED             MAXIMUM
                                            OFFERING AMOUNT        MAXIMUM PRICE          AMOUNT OF         REGISTRATION
TITLE OF SECURITIES BEING REGISTERED      TO BE REGISTERED(1)       PER UNIT(2)       OFFERING PRICE (2)     FEE (1)(2)
------------------------------------      -------------------       -----------       ------------------     ----------

Commercial Mortgage-Backed                   $4,000,000,000             100%            $4,000,000,000       $1,056,000
   Securities

(1) In addition, pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, any securities that remain unsold under the Registration Statement on Form S-3 (File No. 333-49129) of the Registrant will be carried forward. As of the date that this Registration Statement was filed, $1,683,621,493 of securities remained unsold under the Registration Statement on Form S-3 (File No. 333-49129) of the Registrant, for which a filing fee of $496,668.34 has been previously paid.

(2)      Estimated solely for the purpose of calculating the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (333-49129) of the Registrant.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED              )

                          $              (APPROXIMATE)

              COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES

                 LB COMMERCIAL MORTGAGE TRUST,        , ISSUER

    We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of collateralized mortgage obligations identified in the table below. These obligations, which are to be offered in the form of bonds, are the only securities offered pursuant to this prospectus supplement. This prospectus supplement specifically relates to, and is
accompanied by, our prospectus dated             . We will not list the offered
bonds on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

    The offered bonds will be secured, nonrecourse obligations of the issuer identified above. They will not represent interests in or obligations of any other party. The collateral for the offered bonds will include a pool of secured loans. The collateral for those loans primarily consists of multifamily and commercial real properties. Those loans will have an "initial mortgage
collateral balance" of approximately $            . No governmental agency or
instrumentality or private insurer has insured or guaranteed the offered bonds or any of the loans that back them.

                    ----------------------------------------

    YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-  IN THIS
  PROSPECTUS SUPPLEMENT AND ON PAGE   IN THE ACCOMPANYING PROSPECTUS PRIOR TO
                        INVESTING IN THE OFFERED BONDS.
                             ---------------------

                             INITIAL
                       AGGREGATE PRINCIPAL     APPROX. % OF
                           BALANCE OR        INITIAL MORTGAGE                                                        EXPECTED
OFFERED                     NOTIONAL            COLLATERAL                          ASSUMED FINAL                     RATINGS
BONDS                       AMOUNT(1)            BALANCE        INTEREST RATE(3)   PAYMENT DATE(4)    CUSIP NO.       ( )(5)
-------                -------------------   ----------------   ----------------   ---------------   -----------   -------------
Class A-1............
Class A-2............
Class B..............
Class C..............
Class D..............
Class E..............
Class F..............
Class X..............         (2)                   N/A

(FOOTNOTES TO TABLE ON NEXT PAGE)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Lehman Brothers Inc., the "underwriter", will purchase the offered bonds from us, subject to the satisfaction of various conditions. The underwriter is offering the offered bonds, when, as and if delivered to and accepted by it, subject to prior sale and subject to its right to reject orders in whole or in part. The underwriter currently intends to sell the offered bonds from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.
Our proceeds from the sale of the offered bonds will equal approximately       %
of the initial aggregate principal balance of the offered bonds, plus accrued interest, before deducting expenses payable by us. We expect to deliver the offered bonds in book-entry form through the Same-day Funds Settlement System of
the Depository Trust Company on or about             , against payment for those
bonds in immediately available funds.

                                LEHMAN BROTHERS

            The date of this prospectus supplement is             .

FOOTNOTES TO THE TABLE ON THE COVER OF THIS PROSPECTUS SUPPLEMENT:

(1) The actual initial aggregate principal balance or notional amount of any class of offered bonds may be larger or smaller than the aggregate principal balance or notional amount, as the case may be, shown in the table on the cover of this prospectus supplement, depending on the actual size of the initial mortgage collateral balance. The initial mortgage collateral balance
    may be as much as       % larger or smaller than the amount set forth on the
    cover of this prospectus supplement.

(2) The class "X" bonds will not have principal balances and will not entitle their holders to any payments of principal. The class "X" bonds will accrue interest on their respective notional amounts that, in total, equal the aggregate principal balances outstanding from time to time of those classes
    of the series "      " bonds that do have principal balances.

(3) The interest rate shown in the table on the cover page for the class "X" bonds is the approximate rate applicable for payments to be made in
                . The interest rate for that class is variable as described under "Description of the Offered Bonds--Payments--Calculation of Interest Rates" in this prospectus supplement.

(4) The table on the cover shows the month and year in which the assumed final payment date for each class of offered bonds occurs. The "assumed final payment date" is discussed under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement. The "rated final payment date", which is also discussed under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement,
    occurs in             .

(5) By             . See "Ratings" in this prospectus supplement.
                            ------------------------

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

    Information about the offered bonds is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) this prospectus supplement, which describes the specific terms of the offered bonds; and (b) the accompanying prospectus, which provides general information, some of which may not apply to the offered bonds. You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered bonds.

    In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered bonds. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

    You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                              --------
Important Notice about the Information Contained in this
  Prospectus Supplement, the Accompanying Prospectus and the
  Related Registration Statement............................      S-2
Forward-Looking Statements..................................      S-3
Summary of Prospectus Supplement............................      S-5
Risk Factors................................................     S-27
Description of the Mortgage Collateral......................     S-38
Servicing of the Mortgage Loans.............................     S-58
Description of the Offered Bonds............................     S-84
Yield and Maturity Considerations...........................    S-111
Use of Proceeds.............................................    S-119
Federal Income Tax Consequences.............................    S-119
Certain ERISA Considerations................................    S-122
Legal Investment............................................    S-127
Method of Distribution......................................    S-128
Legal Matters...............................................    S-129
Ratings.....................................................    S-129
ANNEX A-1--Certain Characteristics of the Mortgage Loans....    A-1-1
ANNEX A-2--Certain Monetary Terms of the Mortgage Loans.....    A-2-1
ANNEX B--Term Sheet.........................................      B-1
ANNEX C-1--Price/Yield Tables...............................    C-1-1
ANNEX C-2--Decrement Tables.................................    C-2-1
ANNEX D--Form of Delinquent Loan Status Report..............      D-1
ANNEX E--Form of Historical Loan Modification Report........      E-1
ANNEX F--Form of Historical Liquidation Report..............      F-1
ANNEX G--Form of REO Status Report..........................      G-1
ANNEX H--Form of Watch List Report..........................      H-1
ANNEX I--Form of Operating Statement Analysis...............      I-1
ANNEX J--Form of NOI Adjustment Worksheet...................      J-1
ANNEX K--Form of Comparative Financial Status Report........      K-1
                              PROSPECTUS
Important Notice about the Information Presented in this
  Prospectus................................................        3
Available Information; Incorporation by Reference...........        3
Summary of Prospectus.......................................        4
Risk Factors................................................       15
Description of the Trust Estates............................       36
Yield and Maturity Considerations...........................       61
Structured Asset Securities Corporation.....................       67
Issuers.....................................................       68
Description of the Bonds....................................       68
Description of the Governing Documents......................       78
Certain Legal Aspects of the Mortgage Loans.................       92
Federal Income Tax Consequences.............................      105
State and Other Tax Consequences............................      136
ERISA Considerations........................................      136
Legal Investment............................................      141
Use of Proceeds.............................................      143
Method of Distribution......................................      143
Legal Matters...............................................      145
Financial Information.......................................      145
Rating......................................................      145

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED BONDS, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

    The offered bonds will be part of a series of collateralized mortgage
obligations designated as the Series       Collateralized Mortgage Obligations
and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not. The footnotes to the table below follow on the next page.

       SERIES COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
-------------------------------------------------------------------
                                                           APPROX.
                                      INITIAL AGGREGATE     % OF
                                          PRINCIPAL        INITIAL
                                         BALANCE OR       MORTGAGE
                                          NOTIONAL          POOL
CLASS(1)                 RATINGS(2)       AMOUNT(3)        BALANCE
Offered Bonds
A-1....................                     $                    %
A-2....................                     $                    %
B......................                     $                    %
C......................                     $                    %
D......................                     $                    %
E......................                     $                    %
F......................                     $                    %
X......................                     $     (7)            %
Non-Offered Bonds(8)
G......................                     $                    %
H......................                     $                    %
J......................                     $                    %
K......................                     $                    %
L......................                     $                    %
M......................                     $                    %
N......................                     $                    %

       SERIES COMMERCIA       SERIES COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
-----------------------  ---------------------------------------------------------------

                          APPROX.         PASS-        INITIAL     WEIGHTED
                          INITIAL        THROUGH        PASS-      AVERAGE
                           CREDIT          RATE        THROUGH       LIFE      PRINCIPAL
CLASS(1)                 SUPPORT(4)   DESCRIPTION(5)   RATE(5)    (YEARS)(6)   WINDOW(6)
Offered Bonds
A-1....................         %                            %
A-2....................         %                            %
B......................         %                            %
C......................         %                            %
D......................         %                            %
E......................         %                            %
F......................         %                            %
X......................         %                            %
Non-Offered Bonds(8)
G......................         %                            %
H......................         %                            %
J......................         %                            %
K......................         %                            %
L......................         %                            %
M......................         %                            %
N......................         %                            %

------------------------

(1) The respective classes of bonds identified in the table above entitle their holders to varying degsrees of seniority for purposes of--

    - receiving payments of interest and, if and when applicable, payments of principal; and

    - bearing the effects of losses on the secured loans that will back the bonds, as well as default-related and other unanticipated expenses of the related trust estate.

    The class "A-1", "A-2" and "X" bonds are the most senior. The remaining classes of bonds identified in the table above are listed from top to bottom in descending order of seniority.

(2) Ratings shown are those of             .

(3) The actual initial aggregate principal balance or notional amount of any class of bonds identified in the table above may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage collateral balance. The actual size of the initial mortgage collateral balance
    may be as much as       % larger or smaller than the amount presented in
    this prospectus supplement.

(4) Represents the initial aggregate principal balance, expressed as a percentage of the initial mortgage collateral balance, of all classes of the
    series "      " bonds that are subordinate to the indicated class.

(5) The "interest rate" for any class of bonds identified in the table above is the annual rate at which that class of bonds will accrue interest from time to time. [ADD SUMMARY DESCRIPTIONS OF VARIABLE INTEREST RATES.]

(6) Calculated based on the following assumptions with respect to each secured loan that will back the bonds--

    - the related borrower timely makes all payments on that loan,

    - if that loan has an anticipated repayment date, as described under "--The Mortgage Loans and the Underlying Real Properties" below, the loan will be paid in full on that date, and

    - that loan will not otherwise be prepaid prior to stated maturity.

    Further based on the other "Maturity Assumptions" described under "Yieldand Maturity Considerations" in this prospectus supplement.

(7) Initial aggregate notional amount. The aggregate notional amount of the class "X" bonds will equal the aggregate principal balance of the other classes of bonds identified in the table above outstanding from time to time. The aggregate notional amount of the class "X" bonds will be used solely to calculate the accrual of interest with respect to those bonds. The class "X" bonds will not have principal balances and will not entitle their holders to payments of principal.

(8) The non-offered bonds will also include the following classes of bonds which are not shown above: "R-I", "R-II" and "R-III". These other non-offered bonds do not have principal balances, notional amounts or interest rates. They do not provide any material credit support for the offered bonds.
                            ------------------------

THE TRUST ESTATE..................  The bonds will be secured, nonrecourse obligations of the issuer. In order to secure its obligations, in
                                    particular its payment obligations with respect to the
                                    offered bonds, the issuer will pledge, among other
                                    things, a pool of secured loans having the
                                    characteristics described in this prospectus supplement.
                                    Throughout this prospectus supplement, we refer to those
                                    loans as the "mortgage loans". The mortgage loans,
                                    together with any underlying real properties acquired on
                                    behalf of the bondholders and the issuer through
                                    foreclosure, deed in lieu of foreclosure or otherwise,
                                    will constitute the "mortgage collateral" for the
                                    offered bonds. The mortgage collateral, together with
                                    any other assets intended to support payments on the
                                    offered bonds, will constitute the "trust estate" for
                                    the offered bonds.

THE GOVERNING DOCUMENTS...........  We will establish the issuer and convey to it the mortgage collateral and other assets to be included in
                                    the trust estate, pursuant to a deposit trust agreement.
                                    Whenever we refer in this prospectus supplement to the
                                    "deposit trust agreement", we mean that particular
                                    deposit trust agreement. The parties to the deposit
                                    trust agreement will be us and an owner trustee.
                                    Whenever we refer in this prospectus supplement to the
                                    "owner trustee" we mean the owner trustee for the
                                    issuer.

                                    The issuer will issue, and pledge the collateral for,
                                    the offered bonds pursuant to an indenture. Whenever we
                                    refer in this prospectus supplement to the "indenture",
                                    we mean that particular indenture. The parties to the
                                    indenture will be--

                                    - the issuer, and

                                    - a bond trustee acting on behalf of the series "      "
                                      bondholders.

                                    Whenever we refer in this prospectus supplemental to the
                                    "bond trustee", we mean the bond trustee acting on
                                    behalf of the series "      " bondholders.

                                    A servicing and administration agreement will govern the
                                    servicing and administration of the mortgage loans.
                                    Whenever we refer in this prospectus supplement to the
                                    "servicing and administration agreement", we mean that
                                    particular servicing and administration agreement. The
                                    parties to the servicing and administration agreement
                                    will be us, the bond trustee and a master servicer and
                                    special servicer. Whenever we refer in this prospectus
                                    supplement to the "master servicer" or the "special
                                    servicer", we mean the person or entity acting in that
                                    capacity under the servicing and administration
                                    agreement.

                                    Throughout this prospectus supplement, we refer to the
                                    deposit trust agreement, the indenture and the servicing
                                    and administration agreement, collectively, as the
                                    "governing documents" for the series "      " bonds.

                                    A copy of each of the governing documents for the series
                                    "      " bonds will be filed with the SEC as an exhibit
                                    to a current report on Form 8-K, within 15 days after
                                    the initial issuance of those bonds. The SEC will make
                                    that current report on Form 8-K and its exhibits
                                    available to the public for inspection.

SOURCE OF THE MORTGAGE LOANS
  SECURING THE OFFERED BONDS......  We are not the originator of the mortgage loans. We will
                                    acquire the mortgage loans from       separate parties,
                                    which we refer to in this prospectus supplement as the
                                    "mortgage loan sellers". Each of the mortgage loans was
                                    originated by--

                                    - the related mortgage loan seller,

                                    - an affiliate of the related mortgage loan seller, or

                                    - a correspondent in the related mortgage loan seller's
                                    conduit lending program.

                                      RELEVANT PARTIES

"WE" AND "US".....................  Our name is Structured Asset Securities Corporation. We are a special purpose Delaware corporation. Our address
                                    is 200 Vesey Street, New York, New York 10285 and our
                                    telephone number is (212) 526-7000. We will form the
                                    issuer and convey to it the assets to be included in the
                                    trust estate. See "Structured Asset Securities
                                    Corporation" in the accompanying prospectus.

THE ISSUER........................  LB Commercial Mortgage Trust       , an owner trust
                                    established by us under the laws of the State of
                                    pursuant to the deposit trust agreement. We initially
                                    will own 100% of the beneficial interests in the issuer.
                                    See "Description of the Offered Bonds--The Issuer" in
                                    this prospectus supplement and "The Issuers" in the
                                    accompanying prospectus.

OWNER TRUSTEE.....................  . See "Description of the Offered Bonds--The Owner
                                    Trustee" in this prospectus supplement.

BOND TRUSTEE......................  , will act as the initial bond trustee. See "Description of the Bonds--The Bond Trustee" in the
                                    accompanying prospectus. The bond trustee will also
                                    have, or be responsible for appointing an agent to
                                    perform, additional duties with respect to tax
                                    administration. We refer to the bond trustee or its
                                    agent in that capacity as the "tax administrator" in
                                    this prospectus supplement.

INITIAL MASTER SERVICER...........  , a       corporation, will act as the initial master
                                    servicer. See "Servicing of the Mortgage Loans--The
                                    Initial Master Servicer and the Initial Special
                                    Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER..........  , a       corporation, will act as the initial special
                                    servicer. See "Servicing of the Mortgage Loans--The
                                    Initial Master Servicer and the Initial Special
                                    Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS.............  We will acquire the mortgage loans, from , a corporation, and , a corporation. See "Description of
                                    the Mortgage Collateral--The Mortgage Loan Sellers" in
                                    this prospectus supplement.
UNDERWRITER.......................  Lehman Brothers Inc., a Delaware corporation, is the underwriter of the offering being made by this
                                    prospectus supplement. See "Method of Distribution" in
                                    this prospectus supplement.

                                 RELEVANT DATES AND PERIODS

CUT-OFF DATE......................  The mortgage collateral will be considered part of the
                                    trust estate as of a "cut-off date" of       . All
                                    payments and collections received on the mortgage
                                    collateral after that date, excluding any payments or
                                    collections that represent amounts

                                    due on or before that date, will be available for
                                    payment on the offered bonds. Accordingly,       is the
                                    date as of which we present much of the information
                                    relating to the mortgage collateral in this prospectus
                                    supplement

ISSUE DATE........................  The date of initial issuance, or "issue date", for the
                                    offered bonds will be on or about       .

PAYMENT DATE......................  Payments on the offered bonds are scheduled to occur
                                    monthly, commencing in       . During any given month,
                                    the "payment date" will be the       calendar day of
                                    that month or, if the       calendar day of that month
                                    is not a business day, then the next succeeding business
                                    day.

RECORD DATE.......................  The "record date" for each monthly payment on an offered bond will be the last business day of the prior calendar
                                    month. The registered holders of the offered bonds at
                                    the close of business on each record date, will be
                                    entitled to receive any payments on those bonds on the
                                    following payment date.

COLLECTION PERIOD.................  Amounts available for payment on the offered bonds on any payment date will depend on the payments and other
                                    collections received, and any advances of payments due,
                                    on the mortgage collateral and other assets included in
                                    the trust estate during the related collection period.
                                    Each "collection period"--

                                    - will relate to a particular payment date,

                                    - will be approximately one month long,

                                    - will begin when the prior collection period ends or,
                                    in the case of the first collection period, will begin
                                      on       , and

                                    - will end during the month of, but prior to, the
                                    related payment date.

INTEREST ACCRUAL PERIOD...........  The amount of interest payable with respect to the offered bonds on any payment date will be a function of
                                    the interest accrued during the related interest accrual
                                    period. The "interest accrual period" for any payment
                                    date will be the calendar month immediately preceding
                                    the month in which that payment date occurs.

RATED FINAL PAYMENT DATE..........  The "rated final payment date" is the payment date in
                                          . As discussed in this prospectus supplement, each
                                    rating assigned to the offered bonds will represent the
                                    respective rating agency's assessment of the likelihood
                                    of timely receipt by the holders of those bonds of all
                                    interest to which they are entitled on each payment date
                                    and, except in the case of the class "X" bonds, the
                                    ultimate receipt by the holders of those bonds of all
                                    principal to which they are entitled by the related
                                    final payment date.

ASSUMED FINAL PAYMENT DATE........  The "assumed final payment date" for each class of offered bonds will be the payment date on which the
                                    holders of those bonds would be expected to receive
                                    their last payment based upon--

                                    - the assumption that each underlying borrower timely
                                    makes all payments on its mortgage loan,

                                    - the assumption that each mortgage loan with an
                                    anticipated repayment date is paid in full on that date,

                                    - the assumption that no underlying borrower otherwise
                                      prepays its mortgage loan prior to stated maturity,
                                      and

                                    - the other "Maturity Assumptions" set forth under
                                    "Yield and Maturity Considerations" in this prospectus
                                      supplement.

                                    The assumed final payment date for each class of offered
                                    bonds will occur in the calendar month and year set
                                    forth below for that class.

                                                                               MONTH AND YEAR
                                                                              OF ASSUMED FINAL
                                             CLASS                              PAYMENT DATE
                                             -----                            ----------------
                                             A-1............................

                                                                               MONTH AND YEAR
                                                                              OF ASSUMED FINAL
                                             CLASS                              PAYMENT DATE
                                             -----                            ----------------
                                             A-2............................

                                                                               MONTH AND YEAR
                                                                              OF ASSUMED FINAL
                                             CLASS                              PAYMENT DATE
                                             -----                            ----------------
                                             B..............................

                                                                               MONTH AND YEAR
                                                                              OF ASSUMED FINAL
                                             CLASS                              PAYMENT DATE
                                             -----                            ----------------
                                             C..............................

                                                                               MONTH AND YEAR
                                                                              OF ASSUMED FINAL
                                             CLASS                              PAYMENT DATE
                                             -----                            ----------------
                                             D..............................

                                                                               MONTH AND YEAR
                                                                              OF ASSUMED FINAL
                                             CLASS                              PAYMENT DATE
                                             -----                            ----------------
                                             E..............................

                                                                               MONTH AND YEAR
                                                                              OF ASSUMED FINAL
                                             CLASS                              PAYMENT DATE
                                             -----                            ----------------
                                             F..............................

                                                                               MONTH AND YEAR
                                                                              OF ASSUMED FINAL
                                             CLASS                              PAYMENT DATE
                                             -----                            ----------------
                                             X..............................

 .

                              DESCRIPTION OF THE OFFERED BONDS

REGISTRATION AND DENOMINATIONS....  We intend to deliver the offered bonds in book-entry form in original denominations of:

                                    - in the case of the class "X" bonds, $      initial
                                    notional amount and in any whole dollar denomination in
                                      excess of $      ; and

                                    - in the case of the other offered bonds, $      initial
                                      principal balance and in any whole dollar denomination
                                      in excess of $      .

                                    You will initially hold your bonds through The
                                    Depository Trust Company. As a result, you will not
                                    receive a fully registered physical security
                                    representing your interest in any offered bond, except
                                    under the limited circumstances described in this
                                    prospectus supplement and in the accompanying
                                    prospectus. We may elect to terminate the book-entry
                                    system through DTC with respect to any portion of any
                                    class of offered bonds. See "Description of the Offered
                                    Bonds--Registration and Denominations" in this
                                    prospectus supplement and "Description of the
                                    Bonds--Book-Entry Registration" in the accompanying
                                    prospectus.

PAYMENTS

A. GENERAL........................  The bond trustee will make payments of interest and principal to the respective classes of bondholders
                                    entitled to those payments, sequentially as follows:

                                             PAYMENT ORDER                       CLASS
                                             -------------                       -----
                                             1............................  A-1, A-2 and X*
                                             2............................         B
                                             3............................         C
                                             4............................         D
                                             5............................         E
                                             6............................         F
                                             7............................         G
                                             8............................         H
                                             9............................         J
                                             10...........................         K
                                             11...........................         L
                                             12...........................         M
                                             13...........................         N

                                    ------------------------
                                    * Allocation of interest payments among these classes is
                                    PRO RATA based on entitlement. The class "X" bonds do
                                      not have principal balances and do not entitle their
                                      holders to payments of principal.

                                    See "Description of the Offered
                                    Bonds--Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST...........  Each class of offered bonds will bear interest. In each case, that interest will accrue during each interest
                                    accrual period based upon--

                                    - the interest rate applicable for the particular class
                                    for that interest accrual period,

                                    - the aggregate principal balance or notional amount, as
                                    the case may be, of the particular class outstanding
                                      immediately prior to the related payment date, and

                                    - the assumption that each year consists of 12 30-day
                                      months.

                                    A whole or partial prepayment on any mortgage loan may
                                    not be accompanied by the amount of one full month's
                                    interest on the prepayment. As and to the extent
                                    described in this prospectus supplement, these
                                    shortfalls may be allocated to reduce the amount of
                                    accrued interest otherwise payable to the holders of the
                                    respective classes of interest-bearing bonds, including
                                    the offered bonds, on a pro rata basis in accordance
                                    with the respective amounts of interest otherwise
                                    payable on those classes for the corresponding interest
                                    accrual period.

                                    On each payment date, subject to available funds and the
                                    payment priorities described above, you will be entitled
                                    to receive your proportionate share of all unpaid
                                    distributable interest

                                    accrued in respect of your class of offered bonds
                                    through the end of the related interest accrual period.

                                    See "Description of the Offered
                                    Bonds--Payments--Payments of Interest" and
                                    "--Payments--Priority of Payments" in this prospectus
                                    supplement.

C. PAYMENTS OF PRINCIPAL..........  The class "X" bonds do not have principal balances and do not entitle their holders to payments of principal.
                                    Subject to available funds and the payment priorities
                                    described above, however, the holders of each other
                                    class of offered bonds will be entitled to receive a
                                    total amount of principal over time equal to the
                                    aggregate principal balance of their particular class.
                                    The bond trustee must make payments of principal in a
                                    specified sequential order to ensure that--

                                    - no payments of principal will be made to the holders
                                    of any class of non-offered bond until the aggregate
                                      principal balance of the offered bond is reduced to
                                      zero,

                                    - no payments of principal will be made to the holders
                                    of the class "B", "C", "D", "E" or "F" bonds until, in
                                      the case of each of those classes, the aggregate
                                      principal balance of all more senior classes of
                                      offered bonds is reduced to zero, and

                                    - except as described below, no payments of principal
                                    will be made to the holders of the class "A-2" bonds
                                      until the aggregate principal balance of the class
                                      "A-1" bonds is reduced to zero. or

                                    Because of losses on the mortgage collateral and/or
                                    default-related or other unanticipated expenses of the
                                    trust estate, the aggregate principal balance of the
                                    class "B", "C", "D", "E", "F", "G", "H", "J", "K", "L",
                                    "M" and "N" bonds could be reduced to zero at a time
                                    when the class "A-1" and "A-2" bonds remain outstanding.
                                    Under those circumstances any payments of principal on
                                    the class "A-1" and "A-2" bonds will be made on a pro
                                    rata basis in accordance with their respective principal
                                    balances.

                                    The total payments of principal to be made on the
                                    respective classes of the bonds entitled thereto on any
                                    payment date will be a function of--

                                    - the amount of scheduled payments of principal due or,
                                    in some cases, deemed due on the mortgage loans during
                                      the related collection period, which payments are
                                      either received as of the end of that collection
                                      period or advanced by the master servicer, and

                                    - the amount of any prepayments and other unscheduled
                                    collections of previously unadvanced principal in
                                      respect of the mortgage loans that are received during
                                      the related collection period.

                                    See "Description of the Offered
                                    Bonds--Payments--Payments of Principal" and
                                    "--Payments--Priority of Payments" in this prospectus
                                    supplement.

D. PAYMENTS OF PREPAYMENT PREMI-
  UMS AND YIELD MAINTENANCE
  CHARGES.........................  If any prepayment premium or yield maintenance charge is collected on any mortgage loan, then the bond trustee
                                    will pay that amount in the proportions described in
                                    this prospectus supplement, to--

                                    - the holders of the class "X" bonds, and/or

                                    - the holders of any other class or classes of bonds,
                                    senior to the class "      " bonds, that are then
                                      entitled to receive payments of principal.

                                    See "Description of the Offered
                                    Bonds--Payments--Payments of Prepayment Premiums and
                                    Yield Maintenance Charges" in this prospectus
                                    supplement.

REDUCTIONS OF BOND BALANCES IN
  CONNECTION WITH LOSSES AND
  CERTAIN EXPENSES................  Realized losses on the mortgage collateral, together with default-related and other unanticipated expenses of
                                    the trust estate, may cause the aggregate principal
                                    balance of the mortgage collateral, net of advances of
                                    principal, to be less than the aggregate principal
                                    balance of the bonds. If and to the extent that those
                                    losses and expenses cause such a deficit to exist
                                    following the payments made on the bonds on any payment
                                    date, then the aggregate principal balances of those
                                    classes of bonds of that series with principal balances,
                                    will be successively reduced in the following order,
                                    until that deficit is eliminated:

                                             REDUCTION ORDER                      CLASS
                                             ---------------                   ------------
                                             1...............................       N
                                             2...............................       M
                                             3...............................       L
                                             4...............................       K
                                             5...............................       J
                                             6...............................       H
                                             7...............................       G
                                             8...............................       F
                                             9...............................       E
                                             10..............................       D
                                             11..............................       C
                                             12..............................       B
                                             13..............................  A-1 and A-2*

                                    ------------------------
                                    * PRO RATA by outstanding principal balance.

                                    See "Description of the Offered Bonds--Reductions of
                                    Certificate Principal Balances in Connection With
                                    Realized Losses and

                                    Additional Trust Estate Expenses" in this prospectus
                                    supplement.

ADVANCES OF DELINQUENT MONTHLY
  DEBT SERVICE PAYMENTS...........  Except as described below, the master servicer will be required to make advances with respect to any delinquent
                                    monthly payments, other than balloon payments, of
                                    principal and/or interest due or deemed due on the
                                    mortgage collateral. In addition, if (i) the master
                                    servicer fails to make any advance that it is required
                                    to make and (ii) the bond trustee is aware of the
                                    failure, the bond trustee will be required to make the
                                    advance. Neither of the master servicer nor the bond
                                    trustee, however, will be required to make any advance
                                    that it determines, in its good faith and reasonable
                                    judgment, will not be recoverable from proceeds of the
                                    related mortgage collateral. As described in this
                                    prospectus supplement, any party that makes an advance
                                    will be entitled to be reimbursed for the advance,
                                    together with interest thereon at the prime rate
                                    described in this prospectus supplement.

                                    If certain adverse events or circumstances, which we
                                    will describe later in this prospectus supplement, occur
                                    or exist with respect to any mortgage loan included in
                                    the trust estate or the underlying real property for
                                    that loan, the special servicer will be obligated to
                                    obtain a new appraisal of or, in limited cases, conduct
                                    a valuation of that real property. If, based on that
                                    appraisal or other valuation, it is determined that (i)
                                    the principal balance of, and other delinquent amounts
                                    due under, that mortgage loan exceed (ii) 90% of the new
                                    estimated value of that real property, then the amount
                                    otherwise required to be advanced in respect of interest
                                    on that mortgage loan will be reduced, generally in the
                                    same proportion that such excess bears to the principal
                                    balance of the mortgage loan, net of related advances of
                                    principal. Due to the payment priorities, this reduc-
                                    tion in advances will reduce the funds available to pay
                                    interest on the most subordinate class of
                                    interest-bearing bonds then outstanding.

                                    See "Description of the Offered Bonds--Advances of
                                    Delinquent Monthly Debt Service Payments" and "Servicing
                                    of the Mortgage Loans--Required Appraisals" in this
                                    prospectus supplement. See also "Description of the
                                    Bonds--Advances in Respect of Delinquencies" in the
                                    accompanying prospectus.

REPORTS TO BONDHOLDERS............  On each payment date, the following reports will be available to you and will contain the information
                                    described under "Description of the Offered
                                    Bonds--Reports to Bondholders; Certain Available
                                    Information" in this prospectus supplement:

                                    - Delinquent Loan Status Report
                                    - Historical Loan Modification Report
                                    - Historical Loss Estimate Report
                                    - REO Status Report

                                    - Watch List Report
                                    - Loan Payoff Notification Report
                                    - Comparative Financial Status Report
                                    - Operating Statement Analysis

                                    Upon reasonable prior notice, you may also review at the
                                    bond trustee's offices during normal business hours a
                                    variety of information and documents that pertain to the
                                    mortgage collateral, including loan documents, borrower
                                    operating statements, rent rolls and property inspection
                                    reports, to the extent the bond trustee receives the
                                    information and documents.

                                    See "Description of the Offered Bonds--Reports to
                                    Bondholders; Certain Available Information" in this
                                    prospectus supplement.

OPTIONAL REDEMPTION...............  The Issuer may, at its option, redeem any class of offered bonds, in whole but not in part, on any payment
                                    date, if--

                                    - the aggregate principal balance of the bonds to be
                                    redeemed is less than    % of the initial aggregate
                                      principal balance of that class, and

                                    - no event of default under the indenture has occurred
                                    and is continuing.

                                    See "Description of the Offered Bonds--Optional
                                    Redemption" in this prospectus supplement.

                                    [PROVIDE SUMMARY DESCRIPTION OF ANY CIRCUMSTANCES IN
                                    WHICH THE OFFERED BONDS WILL BE SUBJECT TO SPECIAL OR
                                    MANDATORY REDEMPTION.].

                            THE MORTGAGE COLLATERAL

MORTGAGE LOANS....................  Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of
                                    the mortgage loans will be secured by a mortgage lien on
                                    the ownership and/or leasehold interest of the related
                                    borrower in one or more commercial or multifamily real
                                    properties. Except for limited permitted encumbrances,
                                    which we will describe later in this prospectus
                                    supplement, that mortgage lien will be a first priority
                                    lien.

                                    All of the mortgage loans are or should be considered
                                    nonrecourse. None of the mortgage loans are insured or
                                    guaranteed by any governmental agency or instrumentality
                                    or by any private mortgage insurer.

                                    We include in this prospectus supplement a variety of
                                    information regarding the mortgage loans and the
                                    underlying real properties. In reviewing this
                                    information, you should be aware that--

                                    - All numerical information provided with respect to the
                                      mortgage loans is provided on an approximate basis.

                                    - All weighted average information provided with respect
                                    to the mortgage loans or any sub-group of mortgage loans
                                      reflects the weighting of those mortgage loans by
                                      their respective cut-off date principal balances. The
                                      "cut-off date principal balance" of any mortgage loan
                                      will equal its unpaid principal balance as of the
                                      cut-off date, after application of all payments of
                                      principal due with respect to the mortgage loan on or
                                      before that date, whether or not those payments are
                                      received.

                                    - When information with respect to the underlying real
                                      properties is expressed as a percentage of the initial
                                      mortgage collateral balance, the percentages are based
                                      upon the cut-off date principal balances of the
                                      related mortgage loans.

                                    - In certain cases involving a mortgage loan that is
                                    secured by multiple real properties located in more than
                                      one state, a portion of that mortgage loan has been
                                      allocated to each of those properties.

                                    - Statistical information regarding the mortgage loans
                                    may change prior to the date of initial issuance of the
                                      bonds due to changes in the composition of the
                                      mortgage collateral prior to that date.

                                    For more detailed information on the mortgage loans than
                                    is provided in this "Summary of Prospectus Supplement"
                                    section, see the following sections in this prospectus
                                    supplement:

                                    - "Description of the Mortgage Collateral"

                                    - "Risk Factors--Risks Related to the Mortgage Loans"

                                    - Annex A-1-Certain Characteristics of the Mortgage
                                      Loans

                                    - Annex A-2-Certain Monetary Terms of the Mortgage Loans

PAYMENT TERMS OF THE MORTGAGE
LOANS.............................  Each mortgage loan currently accrues interest at the annual rate specified with respect to that loan on Annex
                                    A-1 to this prospectus supplement. Except as otherwise
                                    described below, the mortgage interest rate for each
                                    mortgage loan is, in the absence of default, fixed for
                                    the entire term of the loan. [IF ANY OF THE MORTGAGE
                                    LOANS HAVE FLOATING OR ADJUSTABLE MORTGAGE INTEREST
                                    RATES PROVIDE SUMMARY DESCRIPTION OF HOW TO CALCULATE
                                    THOSE RATES.]

                                    Each mortgage loan provides for scheduled payments of
                                    principal and/or interest to be due on the       day of
                                    each month. We refer to these scheduled payments as
                                    "monthly debt service payments". [PROVIDE SUMMARY
                                    DESCRIPTION REGARDING ANY ADJUSTMENTS TO THE MONTHLY
                                    DEBT SERVICE PAYMENTS AND ANY POTENTIAL NEGATIVE
                                    AMORTIZATION OF INTEREST.]

                                    of the mortgage loans, representing    % of the initial
                                    mortgage collateral balance, provide for:

                                    - an amortization schedule that is significantly longer
                                    than its remaining term to stated maturity; and

                                    - a substantial payment of principal on its maturity
                                      date.

                                    We refer to these       mortgage loans as the "balloon
                                    loans".
                                    of the mortgage loans, representing    % of the initial
                                    mortgage collateral balance, provide material incentives
                                    to the related borrower to pay the mortgage loan in full
                                    by a specified date, which we refer to as an
                                    "anticipated repayment date". There can be no assurance,
                                    however, that these incentives will result in any of
                                    these mortgage loans being paid in full on or before its
                                    anticipated repayment date. The incentives, which in
                                    each case will become effective as of the related
                                    anticipated repayment date, include:
                                    - The calculation of interest in excess of the initial
                                    mortgage interest rate. The additional interest will be
                                      deferred and will be payable only after the
                                      outstanding principal balance of the mortgage loan is
                                      paid in full.
                                    - The application of excess cash flow from the
                                    underlying real property to pay the principal amount of
                                      the mortgage loan. The payment of principal will be in
                                      addition to the principal portion of the normal
                                      monthly debt service payment.
                                    We refer to these       mortgage loans as the "ARD
                                    loans".
                                    The remaining       mortgage loans, representing    % of
                                    the initial mortgage collateral balance, have payment
                                    schedules that provide for the payment of these mortgage
                                    loans in full or substantially in full by their
                                    respective maturity dates. We refer to these
                                    mortgage loans as the "fully amortizing loans".
DELINQUENCY STATUS................  None of the mortgage loans was       days or more
                                    delinquent in respect of any monthly debt service
                                    payment as of       or at any time during the
                                          -month period preceding that date.
PREPAYMENT LOCK-OUT PERIODS.......  A prepayment lock-out period is currently in effect for of the mortgage loans. Set forth below is
                                    information regarding the remaining terms of those
                                    lock-out periods:
                                    Maximum remaining lock-out period:                months
                                    Minimum remaining lock-out period:                months
                                    Weighted average remaining lock-out period:       months
DEFEASANCE........................  of the mortgage loans, representing    % of the initial
                                    mortgage collateral balance, permit the related borrower
                                    to obtain a release of the underlying real property (or,
                                    where applicable, one or more of the underlying real
                                    properties) from the lien of the related mortgage by
                                    delivering U.S. Treasury obligations as substitute
                                    collateral. None of the mortgage loans permits
                                    defeasance prior to the second anniversary of the date
                                    of initial issuance of the bonds.
ADDITIONAL STATISTICAL INFORMATION
A. GENERAL CHARACTERISTICS........  The mortgage collateral will have the following general characteristics as of the cut-off date:

                                             Initial mortgage collateral balance(1)......  $
                                             Number of mortgage loans....................
                                             Number of underlying real properties........

                                             Maximum cut-off date principal balance......  $
                                             Minimum cut-off date principal balance......  $
                                             Average cut-off date principal balance......  $
                                             Maximum mortgage interest rate..............           %

                                             Minimum mortgage interest rate..............           %
                                             Weighted average mortgage interest rate.....           %

                                             Maximum original term to maturity or
                                               anticipated repayment date................     months
                                             Minimum original term to maturity or
                                               anticipated repayment date................     months
                                             Weighted average original term to maturity
                                               or anticipated repayment date.............     months

                                             Maximum remaining term to maturity or
                                               anticipated repayment date................     months
                                             Minimum remaining term to maturity or
                                               anticipated repayment date................     months
                                             Weighted average remaining term to maturity
                                               or anticipated repayment date.............     months

                                             Maximum cut-off date debt service coverage
                                               ratio(1)..................................           x
                                             Minimum cut-off date debt service coverage
                                               ratio(1)..................................           x
                                             Weighted average cut-off date debt service
                                               coverage ratio(1).........................           x

                                             Maximum cut-off date loan-to-value
                                               ratio(2)..................................           %

                                             Minimum cut-off date loan-to-value
                                               ratio(2)..................................           %

                                             Weighted average cut-off date loan-to-value
                                               ratio(2)..................................           %

                                    (1) The "initial mortgage collateral balance" is equal
                                    to the aggregate cut-off date principal balance of the
                                        mortgage loans and is subject to a permitted
                                        variance of plus or minus       %.

                                    (2) The "cut-off date debt service coverage ratio" or
                                    "cut-off date DSCR" for any mortgage loan is equal to
                                                    .

                                    (3) The "cut-off date loan-to-value ratio" or "cut-off
                                    date LTV ratio" for any mortgage loan is equal to
                                                    .

C. STATE CONCENTRATION............  The table below shows the number of, and percentage of the initial mortgage collateral balance secured by,
                                    underlying real properties located in the indicated
                                    states:

                                                                                                          % OF
                                                                                      NUMBER OF     INITIAL MORTGAGE
                                             STATE                                    PROPERTIES   COLLATERAL BALANCE
                                             -----                                    ----------   ------------------
                                                                                                              %
                                                                                                              %
                                                                                                              %

                                    The remaining underlying real properties are located
                                    throughout       other states and       . No more than
                                       % of the initial mortgage collateral balance is
                                    secured by real properties located in any of these other
                                    jurisdictions.

D. PROPERTY TYPES.................  The table below shows the number of mortgage loans, and percentage of the initial mortgage collateral balance
                                    secured by, underlying real properties operated for each
                                    indicated purpose:

                                                                                                 % OF
                                                                             NUMBER OF     INITIAL MORTGAGE
                                             PROPERTY TYPE                   PROPERTIES   COLLATERAL BALANCE
                                             -------------                   ----------   ------------------


E. ENCUMBERED INTERESTS...........  The table below shows the number of mortgage loans, and percentage of the initial mortgage collateral balance
                                    secured by, underlying real properties for which the
                                    encumbered interest is as indicated:

                                                                                                 % OF
                                               ENCUMBERED INTEREST IN THE    NUMBER OF     INITIAL MORTGAGE
                                                UNDERLYING REAL PROPERTY     PROPERTIES   COLLATERAL BALANCE
                                             ------------------------------  ----------   ------------------
                                             Ownership*....................                               %
                                             Ownership in part,
                                             Leasehold in part.............                               %
                                             Leasehold.....................                               %
                                             Other.........................                               %

                                    ------------------------
                                    * "Ownership" also includes cases where the ownership
                                    and leasehold interests in the same property are both
                                      encumbered.

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
TAX CONSEQUENCES..................  The bond trustee or its agent will make elections to treat designated portions of the trust estate as three
                                    separate "real estate mortgage investment conduits"
                                    under Sections 860A through 860G of the Internal Revenue
                                    Code of 1986. The designations for each REMIC are as
                                    follows:

                                    - "REMIC I", the lowest tier REMIC, will consist
                                    generally of the mortgage loans, as well as any of the
                                      underlying real properties that may have been acquired
                                      as part of the trust estate following a borrower
                                      default, but will exclude collections of additional
                                      interest accrued and deferred as to payment in respect
                                      of each ARD loan with an anticipated repayment date
                                      that remains outstanding past that date.

                                    - "REMIC II" will hold the "regular interests" in REMIC
                                      I.

                                    - "REMIC III" will hold the "regular interests" in REMIC
                                      II.

                                    The offered bonds will be treated as "regular interests"
                                    in REMIC III. This means that they will be treated as
                                    newly issued debt instruments for federal income tax
                                    purposes. You will have to report income on your offered
                                    bonds in accordance with the accrual method of
                                    accounting even if you are otherwise a cash method
                                    taxpayer.

                                    The class "      " and "      " bonds will be issued
                                    with more than a DE MINIMIS amount of original issue
                                    discount. The class "      " bonds will be issued with a
                                    DE MINIMIS amount of original issue discount. The other
                                    offered bonds will not be issued with any original issue
                                    discount. If you own an offered bond issued with
                                    original issue discount, you may have to report original
                                    issue discount income and be subject to a tax on this
                                    income before you receive a corresponding cash payment.

                                    For a more detailed discussion of the federal income tax
                                    aspects of investing in the offered bonds, see "Federal
                                    Income Tax Consequences" in this prospectus supplement
                                    and "Federal Income Tax Consequences" in the
                                    accompanying prospectus.

ERISA.............................  Investments in the offered bonds by, on behalf of or with assets of these entities, may be restricted as
                                    described under "Certain ERISA Considerations" in this
                                    prospectus supplement. If you are a fiduciary of any
                                    retirement plan or other employee benefit plan or
                                    arrangement subject to Title I of ERISA or section 4975
                                    of the Internal Revenue Code of 1986, you should review
                                    carefully with your legal advisors whether the purchase
                                    or holding of the offered bonds could give rise to a
                                    transaction that is prohibited under ERISA or Section
                                    4975 of the Internal Revenue Code of 1986. See "Certain
                                    ERISA Considerations" in this prospectus supplement and
                                    "ERISA Considerations" in the accompanying prospectus.

LEGAL INVESTMENT..................  The following classes of offered bonds, upon initial issuance, will constitute "mortgage related securities"
                                    for purposes of the Secondary Mortgage Market
                                    Enhancement Act of 1984, commonly referred to as
                                    "SMMEA":

                                    - class "A-1",

                                    - class "A-2", and

                                    - class "B".

                                    The other offered bonds will not be "mortgage related
                                    securities" within the meaning of SMMEA.

                                    You should consult your own legal advisors to determine
                                    whether and to what extent the offered bonds will be
                                    legal investments for you. See "Legal Investment" in
                                    this prospectus supplement and in the accompanying
                                    prospectus.

CERTAIN INVESTMENT
CONSIDERATIONS....................  The rate and timing of payments and other collections of principal on or in respect of the mortgage collateral
                                    will affect the yield to maturity on each offered bond.
                                    In the case of offered bonds purchased at a discount, a
                                    slower than anticipated rate of payments and other
                                    collections of principal on the mortgage collateral
                                    could result in a lower than anticipated yield. In the
                                    case of class "X" bonds or any other offered bonds
                                    purchased at a premium, a faster than anticipated rate
                                    of payments and other collections of principal on the
                                    mortgage collateral could result in a lower than
                                    anticipated yield. If you are contemplating the purchase
                                    of class "X" bonds, you should be aware that--

                                    - the yield to maturity on those bonds will be highly
                                    sensitive to the rate and timing of principal
                                      prepayments and other liquidations on or in respect of
                                      the mortgage collateral, and

                                    - that an extremely rapid rate of prepayments and/or
                                    other liquidations on or in respect of the mortgage
                                      collateral could result in a substantial loss of your
                                      initial investment.

                                    See "Yield and Maturity Considerations" in this
                                    prospectus supplement and in the accompanying
                                    prospectus.

RATINGS...........................  It is a condition to their issuance that the respective classes of the offered bonds receive the credit ratings
                                    shown in the table entitled "Series       Bonds" on page
                                    S-      .

                                    The ratings of the offered bonds address the timely
                                    payment of interest and, except in the case of the class
                                    "X "bonds, the ultimate payment of principal on or
                                    before the rated final payment date. A security rating
                                    is not a recommendation to buy, sell or hold securities
                                    and the assigning rating agency may revise or withdraw
                                    its rating at any time.

                                    For a description of the limitations of the ratings of
                                    the offered bonds, see "Ratings" in this prospectus
                                    supplement.

                                  RISK FACTORS

    The offered bonds are not suitable investments for all investors. In particular, you should not purchase any class of offered bonds unless you understand and are able to bear the risks associated with that class.

    The offered bonds are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

    You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered bonds. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered bonds.

RISKS RELATED TO THE OFFERED BONDS

    MANY FACTORS, INCLUDING LACK OF LIQUIDITY, CAN ADVERSELY AFFECT THE MARKET VALUE OF YOUR BONDS. There is currently no secondary market for the offered bonds. The underwriter has informed us that it intends to make a secondary market in the offered bonds. However, it has no obligation to do so, and there can be no assurance that a secondary market for the offered bonds will develop. Even if a secondary market does develop for the offered bonds, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the offered bonds. We will not list the offered bonds on any securities exchange or on any automated quotation system, such as NASDAQ. Lack of liquidity could result in a significant reduction in the market value of your bonds. In addition, the market value of your bonds at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. You may be forced to hold your bonds indefinitely. Alternatively, you may only be able to sell your bonds at less than 100% of their principal balance and/or the unamortized portion of your purchase price for reasons unrelated to the performance of your bonds or the mortgage loans. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Bonds and May Have an Adverse Effect on the Market Value of Your Bonds" and "--The Market Value of Your Bonds Will be Sensitive to Factors Unrelated to the Performance of Your Bonds and the Related Mortgage Collateral" in the accompanying prospectus.

    YOUR TIMELY RECEIPT OF ALL AMOUNTS PAYABLE WITH RESPECT TO YOUR BONDS WILL COMPLETELY DEPEND ON THE PERFORMANCE OF THE MORTGAGE COLLATERAL. The mortgage loans are subject to delinquencies, defaults and losses. The rate and timing of delinquencies and defaults on the mortgage loans will affect the rate, timing and amount of payments on your bonds, the yield to maturity of your bonds and the weighted average life of your bonds. Delinquencies on the mortgage loans, unless covered by an advance by the master servicer or the bond trustee, may result in shortfalls in payments of interest and/or principal on your bonds for the current month. In addition, even if an advance is made to cover a delinquency, the party making that advance will have a right to receive interest on that advance that is prior to the rights of the bondholders to receive payments on their bonds. The accrual of interest on advances may result in shortfalls in payments of interest and/or principal on the bonds. In addition, with respect to each mortgage loan that is serviced by the special servicer, the special servicer will receive compensation out of amounts that would otherwise have been applied to pay interest and/or principal on the bonds.

    The non-offered bonds, as well as any other class or classes of offered bonds that are subordinate to your bonds, are intended to provide credit support for your bonds. However, that credit support is limited. There can be no assurance that it will protect you from shortfalls and delays in payments on your bonds. As a holder of offered bonds, you will bear the effects of any losses and other default-related shortfalls on the mortgage loans in excess of the credit support provided to your bonds. Even if shortfalls in payments on your bonds are made up on a future payment date, no interest will accrue on those shortfalls. Thus, those shortfalls would adversely affect the yield on your bonds.

    If you purchase class "B", "C", "D", "E" or "F" bonds, then your bonds will provide credit support to other classes of offered bonds. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of offered bonds.

    If the assets of the trust estate are insufficient to make payments on your bonds, no other assets will be available to you for payment of the deficiency. Neither we nor any of our affiliates have guaranteed or will otherwise be obligated to make payments on your bonds. No governmental agency or instrumentality or private insurer has guaranteed or insured the payments on your bonds.

    When making an investment decision, you should consider, among other things--

    - the payment priorities of the respective classes of the bonds,

    - the order in which the principal balances of the respective classes of the bonds with balances will be reduced in connection with losses and default-related shortfalls, and

    - the characteristics and quality of the mortgage collateral.

          See "Description of the Mortgage Collateral" and "Description of the Offered Bonds--Payments" and "--Reductions of Bond Principal Balances in Connection With Realized Losses and Additional Trust Estate Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Bonds Will Depend Upon Payments, Defaults and Losses on the Related Mortgage Loans", "--Any Credit Support for Your Bonds may be Insufficient to Protect you Against all Potential Losses" and "--Payments on the Offered Bonds Will be Made Solely from the Limited Assets of the Related Trust Estate" in the accompanying prospectus.

    THE OFFERED BONDS HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your bonds will depend on (a) the price you paid for your bonds and (b) the rate, timing and amount of payments on your bonds. The rate, timing and amount of payments on your bonds will, in turn, depend on:

    - the interest rate for your bonds;

    - the rate and timing of payments and other collections of principal on the mortgage collateral;

    - the rate and timing of defaults, and the severity of losses, if any, on the mortgage collateral;

    - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your bonds;

    - the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage collateral; and

    - servicing decisions with respect to the mortgage collateral.

    These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your bonds.

    In particular, the investment performance of your bonds may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the mortgage collateral being faster or slower than you anticipated. In deciding whether to purchase any offered bonds, you should make an independent decision as to the appropriate prepayment assumptions to be used.

    If you purchase your bonds at a premium, and if payments and other collections of principal on the mortgage collateral occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your bonds at a discount, and if payments and other collections of principal on the mortgage collateral occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is available and payable on your bonds, it may not be sufficient to offset fully any loss in yield on your bonds.

    If you purchase class "X" bonds, your yield to maturity will be particularly sensitive to the rate and timing of principal payments and losses on the mortgage collateral. Prior to investing in those bonds, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage collateral could result in your failure to recover fully your initial investment. The ratings on the class "X" bonds do not address whether a purchaser of those bonds would be able to recover its initial investment in them.

    The yield on the offered bonds with variable interest rates could also be adversely affected if the mortgage collateral with higher mortgage interest rates pay principal faster than the mortgage collateral with lower mortgage interest rates. This is because those classes bear interest at interest rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage collateral.

    See "Description of the Mortgage Collateral", "Servicing of the Mortgage Loans", "Description of the Offered Bonds--Payments" and "--Reductions of Bond Principal Balances in Connection With Realized Losses and Additional Trust Estate Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Bonds Will Depend Upon Payments, Defaults and Losses on the Related Mortgage Loans" and "Yield and Maturity Considerations" in the accompanying prospectus.

    POTENTIAL CONFLICTS OF INTEREST.  The master servicer, the special servicer
or any of their respective affiliates may acquire series "      " bonds.

    The master servicer and the special servicer each will be obligated to observe the terms of the servicing and administration agreement and will be governed by the servicing standard described in this prospectus supplement. However, either of those parties may, especially if it or an affiliate holds non-offered bonds, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered bonds. For instance, a special servicer that holds non-offered bonds could seek to mitigate the potential for loss to its class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, that action could result in less proceeds to the trust estate than would have been realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the offered bonds or any particular class thereof than to the non-offered bonds.

    In addition, the master servicer and the special servicer each services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the trust estate. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the loans that will be included in the trust estate. Consequently, personnel of the master servicer and special servicer may
perform services, on behalf of the issuer and the series "      " bondholders,
with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other loans secured by properties that compete with the real properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or special servicer.

    Certain of the mortgage loans may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

    ERISA CONSIDERATIONS. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of a plan or arrangement to acquire offered bonds, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered bonds. The purchase or holding of offered bonds by any plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

RISKS RELATED TO THE MORTGAGE LOANS

    REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE UNDERLYING REAL PROPERTIES. The mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property:

    [SPECIFY PROPERTY TYPES.]

    The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the mortgage loans is dependent on--

    - the successful operation and value of the underlying real property, and

    - the related borrower's ability to sell or refinance the underlying real property.

    See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" and "Description of the Trust Estates--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Bonds" in the accompanying prospectus.

    THE MORTGAGE LOANS HAVE A VARIETY OF CHARACTERISTICS WHICH MAY EXPOSE INVESTORS TO GREATER RISK OF DEFAULT AND LOSS. When making an investment decision, you should consider, among other things, the following characteristics of the mortgage loans and/or the underlying real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your bonds. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

    - THE UNDERLYING REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT. All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the underlying real property, and not the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust estate may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Most of the Mortgage Loans Underlying Your Bonds Will be Nonrecourse" in the accompanying prospectus.

    - IN SOME CASES, AN UNDERLYING REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT
      OR ON ONE OR A FEW MAJOR TENANTS. In the case of       mortgage loans,
      representing       % of the initial mortgage collateral balance, the
      related borrower has leased the property to at least one tenant that
      occupies       % or more of the particular property. In the case of
      of those mortgage loans, representing       % of the initial mortgage
      collateral balance, the related borrower has leased the underlying real property to a single tenant that occupies all or substantially all of the particular property. Accordingly, the full and timely payment of each of those mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the underlying real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

    - % OR MORE OF THE INITIAL MORTGAGE COLLATERAL BALANCE WILL BE SECURED BY MORTGAGE LIENS ON EACH OF THE FOLLOWING PROPERTY TYPES--[SPECIFY PROPERTY TYPES].

     [ADD DISCLOSURE RELATING TO EACH PROPERTY TYPE AS TO WHICH THERE EXISTS A MATERIAL CONCENTRATION BASED ON CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS THAT SECURE OR UNDERLIE THE SECURITY FOR THE OFFERED BONDS.]

     The inclusion in the trust estate of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage collateral materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Estates--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Bonds" in the accompanying prospectus.

    - % OR MORE OF THE INITIAL MORTGAGE COLLATERAL BALANCE WILL BE SECURED BY MORTGAGE LIENS ON REAL PROPERTY LOCATED IN EACH OF THE FOLLOWING STATES--[SPECIFY ESTATES]. The underlying real properties located in each of the following states secure mortgage loans or allocated portions of
      mortgage loans that represent       % or more of the initial mortgage
      collateral balance:

                                                           NUMBER            % OF
                                                             OF        INITIAL MORTGAGE
STATE                                                    PROPERTIES   COLLATERAL BALANCE
-----                                                    ----------   ------------------


      The inclusion in the trust estate of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage collateral materially more depending on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Estate Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

    - THE TRUST ESTATE WILL INCLUDE ADJUSTABLE RATE MORTGAGE LOANS.       of the
      mortgage loans, representing       % of the initial mortgage collateral
      balance, provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective monthly debt service payments. See "Risk Factors--Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans" in the accompanying prospectus.

    - THE TRUST ESTATE WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
      ARD LOANS.       of the mortgage loans, representing       % of the
      initial mortgage collateral balance, are balloon loans, and       of the
      mortgage loans, representing       % of the initial mortgage collateral
      balance, are ARD loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay an ARD loan on or before the related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the underlying real property. Although an ARD loan may provide the related borrower with incentives to repay the loan by the related anticipated repayment date, the failure of that borrower to do so will NOT be a default under that loan. See "Description of the Mortgage Collateral--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Bonds Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

    - THE MORTGAGE COLLATERAL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS. The inclusion in the trust estate of one or more loans that have outstanding principal balances that are substantially larger than the other assets that secure or underlie the security for your bonds can result in losses that are more severe, relative to the aggregate principal balance of the mortgage collateral, than would be the case if the aggregate balance of
      the mortgage collateral were distributed more evenly. The       largest
      mortgage loans and groups of cross-collateralized mortgage loans represent
            % of the initial mortgage collateral balance. See "Description of the Mortgage Collateral--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

    - THE MORTGAGE COLLATERAL WILL INCLUDE LEASEHOLD MORTGAGE LOANS.       of
      the underlying real properties, securing       % of the initial mortgage
      collateral balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the underlying real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Collateral--Additional Loan and Property Information--Leaseholds" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders That are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

    - SOME OF THE UNDERLYING REAL PROPERTIES ARE "LEGAL NONCONFORMING USES" OR "LEGAL NONCONFORMING STRUCTURES". Certain of the mortgage loans are secured by a mortgage lien on a real property that is a "legal nonconforming use" or a "legal nonconforming structure". This may impair the ability of the borrower to restore the improvements on an underlying real property to its current form or use following a major casualty. See "Description of the Mortgage Collateral--Certain Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

    - SOME OF THE UNDERLYING REAL PROPERTIES ARE ENCUMBERED BY SUBORDINATE DEBT.
            of the mortgage loans, representing       % of the initial mortgage
      collateral balance, have underlying real properties which are known to us to be encumbered by secured subordinate debt that is not part of the trust estate. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust estate's security interest in the underlying real property. Any or all of the following may result from the existence of secured subordinate indebtedness on an underlying real property.

     (i) refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     (ii) reduced cash flow could result in deferred maintenance at the particular real property;

     (iii) if the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     (iv) if the underlying real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on the mortgage loan.

      [The lender of any material subordinate debt on the underlying real properties known to us has agreed not to foreclose or take other legal action against the underlying real property or the related borrower, for so long as the related mortgage loan is outstanding and the special servicer has not done so.]

     See "Description of the Mortgage Collateral--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Backing Your Bonds" in the accompanying prospectus.

    - SOME OF THE UNDERLYING REAL PROPERTIES DO NOT COMPLY WITH THE AMERICANS WITH DISABILITIES ACT OF 1990. Not all of the underlying real properties securing the mortgage loans comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors--Compliance With the Americans With Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

    - MULTIPLE UNDERLYING REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED TENANTS. Some groups of the mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. See "Description of the Mortgage Collateral--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

          In addition, there may be tenants which lease space at more than one underlying real property, and there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement
      for a list of the       most significant tenants at each of the underlying
      real properties used for [SPECIFY USE OF PROPERTIES].

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is (directly or through affiliation) associated with two or more of the underlying real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans included the trust estate. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Estate Exposes Investors to Greater

      Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings can Delay and Impair Recovery on a Mortgage Loan Backing Your Bonds" in the accompanying prospectus.

    - Some Borrowers under the Mortgage Loans Will Not Be Special Purpose Entities. The business activities of certain of the borrowers under the mortgage loans are not limited to owning their respective underlying real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

    CHANGES IN THE MORTGAGE COLLATERAL COMPOSITION CAN CHANGE THE NATURE OF YOUR
INVESTMENT.  If you purchase any offered bonds other than the class "      "
bonds, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered bonds that have an earlier assumed final payment date than your bonds. See "Risk Factors--Changes in Mortgage Collateral Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

    LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. The issuer or the trust estate could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered bonds.

    A third-party consultant conducted an environmental site assessment, or
updated a previously conducted assessment, with respect to       of the
underlying real properties, securing       % of the initial mortgage collateral
balance, during the       -month period ending on             . Each of those
environmental site assessments or updates, as the case may be, complied with industry-wide standards. Not all of those environmental site assessments, however, satisfied all the requirements necessary to be considered a "Phase I" environmental site assessment. In certain cases, a third-party consultant also conducted a "Phase II" environmental site assessment of the underlying real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any underlying real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower has--

    - implemented or agreed to implement an operations and maintenance plan, in the manner and within the time frames specified in the related loan documents;

    - agreed to monitor periodically nearby properties, in the manner and within the time frames specified in the related loan documents; or

    - established a reserve account with the lender to cover the estimated cost of addressing the condition or circumstances.

    In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by such condition.

    In some cases, the cost to remediate, prevent or otherwise deal with an adverse environmental condition at a particular underlying real property was
estimated to be more than [$            ].

    [In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at an underlying real property or a nearby property because a responsible party with respect to that condition had already been identified.]

    [In the case of       of the underlying real properties, securing       % of
the initial mortgage collateral balance, either--

    - no environmental site assessment was conducted in connection with the origination of the related mortgage loan, or

    - a "Phase II" environmental site assessment was recommended but not performed.]

    [In general, the related originator's election not to take the foregoing actions with respect to any of those underlying real properties was based upon the delivery of a secured creditor impaired property policy covering certain environmental matters with respect to the property. Some of those underlying real properties are, in each case, are covered by individual secured creditor impaired property policies. In addition, we will obtain a separate secured creditor impaired property policy covering certain environmental matters with respect to all of the underlying real properties that are not covered by individual policies. All of the policies referred to in the prior two sentences provide for certain coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. In some cases, the originator of the related mortgage loan agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular underlying real property in connection with the delivery of a secured creditor impaired property policy covering that property. See "Description of the Mortgage Collateral--Certain Underwriting Matters--Environmental Insurance" in this prospectus supplement.]

    See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

    LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. Licensed engineers inspected all of the underlying real properties
during the       -month period preceding             to assess the structure,
exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each underlying real property. At certain of the underlying real properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of
[$      ]. In most of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

    LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION.  The mortgage
collateral will include       mortgage loans that are secured, including through
cross-collateralization with other mortgage loans, by multiple underlying real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt
service. [However,       of these mortgage loans permit--

    - the release of one or more of the underlying real properties from the related mortgage lien, and/or

    - a full or partial termination of the applicable cross-collateralization, in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Collateral--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.]

    In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans (in general, to avoid recording tax). This mortgage amount may equal the appraised value or allocated loan amount for the underlying real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

          mortgage loans are, in each case, secured by real properties located
in two or more states. These mortgage loans represent       % of the initial
mortgage collateral balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related underlying real properties simultaneously.

    LIMITED INFORMATION CAUSES UNCERTAINTY. Some of the mortgage loans are acquisition financing. Accordingly, limited or no operating information is available with respect to the underlying real properties for those mortgage loans. As a result, you may find it difficult to analyze the performance of those properties.

    [PRIOR BANKRUPTCIES. Some of the borrowers under the mortgage loans or their affiliates have been parties to, and/or some of the underlying real properties have been the subject of, prior bankruptcy proceedings.]

                     DESCRIPTION OF THE MORTGAGE COLLATERAL

GENERAL

    The mortgage collateral will primarily consist of the mortgage loans, which have the characteristics described in this prospectus supplement. The mortgage
collateral will have an initial mortgage collateral balance of $            ,
subject to a variance of plus or minus       %. The "initial mortgage collateral
balance" will equal the aggregate cut-off date principal balance of the mortgage loans. The "cut-off date principal balance" of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due in respect of the mortgage loan on or before that date, whether or not those payments were received. The cut-off date
principal balances of the mortgage loans will range from $      to
$            , and the average cut-off date principal balance of the mortgage
loans will be $            .

    Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of the mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (each, for purposes of this prospectus supplement, a "mortgage") that creates a [first] mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties, subject only to the following (collectively, the "Permitted Encumbrances")--

    - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

    - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by the mortgage, the current use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

    - exceptions and exclusions specifically referred to in such lender's title insurance policy (or such pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by the mortgage, the current use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

    - other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the mortgage, the use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

    - the rights of tenants to remain, whether under ground leases or space leases, at the underlying real property following a foreclosure or similar proceeding, provided that those tenants are performing under such leases, and

    - if the related mortgage loan is a cross-collateralized mortgage loan, the lien of the mortgage for another mortgage loan contained in the same group of cross-collateralized mortgage loans.

    You should consider each of the mortgage loans a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the underlying real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans is insured or guaranteed by any governmental entity or by any other person.

    We include in this prospectus supplement a variety of information regarding the mortgage loans and the underlying real properties for those loans. In reviewing this information, you should be aware that--

    - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

    - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects the weighting of those mortgage loans by their respective cut-off date principal balances.

    - When information with respect to the underlying real properties is expressed as a percentage of the initial mortgage collateral balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

    - In certain cases involving a mortgage loan that is secured by multiple underlying real properties located in more than one state, a portion of such mortgage loan has been allocated to each such underlying real property.

    - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the bonds due to changes in the composition of the mortgage collateral prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

    The mortgage collateral includes       mortgage loans that are, in each
case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. [However, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans included in the trust estate, generally to avoid recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property, thereby limiting the extent to which proceeds from that property would be available to offset declines in value of the other underlying real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.]

          of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the underlying real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

    - the pay down of the mortgage loan(s) in an amount equal to a specified
      percentage, which is usually       %, of the portion of the total loan
      amount allocated to the property or properties to be released;

    - the satisfaction of certain debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

    - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the bonds.

In addition, certain of the mortgage loans referred to in the prior paragraph also entitle the related borrower to a release of one or more of the underlying real properties through defeasance. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

    The table below identifies the underlying real properties that secure the individual multi-property mortgage loans ("Multi") and groups of cross-collateralized mortgage loans ("Cross") that will, in each case, represent
at least       % of the initial mortgage collateral balance.

                                                                  NUMBER OF STATES             % OF
                                                                     WHERE THE           INITIAL MORTGAGE
PROPERTY NAMES                                   MULTI/CROSS   PROPERTIES ARE LOCATED   COLLATERAL BALANCE
--------------                                   -----------   ----------------------   ------------------


    The table below shows the underlying real properties that secure the groups of non-cross-collateralized mortgage loans that, in the case of each of those
groups, represent       % or more of the initial mortgage collateral balance and
generally are secured by underlying real properties with the same managing entity and/or have the same or affiliated borrowers.

                                                               NUMBER OF STATES             % OF
                                                                  WHERE THE           INITIAL MORTGAGE
PROPERTY NAMES                                              PROPERTIES ARE LOCATED   COLLATERAL BALANCE
--------------                                              ----------------------   ------------------


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    DUE DATES.  All of the mortgage loans provide for monthly debt service
payments to be due on the       day of each month.

    MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below, each of the mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date. [IF ANY OF THE MORTGAGE LOANS HAVE FLOATING OR ADJUSTABLE MORTGAGE INTEREST RATES, DISCUSS CALCULATION OF THOSE RATES, INCLUDING INDICES, GROSS MARGINS, ADJUSTMENT DATES, FLOORS AND CAPS.]

    As of             , the mortgage interest rates for the mortgage loans
ranged from       % per annum to       % per annum, and the weighted average
mortgage interest rate for the mortgage loans was       %.

    None of the mortgage loans provides for negative amortization or, except as described below with respect to the ARD loans, which have anticipated repayment dates, for the deferral of interest. [DESCRIBE ANY POTENTIAL NEGATIVE AMORTIZATION.]

    Each of the mortgage loans will accrue interest on the basis of one of the following conventions:

    - the actual number of days elapsed during each one-month accrual period in a year of 360 days (an "actual/360 basis"); or

    - a 360-day year consisting of twelve 30-day months (a "30/360 basis"); or

    - [SPECIFY ANY OTHER BASIS].

    The table below shows the number of, and percentage of initial mortgage collateral balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.

                                                                        % OF
                                                  NUMBER OF       INITIAL MORTGAGE
INTEREST ACCRUAL BASIS                          MORTGAGE LOANS   COLLATERAL BALANCE
----------------------                          --------------   ------------------
Actual/360 Basis..............................                                %
30/360 Basis..................................                                %
[OTHER].......................................                                %

    BALLOON LOANS.        of the mortgage loans, representing       % of the
initial mortgage collateral balance, are balloon loans.

    A "balloon loan" is characterized by--

    - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

    - a substantial payment being due in respect of the mortgage loan on its stated maturity date.

    ARD LOANS.        of the mortgage loans, representing       % of the initial
mortgage collateral balance, are ARD loans.

    An "ARD loan" is characterized by the following features:

    - A maturity date that is more than       years following origination.

    - The designation of an "anticipated repayment date" that is generally years following origination. The anticipated repayment date for each of the ARD loans is listed on Annex A-1 to this prospectus supplement.

    - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is
      generally       to       months prior to the related anticipated repayment
      date.

    - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

    - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to the sum of (i) its initial mortgage interest rate, plus (ii) a specified margin that is, in
      some cases, not more than       percentage points.

    - The deferral of any additional interest, which we refer to as "Post-ARD Additional Interest", accrued in respect of the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued in respect of an ARD loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

    - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the underlying real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due in respect of an ARD loan.

    In the case of each of the ARD loans, the related borrower has agreed to
enter into a cash management agreement not less than       months prior to the
related anticipated repayment date if it has not already done so. The related borrower or the manager of the underlying real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD loan.

    FULLY AMORTIZING LOANS.        of the mortgage loans, representing       %
of the initial mortgage collateral balance, are fully amortizing loans.

    A "fully amortizing loan" is generally characterized by--

    - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

    - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

However, a "fully amortizing loan" does not have either--

    - an anticipated repayment date, or

    - the associated repayment incentives.

    AMORTIZATION OF PRINCIPAL.  The table below shows, in months, the original
and, as of             , the remaining amortization schedules and terms to
maturity for the mortgage loans [or the specified
sub-groups of mortgage loans] backing the series "      " bonds. For purposes of
the following table, ARD loans are assumed to "mature" on their respective anticipated repayment dates.

                                                                    FULLY AMORTIZING
                                        BALLOON LOANS   ARD LOANS        LOANS         ALL MORTGAGE LOANS
                                        -------------   ---------   ----------------   ------------------
Original Term to Maturity (mos.)
    Maximum
    Minimum
    Weighted Average

Remaining Term to Maturity (mos.)
    Maximum
    Minimum
    Weighted Average

Original Amortization Term (mos.)
    Maximum
    Minimum
    Weighted Average

Remaining Amortization Term (mos.)
    Maximum
    Minimum
    Weighted Average

    Some of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the mortgage loan.

    [DISCUSS ANY ADJUSTMENTS TO THE MONTHLY DEBT SERVICE PAYMENTS FOR THE MORTGAGE LOANS.]

    VOLUNTARY PREPAYMENT PROVISIONS. In general, at origination, the mortgage loans provided for:

    - a period (a "prepayment lock-out period") during which voluntary principal prepayments are prohibited, followed by

    - a period (a "prepayment consideration period") during which voluntary prepayments are permitted, subject to the payment of an additional consideration for the prepayment, followed by

    - a period (an "open prepayment period") during which voluntary principal prepayments may be made without any prepayment consideration.

    Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans are required under the circumstances described under "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

    The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

    As described below under "--Defeasance Loans", [substantially all] of the mortgage loans permit the borrower to obtain a release of the underlying real property (or, where applicable, one or more of the underlying real properties) from the lien of the related mortgage by delivering U.S. government securities as substitute collateral. None of the mortgage loans permit defeasance prior to
the       anniversary of the date of initial issuance of the bonds.

    Prepayment Lock-out Periods.       mortgage loans, representing       % of
the initial mortgage collateral balance, backing the series "      " bonds
provide for prepayment lock-out periods as of             and--

    - the maximum remaining prepayment lock-out period of those mortgage loans
      as of that date is       months,

    - the minimum remaining prepayment lock-out period of those mortgage loans
      as of that date is       months, and

    - the weighted average remaining prepayment lock-out period of those
      mortgage loans as of that date is       months.

    Notwithstanding otherwise applicable lock-out periods, partial prepayments of some mortgage loans are required under the circumstances described under "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

    PREPAYMENT CONSIDERATION.  Following an initial prepayment lock-out period,
      mortgage loans, representing       % of the initial mortgage collateral
balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration will equal [SPECIFY CALCULATION OF PREPAYMENT CONSIDERATION].

    Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Bonds-- Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges, and neither we nor the underwriter makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge in respect of any of the those mortgage loans. See "Risk Factors--Some Provisions in the Mortgage Loans Securing Your Bonds May be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Certain Legal Aspects of Mortgage Loans-- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

    OPEN PREPAYMENT PERIODS.  Where a mortgage loan provides for an open
prepayment period, the open prepayment period generally begins       to
      months prior to stated maturity [(or, in the case of an ARD loan, prior to the related anticipated repayment date).]

    OTHER PREPAYMENT PROVISIONS. Certain of the mortgage loans provide for mandatory partial prepayments, notwithstanding any lock-out period that may otherwise be in effect. In some cases, the related borrower has established reserves or delivered a letter of credit that will be applied to a partial prepayment of the mortgage loan if one or more property performance conditions do not occur.

    Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described above.

    "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS.        of the mortgage
loans, representing       % of the initial mortgage collateral balance, contain
both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, except for the permitted transfers discussed below, these clauses either permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the underlying real property or prohibit the borrower from doing so without the consent of the holder of the mortgage. See, however, "Risk Factors--The Investment Performance of Your Bonds Will Depend upon Payments, Defaults and Losses on the Related Mortgage Loans--Delinquencies, Defaults and Losses on the Securing Mortgage Loans May Affect the Amount and Timing of Payments on Your Bonds" and "--Some Provisions in the Mortgage

Loans Securing Your Bonds may be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

    Many of the mortgage loans permit one or more of the following types of transfers:

    - transfers of the underlying real property if specified conditions are satisfied, which conditions normally include--

        (i) confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the bonds, or

        (ii) the reasonable acceptability of the transferee to the lender;

    - a transfer of the underlying real property to a person that is affiliated with or otherwise related to the borrower;

    - certain specified transfers by the borrower of the underlying real property in accordance with the provisions of the mortgage loan; or

    - a transfer of certain ownership interests in the borrower.

    DEFEASANCE LOANS.        of the mortgage loans, representing       % of the
initial mortgage collateral balance, permit the borrower to deliver U.S. government securities as substitute collateral.

    Each of these mortgage loans permits the related borrower, during specified periods and subject to certain conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities (the "defeasance collateral") and obtain a release of the underlying real property (or, in the case of a mortgage loan secured by multiple real properties, one or more of the underlying real properties). In general, the defeasance collateral to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

    - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

    - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment (including, if applicable, any balloon payment) scheduled to be due on that date (with any excess to be returned to the related borrower).

    [For purposes of determining the defeasance collateral for an ARD loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.]

    If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

    In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the bond trustee, for the benefit of the bondholders and the issuer, a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

    None of the mortgage loans may be defeased prior to the       anniversary of
the date of initial issuance of the series "      " bonds.

CERTAIN MORTGAGE COLLATERAL CHARACTERISTICS

    GENERAL. A detailed presentation of certain characteristics of the mortgage loans and the underlying real properties, on an individual basis and in tabular format, is shown on Annex A-1 and Annex A-2 to this prospectus supplement. Certain terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed below. The statistics in the tables and schedules on Annex A-1 and Annex A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriter.

1.  "Net cash flow" is, with respect to each of the underlying real properties,
                .

2.  "Cut-off date debt service coverage ratio", "cut-off date DSC ratio" or
    "cut-off date DSCR" means             .

3.  "Cut-off date loan-to-value ratio", "cut-off date LTV ratio" or "cut-off
    date LTV" means             .

4.  "Maturity loan-to-value ratio", maturity date loan-to-value ratio",
    "maturity LTV ratio" or "maturity date LTV ratio" means             .

5.  "Loan per unit", "loan per pad" or "loan per room" means             .

6.  "Loan per sq/ft." means             .

7.  "Year built/renovated" means             .

8.  "Weighted average" or "wtd. avg." means             .

9.  "Underwriting reserves" means             .

10. "Administrative cost rate" means             .

11. "Original amortization term" means             .

12. "Remaining amortization term" means             .

13. The following abbreviations relating to any prepayment provisions have the indicated meanings:

14. "D" means             .

15. "Occupancy percentage" or "occupancy rate" means             .

16. "Remaining term to maturity" means             .

17. "Original term to maturity" means             .

18. "Capital improvement reserve" means             .

19. "Replacement reserve" means             .

20. "TI/LC reserve" means             .

21. "Original interest-only period" means             .

22. "Remaining interest-only period" means             .

23. "Shadow" means             .

24. "NAP" means             .

25. "NAV" means             .

SIGNIFICANT MORTGAGE LOANS

    [INSERT DESCRIPTION OF SIGNIFICANT MORTGAGE LOANS]

ADDITIONAL MORTGAGE LOAN AND PROPERTY INFORMATION

    DELINQUENCIES.  None of the mortgage loans was as of             , or has
been at any time during the       -month period preceding that date,       days
or more delinquent in respect of any monthly debt service payment.

    TENANT MATTERS. Described below are special considerations regarding tenants at the underlying real properties--

    [-       of the underlying real properties, securing       % of the initial
mortgage collateral balance, are, in each case, a [SPECIFY PROPERTY TYPES] that
is leased to one or more major tenants that each occupy       % or more of the
net rentable area of the particular property.

    - A number of companies are major tenants at more than one of the underlying real properties.

    - There are       cases in which a particular entity is a tenant at multiple underlying real properties, and although it may not be a major tenant at any of those properties, it may be significant to the success of the properties.

    -       of the mortgage loans, representing       % of the initial mortgage
      collateral balance, are secured by multifamily rental properties that have material concentrations of student tenants.]

    [GROUND LEASES.       of the mortgage loans, representing       % of the
initial mortgage collateral balance, are secured, in whole or in material part, by a mortgage on the borrower's leasehold interest in the underlying real property. In each case, the related ground lease (giving effect to all extension options) expires more than ten years after the stated maturity of the related mortgage loan and either:

    - the ground lessor has subordinated its interest in the underlying real property to the interest of the holder of that mortgage loan; or

    - the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.]

    [SPECIFY ANY EXCEPTIONS.]

    See "Risk Factors--Ground Leases Create Risks for Lenders That are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

    [ADDITIONAL AND OTHER FINANCING.        of the underlying real properties,
securing       % of the initial mortgage collateral balance, are known to us to be encumbered by secured subordinate debt that is not part of the mortgage collateral. The following table identifies those properties, indicates the initial principal amount of the secured subordinate debt and sets forth the cut-off date principal balances of the related mortgage loans. The table also shows, in the case of each of those properties, whether the subordinate lender has entered into a "subordination and standstill agreement" with the holder of the related mortgage loan whereby that subordinate lender--

    - expressly subordinated its right to receive collections and proceeds from, and otherwise deal with, that property, and

    - agrees not to take any enforcement or other legal action against that property or the related borrower as long as the related mortgage loan is outstanding and the special servicer has not taken any such enforcement or other legal action.]

                                                                     % OF INITIAL
                                                CUT-OFF DATE      MORTGAGE COLLATERAL
                                              PRINCIPAL BALANCE   BALANCE REPRESENTED   INITIAL PRINCIPAL
                                                 OF RELATED           BY RELATED        AMOUNT OF SECURED
PROPERTY NAMES                                 MORTGAGE LOANS       MORTGAGE LOANS      SUBORDINATE DEBT*
--------------                                -----------------   -------------------   -----------------


------------------------------

* In these cases, the subordinate lender has entered into a subordination and standstill agreement in favor of the mortgagee under the related mortgage loan.

    [In addition, borrowers under       of the mortgage loans, representing
      % of the initial mortgage collateral balance, have unsecured debt of which we are aware. In some cases, the lender on the debt is an affiliate of the borrower. In each case, the lender on the unsecured debt has executed and delivered a subordination and standstill agreement in favor of the mortgagee under the related mortgage loan. In addition, some of the mortgage loans permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as limiting the use of proceeds to refurbishing or renovating the underlying real property and/or acquiring furniture, fixtures and equipment for the underlying real property. Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.] See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Backing Your Bonds" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

    Except as described above, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

    ZONING AND BUILDING CODE COMPLIANCE. [In connection with the origination of the related mortgage loans, the related originator examined whether the use and operation of the underlying real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the underlying real property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In certain instances, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

    - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

    - whether existing replacement cost hazard insurance or, if necessary, supplemental "law or ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire mortgage loan or, taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.]

    HAZARD, LIABILITY AND OTHER INSURANCE. [Although exceptions exist, the related loan documents generally require the related borrower to maintain with respect to each of the underlying real properties the following insurance coverage--

    - Hazard insurance in an amount that is subject to a customary deductible, at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the full insurable replacement cost of the improvements located on the insured property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the insured property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In some cases, however, a borrower or tenant is permitted to self-insure the subject property, provided that the insuring party or an affiliate maintains a specified net worth.

    - If any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines was required. Such insurance is required to be in an amount that is equal to the lesser of: (i) the outstanding principal balance of the related mortgage loan; (ii) except in certain cases, the full insurable value of the insured property; and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968.

    - Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the
      insured property, in an amount at least equal to $            per
      occurrence.

    - Business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured
      property for at least       months or, alternatively, in a specified
      dollar amount.]

    [In general, the underlying real properties, including those located in California, are not insured against earthquake risks. In the case of properties (other than those that are manufactured housing communities or self storage facilities) located in California, a third party consultant conducted seismic studies to assess the "probable maximum loss" for the property. In general, when the resulting reports concluded that an underlying real property was likely to
experience a "probable maximum loss" in excess of       % of the estimated
replacement cost of the improvements, the related originator required the borrower to obtain earthquake insurance or establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant, unless the original loan-to-value ratio was relatively low.]

    [With respect to each of the underlying real properties, the master servicer is required to cause the maintenance of all insurance coverage as is required under the related mortgage to the extent (i) the bond trustee, on behalf of the bondholders and the issuer, has an insurable interest and (ii) the master servicer can require maintenance of insurance under applicable law.]

    [Under the terms of several of the mortgage loans, the related borrower is required to keep its property insured against loss by fire, hazards, rent loss and other hazards, casualties, liabilities and contingencies as the lender determines to require and in the amounts and for the periods as the lender determines to require. The master servicer will be required to use reasonable efforts to cause the related borrowers under those mortgage loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other mortgage loans.]

    [Various forms of insurance maintained with respect to any of the underlying real properties, including casualty insurance, environmental insurance, earthquake insurance or other insurance, may be provided under a blanket policy that also covers other underlying real properties and/or other properties that will not secure loans included the trust estate. As a result of total limits under any blanket policy, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans included the trust estate. See "Risk Factors--Lack of Insurance Coverage Exposes a Lender to Risk for Certain Special Hazard Losses" in the accompanying prospectus.]

    [With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

    - to restore the underlying real property; or

    - towards payment of the related mortgage loan.]

    [If any underlying real property is acquired as part of the trust estate through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverages in the same amounts as were previously required under the mortgage that had covered the property.]

    [The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related mortgage loans. If any blanket or master policy contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by the blanket or master policy, to pay out of its own funds all sums that--

    - are not paid because of the deductible clause, and

    - would have been paid if an individual hazard insurance policy referred to above had been in place.]

    [The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the bond trustee for the benefit of the bondholders and the issuer for claims made against the bond trustee regarding the priority and validity of the borrowers' title to the subject underlying real property.]

ASSESSMENTS OF PROPERTY CONDITION

    PROPERTY INSPECTIONS.  [            of the underlying real properties were
inspected in connection with the origination or acquisition of the related mortgage loans to assess their general condition.][DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

    APPRAISALS.  [In connection with the origination of the related mortgage
loans,       of the underlying real properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, and such appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In general, the appraisal for each such underlying real property or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") were followed in preparing such appraisal.] We have not independently verified the accuracy of such statement. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related underlying real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting "Appraised Values" are shown on Annex A-1 to this prospectus supplement.

    ENVIRONMENTAL ASSESSMENTS.  [A "Phase I" environmental site assessment was
performed with respect to       of the underlying real properties in connection
with the origination of the related mortgage loans. In certain cases, additional environmental testing, as recommended by that "Phase I" assessment, was performed.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

    ENGINEERING ASSESSMENTS.  [In connection with the origination of the related
mortgage loans, a licensed engineer inspected       of the underlying real
properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.][DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

THE MORTGAGE LOAN SELLERS

    [INSERT DESCRIPTION OF MORTGAGE LOAN SELLERS]

    The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE COLLATERAL

    On or before the date of initial issuance of the bonds, the following transfers of the mortgage collateral will occur. In each case, the transferor will transfer or assign the subject mortgage collateral, without recourse, to the transferee.

                                   [GRAPHIC]

    In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the bond trustee with respect to each of its mortgage loans--

    [SPECIFY SELECT DOCUMENTS.]

    The bond trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the bondholders and, within a specified period of time following the delivery, to conduct a review of those documents. All of the above-described documents actually delivered to the bond trustee in respect of any of the mortgage loans will collectively be the "mortgage file" for that mortgage loan. The scope of the bond trustee's review of each mortgage file is, in general, limited solely to confirming that the documents listed above have been received. None of the bond trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans included in the trust estate to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

    If any of the above-described documents required to be delivered by us to the bond trustee is not delivered by us or is otherwise defective, and that omission or defect materially and adversely affects the value of the subject mortgage loan or the interests of the bondholders therein, then that omission or defect will be a "material document defect" with respect to the subject mortgage loan. The rights of the bondholders and the issuer against us with respect to any material document defect are described under "--Cures and Repurchases" below.

    Within a specified period following the later of (i) the date on which the offered bonds are initially issued and (ii) the date on which all recording information necessary to complete the subject document is received by the bond trustee, the bond trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

    As of the date of initial issuance of the bonds, we will make with respect to each mortgage loan, certain representations and warranties generally to the effect listed below, together with such other representations and warranties as may be required by the rating agencies.

    The representations and warranties to be made by us in respect of each mortgage loan will include:

    [SPECIFY SELECT REPRESENTATIONS AND WARRANTIES.]

    If there exists a breach of any of the above-described representations and warranties made by us that materially and adversely affects the value of the subject mortgage loan or the interests of the bondholders therein, then that breach will be a "material breach" of the representation and warranty. The rights of the bondholders and the issuer against us with respect to any material breach are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

    If there exists, with respect to any mortgage loan, a material breach of any of the representations and warranties made by us, as discussed under "--Representations and Warranties" above, or a material document defect as discussed under "--Assignment of the Mortgage Collateral" above, then we will be required either:

    - to remedy the material breach or the material document defect in all material respects, or

    - repurchase the affected mortgage loan at a price generally equal to the sum of (i) the unpaid principal balance of that mortgage loan at the time of purchase, plus (ii) all unpaid interest (other than additional interest and default interest) due in respect of that mortgage loan through the due date in the collection period of purchase, plus (iii) all unreimbursed advances to cover certain costs and expenses relating to the servicing and administration of that mortgage loan.

    The time period within which we must complete such remedy or repurchase will generally be limited to 90 days (or, if we are diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following the earlier of our discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if any material document defect arises solely out of the failure of the applicable recording office to return a recorded mortgage loan document, and if we are diligently attempting to retrieve that document, then the time period may be extended for up to two years following the date of initial issuance of the offered bonds.

    Our cure/repurchase obligations described above will constitute the sole remedy available to the bondholders and the issuer in connection with a material breach of any of our representations or warranties or a material document defect, with respect to any mortgage loan. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we default on our obligation to do so.

CHANGES IN MORTGAGE COLLATERAL CHARACTERISTICS

    The description in this prospectus supplement of the mortgage collateral and the underlying real properties is based upon the mortgage collateral as it is expected to be constituted at the time the offered bonds are issued, with adjustments for the monthly debt service payments due on the mortgage loans on
or before             . Prior to the issuance of the offered bonds, one or more
mortgage loans may be removed from the trust estate if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the trust estate prior to the issuance of the offered bonds, unless including those mortgage loans would materially alter the characteristics of the mortgage collateral as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage collateral as it will be constituted at the time the offered bonds are issued. However, the range of mortgage rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage
collateral balance may be as much as       % larger or smaller than the initial
mortgage collateral balance specified in this prospectus supplement.

    A current report on Form 8-K will be available to purchasers of the offered bonds on or shortly after the date of initial issuance of the bonds. That current report on Form 8-K will be filed, together with the governing documents, with the SEC within 15 days after the initial issuance of the offered bonds. In the event mortgage loans are removed from or added to the trust estate, such removal or addition will be noted in that current report on Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The servicing of the mortgage loans will be governed by the servicing and administration agreement. The following summaries describe certain provisions of the servicing and administration agreement relating to the servicing and administration of the mortgage loans and any real estate included in the trust estate. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the servicing and administration agreement that relate to the rights and obligations of the master servicer and the special servicer. See "Description of the Governing Documents--The Servicing and Administration Agreement(s)--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

    The servicing and administration agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate included in the trust estate for which it is responsible, directly or through sub-servicers, in accordance with--

    - any and all applicable laws, and

    - the express terms of the servicing and administration agreement and the respective mortgage loans.

    Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate included in the trust estate for which it is responsible in accordance with the following standard (the "Servicing Standard"), which is set forth in further detail in the servicing and administration agreement:

    - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable loans and real properties that either are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders) or are held as part of its own portfolio, whichever servicing procedures are of a higher standard;

    - with a view to the timely collection of all monthly debt service payments under the mortgage loans, the full collection of all prepayment premiums and yield maintenance charges that may become payable under the mortgage loans and, in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of prepayment premiums and yield maintenance charges, the maximization of the recovery on that
      defaulted mortgage loan to the series "      " bondholders (as a
      collective whole) on a present value basis; and

    - without regard to:

        (i) any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the servicing and administration agreement;

        (ii) the ownership of any series "      " bond by the master servicer or
             the special servicer, as the case may be, or by any of its affiliates;

       (iii) the obligation of the master servicer or the special servicer, as the case may be, to make advances;

        (iv) the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the servicing and administration agreement or with respect to any particular transaction; and

        (v) the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage collateral, or the right to service or manage for others any such other loans or real properties.

    In general, the master servicer will be responsible for the servicing and administration of--

    - all mortgage loans as to which no Servicing Transfer Event (as defined below) has occurred, and

    - all worked-out mortgage loans as to which no new Servicing Transfer Event has occurred.

    The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each underlying real property that has been acquired as part of the trust estate in respect of a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each such property, for so long as it is real estate owned by the trust, an "REO property").

    Mortgage loans as to which no Servicing Transfer Event has ever occurred, and worked-out mortgage loans as to which no new Servicing Transfer Event has occurred, are collectively referred to in this prospectus supplement as "performing mortgage loans". Specially serviced mortgage loans and REO properties are collectively referred to in this prospectus supplement as "specially serviced assets". Performing mortgage loans will include mortgage loans which may be delinquent, but not to the point of resulting in a Servicing Transfer Event.

    Despite the foregoing, the servicing and administration agreement will require the master servicer to continue to collect information and prepare all reports to the bond trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render certain incidental services with respect to any specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the servicing and administration agreement.

    A mortgage loan will become a specially serviced mortgage loan, if it has not already done so, upon the occurrence of a Servicing Transfer Event. A "Servicing Transfer Event" will be considered to have occurred with respect to any mortgage loan included in the trust estate if--

(1) the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, and either the failure actually continues, or the master servicer believes it will continue,
    unremedied for       days;

(2) the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related
    mortgage, is likely to occur within       days and either (a) the default is
    likely to remain unremedied for at least       days or (b) the related
    borrower has requested a material modification of the mortgage loan;

(3) the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the related underlying real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the
    mortgage loan or, if no cure period is specified, for       days;

(4) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the related underlying real property, or the related borrower takes certain actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

(5) the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related underlying real property.

    So long as no other Servicing Transfer Event then exists, a mortgage loan will cease to be a specially serviced mortgage loan and will become a "worked-out mortgage loan" as to which the master servicer will re-assume servicing responsibilities, if and when:

    (a) with respect to the circumstances described in clause (1) of the
       preceding paragraph, the related borrower makes       consecutive full
       and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

    (b) with respect to the circumstances described in clauses (2) and
       (4) above, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause (4), no later than the entry of an order or decree dismissing such proceeding;

    (c) with respect to the circumstances described in clause (3) above, the default is cured in the judgment of the special servicer; and

    (d) with respect to the circumstances described in clause (5) above, the proceedings are terminated.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

    THE MASTER SERVICER.

    [DESCRIBE THE INITIAL MASTER SERVICER.]

    The information set forth in this prospectus supplement concerning has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

    THE SPECIAL SERVICER.

    [DESCRIBE THE INITIAL SPECIAL SERVICER.]

    The information set forth in this prospectus supplement concerning has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

    The "master servicing fee":

    - will be earned in respect of each and every mortgage loan, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the related underlying real property has become an REO property; and

    - in the case of each such mortgage loan, will--

        (i) be calculated on a 30/360 basis,

        (ii) accrue at the related master servicing fee rate,

       (iii) accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

        (iv) be payable monthly from amounts received in respect of interest on that mortgage loan.

    The "master servicing fee" will be       % per annum.

    ADDITIONAL MASTER SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive--

    - All prepayment interest excesses, if any, collected in respect of all
      mortgage loans securing the series "      " bonds. If a borrower prepays
      its mortgage loan, in whole or in part, after the borrower has made its monthly debt service payment on the related due date during any collection period, the amount of any interest collected on the subject prepayment for the period following that due date, less the amount of related master servicing fees payable therefrom and exclusive of any Default Interest and Post-ARD Additional Interest included therein, will be a "Prepayment Interest Excess". "Default Interest" is any interest that (i) accrues on a defaulted mortgage loan solely by reason of the subject default and
      (ii) is in excess of all interest at the related mortgage rate and any Post-ARD Additional Interest accrued on the mortgage loan.

    - All late payment charges and Default Interest, if any, that were collected in respect of any mortgage loan and that accrued while such mortgage loan was a performing mortgage loan (but only to the extent that any such late payment charges and default interest have not otherwise been applied to pay the master servicer, the special servicer or the bond trustee, as applicable, interest on advances made thereby with respect to the related mortgage loan as described in this prospectus supplement).

    In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected in respect of the mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the servicing and administration agreement.

    The master servicer will be authorized to invest or direct the investment of funds held in its custodial account (see "--Custodial Account" below), or in any and all accounts maintained by it that are escrow and/or reserve accounts, in certain government securities and other investment grade obligations specified in the servicing and administration agreement ("Permitted Investments"). The master servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

    PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a mortgage loan, in whole or in part, prior to the related due date during any collection period and does not pay interest on the prepayment through that due date, then the shortfall in a full month's interest, less the amount of related master servicing fees that would have been payable therefrom and exclusive of any Default Interest and Post-ARD Additional Interest that would have been included therein, will be a "prepayment interest shortfall".

    The servicing and administration agreement provides that, if any prepayment interest shortfalls are incurred with respect to the mortgage collateral during any collection period, the master servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related payment date in an amount equal to the lesser of:

    (a) the total amount of those prepayment interest shortfalls, and

    (b) the sum of the following components of the master servicer's aggregate servicing compensation for that same collection period--

    -

    -

    -

No other master servicing compensation will be available to cover prepayment interest shortfalls.

    Any Compensating Interest Payment made by the master servicer with respect to any payment date will be included among the amounts payable as principal and interest on the bonds on that payment date as described under "Description of the Offered Bonds--Payments" in this prospectus supplement. If the amount of the Compensating Interest Payment made by the master servicer with respect to any payment date is less than the total of all prepayment interest shortfalls incurred with respect to the mortgage collateral during the related collection period, then that shortfall (a "Net Aggregate Prepayment Interest Shortfall") will be allocated among the respective classes of interest-bearing bonds, in reduction of the interest payable on those bonds, as and to the extent described under "Description of the Offered Bonds--Payments--Payments of Interest" in this prospectus supplement.

    PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

    - the special servicing fee,

    - the workout fee, and

    - the liquidation fee.

    The "special servicing fee":

    - will be earned with respect to each specially serviced mortgage loan, and each mortgage loan as to which the related underlying real property has become an REO property,

    - with respect to each such mortgage loan, will--

    (i) be calculated on a 30/360 basis,

    (ii) accrue at a "special servicing fee rate" of       % per annum, and

   (iii) accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan, and

    - will be payable monthly from general collections on all the mortgage loans and any REO properties on deposit in the master servicer's custodial account from time to time.

    THE WORKOUT FEE. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan. The "workout fee" will be payable out of, and will be calculated by application of a
"workout fee rate" of       % to, each collection of interest and principal
received on the mortgage loan for so long as it remains a worked-out mortgage loan, exclusive of any portion of that collection that represents a recovery of Default Interest or Post-ARD Additional Interest. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the bondholders.

    THE LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described below. As to each specially serviced mortgage loan and REO property, the "liquidation fee" will be payable from, and will be calculated by
application of a "liquidation fee rate" of       % to, the related payment or
proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

    Despite anything to the contrary described above, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

    - the repurchase or replacement of any mortgage loan by us for a breach of representation or warranty or for defective or deficient mortgage loan documentation so long as such repurchase occurs within the 180-day cure period (see "Description of the Mortgage Collateral--Cures and Repurchases" in this prospectus supplement); or

    - the purchase of any defaulted mortgage loan or REO property by the master servicer or special servicer (See "--Sale of Defaulted Mortgage Loans" below).

    Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the bondholders.

    ADDITIONAL SPECIAL SERVICING COMPENSATION. As additional special servicing compensation, the special servicer will be entitled to receive all late payment charges and Default Interest, if any, collected in respect of any mortgage loan that accrued while the mortgage loan was a specially serviced mortgage loan, but only to the extent that those late payment charges and Default Interest have not otherwise been applied to pay the master servicer, the special servicer or the bond trustee, as applicable, interest on advances made the master servicer, the special servicer or the bond trustee, as the case may be, with respect to the related mortgage loan as described in this prospectus supplement.

    All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of the specially serviced mortgage loans, will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the servicing and administration agreement.

    In addition, the special servicer will be authorized to invest or direct the investment of funds held in its REO account (see "--REO Properties" below) in Permitted Investments. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

    PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the servicing and administration agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the servicing and administration agreement.

    Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO property, will be "servicing advances". Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

    The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any bondholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

    If the master servicer or the special servicer is required under the servicing and administration agreement to make a servicing advance, but neither
does so within       days after the servicing advance is required to be made,
then the bond trustee will be required: (a) if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and (b) if the
failure continues for       more business days, to make the servicing advance.

    Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the bond trustee will be obligated to make servicing advances that, in the reasonable and good faith judgment of any such party, would not be ultimately recoverable from expected collections on the related mortgage loan or REO property. If the master servicer, the special servicer or the bond trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO property, it may obtain reimbursement for that advance, together with interest thereon, out of general collections on the mortgage loans and any REO properties on deposit in the master servicer's custodial account from time to time.

    The master servicer will be permitted to pay, and the special servicer may direct the payment of, certain servicing expenses directly out of the master servicer's custodial account and at times without regard to the relationship between the expense and the funds from which it is being paid, including in connection with the remediation of any adverse environmental circumstance or condition at any of the underlying real properties. In addition, the servicing and administration agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO property, provided that the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the bondholders (as a collective whole).

    The master servicer, the special servicer and the bond trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound monthly, for so long as the servicing advance is outstanding, at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that "prime rate" may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that advance is reimbursed--

    - FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

    - THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

SUB-SERVICERS

    The master servicer and, subject to certain restrictions, the special servicer may each delegate any of its servicing obligations under the servicing and administration agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the servicing and administration agreement for any duties delegated to a sub-servicer. Some of the mortgage loans are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer (those sub-servicers, the "Designated Sub-Servicers"). Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the bond trustee or any other successor to the master servicer or special servicer, as applicable, may:

    - assume the party's rights and obligations under the sub-servicing agreement;

    - enter into a new sub-servicing agreement with the sub-servicer on terms which are acceptable to the bond trustee or successor master servicer or special servicer, as the case may be, and that sub-servicer; or

    - terminate the sub-servicing agreement without cause.

Notwithstanding the foregoing, neither the bond trustee nor any other successor master servicer may terminate the sub-servicing agreement for a Designated Sub-Servicer without cause, unless it pays that Designated Sub-Servicer a termination fee.

    The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation pursuant to the servicing and administration agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the servicing and administration agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS

    The master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any mortgage loan may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of that mortgage loan. However, under the circumstances described below, neither the master servicer nor the special servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the bonds. With respect to "due-on-sale" clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers, is equal to or greater than a specified percentage of the then total principal balance of the mortgage collateral. In the case of "due-on-encumbrance" provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

    The special servicer, with respect to specially serviced mortgage loans, and the master servicer, with respect to performing mortgage loans, each may, consistent with the Servicing Standard, agree to:

    - any modification, waiver or amendment of any term of any mortgage loan;

    - extend the maturity of any mortgage loan;

    - defer or forgive the payment of interest on and principal of any mortgage loan;

    - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

    - permit the release, addition or substitution of collateral securing any mortgage loan; or

    - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

The ability of the special servicer, in the case of specially serviced mortgage loans, and the master servicer, in the case of performing mortgage loans, to agree to any of the foregoing, however, is subject to each of the following limitations, conditions and restrictions:

    - With limited exception, including with respect to certain routine matters, the master servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loans without the consent of the special servicer, provided that such consent--

     (i) is to be withheld or granted by the special servicer in accordance with the Servicing Standard, and

     (ii) will be deemed to have been granted if not expressly denied within business days following the special servicer's receipt from the master servicer of all information reasonably requested by it in order to make an informed decision.

    - With limited exception, including with respect to Post-ARD Additional Interest as described below, the special servicer may not agree to or consent to the master servicer's agreeing to any modification, waiver or amendment of any term of any mortgage loan, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

     (i) affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loans, or

     (ii) in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon,

     unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the bondholders, as a collective whole, on a present value basis than would liquidation.

    - The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

     (i) the       anniversary of the mortgage loan's original stated maturity date,

     (ii)       years prior to the rated final payment date, and

     (iii) if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the related underlying real
        property,       years prior to the end of the then current term of the
        related ground lease, plus any unilateral options to extend.

    - Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan that would--

     (i) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986, or

     (ii) result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986;

    - The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for its mortgage loans, unless the special servicer has first--

     (i) determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that:

       (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

       (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

     (ii) received confirmation from each of             and             that
        the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of bonds.

    - Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

    The limitations, conditions and restrictions described above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered bonds or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

    Notwithstanding the foregoing, the master servicer will be permitted, in the case of certain ARD loans, in its discretion, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if, prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for that Post-ARD Additional Interest. However, the master servicer's determination to waive the trust estate's right to receive that Post-ARD Additional Interest--

    - must be in accordance with the Servicing Standard, and

    - will be subject to approval by the special servicer.

The master servicer will not have any liability to the trust estate, the bondholders or any other person for any such determination that is made in accordance with the Servicing Standard. The servicing and administration agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

    All modifications, waivers and amendments entered into in respect of the mortgage loans securing or underlying the security for the bonds are to be in writing. Each of the master servicer and the special servicer must deliver to the bond trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

    Promptly following the occurrence of any of the following events (each, an "Appraisal Trigger Event") with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the bond trustee and master servicer a copy of, an appraisal of the related underlying real property from an independent appraiser meeting certain specified qualifications (a "Required Appraisal"), unless such an appraisal had previously been obtained within the
prior       months--

    - the mortgage loan becomes a Modified Mortgage Loan (as defined below);

    - the related borrower fails to make any monthly debt service payment with
      respect to the mortgage loan and the failure continues for       days;

    - a receiver is appointed and continues in that capacity in respect of the underlying real property securing the mortgage loan;

    - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings; or

    - the underlying real property securing the mortgage loan becomes an REO property.

    Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is
less than $            , the special servicer may perform an internal valuation
of the underlying real property.

    As a result of any such appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. The "Appraisal Reduction Amount" for any mortgage loan as to which an Appraisal Trigger Event has occurred--

    - will be determined shortly following the later of the date on which the relevant appraisal or other valuation is obtained or performed and the date on which the first relevant Appraisal Trigger Event occurred, and

    - will equal the excess, if any, of "x" over "y" where--

     (a) "x" is equal to the sum of:

        (i) the unpaid principal balance of the mortgage loan, net of any related unreimbursed advances of principal;

        (ii) to the extent not previously advanced by or on behalf of the master servicer or the bond trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

       (iii) all accrued but unpaid special servicing fees in respect of the mortgage loan;

        (iv) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the bond trustee with respect to the required appraisal loan, together with interest thereon; and

        (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related underlying real property, net of any escrow reserves held by the master servicer or the special servicer which covers the particular item and certain other related reserves; and

     (b) "y" is equal to 90% of the resulting appraised or estimated value of the related underlying real property or REO property, as such appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan.

    If, however, any Required Appraisal or other valuation is not obtained or
performed within       days of an Appraisal Trigger Event, and no comparable
appraisal or other valuation had been obtained or performed during the
      -month period prior to that Appraisal Trigger Event, then until the Required Appraisal or other valuation is obtained or performed, the "Appraisal
Reduction Amount" for the subject mortgage loan will equal approximately       %
of the unpaid principal balance of that mortgage loan, net of any related unreimbursed advances of principal. After receipt of the Required Appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the prior paragraph.

    An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Bonds--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

    If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as
the case may be, within       days of each anniversary of the occurrence of that
Appraisal Trigger Event, an update of the prior Required Appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the bond trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

    - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

    - the subject mortgage loan has remained current for at least consecutive monthly debt service payments, and

    - no other Servicing Transfer Event has occurred with respect to the subject
      mortgage loan during the preceding       months.

    The cost of each required appraisal (and any update thereof) will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

    A "Modified Mortgage Loan" is any mortgage loan as to which any Servicing Transfer Event has occurred and which has been modified by the special servicer in a manner that:

    (A) affects the amount or timing of any monthly debt service payment due thereon, other than, or in addition to, bringing current monthly debt service payments with respect to the mortgage loan;

    (B) except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage on any material portion of the related underlying real property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

    (C) in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due thereon.

CUSTODIAL ACCOUNT

    GENERAL. The master servicer will be required to establish and maintain an account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That "custodial account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the bonds.

    The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the servicing and administration agreement.

    DEPOSITS. Under the servicing and administration agreement, the master servicer must deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans, or as otherwise required under the servicing and administration agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage collateral subsequent to the date of initial issuance of the bonds, other than
monthly debt service payments due on or before             , which monthly debt
service payments belong to the related mortgage loan seller:

    (i) all payments on account of principal on the mortgage loans, including principal prepayments;

    (ii) all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

   (iii) all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

    (iv) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of an underlying real property, in each case to the extent not otherwise required to be applied to the restoration of the underlying real property or released to the related borrower;

    (v) all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

    (vi) any amounts paid by us in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Collateral--Cures and Repurchases" in this prospectus supplement;

   (vii) any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

  (viii) all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
         Collateral--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this prospectus supplement;

    (ix) any amount required to be transferred from the special servicer's REO account (see "--REO Properties" below); and

    (x) any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

    Upon receipt of any of the amounts described in clauses (i) through
(v) above with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's custodial account.

    WITHDRAWALS. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

    (i) to remit to the bond trustee for deposit in the bond trustee's payment account (see "Description of the Offered Bonds--Payment Account" in this prospectus supplement) on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO properties that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

       - monthly debt service payments due on a due date subsequent to the end of the related collection period,

       - payments and other collections received after the end of the related collection period, and

       - amounts that are payable or reimbursable from the custodial account to any person other than the bondholders in accordance with any of clauses
         (ii) through (xvii) below;

    (ii) to reimburse itself, the special servicer or the bond trustee, as applicable, for any unreimbursed advances made by that party, such reimbursement to be made out of collections on the mortgage loan or REO property as to which the advance was made;

   (iii) to pay itself earned and unpaid master servicing fees in respect of each mortgage loan, such payment to be made out of collections on that mortgage loan that are allocable as interest;

    (iv) to pay the special servicer, out of general collections on the mortgage loans and any REO properties, earned and unpaid special servicing fees in respect of each specially serviced mortgage loan and each mortgage loan as to which the related underlying property has become an REO property;

    (v) to pay the special servicer (or, if applicable, any predecessor special servicer) earned and unpaid workout fees and liquidation fees to which it is entitled, such payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

    (vi) to reimburse itself, the special servicer or the bond trustee, as applicable, out of general collections on the mortgage loans and any REO properties, for any unreimbursed advance made by that party that has been determined not to be ultimately recoverable pursuant to clause (ii) above;

   (vii) to pay itself, the special servicer or the bond trustee, as applicable, unpaid interest on any advance made by that party, such payment to be made out of Default Interest and late payment charges received
         (A) with respect to the mortgage loan as to which the advance was made and (B) during the collection period in which that advance is reimbursed;

  (viii) in connection with the reimbursement of advances as described in clause (ii) or (vi) above, to pay itself, the special servicer or the bond trustee, as the case may be, out of general collections on the mortgage loans and any REO properties, any interest accrued and payable on that advance and not otherwise payable pursuant to clause (vii) above;

    (ix) to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

    (x) to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

    (xi) to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO property, such payments to be made out of collections on that mortgage loan or REO property, as the case may be;

   (xii) to pay, out of general collections on the mortgage loans and any REO properties, any servicing expenses that would, if advanced, be nonrecoverable pursuant to clause (ii) above;

  (xiii) to pay, out of general collections on the mortgage loans and any REO properties, for certain costs and expenses incurred by the trust estate in connection with the remediation of adverse environmental conditions at any underlying real property that secures a defaulted mortgage loan;

   (xiv) to pay itself, the special servicer, the bond trustee or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO properties, any of the reimbursements or indemnities to which any of those other persons or entities are entitled as described under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and the Issuers" in the accompanying prospectus;

   (xv) to pay, out of general collections on the mortgage loans and any REO properties, for the costs of certain opinions of counsel, the cost of recording the servicing and administration agreement and certain expenses incurred by the tax administrator in connection with providing advice to the special servicer;

   (xvi) to pay any other items described in this prospectus supplement as being payable from the custodial account;

  (xvii) to withdraw amounts deposited in the custodial account in error, including amounts received on any mortgage loan or REO property that has been purchased or otherwise removed from the trust estate; and

  (xviii) to clear and terminate the custodial account upon the termination of the servicing and administration agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The servicing and administration agreement grants to the master servicer and the special servicer, a right to purchase from the trust estate certain defaulted mortgage loans in the priority described below.

    If the special servicer has determined, in its judgment, that the sale of any defaulted mortgage loan under the circumstances described below is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the bond trustee and the master servicer. For a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan at a cash generally equal to the outstanding principal balance of, all accrued and unpaid interest on and all unreimbursed servicing advances with respect to, the subject mortgage loan. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

    The special servicer may offer to sell any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the bondholders (as a collective whole). Any offer must be made in a commercially reasonable manner for a period
of not less than       days. Subject to the discussion in the next paragraph,
the special servicer will be required to accept the highest cash bid received from any person that is a "fair price", determined in accordance with the servicing and administration agreement, for the mortgage loan.

    The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the bondholders, as a collective whole. Furthermore, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the bondholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

    Neither the bond trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted mortgage loan or any REO property.

    In connection with the sale of any defaulted mortgage loan, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

    If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then the special servicer may, on behalf of the bondholders and the issuer, take any of the following actions:

    - institute foreclosure proceedings;

    - exercise any power of sale contained in the related mortgage;

    - obtain a deed in lieu of foreclosure; or

    - otherwise acquire title to the related underlying real property, by operation of law or otherwise.

    The special servicer may not, however, acquire title to any underlying real property, have a receiver of rents appointed with respect to any underlying real property or take any other action with respect to any underlying real property that would cause the bond trustee, for the benefit of the bondholders and the issuer, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of certain federal environmental laws, unless--

    - the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

    - either:

     (a) the report indicates that (i) the particular real property is in compliance with applicable environmental laws and regulations and
        (ii) there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (b) the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (a)(ii) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

    If the trust estate acquires title to any underlying real property, the special servicer, on behalf of the bondholders and the issuer, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

    If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust estate will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the bondholders, for any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances, including interest thereon, of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise payable on the bonds may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

    If any underlying real property suffers sufficient damage that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to complete the restoration unless it determines that--

    - the restoration would be in accordance with the Servicing Standard; and

    - the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds and/or liquidation proceeds.

REO PROPERTIES

    If title to any underlying real property is acquired by the special servicer on behalf of the trust estate, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

    - the IRS grants an extension of time to sell the property, or

    - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust estate or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

    Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO property in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage any REO property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer shall act in accordance with the Servicing Standard to liquidate an REO property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO property within the period specified in the extension or opinion.

    In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust estate will be obligated to operate and manage any underlying real property acquired as REO property in a manner that:

    (i) maintains its status as "foreclosure property" under the REMIC provisions of the Internal Revenue Code of 1986, and

    (ii) is in accordance with the Servicing Standard.

    The special servicer must review the operation of each REO property and consult with the bond trustee, or any person appointed by the bond trustee to act as tax administrator, to determine the trust estate's federal income tax reporting position with respect to the income it is anticipated that the trust estate would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or a tax on "prohibited transactions" under
Section 860F of the Internal Revenue Code of 1986. This determination is most likely to occur in the case of an REO property that is a hotel or residential health care facility. To the extent that income the trust estate receives from an REO property is subject to--

    - a tax on "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

    - a tax on "prohibited transactions", that income would be subject to federal tax at a 100% rate.

    The determination as to whether income from an REO property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The "non-service" portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust estate's income from an REO property would reduce the amount available for payment to the bondholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO property separate and apart from its own funds and general assets. If an REO property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO property. That "REO account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the bonds. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to an REO property. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the servicing and administration agreement.

    The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO property, but only to the extent of amounts on deposit in the account relating to that particular REO property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received in respect of each REO property during that collection period, net of (i) any withdrawals made out of those amounts as described in the preceding sentence and
(ii) any portion of those amounts that may be retained as reserves as described in the next sentence. The special servicer may, subject to certain limitations described in the servicing and administration agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

    The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The special servicer will be required, at the expense of the trust estate, to inspect or cause an inspection of the related underlying real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan. The master servicer also will be required, at its own expense, to inspect or cause an inspection of each underlying real property at least once
per             (or, in the case of each mortgage loan with an unpaid principal
balance of under $            , once every       years), if the special servicer
has not already undertaken an inspection in that period as described in the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause to be prepared a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

    - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

    - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

    The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each performing mortgage loan, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered pursuant to the related loan documents:

    (i) the quarterly and annual operating statements, budgets and rent rolls of the underlying real property; and

    (ii) the quarterly and annual financial statements of the borrower.

    The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

EVIDENCE AS TO COMPLIANCE

    On or before             of each year, beginning             , each of the
master servicer and the special servicer must--

    - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the bond trustee, among others, to the effect that the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year and, on the basis of that examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America ("USAP"), the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report. In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

    - deliver to the bond trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the servicing and administration agreement in all material respects throughout the preceding calendar year or portion
      thereof during which the series "      " bonds were outstanding.

SERVICING EVENTS OF DEFAULT

    Each of the following events, circumstances and conditions will be considered "events of default" under the servicing and administration agreement:

    - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for business days following the date on which the deposit or remittance was required to be made;

    - the master servicer fails to remit to the bond trustee for deposit in the bond trustee's payment account any amount required to be so remitted, and
      that failure continues unremedied for       business days following the
      date on which the remittance was required to be made;

    - the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the servicing and administration agreement, and that failure continues unremedied for business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the bond trustee;

    - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the servicing and administration agreement, and that failure continues
      unremedied for       days after written notice of it has been given to the
      master servicer or the special servicer, as the case may be, by any other
      party to the servicing and administration agreement or by series "      "
      bondholders entitled to not less than       % of the voting rights for the
      series;

    - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the servicing and administration agreement that materially and adversely
      affects the interests of any class of series "      " bondholders, and
      that breach continues unremedied for       days after written notice of it
      has been given to the master servicer or the special servicer, as the case may be, by any other party to the servicing and administration agreement
      or by the series "      " bondholders entitled to not less than       % of
      the voting rights for the series;

    - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, bond trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in
      force for a period of       days;

    - the master servicer or special servicer consents to the appointment of a receiver, liquidator, bond trustee or similar official relating to it or of or relating to all or substantially all of its property;

    - the master servicer or special servicer admits in writing its inability to pay its debts or take certain other actions indicating its insolvency or inability to pay its obligations;

    - one or more ratings assigned by either             or             to the
      series "      " bonds are qualified, downgraded or withdrawn as a result of the master servicer or special servicer acting in that capacity; and

    - the bond trustee receives written notice from either             or
                  that the continuation of the master servicer or the special servicer, as the case may be, in that capacity would result in a qualification, downgrade or withdrawal of any rating then assigned by that
      rating agency to any class of the series "      " bonds.

    When a single entity acts as master servicer and special servicer, an event of default in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

    If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the bond trustee will be authorized, and at the direction of series
"      " bondholders entitled to       % of the voting rights for the series,
the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the servicing and administration agreement and in and to the trust estate other than any rights the defaulting party may have as a bondholder. Upon any termination, the bond trustee must either:

    - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the servicing and administration agreement; or

    - appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

    Series "      " bondholders entitled to   % of the voting rights for the
series may require the bond trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the bond trustee act as that successor.

    In general, the series "      " bondholders entitled to at least       % of
the voting rights allocated to each class of bonds affected by any event of default may waive the event of default. However, certain of the events of default described under "--Events of Default" above may only be waived by all of
the series "      " bondholders. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the servicing and administration agreement.

                        DESCRIPTION OF THE OFFERED BONDS

GENERAL

    The bonds will be issued, on or about             , pursuant to the
indenture. They will be secured, nonrecourse obligations of the issuer and will be payable solely out of the mortgage collateral and the other assets of the trust estate. The trust estate will include:

    - the mortgage loans;

    - any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

    - the loan documents for the mortgage loans;

    - any REO properties acquired in respect of defaulted mortgage loans;

    - those funds or assets as from time to time are deposited in the master servicer's custodial account, the special servicer's REO account, the bond trustee's collection account (see "--Collection Account" below) or the bond trustee's interest reserve account (see "--Payments--Interest Reserve Account" below); and

    - various rights incidental to the representations and warranties made by us as described under "Description of the Mortgage
      Collateral--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

    The bonds will include the following classes:

    - the "A-1", "A-2", "B", "C", "D", "E", "F" and "X" classes, which are the classes of bonds that are offered by this prospectus supplement, and

    - the "G", "H", "J", "K", "L", "M", "N", "R-I", "R-II" and "R-III" classes, which are the classes of bonds that--

        (i) will be retained or privately placed by us, and

        (ii) are not offered by this prospectus supplement.

    The tables below set forth the approximate initial aggregate principal balance or notional amount and the interest rate for each class of series
"      " bonds.

                                 OFFERED BONDS

                                         INITIAL             % OF THE
                                   AGGREGATE PRINCIPAL   INITIAL MORTGAGE      APPROXIMATE
                                       BALANCE OR           COLLATERAL           INITIAL
CLASS DESIGNATION                  NOTIONAL AMOUNT(1)        BALANCE        CREDIT SUPPORT(2)   INTEREST RATE
-----------------                  -------------------   ----------------   -----------------   -------------
Class A-1........................          $                      %                   %                %
Class A-2........................          $                      %                   %                %
Class B..........................          $                      %                   %                %
Class C..........................          $                      %                   %                %
Class D..........................          $                      %                   %                %
Class E..........................          $                      %                   %                %
Class F..........................          $                      %                   %                %
Class X..........................          $(3)                N/A                 N/A                 %(4)

------------------------

(1) The actual initial aggregate principal balance or notional amount of any class of offered bonds at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage collateral balance. The actual size of the initial
    mortgage collateral balance may be as much as       % larger or smaller than
    the amount presented in this prospectus supplement.

(2) Represents the initial aggregate principal balance, expressed as a percentage of the initial mortgage collateral balance, of all classes of
    series "      " bonds that are subordinate to the indicated class.

(3) Notional amount. The class "X" bonds will not have a principal balance.

(4) The interest rate shown above for the class "      " bonds is the
    approximate rate applicable for the payment date in             . The
    interest rate for the class "      " bonds is variable and will be
    calculated pursuant to a formula described under "--Payments--Calculations of Interest Rates" below.

                                PRIVATE BONDS(1)

                                                      INITIAL              % OF THE
                                                AGGREGATE PRINCIPAL    INITIAL MORTGAGE
CLASS DESIGNATION                                   BALANCE(2)        COLLATERAL BALANCE   INTEREST RATE
-----------------                               -------------------   ------------------   -------------
Class G.......................................          $                        %                %
Class H.......................................          $                        %                %
Class J.......................................          $                        %                %
Class K.......................................          $                        %                %
Class L.......................................          $                        %                %
Class M.......................................          $                        %                %
Class N.......................................          $                        %                %

------------------------

(1) The private bonds will also include the class "R-I", class "R-II" and class "R-III" bonds. However, the class "R-I", class "R-II" and class "R-III" bonds do not have principal balances, notional amounts or interest rates.

(2) The actual initial aggregate principal balance of any class of private bonds at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage collateral balance. The actual size of the initial mortgage collateral balance may be
    as much as       % larger or smaller than the amount presented in this
    prospectus supplement.

    The class "A-1", "A-2", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L",
"M" and "N" bonds are the only bonds that will have principal balances. We refer to these bonds as the "principal balance bonds". The principal balance of any of these bonds will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu thereof, and other collections on the mortgage collateral and other assets of the trust estate. Accordingly, on each payment date, the principal balance of each of these bonds will be permanently reduced by any payments of principal actually made with respect to the bond on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these bonds may also be permanently reduced, without any corresponding payment, in connection with losses on the mortgage collateral and default-related and otherwise unanticipated trust estate expenses. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Mortgage Collateral Expenses" below.

    The class "X" bonds will not have principal balances, and the holders of the class "X" bonds will not be entitled to receive payments of principal. However, each class "X" bond will have a notional amount for purposes of calculating the accrual of interest with respect to that bond. The aggregate notional amount of all the class "X" bonds will equal the aggregate principal balance of all the principal balance bonds outstanding from time to time.

    In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your bonds from time to time, you may multiply the original principal balance or notional amount of that bond as of the date of initial issuance of the bonds, as specified on the face of that bond, by the then-applicable bond factor for the relevant class. The "bond factor" for any class of offered bonds, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original aggregate principal balance or notional amount, as applicable, of that class. Bond factors will be reported monthly in the bond trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

    GENERAL. The offered bonds will be issued in book-entry form in original denominations of:

    - in the case of the class "X" bonds, $      initial notional amount and in
      any whole dollar denomination in excess of $      ; and

    - in the case of the other offered bonds, $      initial principal balance
      and in any whole dollar denomination in excess of $      .

    Each class of offered bonds will initially be represented by one or more bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered bond issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Bonds--Book-Entry Registration". For so long as any class of offered bonds is held in book-entry form--

    - all references to actions by holders of those bonds will refer to actions taken by DTC upon instructions received from beneficial owners of those bonds through its participating organizations, and

    - all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those bonds will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those bonds, for payment to beneficial owners of offered bonds through its participating organizations in accordance with DTC's procedures.

    The bond trustee will initially serve as registrar for purposes of providing for the registration of the offered bonds and, if and to the extent physical securities are issued to the actual beneficial owners of any of the offered bonds, the registration of transfers and exchanges of those bonds.

    For a discussion of DTC, see "Description of the Bonds--Book-Entry Registration" in the accompanying prospectus.

    COLLECTION ACCOUNT

    GENERAL. The bond trustee must establish and maintain an account in which it will hold funds pending their payment on the bonds and from which it will make those payments. That "collection account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the bonds. Funds held in the bond trustee's collection account will remain uninvested.

    DEPOSITS. On the business day prior to each payment date, the master servicer will be required to remit to the bond trustee for deposit in the collection account the following funds:

    - All payments and other collections on the mortgage loans and any REO properties that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

       (a) monthly debt service payments due on a due date subsequent to the end of the related collection period;

       (b) payments and other collections received after the end of the related collection period;

       (c) amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the bondholders, including--

            (i) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

            (ii) amounts payable in reimbursement of outstanding advances, together with interest thereon, and

           (iii) amounts payable in respect of other expenses of the trust estate; and

       (d) amounts deposited in the master servicer's custodial account in error.

    - Any advances of delinquent monthly debt service payments and Compensating Interest Payments made with respect to that payment date.

    See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans--Custodial Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

    With respect to each payment date that occurs during March, commencing in
March       , the bond trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an actual/360 basis.

    WITHDRAWALS. The bond trustee may from time to time make withdrawals from its collection account for any of the following purposes:

    - to pay itself a monthly fee which is described under "--The Bond Trustee" below;

    - to indemnify itself and certain related persons as described under "Description of the Governing Documents--General--The Bond Trustee" in the accompanying prospectus;

    - to pay for any opinions of counsel required to be obtained in connection with any amendments to the governing documents;

    - to pay any federal, state and local taxes imposed on the trust estate, the mortgage collateral or other assets included in the trust estate, and/or transactions involving the trust estate, together with all incidental costs and expenses, that are required to be borne by the trust estate as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement;

    - with respect to each payment date during February of any year or during
      January of any year that is not a leap year, commencing in       , to
      transfer to the bond trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to those mortgage loans that accrue interest on an actual/360 basis; and

    - to pay to the person entitled thereto any amounts deposited in the collection account in error.

    On each payment date, all amounts on deposit in the bond trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the bonds. We refer to those funds that are available to make payments on the bonds on any payment date as the "Available Funds" for that date. The Available Funds for any payment date will reflect the deposits to be made to the bond trustee's collection account in connection with that payment date as described under "--Collection Account--Deposits" above.

    The Available Funds for any payment date will consist of two separate components--

    - the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered bonds as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below, and

    - the remaining portion of those funds, which we refer to as the "Available P&I Funds" and which will be paid to the holders of all the bonds, other than the class "E" bonds, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

    The bond trustee must maintain an account in which it will hold certain "interest reserve amounts" described below with respect to those mortgage loans that accrue interest on an actual/360 basis. That "interest reserve account" must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the bonds. Funds held in the bond trustee's interest reserve account will remain uninvested.

    During January, except in a leap year, and February of each calendar year,
beginning in       , the bond trustee will, on or before the payment date in
that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amount with respect to each mortgage loan that accrues interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. That "interest reserve amount" for each such mortgage loan will equal one day's interest accrued at the related mortgage interest rate on the unpaid principal balance of that loan as of the end of the related collection period, net of all unreimbursed advances of principal then outstanding with respect to that loan.

    During March of each calendar year, beginning in       , the bond trustee
will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

    GENERAL.  On each payment date, the bond trustee will, subject to the
Available Funds, make all payments required to be made on the series "      "
bonds on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered bond, however, will be made only upon presentation and surrender of that bond at the location to be specified in a notice of the pendency of that final payment.

    In order for a series "      " bondholder to receive payments by wire
transfer on and after any particular payment date, that bondholder must provide the bond trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that bondholder will receive its payments by check mailed to it.

    Cede & Co. will be the registered holder of your bonds, and you will receive payments on your bonds through DTC and its participating organizations, until physical securities are issued to the actual beneficial owners. See "--Registration and Denominations" above.

    PAYMENTS OF INTEREST.  All of the classes of the series "      " bonds will
bear interest, except for the "R-I", "R-II" and "R-III" classes.

    With respect to each class of interest-bearing bonds, that interest will accrue during each interest accrual period based upon--

    - the interest rate for that class and the related payment date,

    - the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

    - the assumption that each year consists of twelve 30-day months.

    On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each class of interest-bearing bonds will be entitled to receive--

    - the total amount of interest accrued during the related interest accrual period with respect to that class of bonds, reduced by

    - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of bonds.

    If the holders of any class of interest-bearing bonds do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

    The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular class of interest-bearing bonds will equal the product of--

    - the total amount of interest accrued during the related interest accrual period with respect to that class of bonds, multiplied by

    - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of bonds, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes.

    CALCULATION OF INTEREST RATES.

    GENERAL. The interest rates each class of principal balance bonds will be [fixed] at the rate per annum set forth with respect to each such class in the
tables on pages S-      and S-      .

    The interest rate applicable to the class "X" bonds for each payment date will equal the excess, if any, of--

    - the Weighted Average Mortgage Collateral Pass-Through Rate for that payment date, over

    - the weighted average of the interest rates for each of the respective classes of the principal balance bonds for that payment date, weighted on the basis of the relative aggregate principal balances of those classes of principal balance bonds outstanding immediately prior to that payment date.

    The class "R-I", "R-II" and "R-III" bonds will not be interest-bearing and, therefore, will not have interest rates.

    WEIGHTED AVERAGE MORTGAGE COLLATERAL PASS-THROUGH RATE. The "Weighted Average Mortgage Collateral Pass-Through Rate" for each payment date will equal the weighted average of the following annual rates with respect to all of the mortgage loans, weighted on the basis of the mortgage loans' respective stated principal balances immediately prior to that payment date:

    - in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

     (a) the mortgage interest rate in effect for that mortgage loan as of
                    , minus

     (b) the sum of (i) the related master servicing fee rate and (ii)       %
        per annum; and

    - in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to--

     (x) a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, the product of (i) 12, multiplied by (ii) the amount of interest that accrued or would have accrued with respect to that mortgage loan on an actual/360 basis during the related interest accrual period, based on its stated principal balance immediately preceding that payment date and its mortgage
        interest rate in effect as of             , and the denominator of which
        is the stated principal balance of the mortgage loan immediately prior to that payment date, minus

     (y) the sum of (i) the related master servicing fee rate and (ii)       %
        per annum.

    Notwithstanding the foregoing, if the subject payment date occurs during January (except during a leap year) or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in subclause (ii) of the numerator of the fraction described in clause (x) of the second bullet point above will be decreased by any interest reserve amount with respect to that mortgage loan that is transferred from the bond trustee's collection account to the bond trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in subclause (ii) of the numerator of the fraction described in clause (x) of the second bullet point above will be increased by any interest reserve amounts with respect to that mortgage loan that are transferred from the bond trustee's interest reserve account to the bond trustee's collection account during that month.

    The calculation of the Weighted Average Mortgage Collateral Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

    Stated Principal Balance. The "stated principal balance" of each mortgage loan:

    - will initially equal its outstanding principal balance as of             ;
      and

    - will be permanently reduced on each subsequent payment date, to not less than zero, by--

     (i) that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan (see "--Payments--Payments of Principal" below), and

     (ii) the principal portion of any Realized Loss incurred in respect of that mortgage loan during the related collection period (see "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Estate Expenses" below).

    However, the stated principal balance of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO property have been received.

    PAYMENTS OF PRINCIPAL. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the principal balance bonds on each payment date will equal that class' allocable share of the Total Principal Payment Amount for that payment date.

    The "Total Principal Payment Amount" for any payment date will, in general, equal the total, without duplication, of the following:

    - all payments of principal (other than voluntary principal prepayments) received on the mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before or on a due date subsequent to the end of the related collection period;

    - all monthly payments of principal received on the mortgage loans prior to, but that are due during, the related collection period;

    - all voluntary principal prepayments received on the mortgage loans during the related collection period;

    - all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or in respect of any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of
      principal due on or before             or for which an advance of
      principal was previously made for a prior payment date; and

    - all advances of principal made in respect of the mortgage loans for that payment date.

    In general, the aggregate portion of the Total Principal Payment Amount that will be allocated to the class "A-1" and "A-2" bonds on each payment date will equal:

    - in the case of the class "A-1" bonds, the lesser of (i) the entire Total Principal Payment Amount for that payment date and (ii) the aggregate principal balance of the class "A-1" bonds immediately prior to that payment date; and

    - in the case of the class "A-2" bonds, the lesser of (i) the entire Total Principal Payment Amount for that payment date, reduced by any portion thereof allocable to the class "A-1" bonds as described in the preceding bullet point, and (ii) the aggregate principal balance of the class "A-2" bonds immediately prior to that payment date.

    However, if both of those classes are outstanding as of the occurrence of any Class A Principal Payment Cross-Over Date, then the Total Principal Payment Amount for each payment date on and after that Class A Principal Payment Cross-Over Date will be allocable between those two classes on a PRO RATA basis in accordance with their respective aggregate principal balances immediately prior to that payment date, in each case up to that aggregate principal balance. The "Class A Principal Payment Cross-Over Date" will be the first payment date, if any, as of which the aggregate principal balance of the class "A-1" and "A-2" bonds outstanding immediately prior to that payment date, equals or exceeds the sum of:

    (a) the aggregate stated principal balance of the mortgage loans that will be outstanding immediately following that payment date, plus

    (b) the lesser of--

     (i) the Total Principal Payment Amount for that payment date, and

     (ii) the portion of the Available P&I Funds for that payment date that will remain after all required payments of interest on the class "X", "A-1" and "A-2" bonds have been made on that payment date.

    While the class "A-1" and "A-2" bonds are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of principal balance bonds. Following the retirement of the class "A-1" and "A-2" bonds, the Total Principal Payment Amount for each payment date will be allocated to the remaining classes of the principal balance bonds in the order of priority set forth below, in each such case up to the lesser of
(i) the portion of that Total Principal Payment Amount that remains unallocated and (ii) the principal balance of the particular class immediately prior to that payment date. In general, this means that, following the retirement of the class "A-1" and "A-2" bonds, the holders of the outstanding class of principal balance bonds that is ranked the highest in the following table will be entitled to receive payments of principal in an amount equal to the entire Total Principal Payment Amount for each payment date until the aggregate principal balance of that class is reduced to zero. In no event will the holders of any class of principal balance bonds listed in the following table be entitled to receive any payments of principal until the aggregate principal balance of the class "A-1" and "A-2" bonds is reduced to zero. Furthermore, in no event will the holders of any class of principal balance bonds listed in the following table be entitled to receive any payments of principal until the aggregate principal balance of all other classes, if any, of principal balance bonds listed above it in the following table is reduced to zero.

ORDER OF ALLOCATION                                            CLASS
-------------------                                           --------
    1.......................................................     B
    2.......................................................     C
    3.......................................................     D
    4.......................................................     E
    5.......................................................     F
    6.......................................................     G
    7.......................................................     H
    8.......................................................     J
    9.......................................................     K
    10......................................................     L
    11......................................................     M
    12......................................................     N

    REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Estate Expenses" below, the aggregate principal balance of any class of the principal balance bonds may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance bonds, then, subject to Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, WITHOUT INTEREST. References in this prospectus supplement to the "reimbursement amount" mean, in the case of any class of the principal balance bonds for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all reductions, if any, made in the aggregate principal balance of that class on all prior payment dates as discussed under "--Reductions of Bond Principal Balances in Connection with Realized Losses and Additional Trust Estate Expenses" below.

    PRIORITY OF PAYMENTS. On each payment date, the bond trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

      ORDER OF          RECIPIENT
       PAYMENT          CLASS OR CLASSES                   TYPE AND AMOUNT OF PAYMENT
---------------------   ----------------  ------------------------------------------------------------
          1             A-1, A-2 and      Interest up to the total interest payable on those
                        X...............  classes(1)

          2             A-1.............  Principal up to the total principal payable on that class

          3             A-1.............  Reimbursement up to the reimbursement amounts for those classes

          4             A-2.............  Interest up to the total interest payable on that class

          5             A-2.............  Principal up to the total principal payable on that class(2)

          6             A-2.............  Reimbursement up to the reimbursement amount for that class

          7             B...............  Interest up to the total interest payable on that class

          8             B...............  Principal up to the total principal payable on that class(2)

          9             B...............  Reimbursement up to the reimbursement amount for that class

         10             C...............  Interest up to the total interest payable on that class

         11             C...............  Principal up to the total principal payable on that class(2)

         12             C...............  Reimbursement up to the reimbursement amount for that class

         13             D...............  Interest up to the total interest payable on that class

         14             D...............  Principal up to the total principal payable on that class(2)

         15             D...............  Reimbursement up to the reimbursement amount for that class

         16             E...............  Interest up to the total interest payable on that class

         17             E...............  Principal up to the total principal payable on that class(2)

         18             E...............  Reimbursement up to the reimbursement amount for that class

         19             F...............  Interest up to the total interest payable on that class

         20             F...............  Principal up to the total principal payable on that class(2)

         21             F...............  Reimbursement up to the reimbursement amount for that class

         22             G...............  Interest up to the total interest payable on that class

         23             G...............  Principal up to the total principal payable on that class(2)

         24             G...............  Reimbursement up to the reimbursement amount for that class

         25             H...............  Interest up to the total interest payable on that class

         26             H...............  Principal up to the total principal payable on that class(2)

         27             H...............  Reimbursement up to the reimbursement amount for that class

      ORDER OF          RECIPIENT
       PAYMENT          CLASS OR CLASSES                   TYPE AND AMOUNT OF PAYMENT
---------------------   ----------------  ------------------------------------------------------------
         28             J...............  Interest up to the total interest payable on that class

         29             J...............  Principal up to the total principal payable on that class(2)

         30             J...............  Reimbursement up to the reimbursement amount for that class

         31             K...............  Interest up to the total interest payable on that class

         32             K...............  Principal up to the total principal payable on that class(2)

         33             K...............  Reimbursement up to the reimbursement amount for that class

         34             L...............  Interest up to the total interest payable on that class

         35             L...............  Principal up to the total principal payable on that class(2)

         36             L...............  Reimbursement up to the reimbursement amount for that class

         37             M...............  Interest up to the total interest payable on that class

         38             M...............  Principal up to the total principal payable on that class(2)

         39             M...............  Reimbursement up to the reimbursement amount for that class

         40             N...............  Interest up to the total interest payable on that class

         41             N...............  Principal up to the total principal payable on that class(2)

         42             N...............  Reimbursement up to the reimbursement amount for that class

         43             R-I, R-II and     Any remaining Available P&I Funds
                        R-III...........

------------------------

(1) PRO RATA among the recipient classes based on the respective amounts of interest payable thereon.

(2) No principal will be payable on the recipient class unless and until the aggregate principal balance of all classes of the principal balance bonds listed above the recipient class in the foregoing table has been reduced to zero.

    PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid pursuant to a yield maintenance formula, then the amount of that prepayment consideration will be paid as additional interest on the payment date corresponding to that collection period to the holders of the class of principal balance bonds senior
to the class "      " bonds that is then entitled to payments of principal on
that payment date, up to its prepayment consideration entitlement in connection with the particular prepayment consideration or specified portion thereof.

    If there are two or more classes of principal balance bonds senior to the
class "      " bonds that are entitled to payments of principal on any
particular payment date on which any prepayment consideration is payable, the aggregate amount of that prepayment consideration will be allocated among all of those classes up to, and on a PRO RATA basis in accordance with, their respective prepayment consideration entitlements.

    The "prepayment consideration entitlement" of the holders of any class of
principal balance bonds senior to the class "      " bonds with respect to any
prepayment consideration, or specified portion thereof, net of workout fees and liquidation fees payable therefrom, for any payment date on which that class of bonds is entitled to payments of principal, will be an amount equal to
(a) that prepayment consideration, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the interest rate for that class of principal balance bonds over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by (c) a fraction, the numerator of which is equal to the amount of principal payable to such class of principal balance bonds on that payment date, and the denominator of which is the amount of principal to be paid on that payment date.

    The "discount rate" applicable to any class of principal balance bonds with respect to any prepaid mortgage loan will equal the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

    The portion of any prepayment premium and/or yield maintenance charge remaining after payment of the amounts calculated as described above to the holders of the respective classes of principal balance bonds senior to the class
"      " bonds will be paid to the holders of the class "X" bonds. After the payment date on which the principal balances of all classes of principal balance
bonds senior to the class "      " bonds have been reduced to zero, any
prepayment premium and/or yield maintenance charge collected on the mortgage loans will be paid entirely to the holders of the class "X" bonds.

    Neither we nor the underwriter makes any representation as to the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium or yield maintenance charge. See "Description of the Mortgage Collateral--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

    PAYMENTS OF ADDITIONAL INTEREST.  The class "      " bonds will entitle the
holders to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD loans.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any underlying real property may be acquired as part of the trust estate through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO property is liquidated, for purposes of determining--

    - payments on the bonds,

    - allocations of Realized Losses and Additional Trust Estate Expenses to the bonds, and

    - the amount of all fees payable to the master servicer, the special servicer and the bond trustee under the governing documents.

    In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Mortgage Collateral Pass-Through Rate and the Total Principal Payment Amount for each payment date.

    Operating revenues and other proceeds derived from an REO property will be applied--

    - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the bond trustee for the payment of, certain costs and expenses incurred in connection with the operation and disposition of the REO property, and

    - THEREAFTER, as collections of principal, interest and other amounts "due" on the related mortgage loan.

    To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the bond trustee will be required to make advances of principal and/or interest in respect of each mortgage loan as to which the related underlying real property has become an REO property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO BOND PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND
  ADDITIONAL TRUST ESTATE EXPENSES

    As a result of Realized Losses and Additional Trust Estate Expenses, the aggregate stated principal balance of the mortgage collateral may decline below the aggregate principal balance of the principal balance bonds. If this occurs following the payments made to the bondholders on any payment date, then the respective aggregate principal balances of the various classes of the principal balance bonds are to be successively reduced in the following order, until the aggregate principal balance of the principal balance bonds equals the aggregate stated principal balance of the mortgage collateral that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION                                                              CLASS
-------------------                                                         ---------------
    1.......................................................                      N
    2.......................................................                      M
    3.......................................................                      L
    4.......................................................                      K
    5.......................................................                      J
    6.......................................................                      H
    7.......................................................                      G
    8.......................................................                      F
    9.......................................................                      E
    10......................................................                      D
    11......................................................                      C
    12......................................................                      B
    13......................................................                A-1 and A-2*

------------------------

*   PRO RATA based on aggregate principal balance.

    The reductions in the aggregate principal balances of the respective classes of the principal balance bonds, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Estate Expenses that caused the particular mismatch in balances between the mortgage loans and the principal balance bonds. A reduction of this type in the aggregate principal balance of a class of the principal balance bonds will result in a corresponding reduction in the aggregate notional amount of the class "X" bonds.

    Any "Realized Losses" are losses on or in respect of the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at an underlying real property. The Realized Loss in respect of a liquidated mortgage loan (or related REO property) is an amount generally equal to the excess, if any, of:

    - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and (ii) all related unreimbursed servicing advances and unpaid liquidation expenses, over

    - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

    If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

    An "Additional Trust Estate Expense" is, in general, an expense of the trust estate that (i) arises out of a default on a mortgage loan or an otherwise unanticipated event and (ii) is not covered by a servicing advance or a corresponding collection from the related borrower. Some examples of Additional Trust Estate Expenses are:

    - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

    - any interest paid to the master servicer, the special servicer and/or the bond trustee in respect of unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan;

    - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the trust estate;

    - certain unanticipated, non-mortgage loan specific expenses of the trust estate, including--

     (i) certain reimbursements and indemnifications to the bond trustee as described under "Description of the Governing Documents--The Indenture--The Bond Trustee" in the accompanying prospectus,

     (ii) certain reimbursements to the master servicer, the special servicer and the issuer as described under "Description of the Governing Documents--The Servicing and Administration Agreement(s)--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and the Issuer" in the accompanying prospectus, and

     (iii) certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust estate as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

    - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

    - any amounts expended on behalf of the trust estate to remediate an adverse environmental condition at any underlying real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

    The master servicer will be required to make, for each payment date, an aggregate amount of advances of principal and/or interest ("P&I advances") generally equal to all monthly debt service payments (other than balloon payments) and assumed monthly debt service payments, in each case net of related master servicing fees, that (a) were due or deemed due, as the case may be, in respect of the mortgage loans during the related collection period and (b) were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

    - the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

    - a fraction, the numerator of which is equal to the stated principal balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the stated principal balance of the mortgage loan. See "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement.

    With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement thereof as and to the extent provided in the servicing and administration agreement, funds held in the master servicer's custodial account that are not required to be part of the Available Funds for that payment date.

    If the master servicer fails to make a required P&I advance and the bond trustee is aware of that failure, the bond trustee will be obligated to make the advance. See "--The Bond Trustee" below.

    The master servicer and the bond trustee will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the bond trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the bond trustee makes any P&I advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued thereon as described below, out of general collections on the mortgage loans and any REO properties on deposit in the master servicer's custodial account from time to time. See "Description of the Bonds--Advances in Respect of Delinquencies" in the accompanying prospectus and "Servicing of the Mortgage Loans--Custodial Account" in this prospectus supplement.

    The master servicer and the bond trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds. That interest will accrue on the amount of each P&I advance, and compound monthly, for so long as that advance is outstanding at an annual rate equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL,as that "prime rate" may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that advance is reimbursed--

    - FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

    - THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

    Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the bond trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on the bonds.

    An "assumed monthly debt service payment" will be an amount of principal and/or interest deemed due with respect to:

    - each mortgage loan that is delinquent in respect of its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

    - each mortgage loan as to which the related underlying real property has become an REO property.

    The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust estate, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related underlying real property has become an REO property, will equal, for each due date that the REO property remains part of the trust estate, the monthly debt service payment (or, in the case of a mortgage loan delinquent in respect of its balloon payment, the assumed monthly debt service payment) due (or deemed due) on the last due date prior to the acquisition of that REO property. [Assumed monthly debt service payments for ARD loans do not include Post-ARD Additional Interest or accelerated amortization payments.]

ISSUER EVENTS OF DEFAULT

    Each of the following constitute an issuer event of default with respect to
the series "      " bonds--

[SPECIFY EVENTS OF DEFAULT]

RIGHTS UPON THE OCCURRENCE OF AN ISSUER EVENT OF DEFAULT

    Upon the occurrence of an issuer event of default, the bond trustee shall--

    [SPECIFY ACTIONS TO BE TAKEN AND NOTICES TO BE GIVEN BY THE BOND TRUSTEE.]

    The bond trustee upon written request of the bondholders representing more
than       % of the aggregate principal amount of the series "      " bonds
shall--

    [SPECIFY REMEDIES AVAILABLE TO THE BONDHOLDERS AND THE ACTIONS TO BE TAKEN BY THE BOND TRUSTEE.]

    If following an issuer event of default, the series "      " bonds have been
declared due and payable, the bond trustee may liquidate the mortgage collateral, if--

    [SPECIFY LIQUIDATION CONDITIONS AS WELL AS CIRCUMSTANCES UNDER WHICH THE BOND TRUSTEE MAY ELECT TO MAINTAIN POSSESSION OF THE MORTGAGE COLLATERAL. ]

REPORTS TO BONDHOLDERS; CERTAIN AVAILABLE INFORMATION

    BONDHOLDER REPORTS. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the bond trustee, the bond trustee will be required to prepare and deliver (or, if not prepared by the bond trustee, to forward) on each payment date to the
holders of each class of series "      " bonds and to each beneficial owner of
an offered bond held in book-entry form that is identified to the reasonable satisfaction of the bond trustee, or make available as described below under "--Information Available Electronically":

(1) A "Payment Date Statement" setting forth, among other things: [LIST INFORMATION TO BE DISCLOSED.]

(2) A "CMSA Loan Periodic Update File" and a "CMSA Property File" setting forth certain information with respect to the mortgage loans and the underlying real properties, respectively.

(3) A "Mortgage Collateral Data Update Report", which may be included as part of the Payment Date Statement, containing information regarding the mortgage loans as of the end of the related collection period.

    The master servicer or the special servicer, as specified in the servicing and administration agreement, is required to deliver to the bond trustee monthly, and the bond trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports:

    (a) A "Delinquent Loan Status Report" containing substantially the information set forth in Annex D to this prospectus supplement.

    (b) An "Historical Loan Modification Rep E to this prospectus supplement.

    (c) An "Historical Liquidation Report" containing substantially the information set forth in Annex F to this prospectus supplement.

    (d) An "REO Status Report" containing substantially the information set forth in Annex G to this prospectus supplement.

    (e) A "Servicer Watch List" containing substantially the content set forth in Annex H to this prospectus supplement.

    (f) A "Loan Payoff Notification Report" setting forth, among other things, for each mortgage loan where written notice of anticipated payoff has
       been received as of the determination date at least       business days
       prior to the preparation of the report, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of the yield maintenance charge or prepayment premium due.

    (g) A "Comparative Financial Status Report" containing substantially the information set forth in Annex K to this prospectus supplement.

In this prospectus supplement, we refer to these reports, together with the Payment Date Statement, as the "bondholder reports".

    In addition, upon the request of any holder of a series "      " bond or, to
the extent identified to the reasonable satisfaction of the bond trustee, beneficial owner of an offered bond, the bond trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the bond trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or special servicer:

    (x) with respect to any underlying real property or REO property, an "Operating Statement Analysis Report" containing substantially the information set forth in Annex I to this prospectus supplement; and

    (y) with respect to any underlying real property or REO property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J to this prospectus supplement.

    In this prospectus supplement, we refer to the reports identified in clauses
(a), (b), (c), (d) and (f) above as the "unrestricted servicer reports", and the reports identified in clauses (e), (g), (x) and (y) above as the "restricted servicer reports".

    BOOK-ENTRY BONDS. If you hold your bonds in book-entry from through DTC, you may obtain direct access to the monthly reports of the bond trustee as if you were a bondholder, provided that you deliver a written certification to the bond trustee confirming your beneficial ownership in the offered bonds. Otherwise, until definitive securities are issued in respect of your bonds, the information contained in the bondholder reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the bond trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered bonds, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The issuer, the master servicer, the special servicer, the bond trustee and the bond registrar are required to recognize as bondholders only those persons in whose names the bonds are registered on the books and records of the bond registrar.

    INFORMATION AVAILABLE ELECTRONICALLY. The bond trustee will make available each month, to any interested party, the Payment Date Statement, any Mortgage Collateral Data Update Report, the Unrestricted Servicer Reports, the CMSA Loan Periodic Update Files and the CMSA Loan Setup Files via the bond trustee's internet website, electronic bulletin board and fax-on-demand service. The bond
trustee's internet website will initially be located at "            ".

    The bond trustee's electronic bulletin board may be accessed by calling (  )
  -      , and its fax-on- demand service may be accessed by calling (  )
  -      . For assistance with regard to the services described above, investors
may call (  )   -      .

    The bond trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the bond trustee for which it is not the original source.

    The bond trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The bond trustee shall not be liable for the dissemination of information made in accordance with the servicing and administration agreement.

    OTHER INFORMATION. The servicing and administration agreement will obligate the bond trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered bond or any person identified to the bond trustee by any such holder or beneficial owner as a prospective transferee of an offered bond or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items:

    - the indenture, the deposit trust agreement and the servicing and administration agreement, including exhibits, and any amendments thereto;

    - all monthly reports of the bond trustee delivered to bondholders since the date of initial issuance of the bonds;

    - all officer's certificates delivered to the bond trustee by the master servicer and/or the special servicer since the date of initial issuance of the bonds, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

    - all accountant's reports delivered to the bond trustee in respect of the master servicer and/or the special servicer since the date of initial issuance of the bonds, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

    - the most recent inspection report in respect of each underlying real property prepared by the master servicer or the special servicer and delivered to the bond trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

    - the most recent appraisal, if any, with respect to each underlying real property obtained by the master servicer or the special servicer and delivered to the bond trustee (see "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement);

    - the most recent quarterly and annual operating statement and rent roll for each underlying real property and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the bond trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

    - the mortgage files, including all documents, such as modifications, waivers and amendments of the mortgage loans, that are to be added to the mortgage files from time to time.

    Copies of any and all of the foregoing items will be available from the bond trustee upon request. However, the bond trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

    In connection with providing access to or copies of the items described above, the bond trustee may require:

    - in the case of a beneficial owner of a bond held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the bond trustee, generally to the effect that the person or entity is a beneficial owner of offered bonds and will keep the information confidential; and

    - in the case of a prospective purchaser of bonds or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the bond trustee, generally to the effect that the person or entity is a prospective purchaser of bonds or an interest therein, is requesting the information for use in evaluating a possible investment in the bonds and will otherwise keep the information confidential.

    Bondholders will be deemed to have agreed to keep the information described above confidential by the acceptance of their bonds. However, no holder, beneficial owner or prospective transferee of any bond or interest therein will be required to keep confidential any information that has previously been filed with the SEC, and the bond trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

VOTING RIGHTS

       % of the voting rights for the series "      " bonds will be allocated
among the respective classes of principal balance bonds in proportion to the aggregate principal balances thereof at all times during the term of the
governing documents.    % of the voting rights will be allocated to the class
"X" bonds. Voting rights allocated to a class of bonds will be allocated among those bonds in proportion to the percentage interests in that class evidenced by each such bond.

OPTIONAL REDEMPTION

    The issuer may, at its option, redeem any class of offered bonds, in whole but not in part, on any payment date, if--

    (i) the then aggregate principal balance of such class of bonds is less than % of the initial aggregate principal balance of such class, and

    (ii) no event of default has occurred and is continuing under the governing documents.

    The redemption price will be equal to 100% of the unpaid aggregate principal balance of the bonds to be redeemed, plus any accrued and unpaid interest due on such bonds. No yield maintenance amount will be payable in connection with an option redemption. See "Yield and Maturity Consideration in this prospectus supplement."

    Notice of any optional redemption must be mailed by the issuer or the bond
trustee at least       days prior to the date set for optional redemption.

[PROVIDE DESCRIPTION OF ANY SPECIAL OR MANDATORY REDEMPTION.]

THE BOND TRUSTEE

    [INSERT DESCRIPTION OF THE BOND TRUSTEE.]

    The bond trustee will be entitled to a monthly fee for its services, which
fee will accrue on a 30/360 basis at       % per annum on the stated principal
balance outstanding from time to time of the mortgage collateral and other assets of the mortgage collateral. The bond trustee fee is payable out of the mortgage collateral.

    See also "Description of the Governing Documents--The Bond Trustee" in the accompanying prospectus.

THE ISSUER

    LB Commercial Mortgage Trust             is an owner trust formed by us
under the laws of the State of             , pursuant to the deposit trust
agreement. We will initially hold 100% of the beneficial ownership interests in the issuer, but we may transfer some or all of such ownership interests to one or more other persons or entities.

    The issuer will not have any activities other than:

    - acquiring, holding and, pursuant to the indenture, pledging the mortgage collateral and other assets of the trust estate to the bond trustee;

    - issuing the series "      " bonds and the ownership certificates;

    - making payments on the series "      " bonds and the ownership
      certificates; and

    - taking any action necessary to accomplish the foregoing.

    The issuer's principal offices are located at             . Its telephone
number is             .

THE OWNER TRUSTEE

          is the owner trustee under the deposit trust agreement. Its principal
trust offices are located at       . Its telephone number is       .

    The owner trustee will be paid a fee of $            as compensation for the
performance of its duties under the deposit trust agreement.             will be
responsible for payment of the owner trustee fee.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL.  The yield on any offered bond will depend on:

    (a) the price at which the bond is purchased by an investor, and

    (b) the rate, timing and amount of payments on the bond.

    The rate, timing and amount of payments on any offered bond will in turn depend on, among other things,

    - the interest rate for the bond,

    - the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the bond,

    - the rate, timing and severity of Realized Losses and Additional Trust Estate Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the bond, and

    - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the bond.

    INTEREST RATES. The interest rates for the respective classes of the principal balance bonds are, in each case, fixed. However, the interest rate applicable to the class "X" bonds will be variable and will be calculated based in part on the Weighted Average Mortgage Collateral Pass-Through Rate from time to time. Accordingly, the yield on the class "X" bonds will be sensitive to changes in the relative composition of the mortgage collateral as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default. In addition, the interest rate for the class "X" bonds will vary with changes in the relative sizes of the aggregate principal balances of the respective classes of principal balance bonds. The Weighted Average Mortgage Collateral Pass-Through Rate and the interest rate for the class "X" bonds will not be affected by modifications, waivers and amendments in respect of the mortgage loans.

    See "Description of the Offered Bonds--Payments--Calculation of Interest Rates" and "Description of the Mortgage Collateral" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

    RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on the class "X" bonds will be extremely sensitive to, and the yield to maturity on any other offered bonds purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in reduction of the bond principal balances or certified notional amounts of the bonds. In turn, the rate and timing of principal payments that are paid or otherwise result in reduction of the aggregate principal balance or notional amount, as the case may be, of each class of offered bonds will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans. Finally, the rate and timing of principal payments on or in respect of the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the underlying real properties, or purchases or other removals of mortgage loans from the trust estate.

    Prepayments and other early liquidations of the mortgage loans will result in payments on the principal balance bonds of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those bonds. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the principal balance bonds, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those bonds. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this prospectus supplement. In addition, the ability of a borrower under an ARD loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the related underlying real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD loan will be paid in full on its anticipated repayment date.

    The extent to which the yield to maturity on any offered bond may vary from the anticipated yield will depend upon the degree to which the bond is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the bond. If you purchase your bonds at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class "X" bonds, or if you purchase any other offered bonds at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

    If you are contemplating an investment in the class "X" bonds, you should fully consider the risk that an extremely rapid rate of principal payments on the mortgage loans could result in your failure to recoup fully your initial investment.

    Because the rate of principal payments on or in respect of the mortgage loans will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the trust estate.

    Even if they are available and payable on your bonds, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your bonds attributable to the related prepayments of the mortgage loans.

    DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the mortgage loans will affect the amount of payments on your bonds, the yield to maturity of your bonds, the rate of principal payments on your bonds and the weighted average life of your bonds. Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your bonds for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your bonds.

    If--

    - you calculate the anticipated yield to maturity for your bonds based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, and

    - the additional losses result in a reduction of the total payments on or the aggregate principal balance or notional amount of your bonds,

then your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative.

    The timing of any loss on a liquidated mortgage loans that results in a reduction of the total payments on or the aggregate principal balance or notional amount of your bonds will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

    Even if losses on the mortgage loans do not result in a reduction of the total payments on or the aggregate principal balance or bond notional amount of your bonds, the losses may still affect the timing of payments on (and, accordingly, the weighted average life and yield to maturity of) your bonds.

    CERTAIN RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or in respect of the mortgage loans:

    - prevailing interest rates;

    - the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

    - the demographics and relative economic vitality of the areas in which the underlying real properties are located;

    - the general supply and demand for commercial and multifamily rental space of the type available at the underlying real properties in the areas in which the underlying real properties are located;

    - the quality of management of the underlying real properties;

    - the servicing of the mortgage loans;

    - possible changes in tax laws; and

    - other opportunities for investment.

    See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Collateral" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

    The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell underlying real properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their underlying real properties prior to the exhaustion of tax depreciation benefits.

    A number of the underlying borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

    We make no representation or warranty regarding:

    - the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans;

    - the relative importance of those factors;

    - the percentage of the aggregate principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

    - the overall rate of prepayment or default on the mortgage loans.

    UNPAID INTEREST. If the portion of the Available P&I Funds payable in respect of interest on any class of offered bonds on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those bonds on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Bonds--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered bonds for so long as it is outstanding.

    DELAY IN PAYMENTS. Because monthly payments will not be made on the bonds until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your interest rate and purchase price, assuming such price did not account for such delay.

YIELD SENSITIVITY

    The tables on Annex C-1 hereto (the "yield tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the class "X" bonds), weighted average life, first payment date on which principal is to be paid and final payment date on which principal is to be paid with respect to each class of offered bonds, prepared using the Modeling Assumptions (as described below). Where applicable, they also show the specified assumed purchase prices, which prices do not include accrued interest. Assumed
purchase prices are expressed in 32nds (E.G.,       means       %) as a
percentage of the initial aggregate principal balance or notional amount of each class of offered bonds. For purposes of the yield tables relating to the class "X" bonds, the information therein relating to weighted average life, first principal payment date and last principal payment date is being calculated in respect of the notional amount of class "X" bonds as if it were a principal balance.

    The yields set forth in the yield tables were calculated by

    - determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered bonds, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and
      including             to but excluding the assumed settlement date (as
      described below), and

    - converting such monthly rates to semi-annual corporate bond equivalent rates.

    That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered bonds and, consequently, does not purport to reflect the return on any investment in the offered bonds when such reinvestment rates are considered.

    For purposes of the yield tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the "modified duration" approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the mortgage loans and extensions in respect of balloon payments that actually occur during the life of the class "A-1", class "A-2", class "B", class "C", class "D", class "E" and class "F" bonds and by the actual performance of the mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the yield tables.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of one or more mortgage loans.

    The yield tables were derived from calculations based on the following assumptions (collectively, the "Modeling Assumptions"):

    - the mortgage loans have the characteristics set forth on Annex A-1 and the
      initial mortgage collateral balance is approximately $            ;

    - the initial aggregate principal balance or notional amount, as the case may be, of each class of principal balance bonds is as described in this prospectus supplement;

    - the interest rate for each class of principal balance bonds is as described in this prospectus supplement.

    - there are no delinquencies or losses in respect of the mortgage loans, there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans, there are no Appraisal Reduction Amounts with respect to the mortgage loans and there are no casualties or condemnations affecting the underlying real properties;

    - all mortgage loans have due dates on the       day of each month the
      monthly debt service payments are due and accrue interest on the respective basis described in this prospectus supplement (I.E., a 30/360 basis or an actual/360 basis);

    - all prepayments are assumed to be accompanied by a full month's interest;

    - there are no breaches of our representations and warranties regarding the mortgage loans;

    - monthly debt service payments on the mortgage loans are timely received on
      the       day of each month;

    - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period ("LOP"), yield maintenance period ("YMP") or declining premium period ("Declining Premium"), in each case if any; each ARD loan is paid in full on its anticipated repayment date; and, otherwise, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayments);

    - no mortgage loan is required to be repurchased by us;

    - no prepayment interest shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

    - there are no Additional Trust Estate Expenses;

    - payments on the offered bonds are made on the       day of each month,
      commencing in             ; and

    - the offered bonds are settled on             (the "assumed settlement
      date").

    The characteristics of the mortgage loans will differ in certain respects from those assumed in preparing the yield tables, and the yield tables are presented for illustrative purposes only. Thus, neither the mortgage collateral nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with any designated scenario for the yield tables. In addition, there can be no assurance that--

    - the mortgage loans will prepay at any particular rate,

    - the mortgage loans will not prepay, involuntarily or otherwise, during lockout periods, yield maintenance periods and/or declining premium periods,

    - the ARD loans will be paid in full on their respective anticipated repayment dates,

    - the actual pre-tax yields on, or any other payment characteristics of, any class of offered bonds will correspond to any of the information shown in the yield tables, or

    - the aggregate purchase prices of the offered bonds will be as assumed.

    You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered bonds.

    For purposes of the modeling assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, or a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

WEIGHTED AVERAGE LIVES OF CERTAIN CLASSES OF OFFERED BONDS

    The weighted average life of any offered bond, other than a class "X" bond, refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that bond is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered bond, other than a class "X" bond, is determined as follows:

    - multiply the amount of each principal payment on the bond by the number of years from the assumed settlement date to the related payment date;

    - sum the results; and

    - divide the sum by the aggregate amount of the reductions in the principal balance of the bond.

    Accordingly, the weighted average life of any offered bond, other than a class "X" bond, will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of principal to which the bond belongs.

    As described in this prospectus supplement, the principal payment amount for each payment date will be payable first in respect of the class "A-1" and/or class "A-2" bonds until the principal balances of those classes are reduced to zero, and will thereafter be distributable entirely in respect of the other classes of principal balance bonds, sequentially based upon their relative seniority, in each such case until the related principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class "A-1" and class "A-2" bonds may be shorter, and the weighted average lives of the other classes of principal balance bonds may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a PRO RATA basis among the respective classes of principal balance bonds.

    The tables (the "decrement tables") set forth in Annex C-2 show with respect to each class of offered bonds (other than the class "X" bonds) the weighted average life thereof, and the percentage of the related initial aggregate principal balance that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the modeling assumptions.

    As used in each of the decrement tables, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, except that each ARD loan is paid in full on its anticipated repayment date. The columns headed "25%", "50%", "75%" and "100%" assume that no prepayments are made on any mortgage loan during such mortgage loan's lockout period, yield maintenance period or declining premium period, in each case if any, and are otherwise made on each of the mortgage loans at the indicated CPRs, except that each ARD loan is paid in full on its anticipated repayment date. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a lockout period, a yield maintenance period or a declining premium period, will conform to any particular CPR. We make no representation that--

    - the mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

    - all the mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

    - mortgage loans backing your bonds that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

    Substantially all of the proceeds from the sale of the offered bonds will be used by the issuer to purchase the mortgage loans and to pay certain expenses in connection with the issuance of the bonds.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    Upon the issuance of the bonds,             , our counsel, will deliver its
opinion generally to the effect that, assuming compliance with the governing documents, and subject to certain other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 (for purposes of this "Federal Income Tax Consequences" section, the "Code"). The assets of REMIC I will generally include the mortgage loans, any REO properties acquired on behalf of the bondholders and the issuer, the master servicer's custodial account, the special servicer's REO account and the bond trustee's collection account and interest reserve account, but will exclude any collections of Post-ARD Additional Interest on the ARD loans. For federal income tax purposes,

    - the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will be the assets of REMIC II,

    - the class "R-I" bonds will evidence the sole class of "residual interests" in REMIC I,

    - the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will be the assets of REMIC III,

    - the class "R-II" bonds will evidence the sole class of "residual interests" in REMIC II,

    - the class "A-1", "A-2", "X", "B", "C", "D", "E", "F", "G", "H", "J", "K",
      "L", "M" and "N" bonds will evidence the "regular interests" in, and will generally be treated as debt obligations of, REMIC III, and

    - the class "R-III" bonds will evidence the sole class of "residual interests" in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

    For federal income tax reporting purposes, it is anticipated that the class
"      " and class "      " bonds will be issued with more than a DE MINIMIS
amount of original issue discount. The class "      " bonds will be issued with
a DE MINIMIS amount of original issue discount. The other classes of offered bonds will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

   [- the ARD loans will be paid in full on their respective anticipated repayment dates,]

    - no mortgage loan will otherwise be prepaid prior to maturity, and

    - there will be no extension of maturity for any mortgage loan.

However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Bonds" in the accompanying prospectus.

    The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and
Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered bonds. We recommend that you consult with your own tax advisor concerning the tax treatment of your bonds.

    If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered bonds, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class "X" bond. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to the bonds. Although the matter is not free from doubt, a holder of a class "X" bond may be permitted to deduct a loss to the extent that his or her respective remaining basis in the bond exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

    Certain classes of the offered bonds may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered bonds will be treated as holding a bond with amortizable bond premium will depend on the bondholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the bondholder. If you acquire an interest in any class of offered bonds issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

    Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered bonds as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered bonds entitled to that amount. For federal
income tax reporting purposes,             will report prepayment premiums or
yield maintenance charges as income to the holders of a class of offered bonds entitled thereto only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered bonds and that taxable income be reported based on the projected constant yield to maturity of the offered bonds. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered bonds. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered bond would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS X BONDS

    The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

    - entitle the holder to a specified principal amount,

    - pay interest at a fixed or variable rate, and

    - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class "X" bonds, which do not have principal balances, could be subject to this provision and only if a holder of those bonds engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED BONDS

    Except to the extent noted below, the offered bonds will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust estate would be so treated. In addition, interest, including original issue discount, if any, on the offered bonds will be interest described in Section 856(c)(3)(B) of the Code to the extent that the bonds are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code.

    Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code. Consequently, the offered bonds will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered bonds may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. The offered bonds will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.

    To the extent an offered bond represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

    - a portion of that bond may not represent ownership of "loans secured by an interest in real property" or other assets described in
      Section 7701(a)(19)(C) of the Code;

    - a portion of that bond may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

    - the interest on that bond may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
      Section 856(c)(3)(B) of the Code.

See "Description of the Mortgage Collateral" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Bonds" in the accompanying prospectus.

    For further information regarding the federal income tax consequences of investing in the offered bonds, see "Federal Income Tax Consequences" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986 impose various requirements on--

    - employee benefit plans, and on certain other retirement plans, arrangements and accounts, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986 (each, an "ERISA Plan"), and

    - persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan ("Plan Assets"). For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

    A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered bonds could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the trust estate are "plan assets" for purposes of Part 4 of Title I of ERISA and
Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust estate will be plan assets at any time will depend on a number of factors, including the portion of any class of bonds that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

    The U.S. Department of Labor has issued an individual prohibited transaction exemption to the underwriter, identified as Prohibited Transaction Exemption 91-14 (the "Exemption"). The Exemption applies to bonds that are equity interests in a trust or are debt issued by a REMIC or FASIT. Subject to the satisfaction of certain conditions set forth therein, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions pursuant to Sections 4975(a) and (b) of the U.S. tax code, certain transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage collateral, and the purchase, sale and holding of bonds, which are equity interests in a trust or debt issued by a REMIC or FASIT, evidencing interests in those pools, such as the class "A-1", "A-2" and "X" bonds, that are underwritten by one of the following parties (each, an "Exemption-Favored Party")--

    (a) the underwriter,

    (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

    (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to those bonds.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class "A-1", "A-2" or "X" bond to be eligible for exemptive relief thereunder. The conditions are as follows:

    - FIRST, the acquisition of the bond by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

    - SECOND, the rights and interests evidenced by that bond must not be subordinated to the rights and interests evidenced by the other bonds;

    - THIRD, at the time of its acquisition by the plan, that bond must be rated in one of the three highest generic rating categories by Moody's, Fitch, Standard & Poor's or Duff & Phelps;

    - FOURTH, the bond trustee cannot be an affiliate of any other member of the "restricted group", which (in addition to the bond trustee) consists of the Exemption-Favored Parties, us, the issuer, the master servicer, the special servicer, any sub-servicers, the mortgage loan sellers, each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the aggregate unamortized principal balance of the initial mortgage collateral balance and any and all affiliates of any of the aforementioned persons;

    - FIFTH, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of bonds; the sum of all payments made to and retained by us pursuant to the assignment of the mortgage loans to the bond trustee must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the servicing and administration agreement and reimbursement of that person's reasonable expenses in connection therewith; and

    - SIXTH, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

    Because the class "A-1", "A-2" and "X" bonds are not subordinated to any other class of bonds, the second general condition set forth above is satisfied with respect to the class "A-1", "A-2" and "X" bonds. It is a condition of their issuance that the class "A-1", "A-2" and "X" bonds be rated not lower than
"      " by             and "      " by             . In addition, the initial
bond trustee is not an affiliate of any other member of the restricted group. Accordingly, as of the date of initial issuance of the bonds, the third and fourth general conditions set forth above will be satisfied with respect to the class "A-1", "A-2" and "X" bonds. A fiduciary of an ERISA Plan contemplating the purchase of a class "A-1", "A-2" or "X" bond in the secondary market must make its own determination that, at the time of the purchase, the bond continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating the purchase of a class "A-1", "A-2" or "X" bond, whether in the initial issuance of the bond or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the bond as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class "A-1", "A-2" or "X" bond.

    The Exemption also requires that the trust estate meet the following requirements:

    - the assets of the trust estate must consist solely of assets of the type that have been included in other investment pools;

    - bonds evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, Standard & Poor's or Duff & Phelps for at least one year prior to the ERISA Plan's acquisition of a class "A-1", "A-2" or "X" bond; and

    - bonds evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class "A-1", "A-2" or "X" bond.

    We believe that these requirements have been satisfied as of the date of this prospectus supplement.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with--

    - the direct or indirect sale, exchange or transfer of class "A-1", "A-2" or "X" bonds acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the bond trustee, the issuer, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest (as defined in the accompanying prospectus) with respect to the investing ERISA Plan,

    - the direct or indirect acquisition or disposition in the secondary market of class "A-1", "A-2" or "X" bonds by an ERISA Plan, and

    - the continued holding of class "A-1", "A-2" or "X" bonds by an ERISA Plan.

    However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a class "A-1", "A-2" or "X" bond on behalf of an Excluded ERISA Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan. For purposes of this prospectus supplement, an "Excluded ERISA Plan" is an ERISA Plan sponsored by any member of the restricted group referred to above.

    Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with--

    - the direct or indirect sale, exchange or transfer of class "A-1", "A-2" or "X" bonds in the initial issuance of those bonds between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those bonds is (i) a borrower with respect to 5.0% or less of the fair market value of the mortgage loans or (ii) an affiliate of this person,

    - the direct or indirect acquisition or disposition in the secondary market of class "A-1", "A-2" or "X" bonds by an ERISA Plan, and

    - the holding of class "A-1", "A-2" or "X" bonds by an ERISA Plan.

    Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust estate.

    Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986 if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of providing services to the ERISA Plan (or by virtue of having certain specified relationships to this person) solely as a result of the ERISA Plan's ownership of class "A-1", "A-2" or "X" bonds.

    Before purchasing a class "A-1", "A-2" or "X" bond, a fiduciary of an ERISA Plan should itself confirm that:

    - the class "A-1", "A-2" and "X" bonds are the type of instruments covered by the Exemption, and

    - the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

    In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of an ERISA Plan considering an investment in class "A-1", "A-2" or "X" bonds should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such exemption will apply with respect to any particular investment by an ERISA Plan in class "A-1", "A-2" or "X" bonds or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class "A-1", "A-2" or "X" bonds should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

    The characteristics of the class "B", "C", "D", "E" and "F" bonds do not meet the requirements of the Exemption. Accordingly, those offered bonds may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), which we discuss below.

    So long as certain conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust estate under circumstances where an insurance company general account has an interest in the trust estate as a result of its acquisition of bonds. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of the bonds, such as the class "B", "C", "D", "E" and "F" bonds, that do not meet the requirements of the Exemption solely because they (a) are subordinated to other classes of the bonds or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, Standard & Poor's or Duff & Phelps. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class "B", "C", "D", "E" or "F" bonds, an insurance company general account seeking to rely on
Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any such similar law.

    Any fiduciary of an ERISA Plan considering whether to purchase an offered bond on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

    The sale of offered bonds to an ERISA Plan is in no way a representation or warranty by us, the issuer or the underwriter that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

    [Upon issuance, the class "A-1" and "A-2" bonds (collectively, the "SMMEA bonds") will constitute "mortgage related securities" for purposes of SMMEA. However, in order to remain "mortgage related securities", the SMMEA bonds must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the SMMEA bonds will constitute "mortgage related securities" in part because they evidence interest in notes secured by first mortgage liens on one or more real properties upon which is located a residential, commercial or mixed residential and commercial structure.

    The remaining offered bonds will NOT be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of such bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such bonds, is subject to significant interpretive uncertainties.]

    Neither we, the issuer nor the underwriter makes any representation as to the ability of particular investors to purchase the offered bonds under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered bonds--

    - are legal investments for them, or

    - are subject to investment, capital or other restrictions.

    All depository institutions considering an investment in the offered bonds should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered bonds or to purchase offered bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered bonds are legal investments for the investors.

    See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions of an underwriting agreement dated between the issuer and the underwriter, the underwriter has agreed to purchase from the issuer and the issuer has agreed to sell to the underwriter
      % of each class of the offered bonds. It is expected that delivery of the offered bonds will be made to the underwriter in book-entry form through the
same day funds settlement system of DTC on or about             against payment
therefor in immediately available funds.

    The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered bonds is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of our registration statement shall be in effect, and that no proceedings for the purpose of obtaining a stop order shall be pending before or threatened by the SEC.

    The distribution of the offered bonds by the underwriter may be accomplished from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the issuer from the sale of the offered bonds, before deducting expenses payable by the issuer,
will be approximately       % of the aggregate principal balance of the offered
bonds, plus accrued interest on all the offered bonds from             . The
underwriter may accomplish the transactions by selling the offered bonds to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. The underwriter may be deemed to have received compensation from the issuer, in connection with the sale of the offered bonds, in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered bonds may be deemed to be statutory underwriters and any profit on the resale of the offered bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The underwriting agreement provides that we will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify us, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect of any such liabilities.

    We have also been advised by the underwriter that it presently intends to make a market in the offered bonds. The underwriter has no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered bonds will develop. See "Risk Factors--Risks Related to the Offered Bonds--Many Factors, Including Lack of Liquidity, Can Adversely Affect the Market Value of Your Bonds" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Bonds and May Have an Adverse Effect on the Market Value of Your Bonds" in the accompanying prospectus.

                                 LEGAL MATTERS

    Certain legal matters relating to the bonds will be passed upon for the
issuer and the underwriter by             .

                                    RATINGS

    It is a condition to their issuance that the respective classes of offered bonds be rated as follows:

CLASS                         [RATING AGENCY]           [RATING AGENCY]
-----                     ------------------------  ------------------------
Class A-1
Class A-2
Class B
Class C
Class D
Class E
Class F
Class X

    The ratings on the offered bonds address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each payment date and, except in the case of the class "X" bonds, the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date. The ratings take into consideration the credit quality of the mortgage collateral, structural and legal aspects associated with the offered bonds, and the extent to which the payment stream from the mortgage collateral is adequate to make payments of interest and/or principal required under the offered bonds.

    The ratings on the respective classes of offered bonds do not represent any assessment of--

    - the tax attributes of the offered bonds or of the trust estate,

    - whether or to what extent prepayments of principal may be received on the mortgage loans,

    - the likelihood or frequency of prepayments of principal on the mortgage loans,

    - the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated,

    - whether or to what extent the interest payable on any class of offered bonds may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

    - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

    Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class "X" bondholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

    In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class "X" bonds consist primarily of interest. Even if all the mortgage collateral were to prepay in the initial month, with the result that the class "X" bondholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts "due" to those bondholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class "X" bonds. The aggregate notional amount of the class "X" bonds is subject to reduction in connection with each reduction in the aggregate principal balance of a class of principal balance bonds, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Estate Expenses. The ratings of the class "X" bonds do not address the timing or magnitude of reduction of the aggregate notional amount of those bonds, but only the obligation to pay interest timely on that aggregate notional amount as so reduced from time to time.

    There can be no assurance as to whether any rating agency not requested to rate the offered bonds will nonetheless issue a rating to any class of offered bonds and, if so, what the rating would be. A rating assigned to any class of offered bonds by a rating agency that has not been requested by us to do so may
be lower than the rating assigned thereto by             or             .

    The ratings on the offered bonds should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  --------
                  PROSPECTUS SUPPLEMENT

Important Notice about the Information Contained
  in this Prospectus Supplement, the
  Accompanying Prospectus and the Related
  Registration Statement........................     S-2
Forward-Looking Statements......................     S-3
Summary of Prospectus Supplement................     S-5
Risk Factors....................................    S-27
Description of the Mortgage Collateral..........    S-38
Servicing of the Mortgage Loans.................    S-58
Description of the Offered Bonds................    S-84
Yield and Maturity Considerations...............   S-111
Use of Proceeds.................................   S-119
Federal Income Tax Consequences.................   S-119
Certain ERISA Considerations....................   S-122
Legal Investment................................   S-127
Method of Distribution..........................   S-128
Legal Matters...................................   S-129
Ratings.........................................   S-129
ANNEX A-1--Certain Characteristics of the
  Mortgage Loans................................   A-1-1
ANNEX A-2--Certain Monetary Terms of the
  Mortgage Loans................................   A-2-1
ANNEX B--Term Sheet.............................     B-1
ANNEX C-1--Price/Yield Tables...................   C-1-1
ANNEX C-2--Decrement Tables.....................   C-2-1
ANNEX D--Form of Delinquent Loan Status
  Report........................................     D-1
ANNEX E--Form of Historical Loan Modification
  Report........................................     E-1
ANNEX F--Form of Historical Liquidation
  Report........................................     F-1
ANNEX G--Form of REO Status Report..............     G-1
ANNEX H--Form of Watch List Report..............     H-1
ANNEX I--Form of Operating Statement Analysis...     I-1
ANNEX J--Form of NOI Adjustment Worksheet.......     J-1
ANNEX K--Form of Comparative Financial Status
  Report........................................     K-1

                        PROSPECTUS
Important Notice about the Information Presented
  in this Prospectus............................       3
Available Information; Incorporation by
  Reference.....................................       3
Summary of Prospectus...........................       4
Risk Factors....................................      15
Description of the Trust Estates................      36
Yield and Maturity Considerations...............      61
Structured Asset Securities Corporation.........      67
Issuers.........................................      68
Description of the Bonds........................      68
Description of the Governing Documents..........      78
Certain Legal Aspects of the Mortgage Loans.....      92
Federal Income Tax Consequences.................     105
State and Other Tax Consequences................     136
ERISA Considerations............................     136
Legal Investment................................     141
Use of Proceeds.................................     143
Method of Distribution..........................     143
Legal Matters...................................     145
Financial Information...........................     145
Rating..........................................     145

                         ------------------------------

    UNTIL       , ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED BONDS,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                $
                                 (APPROXIMATE)

                             LB COMMERCIAL MORTGAGE
                                 TRUST

                                  (DEPOSITOR)

                             CLASS A-1, CLASS A-2,
            CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS X

                                  SERIES
                            COLLATERALIZED MORTGAGE
                                  OBLIGATIONS

---------------------------------

                             PROSPECTUS SUPPLEMENT

---------------------------------

---------------------------------

                                LEHMAN BROTHERS
---------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS

             STRUCTURED ASSET SECURITIES CORPORATION, THE DEPOSITOR
            COLLATERALIZED MORTGAGE OBLIGATIONS (ISSUABLE IN SERIES)

         Our name is Structured Asset Securities Corporation. We intend to offer from time to time collateralized mortgage obligations in the form of bonds. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list those bonds on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."


THE OFFERED BONDS:                                                  THE MORTGAGE COLLATERAL AND OTHER ASSETS OF THE
                                                                    TRUST ESTATES:
The offered bonds will be issuable in series.

Each series of offered bonds will--                                 In order to secure its obligations, in particular
                                                                    its payment obligations, with respect to a series of
-         have its own series designation,                          offered bonds, the related issuer will pledge, among
                                                                    other things, the following mortgage assets--

-         consist of one or more classes with
          various payment characteristics,                           -       mortgage loans secured by first and junior
                                                                             liens on, or security interests in, various
-         be issued by an owner trust established by                         interests in commercial and multifamily real
          us,                                                                properties,

-         be secured, nonrecourse obligations of the                 -       mortgage-backed securities that directly or
          related issuer, and                                                indirectly evidence interests in, or are directly
                                                                             or indirectly secured by, such types of
-         be payable solely out of the related                               mortgage loans, or
          mortgage collateral and the other assets of
          the related trust estate.                                  -       some combination of such types of mortgage
                                                                             loans and mortgage-backed securities.

No governmental agency or instrumentality will
insure or guarantee payment on the offered bonds.                    The trust estate for a series of offered bonds may also
Neither we nor any of our affiliates, other than the                 include letters of credit, surety bonds, insurance
related issuer, are responsible for making                           policies, guarantees, credit derivatives, reserve funds,
payments on any series of offered bonds if                           guaranteed investment contracts, interest rate
collections on the assets of the related trust estate                exchange agreements, interest rate cap or floor
are insufficient.                                                    agreements, currency exchange agreements, or other
                                                                     similar instruments and agreements.


         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular bonds being offered and the related trust estate. In that document, we will also state the price to public for each class of offered bonds or explain the method for determining that price. In addition, in that document, we will identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered bonds of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED BONDS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ______________, 2000.

                                TABLE OF CONTENTS


                                                                                  Page
                                                                                  ----

Important Notice about the Information Presented in this Prospectus..................3

Available Information; Incorporation by Reference....................................3

Summary of Prospectus................................................................4

Risk Factors........................................................................16

Description of the Trust Estates....................................................39

Yield and Maturity Considerations...................................................64

Structured Asset Securities Corporation.............................................70

Issuers.............................................................................70

Description of the Bonds............................................................71

Description of the Governing Documents..............................................81

Certain Legal Aspects of Mortgage Loans............................................100

Federal Income Tax Consequences....................................................114

State and Other Tax Consequences...................................................156

Erisa Considerations...............................................................156

Legal Investment...................................................................161

Use of Proceeds....................................................................163

Method of Distribution.............................................................164

Legal Matters......................................................................165

Financial Information..............................................................165

Rating.............................................................................166


       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered bonds, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the bonds offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of such materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered bonds, we will file or arrange to have filed with the SEC any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed with respect to any particular series of offered bonds prior to the termination of the offering of those bonds are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 200 Vesey Street, New York, New York 10285, attention: Secretary, or by telephone at (212) 526-7000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF BONDS, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.



WHO WE ARE.............................................   Structured Asset Securities Corporation is a Delaware
                                                          corporation.  Our principal offices are located at 200
                                                          Vesey Street, New York, New York 10285.  Our main
                                                          telephone number is (212) 526-7000.  See "Structured
                                                          Asset Securities Corporation."

THE SECURITIES BEING OFFERED...........................   The securities that will be offered pursuant to this
                                                          prospectus and the related prospectus supplements consist
                                                          of collateralized mortgage obligations issued in the form
                                                          of bonds.  These bonds will be issued in series, and each
                                                          series will, in turn, consist of one or more classes.  Each class of offered bonds must, at the time of issuance, be
                                                          assigned an investment grade rating by at least one
                                                          nationally recognized statistical rating organization.
                                                          Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate
                                                          relative standing, signify investment grade.  See "Rating."

                                                          Each series of offered bonds will in general be secured,
                                                          nonrecourse obligations of the related issuer. The primary collateral for each series of offered bonds will consist of commercial and/or multifamily mortgage assets having the
                                                          characteristics described in this prospectus and the related prospectus supplement. The collateral for any series of
                                                          offered bonds, together with any other assets intended to
                                                          support payments thereon, will collectively constitute the trust estate for those bonds. Each series of offered bonds will be payable solely from the mortgage collateral and
                                                          other assets of the related trust estate.

THE OFFERED BONDS MAY BE
     ISSUED WITH OTHER BONDS ..........................   We may not publicly offer all the bonds of a particular
                                                          series.  We may elect to retain some of those bonds, or, to place some privately with institutional investors or to
                                                          deliver some to the applicable seller as partial
                                                          consideration for the related mortgage assets. In addition, some of those bonds may not satisfy the rating
                                                          requirement described above for offered bonds.



ISSUER.................................................   The issuer of each series of offered bonds will be an
                                                          owner trust established by us.  We do not expect any such
                                                          owner trust to have any significant assets other than those pledged to secure bonds.

                                                          We will initially hold 100% of the beneficial interests in each owner trust that issues a series of offered bonds. We may elect, however, to transfer some or all of those
                                                          beneficial interests to one or more persons or entities,
                                                          including our affiliates. The transfer of those beneficial interests could occur simultaneously with the initial
                                                          issuance of the related series of offered bonds.

                                                          If so specified in the related prospectus supplement, and
                                                          subject to the satisfaction of all applicable conditions
                                                          precedent, an issuer of offered bonds may be permitted to--

                                                          -       transfer the mortgage collateral and other assets
                                                                  pledged to secure those bonds to another trust or
                                                                  other limited purpose entity that assumes all of its
                                                                  obligations with respect to those bonds, thereby
                                                                  relieving the transferor of those obligations, and

                                                          -       issue additional series of bonds.

THE GOVERNING DOCUMENTS................................   As stated above, the issuer of each series of offered bonds will be an owner trust.  We will establish that owner trust, and convey to it the related mortgage collateral and other assets to be included in the related trust estate, pursuant to a deposit trust agreement between us, as depositor, and a
                                                          bank, trust company, corporation, association or other
                                                          fiduciary, as owner trustee.

                                                          The issuer of each series of offered bonds will--

                                                          -       issue those bonds and any non-offered bonds of the
                                                                  same series, and

                                                          -       pledge, among other things, the related mortgage
                                                                  collateral to secure its obligations, in particular
                                                                  its payment obligations, with respect to those bonds
                                                                  and any non-offered bonds of the same series,

                                                           pursuant to an indenture between the related owner trustee, on behalf of the issuer, and a bank, trust company,
                                                           corporation, association or other fiduciary, as bond trustee on behalf of the bondholders.



                                                          The indenture for each series of offered bonds will set
                                                          forth, among other things--

                                                          -       the terms and conditions of those bonds and any
                                                                  non-offered bonds of the same series,

                                                          -       the obligations of the related issuer with respect to
                                                                  those bonds and any non-offered bonds of the
                                                                  same series, and

                                                          -       the obligations of the related issuer and the related
                                                                  bond trustee with respect to the related trust
                                                                  estate.

                                                          In general, with respect to each series of offered bonds, a servicing and administration agreement or other similar
                                                          agreement or collection of agreements will govern the
                                                          servicing and administration of the related mortgage assets to the extent that those matters are not covered by the
                                                          related indenture. The parties to the servicing and
                                                          administration agreement(s) for any series of offered bonds will in all cases include the related issuer and the related bond trustee.

                                                          If the mortgage collateral for a series of offered bonds
                                                          includes mortgage loans, the parties to the related
                                                          servicing and administration agreement(s) will also
                                                          include--

                                                          -       a master servicer that will generally be responsible
                                                                  for performing customary servicing duties with
                                                                  respect to those mortgage loans that are not
                                                                  defaulted, nonperforming or otherwise problematic in
                                                                  any material respect, and

                                                          -       a special servicer that will generally be
                                                                  responsible for servicing and administering such of
                                                                  those mortgage loans that are defaulted,
                                                                  nonperforming or otherwise problematic in any
                                                                  material respect and real estate assets acquired in
                                                                  respect of defaulted mortgage loans.

                                                          The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any series of offered bonds.

                                                          If the mortgage collateral for a series of offered bonds
                                                          includes mortgage-backed securities, the parties to the
                                                          related servicing and administration agreement(s) may



                                                          also include a manager that will be responsible for
                                                          performing various administrative duties with respect to
                                                          those mortgage-backed securities. If the related bond
                                                          trustee assumes those duties, however, there will be no
                                                          manager.

                                                          In the related prospectus supplement, we will identify the owner trustee, bond trustee and any master servicer, special servicer or manager for each series of offered bonds and
                                                          will describe their respective duties in further detail. See
                                                          "Description of the Governing Documents."

CERTAIN CHARACTERISTICS OF
     THE MORTGAGE COLLATERAL...........................   The mortgage collateral for any series of offered bonds
                                                          will, in general, include mortgage loans.  Each of those
                                                          mortgage loans will constitute the obligation of one or
                                                          more persons to repay a debt, and the performance of that
                                                          obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other
                                                          interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily
                                                          real properties.  In particular, the those properties may
                                                          include:

                                                          -       rental or cooperatively-owned buildings with
                                                                  multiple dwelling units;

                                                          -       retail properties related to the sale of consumer
                                                                  goods and other products, or related to providing
                                                                  entertainment, recreational or personal services, to
                                                                  the general public;

                                                          -       office buildings;

                                                          -       hospitality properties;

                                                          -       casino properties;

                                                          -       health care-related facilities;

                                                          -       industrial facilities;

                                                          -       warehouse facilities, mini-warehouse facilities and
                                                                  self-storage facilities;

                                                          -       restaurants, taverns and other establishments
                                                                  involved in the food and beverage industry;




                                                          -       manufactured housing communities, mobile home
                                                                  parks and recreational vehicle parks;

                                                          -       recreational and resort properties;

                                                          -       arenas and stadiums;

                                                          -       churches and other religious facilities;

                                                          -       parking lots and garages;

                                                          -       mixed use properties;

                                                          -       other income-producing properties; and

                                                          -       unimproved land.

                                                          The mortgage loans securing a series of offered bonds will have a variety of payment terms. For example, any of those mortgage loans--

                                                          -       may provide for the accrual of interest at a
                                                                  mortgage interest rate that is fixed over its term,
                                                                  that resets on one or more specified dates or that
                                                                  otherwise adjusts from time to time;

                                                          -       may provide for the accrual of interest at a
                                                                  mortgage interest rate that may be converted at the
                                                                  borrower's election from an adjustable to a fixed
                                                                  interest rate or from a fixed to an adjustable
                                                                  interest rate;

                                                          -       may provide for no accrual of interest;

                                                          -       may provide for level payments to stated maturity,
                                                                  for payments that reset in amount on one or more
                                                                  specified dates or for payments that otherwise
                                                                  adjust from time to time to accommodate changes in
                                                                  the mortgage interest rate or to reflect the
                                                                  occurrence of certain events;

                                                          -       may be fully amortizing or, alternatively, may be
                                                                  partially amortizing or nonamortizing, with a
                                                                  substantial payment of principal due on its stated
                                                                  maturity date;

                                                          -       may permit the negative amortization or deferral
                                                                  of accrued interest;




                                                          -       may prohibit some or all voluntary prepayments
                                                                  or require payment of a premium, fee or charge in
                                                                  connection with those prepayments;

                                                          -       may permit defeasance and the release of real
                                                                  property collateral in connection with that
                                                                  defeasance;

                                                          -       may provide for payments of principal, interest or
                                                                  both, on due dates that occur monthly, bi-monthly,
                                                                  quarterly, semi-annually, annually or at some other
                                                                  interval; and/or

                                                          -       may have two or more component parts, each having
                                                                  characteristics that are otherwise described in this
                                                                  prospectus as being attributable to separate and
                                                                  distinct mortgage loans.

                                                          Most, if not all, of the mortgage loans pledged as security for a series of offered bonds will, in turn, be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located
                                                          outside the United States, its territories and possessions, provided that the "foreign mortgage loans" do not represent more than 10% of the related mortgage collateral, by
                                                          balance.

                                                          We do not originate mortgage loans. However, some or all of the mortgage loans pledged as security for a series of
                                                          offered bonds may be originated by our affiliates.

                                                          Neither we nor any of our affiliates will guarantee or
                                                          insure repayment of any of the mortgage loans pledged as
                                                          security for a series of offered bonds. Unless we expressly state otherwise in the related prospectus supplement, no
                                                          governmental agency or instrumentality will guarantee or
                                                          insure repayment of any of the mortgage loans pledged as
                                                          security for a series of offered bonds. See "Description of the Trust Estates--Mortgage Loans."

                                                          The mortgage collateral for any series of offered bonds may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of
                                                          the type described above. We will not include a
                                                          mortgage-backed security among the mortgage collateral for any series of offered bonds unless




                                                          -       the security has been registered under the
                                                                  Securities Act of 1933, as amended, or

                                                          -       we would be free to publicly resell the security
                                                                  without that registration.

                                                          See "Description of the Trust Estates--Mortgage-Backed
                                                          Securities."

                                                          We will describe the specific characteristics of the
                                                          mortgage collateral securing a series of offered bonds in
                                                          the related prospectus supplement.

                                                          In general, the aggregate outstanding principal balance of the mortgage collateral securing any particular series of
                                                          bonds will equal or exceed the initial aggregate outstanding principal balance those bonds. In the event that the
                                                          aggregate outstanding principal balance of the related
                                                          mortgage collateral is less than the initial aggregate
                                                          outstanding principal balance of any series of bonds, the
                                                          related issuer may deposit or arrange for the deposit of
                                                          cash or liquid investments on an interim basis with the
                                                          related bond trustee to cover the shortfall. For 90 days
                                                          following the date of initial issuance of that series of
                                                          bonds, the related issuer will be entitled to obtain a
                                                          release of the deposited cash or investments if it delivers or arranges for delivery of a corresponding amount of
                                                          mortgage collateral that satisfies the criteria specified in the related prospectus supplement. If the related issuer
                                                          fails, however, to deliver mortgage collateral sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the
                                                          related bond trustee will be used by that trustee to redeem bonds of the related series, as described in the related
                                                          prospectus supplement.

SUBSTITUTION, ACQUISITION AND
     RELEASE OF MORTGAGE COLLATERAL....................   If so specified in the related prospectus supplement, we,
                                                          the related issuer or another specified person or entity
                                                          may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to
                                                          obtain a release of particular items of mortgage
                                                          collateral--

                                                          -        in connection with a redemption of bonds, or




                                                          -       in exchange for other mortgage loans or
                                                                  mortgage-backed securities that (i) conform to the
                                                                  description of mortgage collateral in this
                                                                  prospectus, and (ii) satisfy the criteria set forth
                                                                  in the related prospectus supplement.

                                                          In addition, if so specified in the related prospectus
                                                          supplement, the related bond trustee may be authorized or
                                                          required, including at the direction of the related issuer, to apply collections on the related mortgage collateral to acquire new mortgage loans or mortgage-backed securities
                                                          that (i) conform to the description of mortgage collateral in this prospectus, and (ii) satisfy the criteria set forth in the related prospectus supplement. No such replacement of mortgage collateral or acquisition of new mortgage
                                                          collateral will be permitted if it would result in a
                                                          qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of
                                                          affected offered bonds.

CERTAIN CHARACTERISTICS OF
     THE OFFERED BONDS.................................   An offered bond may entitle the holder to receive:

                                                          -       a stated principal amount;

                                                          -       interest on a principal balance or notional amount,
                                                                  at a fixed, variable or adjustable pass-through rate;

                                                          -       specified, fixed or variable portions of the interest,
                                                                  principal or other amounts received on the related
                                                                  mortgage collateral;

                                                          -       payments of principal, with disproportionate,
                                                                  nominal or no payments of interest;

                                                          -       payments of interest, with disproportionate,
                                                                  nominal or no payments of principal;

                                                          -       payments of interest or principal that commence only
                                                                  as of a specified date or only after the occurrence
                                                                  of certain events, such as the payment in full of
                                                                  the interest and principal outstanding on one or
                                                                  more other classes of bonds of the same series;




                                                          -       payments of principal to be made, from time to time
                                                                  or for designated periods, at a rate that is faster
                                                                  (and, in some cases, substantially faster) or slower
                                                                  (and, in some cases, substantially slower) than the
                                                                  rate at which payments or other collections of
                                                                  principal are received on the related mortgage
                                                                  collateral;

                                                          -       payments of principal to be made, subject to
                                                                  available funds, based on a specified principal
                                                                  payment schedule or other methodology;

                                                          -       payments of all or part of the prepayment or
                                                                  repayment premiums, fees and charges, equity
                                                                  participations payments or other similar items
                                                                  received on the related mortgage collateral; or

                                                          -       any other payments described in the related
                                                                  prospectus supplement and payable out of the
                                                                  assets of the related trust estate.

                                                          Any class of offered bonds may be senior or subordinate to one or more other classes of bonds of the same series,
                                                          including a non-offered class of bonds of that series, for purposes of some or all payments and/or allocations of
                                                          losses.

                                                          A class of offered bonds may have two or more component
                                                          parts, each having characteristics that are otherwise
                                                          described in this prospectus as being attributable to
                                                          separate and distinct classes.

                                                          We will describe the specific characteristics of each class of offered bonds in the related prospectus supplement.
                                                          See "Description of the Bonds."

CREDIT SUPPORT, REINVESTMENT,
     INTEREST RATE AND CURRENCY RELATED
     PROTECTION FOR THE OFFERED BONDS..................   Some classes of offered bonds may be protected in full or
                                                          in part against certain defaults and losses on the related mortgage collateral; through the subordination of one or
                                                          more other classes of bonds of the same series, the
                                                          subordination of the related issuer's interest in and its
                                                          right to receive payment on its interest, if any, in the
                                                          related mortgage collateral or by other types of credit
                                                          support.  The other types of credit support may include a




                                                          letter of credit, a surety bond, an insurance policy, a
                                                          guarantee, a credit derivative or a reserve fund. We will
                                                          describe the credit support, if any, for each class of
                                                          offered bonds in the related prospectus supplement.

                                                          The trust estate for any series of offered bonds may also
                                                          include any of the following agreements:

                                                          -       guaranteed investment contracts pursuant to which
                                                                  moneys held in the funds and accounts established
                                                                  for those bonds will be invested at a specified
                                                                  rate;

                                                          -       interest rate exchange agreements, interest rate cap
                                                                  or floor agreements, or other agreements and
                                                                  arrangements designed to reduce the effects of
                                                                  interest rate fluctuations on the related mortgage
                                                                  assets or on one or more classes of those bonds; or

                                                          -       currency exchange agreements or other agreements
                                                                  designed to reduce the effects of currency exchange
                                                                  rate fluctuations with respect to the related
                                                                  mortgage collateral and one or more classes of
                                                                  offered bonds.

                                                          We will describe the types of reinvestment, interest rate
                                                          and currency related protection, if any, for each class of offered bonds in the related prospectus supplement.

                                                          See "Risk Factors" and "Description of Credit Support."

ADVANCES WITH RESPECT TO
     THE MORTGAGE COLLATERAL...........................   If the mortgage collateral for a series of offered bonds
                                                          includes mortgage loans, then, as and to the extent
                                                          described in the related prospectus supplement, the related master servicer, the related special servicer, the related bond trustee, any related provider of credit support and/or any other specified person may be obligated to make, or
                                                          may have the option of making, certain advances with
                                                          respect to those mortgage loans to cover--

                                                          -       delinquent scheduled payments of principal and/or
                                                                  interest, other than balloon payments,

                                                          -       property protection expenses,

                                                          -       other servicing expenses, or




                                                          -       any other items specified in the related prospectus
                                                                  supplement.

                                                          Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                                          prospectus supplement. That party may also be entitled to
                                                          receive interest on its advances for a specified period. See
                                                          "Description of the Bonds--Advances."

                                                          If the mortgage collateral for a series of offered bonds
                                                          includes mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing
                                                          obligations in respect of those mortgage-backed securities or the underlying mortgage loans.

REDEMPTION OF BONDS....................................   We will describe in the related prospectus supplement any
                                                          circumstances in which the offered bonds of any series
                                                          will be subject to--

                                                          -       special redemption,

                                                          -       optional redemption, or

                                                          -       mandatory redemption.

                                                          See "Description of the Bonds--Redemption."

FEDERAL INCOME TAX CONSEQUENCES........................   For federal income tax purposes, any class of offered
                                                          bonds will constitute or evidence ownership of:

                                                          -       "regular interests" or "residual interests" in a
                                                                  "real estate mortgage investment conduit" under
                                                                  Sections 860A through 860G of the Internal Revenue
                                                                  Code of 1986; or

                                                          -       "regular interests" in a "financial asset
                                                                  securitization investment trust" within the meaning
                                                                  of Section 860L(a) of the Internal Revenue Code of
                                                                  1986; or

                                                          -       indebtedness of, or notional principal contract
                                                                  obligations issued by, the related issuer.

                                                          If no REMIC election is made with respect to any issuer of offered bonds, that issuer may, depending on the
                                                          characteristics of the offered bonds and the issuer, be
                                                          subject to taxation as a "taxable mortgage pool" within





                                                          the meaning of Section 7701(i) of the Internal Revenue Code of 1986. A taxable mortgage pool is subject to corporate
                                                          income taxation. The imposition of taxes on the taxable
                                                          income of such an issuer would reduce amounts available to make payments on the offered bonds.

                                                          See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS...................................   If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with
                                                          your legal advisor whether the purchase or holding of
                                                          offered bonds could give rise to a transaction that is
                                                          prohibited or is not otherwise permissible under
                                                          applicable law.  See "ERISA Considerations."

LEGAL INVESTMENT.......................................   If your investment authority is subject to legal
                                                          restrictions, you should consult your legal advisor to
                                                          determine whether and to what extent the offered bonds
                                                          constitute a legal investment for you.  We will specify in the related prospectus supplement which classes of the
                                                          offered bonds will constitute "mortgage related securities"
                                                          for purposes of the Secondary Mortgage Market
                                                          Enhancement Act of 1984, as amended.  See "Legal
                                                          Investment."


                                  RISK FACTORS

         You should consider the following factors (as well as the factors set forth under "Risk Factors" in the related prospectus supplement) in deciding whether to purchase offered bonds.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR BONDS AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR BONDS

         The offered bonds may have limited or no liquidity. We cannot assure you that a secondary market for your bonds will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your bonds, it may provide you with less liquidity than you anticipated and it may not continue for the life of your bonds.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your bonds. The limited nature of such information may adversely affect the liquidity of your bonds.

         We do not currently intend to list the offered bonds on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your bonds and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your bonds. We will describe in the related prospectus supplement any redemption rights with respect to your bonds.

         If you decide to sell your bonds, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your bonds or the related mortgage collateral. Pricing information regarding your bonds may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR BONDS WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR BONDS AND THE RELATED MORTGAGE COLLATERAL

         The market value of your bonds can decline even if those bonds and the related mortgage collateral are performing at or above your expectations.

         The market value of your bonds will be sensitive to fluctuations in current interest rates. However, a change in the market value of your bonds as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your bonds as a result of an equal but opposite movement in interest rates.

         The market value of your bonds will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

         - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

         - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your bonds, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your bonds or the related mortgage assets. Pricing information regarding your bonds may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED BONDS WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST ESTATE

         We do not expect that the issuer of any series of offered bonds will have any significant assets other than those pledged to secure bonds. Furthermore, the offered bonds will in general be nonrecourse obligations of the related issuer. No governmental agency or instrumentality will guarantee or insure payment on the offered bonds. In addition, neither we nor any of our affiliates, other than the related issuer, are responsible for making payments on any series of offered bonds if collections on the assets of the related trust estate are insufficient. If the assets of the related trust estate are insufficient to make payments on your bonds, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets securing your bonds are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your bonds.

YOU MAY HAVE A LIMITED ABILITY TO DECLARE AN ISSUER IN DEFAULT AND FORCE A SALE OF THE COLLATERAL

         A series of offered bonds may be structured to be no more than mortgage pay-through bonds with limited defaults. For example, the maturity of the bonds may be substantially later than the maturity of any of the mortgage assets pledged to secure them. In addition, it may not be an issuer event of default if--

         - the issuer fails to pay interest on the bonds on a current basis, or

         - payments on the related mortgage collateral no longer support payments on the bonds.

         In addition, you may have only limited rights to declare, or cause the related bond trustee to declare, a default with respect to your bonds and accelerate payment thereunder. Any such declaration and acceleration may require the direction or consent of bondholders in addition to yourself or may be entirely in the discretion of the related bond trustee. Conversely, you may be unable to prevent any such declaration and acceleration from occurring.

         Even if your bonds are declared due and payable following an issuer event of default, there can be no assurance that you will be able to force the sale of the related trust estate or any portion thereof. Any such liquidation may also require the direction or consent of bondholders in addition to yourself or may be wholly within the discretion of the related bond trustee. Conversely, you may be unable to prevent any such liquidation from occurring.

         The market value of the mortgage collateral for any series of offered bonds will vary from time to time. The market value of that mortgage collateral may decline, perhaps substantially, in connection with, among other things, increases in market interest rates and/or defaults and losses on the constituent mortgage assets. Many of the factors affecting the market value of your bonds would also affect the market value of the related mortgage collateral. Accordingly, there can be no assurance that a sale of that mortgage collateral will generate proceeds sufficient to pay all amounts due under the bonds that it secures, together with the costs and expenses of liquidating that mortgage collateral.

         Acceleration of payment under the bonds and liquidation of the related collateral will, in general, be the sole remedy against an issuer following an issuer event of default. Each holder of an offered bond will be deemed to have agreed by the acceptance of its bond not to file a bankruptcy petition or commence similar proceedings in respect of the related issuer.

         The lack of control that any single holder of offered bonds may have with respect to the acceleration of payments thereunder and the sale of the related trust estate following an issuer event of default, may adversely affect the value and marketability of those bonds.

         We will discuss issuer events of default and available remedies more fully in the related prospectus supplement.

ISSUER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR PAYMENT OF YOUR BONDS

         Under the U.S. Bankruptcy Code, upon the filing of a bankruptcy petition, the commencement or continuation of proceedings against a debtor are automatically stayed. Where the issuer of any series of offered bonds is that debtor, the automatic stay would, until it was modified, prevent--

         - the enforcement of the obligations of that issuer under those bonds and the related indenture, and

         - actions against the property of that issuer, including the related mortgage collateral.

In addition, the trustee in bankruptcy for that issuer may be able to accelerate payment of the offered bonds and liquidate the related mortgage collateral. In the event that the principal of bonds issued at a discount from par is declared due and payable, the holders thereof may be entitled, under applicable provisions of the

U.S. Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less the unamortized portion of that discount.

ANY CREDIT SUPPORT FOR YOUR BONDS MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         THE AMOUNT OF CREDIT SUPPORT WILL BE LIMITED. The rating agencies that assign ratings to your bonds will establish the amount of credit support, if any, for your bonds based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage collateral. Actual losses may, however, exceed the assumed levels. See "Description of the Bonds--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage collateral exceed the assumed levels, you may be required to bear the additional losses.

         CREDIT SUPPORT MAY NOT COVER ALL TYPES OF LOSSES. The credit support, if any, for your bonds may not cover all of your potential losses. For example, certain forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of certain uninsured casualties at the real properties securing the related mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. If a form of credit support covers multiple classes or series and losses exceed the amount of such credit support, it is possible that the holders of offered bonds of another series or class will be disproportionately benefited by such credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR BONDS WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE RELATED MORTGAGE LOANS

         THE TERMS OF THE RELATED MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR BONDS. Each of the mortgage loans that secures or underlies the security for your bonds will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which those mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your bonds is paid down or otherwise reduced.

         In addition, any mortgage loan that secures or underlies the security for your bonds may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         Notwithstanding the terms of the mortgage loans backing your bonds, the amount, rate and timing of payments and other collections thereon will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your bonds may vary materially and adversely from your expectations due to--

         - the rate of prepayments and other unscheduled collections of principal on the related mortgage loans being faster or slower than you anticipated, or

         - the rate of defaults on the related mortgage loans being faster, or the severity of losses on the related mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered bond, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered bonds, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the mortgage assets securing your bonds include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         PREPAYMENTS ON THE RELATED LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR BONDS. Payments of principal and/or interest on your bonds will depend upon, among other things, the rate and timing of payments on the mortgage assets securing your bonds. Prepayments on the mortgage loans that constitute or ultimately back those assets may result in a faster rate of principal payments on your bonds, thereby resulting in a shorter average life for your bonds than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans that secure or underlie the security for your bonds. As a result, repayment of your bonds could occur significantly earlier or later, and the average life of your bonds could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the related mortgage loans ultimately affect the average life of your bonds depends on the terms and provisions of your bonds. A class of offered bonds may entitle the holders to a PRO RATA share of any prepayments on the related mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the related mortgage loans, your bonds may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the related mortgage loans, the average life of your bonds may be extended. Your entitlement to receive payments, including prepayments, of principal of the related mortgage loans may--

         - vary based on the occurrence of certain events, such as the retirement of one or more other classes of bonds of the same series, or

         - be subject to certain contingencies, such as prepayment and default rates with respect to the related mortgage loans.

         We will describe the terms and provisions of your bonds more fully in the related prospectus supplement.

         PREPAYMENTS ON THE RELATED MORTGAGE LOANS WILL AFFECT THE YIELD ON YOUR BONDS. If you purchase your bonds at a discount or premium, the yield on your bonds will be sensitive to prepayments on the mortgage loans that secure or underlie the security for those bonds. If you purchase your bonds at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your bonds at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your bonds will increase as the discount deepens or the premium increases. If the amount of interest payable on your bonds is disproportionately large, as compared to the amount of principal payable on your bonds, you may fail to recover your original investment under some prepayment scenarios.

         DELINQUENCIES, DEFAULTS AND LOSSES ON THE RELATED MORTGAGE LOANS MAY AFFECT THE AMOUNT AND TIMING OF PAYMENTS ON YOUR BONDS. The rate and timing of delinquencies and defaults, and the severity of losses, on the related mortgage loans will impact the amount and timing of payments on a series of offered bonds to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the related mortgage loans may delay payments on a series of offered bonds while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered bond in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the related mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. Furthermore, the timing of losses on the related mortgage loans can affect your yield. In general, the earlier you bear any loss on a mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

         THERE IS AN INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. Any of the mortgage loans that secures or underlies the security for your bonds may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest (that is, balloon payments) on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

          - the fair market value and condition of the underlying real property;
          -    the level of interest rates;
          -    the borrower's equity in the underlying real property;
          -    the borrower's financial condition;
          -    the operating history of the underlying real property;
          -    changes in zoning and tax laws;
          -    changes in competition in the relevant area;
          -    changes in rental rates in the relevant area;

          -    changes in governmental regulation and fiscal policy;
          -    prevailing general and regional economic conditions;
          -    the state of the fixed income and mortgage markets; and
          - the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan that secures or underlies the security for your bonds.

         The related master servicer or special servicer may (within prescribed limits) extend and modify mortgage loans securing your bonds that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

YOUR BONDS MAY BE REDEEMED BY THE RELATED ISSUER PRIOR TO MATURITY

         The issuer of a series of offered bonds may have the option of redeeming those bonds, in whole or in part, prior to maturity. Generally, an issuer will have an economic incentive to exercise its right of optional redemption when it can obtain alternative financing at a more advantageous interest rate. The yield on your bonds may be adversely affected by any such optional redemption if and to the extent that the related issuer is not required to pay any redemption premium.

         We will describe the terms and conditions of any optional redemption rights more fully in the related prospectus supplement.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY

         MOST OF THE MORTGAGE LOANS THAT SECURE OR UNDERLIE THE SECURITY FOR YOUR BONDS WILL BE NONRECOURSE. You should consider all of the mortgage loans that secure or underlie the security for your bonds to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of such borrower or guarantor. Consequently, full and timely payment on each mortgage loan that secures or underlies the security for your bonds will depend on one or more of the following:

          - the sufficiency of the net operating income of the applicable real property;
          - the market value of the applicable real property at or prior to maturity; and
          - the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans that secures or underlies the security for your bonds will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

          -    the age, design and construction quality of the property;
          - perceptions regarding the safety, convenience and attractiveness of the property;
          - the characteristics of the neighborhood where the property is located;
          -    the proximity and attractiveness of competing properties;
          -    the existence and construction of competing properties;
          -    the adequacy of the property's management and maintenance;
          - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
          - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
          -    demographic factors;
          -    customer tastes and preferences;
          -    retroactive changes in building codes; and
          - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

          - an increase in interest rates, real estate taxes and other operating expenses;
          - an increase in the capital expenditures needed to maintain the property or make improvements;
          - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
          -    an increase in vacancy rates;
          -    a decline in rental rates as leases are renewed or replaced; and
          - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

          -    the length of tenant leases;
          -    the creditworthiness of tenants;
          -    the rental rates at which leases are renewed or replaced;
          -    the percentage of total property expenses in relation to revenue;
          - the ratio of fixed operating expenses to those that vary with revenues; and
          - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

          - to pay for maintenance and other operating expenses associated with the property;
          - to fund repairs, replacements and capital improvements at the property; and
          - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

          - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
          -    an increase in tenant payment defaults;
          - a decline in rental rates as leases are entered into, renewed or extended at lower rates;
          - an increase in the capital expenditures needed to maintain the property or to make improvements; and
          -    a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

          -    the business operated by the tenants;
          -    the creditworthiness of the tenants; and
          -    the number of tenants.

         DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net operating income generated by the property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         (i) the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         (ii) an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

          -    changes in interest rates;
          -    the availability of refinancing sources;
          -    changes in governmental regulations, licensing or fiscal policy;
          -    changes in zoning or tax laws; and
          -    potential environmental or other legal liabilities.

         PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

          -    responding to changes in the local market;
          - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

          -    operating the property and providing building services;
          -    managing operating expenses; and
          - ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         MAINTAINING A PROPERTY IN GOOD CONDITION IS EXPENSIVE. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         -         rental rates;
         -         location;
         -         type of business or services and amenities offered; and
         -         nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         -         offers lower rents;
         -         has lower operating costs;
         -         offers a more favorable location; or
         -         offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties.
         - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.
         - Hospitality and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.
         - Recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.
         - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.
         - Certain recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.
         - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.
         - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Estates--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Backing a Series of Offered Bonds."

BORROWER CONCENTRATION IN THE MORTGAGE COLLATERAL EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties underlying the mortgage collateral for a series of offered bonds. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION IN THE MORTGAGE COLLATERAL EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets included as part of the mortgage collateral for a series of offered bonds may be substantially larger than the other assets that are part of that collateral. In general, the inclusion in a mortgage asset pool of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in that pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION IN THE MORTGAGE COLLATERAL EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans securing or underlying the security for a series of offered bonds is secured by real properties in a particular locale, state or region, then the holders of those bonds will have a greater exposure to:

          - any adverse economic developments that occur in the locale, state or region where the properties are located;
          - changes in the real estate market where the properties are located;
          - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and
          - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN COLLATERAL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans that directly or indirectly back any series of offered bonds will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage collateral for those bonds will change over time.

         If you purchase bonds with an interest rate that is equal to or calculated based upon a weighted average of interest rates on the mortgage assets securing those bonds, your interest rate will be affected, and may decline, as the relative composition of the related mortgage collateral changes.

         In addition, as payments and other collections of principal are received with respect to the related mortgage loans, the remaining mortgage loans that directly or indirectly back your bonds may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans that secure or underlie the security for a series of offered bonds may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payments for any of those mortgage loans increase, there is an increased likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR BONDS

         Certain mortgage loans included as part of the mortgage collateral for a series of offered bonds may either (i) prohibit the related borrower from encumbering the related real property with additional secured debt or (ii) require the consent of the holder of the mortgage loan prior to so encumbering such property. However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN BACKING YOUR BONDS

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. Such an action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

          - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

          -    reduce monthly payments due under a mortgage loan;

          -    change the rate of interest due on a mortgage loan; or

          -    otherwise alter a mortgage loan's repayment schedule.

         Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of a secured lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust estate's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED BONDS

         If all or part of the trust estate for a series of offered bonds is designated as a "real estate mortgage investment conduit," and if it were to acquire a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust estate to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate. This would reduce the net proceeds available for payment with respect to the related offered bonds.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--

          - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that directly or indirectly back your bonds;

          - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

          - that the results of the environmental testing were accurately evaluated in all cases;

          - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

          - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan that directly or indirectly backs your bonds could be adversely affected by tenants, such as gasoline stations or dry cleaners, or by the conditions or operations in the vicinity of the properties, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as "CERCLA," together with certain other federal and state laws, provide that a secured lender, such as the issuer or trust estate for a series of offered bonds, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if

          - agents or employees of the lender are deemed to have participated in the management of the borrower, or

          - under certain conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

          - any condition on the property that causes exposure to lead-based paint, and

          - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS SECURING YOUR BONDS MAY BE CHALLENGED AS BEING UNENFORCEABLE

         CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         - the bankrupt party was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured; and

         - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made pursuant to the avoided cross-collateralization.

         PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included as part of the mortgage collateral for a series of offered bonds may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of (i) the related real property or (ii) a majority ownership interest in the related borrower. We anticipate that all of the mortgage loans included as part of the mortgage collateral for a series of offered bonds will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         -     the default is deemed to be immaterial,
         -     the exercise of such remedies would be inequitable or unjust, or
         -     the circumstances would render the acceleration unconscionable.

         ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included as part of the mortgage collateral for a series of offered bonds may be secured by, among other things, an assignment of leases and rents. Pursuant to that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.

Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         DEFEASANCE. A mortgage loan securing a series of offered bonds may permit the related borrower, during specified periods and subject to certain conditions, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. There can be no assurance that a court would not interpret that excess amount as a form of prepayment premium or would not take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A LENDER TO RISK FOR CERTAIN SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from:

         -      war,
         -      revolution,
         -      governmental actions,
         -      floods and other water-related causes,
         -      earth movement, including earthquakes, landslides and mudflows,
         -      wet or dry rot,
         -      vermin,
         -      domestic animals, and
         -      certain other kinds of risks.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then the resulting losses may be borne by you as a holder of offered bonds.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, your bond trustee may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that your bond trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a "permitted non-conforming structure" or the operation of the property may be a "permitted non-conforming use." This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner thereof may be required to incur significant costs in order to effect such compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         -    breach of contract involving a tenant, a supplier or other party;
         -    negligence resulting in a personal injury, or
         -    responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

"RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" HAVE ADVERSE TAX CONSEQUENCES

         INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a bond that is a "residual interest" in a "real estate mortgage investment conduit," or "REMIC," you will have to report on your income tax return as ordinary income your PRO RATA share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the bond. As a result, your bond may have "phantom income" early in the term of the REMIC because the taxable income from the bond may exceed the amount of economic income, if any, attributable to the bond. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the "phantom income" may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any "residual interest" bond may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered bonds which are "residual interests" may have a negative value.

         You have to report your share of the taxable income and net loss of the REMIC until all the bonds in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         SOME TAXABLE INCOME OF A "RESIDUAL INTEREST" CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a "residual interest" bond may be treated as "excess inclusions" under the Internal Revenue Code of 1986. You will have to pay tax on the "excess inclusions" regardless of whether you have other credits, deductions or losses. In particular, the tax on "excess inclusion":

         -     generally will not be reduced by losses from other activities,
         - for a tax-exempt holder, will be treated as unrelated business taxable income, and
         - for a foreign holder, will not qualify for any exemption from withholding tax.

         CERTAIN ENTITIES SHOULD NOT INVEST IN BONDS WHICH ARE "RESIDUAL INTERESTS." The fees and non-interest expenses of a REMIC will be allocated
PRO RATA to bonds that are "residual interests" in REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the bonds that are "residual interests" generally are not appropriate investments for:

          -    individuals,
          -    estates,
          -    trusts beneficially owned by any individual or estate, and
          - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the "residual interest" bonds are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a "residual interest" bond. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a "residual interest" bond to a foreign person under the Internal Revenue Code of 1986.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Bonds."

TAXATION OF ISSUERS THAT ARE TREATED AS A TAXABLE MORTGAGE POOLS

         If no REMIC or FASIT election is made with respect to an issuer of offered bonds, depending on the characteristics of the offered bonds and the issuer, the issuer may be treated as a "taxable mortgage pool," or "TMP," for federal income tax purposes under Section 7701(i) of the Internal Revenue Code of 1986. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated return, and is subject to federal income taxation. If the issuer is, or is wholly-owned by, a "real estate investment trust," or "REIT," however, classification of the issuer as a TMP does not cause it to be subject to corporate income tax. Rather, the consequence of the issuer being classified as a TMP is that the shareholders of the issuer, or of the REIT that wholly owns the issuer, are required to treat a portion of their income attributable to their shares as though it were "excess inclusions" with respect to a residual interest in a REMIC. See "Federal Income Tax Consequences--REMICs."

         It is therefore possible that certain issuers as to which no REMIC or FASIT election is made may be structured to qualify as, and elect to be treated as, REITs or wholly-owned subsidiaries of REITs for federal income tax purposes. In that event, the related prospectus supplement will describe the consequences of such classification and of the failure of such an issuer to be, or to maintain its status as, a REIT or a wholly owned subsidiary of a REIT. The related prospectus supplement will also describe the conditions to which any such issuer has agreed relating to the maintenance of its status as a REIT or a wholly-owned subsidiary of a REIT, and the consequences under the Governing Documents if it does not do so.

         To the extent that any such issuer is a TMP, and is not a REIT or a wholly-owned subsidiary of a REIT, the corporate income taxes imposed on its taxable income, that is, the excess of its interest and other income over its deductions for interest, discount, servicing and other expenses, will reduce the cash flow available to make payments on the offered bonds. In addition, the need for cash to pay taxes could result in the liquidation of part or all of the collateral and the consequent retirement of offered bonds at a time earlier than anticipated. See "Federal Income Tax Consequences--Debt and Notional Principal Contracts--Taxation of the Issuer."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your bonds may be issued in book-entry form through the facilities of the Depository Trust Company. As a result

          - you will be able to exercise your rights as a bondholder only indirectly through the Depository Trust Company and its participating organizations;
          - you may have only limited access to information regarding your bonds;
          -    you may suffer delays in the receipt of payments on your bonds;
               and
          - your ability to pledge or otherwise take action with respect to your bonds may be limited due to the lack of a physical bond evidencing your ownership of those bonds.

         See "Description of the Bonds--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for a series of offered bonds, or any of their respective affiliates, may purchase bonds, including non-offered bonds, of that series.

         In addition, the master servicer or special servicer for a series of offered bonds, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans securing a series of offered bonds, the related master servicer and special servicer will each be required to observe the terms of the servicing and administration agreement(s) for that series of offered bonds and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns bonds, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans backing your bonds that are in conflict with your interests. For example, if the related special servicer owns any bonds, it could seek to mitigate the potential loss on its bonds from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for a series of offered bonds may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included as part of the related mortgage collateral. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans included as part of the related mortgage collateral. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE TRANSITION FROM THE YEAR 1999 TO THE YEAR 2000 MAY DISRUPT THE ABILITY OF COMPUTERIZED SYSTEMS TO PROCESS INFORMATION

         The collection of payments on the mortgage assets securing your bonds, the servicing and administration of those mortgage assets and the payments on your bonds are highly dependent upon computer systems of the related master servicer, special servicer, manager, bond trustee, borrowers and other third parties.

         We will inquire from each of the parties to the governing documents for a series of offered bonds whether and how the transition from 1999 to 2000 has affected their computer systems. We also will obtain assurances from these parties that they are taking the necessary steps to cure any problems their computer systems may have with the manipulation or calculation of dates after December 31, 1999. Notwithstanding those inquiries and assurances, unforeseen problems in this regard could still occur.

                        DESCRIPTION OF THE TRUST ESTATES

GENERAL

         The trust estate for each series of offered bonds will consist of

          - all collateral pledged by the related issuer to secure its obligations, in particular its payment obligations, with respect to those bonds, and
          -    all other assets intended to support payments on those bonds.

         The collateral for each series of offered bonds will primarily consist of:

          -    various types of multifamily and/or commercial mortgage loans;
          - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or
          - a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be pledged as security for a series of offered bonds from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets pledged as security for a series of offered bonds. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         GENERAL. Each mortgage loan securing a series of offered bonds will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

          - rental or cooperatively-owned buildings with multiple dwelling units;
          - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;
          - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;
          -    office properties;

          - hospitality properties, such as hotels, motels and other lodging facilities;
          -    casino properties;
          - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;
          -    industrial properties;
          - warehouse facilities, mini-warehouse facilities and self-storage facilities;
          - restaurants, taverns and other establishments involved in the food and beverage industry;
          - manufactured housing communities, mobile home parks and recreational vehicle parks;
          - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;
          -    arenas and stadiums;
          -    churches and other religious facilities;
          -    parking lots and garages;
          -    mixed use properties;
          -    other income-producing properties; and
          -    unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan securing your bonds, include

          - a fee interest or estate, which consists of ownership of the property for an indefinite period,
          - an estate for years, which consists of ownership of the property for a specified period of years,
          - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,
          -    shares in a cooperative corporation which owns the property, or
          -    any other real estate interest under applicable local law.

         Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans pledged as security for a series of offered bonds will, in turn, be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that the "foreign mortgage loans" do not represent more than 10% of the related mortgage collateral, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans securing a series of offered bonds may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be pledged as security for the related series of offered bonds. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied first to the payment of court costs and fees in connection with the foreclosure, second to the payment of real estate taxes, and third to the payment of all principal, interest, prepayment or acceleration penalties, if any, and all other amounts owing to the holder of the senior loans. The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments in respect of the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans securing a series of offered bonds may be delinquent as of the date the bonds are initially issued. In those cases, we will describe in the related prospectus supplement the period of the delinquency, any forbearance arrangement then in effect, the condition of the related real property and the ability of the related real property to generate income to service the mortgage debt. We will not, however, allow the related issuer to pledge any mortgage loan as security for a series of offered bonds if we know that the mortgage loan is, at the time of the pledge, more than 90 days delinquent in respect of any scheduled payment of principal or interest or in foreclosure.

         A DISCUSSION OF THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE MORTGAGE LOANS BACKING A SERIES OF OFFERED BONDS. The mortgage loans securing a series of offered bonds may, in turn, be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include:

          - the physical attributes of the property, such as its age, appearance, amenities and construction quality;
          -    the types of services offered at the property;
          -    the location of the property;
          - the characteristics of the surrounding neighborhood, which may change over time;
          - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
          - the ability of management to provide adequate maintenance and insurance;
          -    the property's reputation;
          - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
          - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
          -    the ability of management to respond to competition;
          - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
          - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
          - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;
          - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
          - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

          - the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Certain states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

          -    require written leases;
          -    require good cause for eviction;
          -    require disclosure of fees;
          -    prohibit unreasonable rules;
          -    prohibit retaliatory evictions;
          -    prohibit restrictions on a resident's choice of unit vendors;
          -    limit the bases on which a landlord may increase rent; or
          - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

          -    fixed percentages,
          -    percentages of increases in the consumer price index,
          -    increases set or approved by a governmental agency, or
          -    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans securing the offered bonds will, in turn, be secured by the related borrower's interest in multiple units in a residential condominium project and the related voting rights in the owners' association for such project. Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust estate to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit pursuant to a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's mortgage loan payments, real property taxes, maintenance expenses and other capital and ordinary expenses of the property. These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

          -    maintenance payments from the tenant/shareholders, and
          - any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

          -    shopping centers
          -    factory outlet centers
          -    malls
          -    automotive sales and service centers
          -    consumer oriented businesses
          -    department stores
          -    grocery stores
          -    convenience stores
          -    specialty shops
          -    gas stations
          -    movie theaters
          -    fitness centers
          -    bowling alleys
          -    salons
          -    dry cleaners

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

          -    to lower rents;
          -    to grant a potential tenant a "free rent" or reduced rent period;
          -    to improve the condition of the property generally; or
          - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

          -    competition from other retail properties;
          - perceptions regarding the safety, convenience and attractiveness of the property;
          -    perceptions regarding the safety of the surrounding area;
          -    demographics of the surrounding area;
          - the strength and stability of the local, regional and national economies;
          -    traffic patterns and access to major thoroughfares;
          -    the visibility of the property;
          -    availability of parking;
          - the particular mixture of the goods and services offered at the property;
          -    customer tastes, preferences and spending patterns; and
          -    the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an "anchored" retail property, including:

          -    an anchor tenant's failure to renew its lease;
          -    termination of an anchor tenant's lease;
          - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
          - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
          -    a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

          -    factory outlet centers;
          -    discount shopping centers and clubs;
          -    catalogue retailers;
          -    television shopping networks and programs;
          -    internet web sites; and
          -    telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) and entertainment sources could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

         OFFICE PROPERTIES. Factors affecting the value and operation of an office property include:

          - the number and quality of the tenants, particularly significant tenants, at the property;
          - the physical attributes of the building in relation to competing buildings;
          - the location of the property with respect to the central business district or population centers;
          - demographic trends within the metropolitan area to move away from or towards the central business district;
          - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
          -    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
          -    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
          -    the quality and philosophy of building management;
          -    access to mass transportation; and
          -    changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

          -    rental rates;
          - the building's age, condition and design, including floor sizes and layout;
          -    access to public transportation and availability of parking; and
          - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

          -    the cost and quality of labor;
          -    tax incentives; and
          -    quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including:

          -    full service hotels;
          -    resort hotels with many amenities;
          -    limited service hotels;
          - hotels and motels associated with national or regional franchise chains;
          - hotels that are not affiliated with any franchise chain but may have their own brand identity; and
          -    other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

          - the location of the property and its proximity to major population centers or attractions;
          -    the seasonal nature of business at the property;
          -    the level of room rates relative to those charged by competitors;
          -    quality and perception of the franchise affiliation;
          - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
          - the existence or construction of competing hospitality properties;
          -    nature and quality of the services and facilities;
          -    financial strength and capabilities of the owner and operator;
          -    the need for continuing expenditures for modernizing,
               refurbishing and maintaining existing facilities;
          -    increases in operating costs, which may not be offset by
               increased room rates;
          - the property's dependence on business and commercial travelers and tourism; and
          - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated pursuant to franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

          -    the continued existence and financial strength of the franchisor;
          -    the public perception of the franchise service mark; and
          -    the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         CASINO PROPERTIES. Factors affecting the economic performance of a casino property include:

          - location, including proximity to or easy access from major population centers;
          -    appearance;
          - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;
          -    the existence or construction of competing casinos;
          -    dependence on tourism; and
          -    local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, such as performers and sporting events, and offering low-priced or free food and lodging. In addition, casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         HEALTH CARE-RELATED PROPERTIES.  Health-care related properties include

          -    hospitals;
          -    skilled nursing facilities;
          -    nursing homes;
          -    congregate care facilities; and
          -    in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

          -    statutory and regulatory changes;
          -    retroactive rate adjustments;
          -    administrative rulings;
          -    policy interpretations;
          -    delays by fiscal intermediaries; and
          -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

          -    federal and state licensing requirements;
          -    facility inspections;
          -    rate setting;
          -    reimbursement policies; and
          - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

          - location of the property, the desirability of which in a particular instance may depend on--

                  (i)      availability of labor services,
                  (ii)     proximity to supply sources and customers, and
                  (iii) accessability to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

          - building design of the property, the desirability of which in a particular instance may depend on--

                  (i)      ceiling heights,
                  (ii)     column spacing,
                  (iii)    number and depth of loading bays,
                  (iv)     divisibility,
                  (v)      floor loading capacities,
                  (vi)     truck turning radius,
                  (vii)    overall functionality, and
                  (viii) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

          - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

          -    building design;
          -    location and visibility;
          -    tenant privacy;
          -    efficient access to the property;

          - proximity to potential users, including apartment complexes or commercial users;
          -    services provided at the property, such as security;
          -    age and appearance of the improvements; and
          -    quality of management.

         RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

          - competition from facilities having businesses similar to a particular restaurant or tavern;
          - perceptions by prospective customers of safety, convenience, services and attractiveness;
          -    the cost, quality and availability of food and beverage products;
          - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
          -    changes in demographics, consumer habits and traffic patterns;
          -    the ability to provide or contract for capable management; and
          - retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

          -    segment,
          -    product,
          -    price,
          -    value,
          -    quality,
          -    service,
          -    convenience,
          -    location, and
          -    the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

          -    lower operating costs,
          -    more favorable locations,
          -    more effective marketing,
          -    more efficient operations, or
          -    better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to a certain extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

          - actions and omissions of any franchisor, including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures;
          - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
          - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon such termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan securing a series of offered bonds.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         - the number of comparable competing properties in the local market;
         -        the age, appearance and reputation of the property;
         -        the quality of management; and
         -        the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Certain states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

         -        fixed percentages,
         -        percentages of increases in the consumer price index,
         -        increases set or approved by a governmental agency, or
         -        increases determined through mediation or binding arbitration.

In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan securing a series of offered bonds may, in turn, be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         -        the location and appearance of the property;
         -        the appeal of the recreational activities offered;
         - the existence or construction of competing properties, whether are not they offer the same activities;
         - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;
         -        geographic location and dependence on tourism;
         - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;
         - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
         -        sensitivity to weather and climate changes; and
         -        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally "special purpose" properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         -        sporting events;
         -        musical events;
         -        theatrical events;
         -        animal shows; and/or
         -        circuses.

         The ability to attract patrons is dependent on such factors as:

         -        the appeal of the particular event;
         -        the cost of admission;
         - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;
         - perceptions by prospective patrons of the safety of the surrounding area; and
         - the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to such a tenant, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are "special purpose" properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are "special purpose" properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         -        the number of rentable parking spaces and rates charged;
         - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
         -        the amount of alternative parking spaces in the area;
         -        the availability of mass transit; and
         - the perceptions of the safety, convenience and services of the lot or garage.

         UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

         -        its location,
         -        its size,
         -        the surrounding neighborhood, and
         -        local zoning laws.

         DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of the property and its ability to generate income sufficient to make payments on the loan. This is particularly true because most or all of the mortgage loans securing the offered bonds will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of--

         (a) the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         (b) the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in clause (a) of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses in respect of the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make the loan payments on the related mortgage loan, cover operating expenses and fund capital improvements at any given time. Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis (such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities) tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods (such as warehouses, retail stores, office buildings and industrial facilities).

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         -        increases in energy costs and labor costs;
         -        increases in interest rates and real estate tax rates; and
         - changes in governmental rules, regulations and fiscal policies.

         Some "net leases" of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the "loan-to-value ratio" of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         (a) the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         (b) the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         (x) the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         (y) the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered bonds may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
         - the cost replacement method, which takes into account the cost of replacing the property at such date;
         - the income capitalization method, which takes into account the property's projected net cash flow; or
         - a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example,

         - it is often difficult to find truly comparable properties that have recently been sold;
         - the replacement cost of a property may have little to do with its current market value; and
         - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans directly or indirectly backing a series of offered bonds may not have considered all of those factors for all or any of those loans.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property."

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans securing a series of offered bonds will have the following features:

         - an original term to maturity of not more than approximately 40 years; and
         - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan securing a series of offered bonds may also include terms that:

         - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
         - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
         -        provide for no accrual of interest;
         - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of certain events;
         - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;
         - permit the negative amortization or deferral of accrued interest;
         - permit defeasance and the release of real property collateral in connection with that defeasance; and/or
         - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that will secure a series of offered bonds. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans securing a series of offered bonds:

         - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;
         - the type or types of property that provide security for repayment of the mortgage loans;
         - the earliest and latest origination date and maturity date of the mortgage loans;
         - the original and remaining terms to maturity of the mortgage loans, or the range thereof, and the weighted average original and remaining terms to maturity of the mortgage loans;
         - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those loan-to-value ratios;
         - the mortgage interest rates of the mortgage loans, or the range thereof, and the weighted average mortgage interest rate of the mortgage loans;
         - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;
         - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;
         - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those debt service coverage ratios; and
         - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered bonds is initially offered, we will provide--

         - more general information in the related prospectus supplement, and
         - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of the bonds.

         If any mortgage loan, or group of related mortgage loans, securing a series of offered bonds represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities securing a series of offered bonds may include:

         - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or
         - certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA"), the Federal Agricultural Mortgage Corporation ("FAMC") or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included as part of the mortgage collateral for a series of offered bonds--

         - will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or
         - will be exempt from the registration requirements of the Securities Act, or
         - will have been held for at least the holding period specified in Rule 144(k) under the Securities Act, or
         - would otherwise be able to be resold by us publicly without registration under the Securities Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that will be included as part of the mortgage collateral for a series of offered bonds. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included as part of the mortgage collateral for a series of offered bonds:

         - the initial and outstanding principal amount(s) and type of the securities;
         - the original and remaining term(s) to stated maturity of the securities;
         - the pass-through or bond rate(s) of the securities or the formula for determining such rate(s);
         -        the payment characteristics of the securities;
         - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         -        a description of the related credit support (if any);
         -        the type of mortgage loans underlying the securities;
         - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;
         - the terms and conditions for substituting mortgage loans backing the securities; and
         - the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included as part of the mortgage collateral for a series of offered bonds, we will provide in our reports filed under the Exchange Act of 1934, as amended (the "Exchange Act") the same information regarding the security as is provided by the issuer of the security in its own reports filed under the Exchange Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND RELEASE OF MORTGAGE COLLATERAL

         If so specified in the related prospectus supplement, we, the related issuer or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to obtain a release of particular items of the related mortgage collateral--

         -        in connection with a redemption of bonds, or

         - in exchange for other mortgage loans or mortgage-backed securities that (i) conform to the description of mortgage collateral in this prospectus, and (ii) satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the related bond trustee may be authorized or required, including at the direction of the related issuer, to apply collections on the related mortgage collateral to acquire new mortgage loans or mortgage-backed securities that (i) conform to the description of mortgage collateral in this prospectus and (ii) satisfy the criteria set forth in the related prospectus supplement. No such replacement of mortgage collateral or acquisition of new mortgage collateral will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered bonds.

UNDELIVERED MORTGAGE ASSETS

         In general, the aggregate outstanding principal balance of the mortgage collateral securing any particular series of bonds will equal or exceed the initial aggregate outstanding principal balance of those bonds. In the event that the aggregate outstanding principal balance of the related mortgage collateral is less than the initial aggregate outstanding principal balance of any series of bonds, the related issuer may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related bond trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of bonds, the related issuer will be entitled to obtain a release of the deposited cash or investments if it delivers or arranges for delivery of a corresponding amount of mortgage collateral that satisfies the criteria specified in the related prospectus supplement. If the related issuer fails, however, to deliver mortgage collateral sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related bond trustee will be used by that trustee to redeem bonds of the related series, as described in the related prospectus supplement.

ACCOUNTS

         The trust estate for a series of offered bonds will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the related mortgage collateral and the other assets of the related trust estate will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         GENERAL. The holders of any class of offered bonds may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage collateral. The types of credit support that may benefit the holders of a class of offered bonds include:

         - the subordination or one or more other classes of bonds of the same series;
         -        a letter of credit;
         -        a surety bond;
         -        an insurance policy;
         -        a guarantee;
         -        a credit derivative; and/or
         -        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered bonds. If applicable, we will also identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust estate for a series of offered bonds may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust estate for a series of offered bonds may also include:

         -        interest rate exchange agreements;
         -        interest rate cap agreements;
         -        interest rate floor agreements;
         -        currency exchange agreements; or
         - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets or one or more classes of those offered bonds.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered bonds against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your bonds will depend on--

         -        the price you paid for your bonds,
         -        the interest rate on your bonds,
         -        the amount and timing of payments on your bonds.

         The following discussion contemplates that the mortgage collateral for a series of offered bonds consists only of mortgage loans. If the related mortgage collateral also includes mortgage-backed securities, the payment terms of those securities will soften or enhance the effects that the characteristics and behavior of mortgage loans backing them can have on the yield to maturity and/or weighted average life of a class of offered bonds. If the mortgage collateral for a series of offered bonds includes mortgage-backed securities, we will discuss in the related prospectus supplement the effect, if any, that those mortgage-backed securities may have on the yield to maturity and weighted average lives of those bonds.

INTEREST RATE

         A class of interest-bearing offered bonds may have a fixed, variable or adjustable interest rate. We will specify in the related prospectus supplement the interest rate for each class of interest-bearing offered bonds or, if the interest rate is variable or adjustable, the method of determining that interest rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the mortgage loans securing your bonds are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your bonds on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your bonds will be affected by the rate of principal payments on the related mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your bonds. The rate of principal payments on those mortgage loans will be affected by the following:

         - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;
         -        the dates on which any balloon payments are due; and
         - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans securing your bonds will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your bonds may vary from your anticipated yield will depend upon--

         - whether you purchased your bonds at a discount or premium and, if so, the extent of that discount or premium, and

         - when, and to what degree, payments of principal on the mortgage loans securing your bonds are applied or otherwise result in the reduction of the principal balance or notional amount of your bonds.

         If you purchase your bonds at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your bonds at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your bonds entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the related mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered bonds accrues interest on a notional amount, that notional amount will, in general, either--

         (a) be based on the principal balances of some or all of the mortgage assets included as part of the related mortgage collateral, or

         (b) equal the aggregate principal balance of one or more of the other classes of bonds of the same series.

         Accordingly, the yield on that class of bonds will be inversely related to, as applicable, the rate at which payments and other collections of principal are received on the mortgage assets referred to in clause (a) above or payments are made in reduction of the aggregate principal balance of the class or classes of bonds referred to in clause (b) above.

         The extent of prepayments of principal of the mortgage loans securing your bonds may be affected by a number of factors, including:

         -        the availability of mortgage credit;
         - the relative economic vitality of the area in which the related real properties are located;
         -        the quality of management of the related real properties;
         -        the servicing of the mortgage loans;
         -        possible changes in tax laws; and
         -        other opportunities for investment.

In general, those factors that increase the attractiveness of selling or refinancing a commercial or multifamily property, as well as those factors that increase the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans securing your bonds may also be affected by the existence and enforceability of prepayment restrictions, such as prepayment lock-out periods and requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges. If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         - to convert to a fixed rate loan and thereby "lock in" that rate, or
         - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         -        realize its equity in the property,
         -        meet cash flow needs or
         -        make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to--

         - the particular factors that will affect the prepayment of the mortgage loans securing any series of offered bonds,
         -        the relative importance of those factors,
         - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or
         -        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans securing any series of offered bonds will affect the ultimate maturity and the weighted average life of one or more classes of those bonds. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered bonds will be influenced by the rate at which principal on the related mortgage loans is paid to that class, whether in the form of scheduled amortization or prepayments, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust estate.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans securing your offered bonds will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered bonds, we will include tables, if applicable, setting forth the projected weighted average life of each class of those offered bonds with an aggregate principal balance, and the percentage of the initial aggregate principal balance of each such class that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the mortgage loans included as part of the related mortgage collateral. Those tables and assumptions illustrate the sensitivity of the weighted average lives of the bonds to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your bonds.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITy

         BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans securing a series of offered bonds may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either (a) to refinance the loan, or (b) to sell the related real property. If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by (a) the bankruptcy of the borrower, or (b) adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your bonds and extend the weighted average life of your bonds.

         NEGATIVE AMORTIZATION. The weighted average life of a class of offered bonds can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs in respect of an adjustable rate mortgage loan that:

         - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;
         - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or
         - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans securing a series of offered bonds may result in negative amortization on one or more classes of those bonds. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization in respect of the mortgage loans securing a series of offered bonds is allocated among the respective classes of those bonds.

         The portion of any mortgage loan negative amortization allocated to a class of offered bonds may result in a deferral of some or all of the interest payable on those bonds. Deferred interest may be added to the aggregate principal balance of a class of offered bonds. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of bonds of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of bonds to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the related mortgage loans.

         The extent to which the yield on your bonds may be affected by any negative amortization on mortgage loans included as part of the related mortgage collateral will depend, in part, upon whether you purchase your bonds at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of offered bonds, if any, that entitle their holders to a portion of the principal payments on the mortgage loan.

         FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your bonds will be affected by--

         - the number of foreclosures with respect to the mortgage loans securing those bonds; and
         - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the related mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your bonds.

         LOSSES AND SHORTFALLS ON THE MORTGAGE COLLATERAL. The yield on your bonds will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the related mortgage collateral and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your bonds.

         The amount of any losses or shortfalls in collections on the mortgage assets securing a series of offered bonds will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of bonds, including non-offered bonds, of that series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         - a reduction in the entitlements to interest and/or the aggregate principal balances of one or more classes of bonds; and/or
         - the establishment of a priority of payments among classes of bonds.

         If you purchase subordinated bonds, the yield to maturity on those bonds may be extremely sensitive to losses and shortfalls in collections on the related mortgage collateral.

         ADDITIONAL BOND AMORTIZATION. If your bonds have a principal balance, then they entitle you to a specified portion of the principal payments received on the related mortgage collateral. They may also entitle you to payments of principal from the following sources:

         - amounts attributable to interest accrued but not currently payable on one or more other classes of bonds of the applicable series;
         - interest received or advanced on the related mortgage collateral that is in excess of the interest currently accrued on the bonds of the applicable series;
         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the related mortgage collateral that do not constitute interest or principal; or
         - any other amounts described in the related prospectus supplement.

         The amortization of your bonds out of the sources described in the prior paragraph would shorten their weighted average life and, if your bonds were purchased at a premium, reduce their yield to maturity.


                     STRUCTURED ASSET SECURITIES CORPORATION

         We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of--

         - acquiring mortgage loans, or interests therein, secured by first or junior liens on commercial and multifamily real properties;

         - acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

         - forming pools of mortgage loans and mortgage-backed securities; and

         - acting as depositor of trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 200 Vesey Street, New York, New York 10285. Our telephone number is (212) 526-7000. There can be no assurance that at any particular time we will have any significant assets.


                                     ISSUERS

         The issuer of each series of offered bonds will be an owner trust established by us, pursuant to a deposit trust agreement between us, as depositor, and a bank, trust company, corporation, association or other fiduciary named in the related prospectus supplement, as owner trustee. We do not expect any of those owner trusts to have any significant assets other than those pledged to secure bonds. Concurrently with or prior to the initial issuance of a series of offered bonds, we will convey to the related owner trust the assets to be included in the trust estate for those bonds in exchange for--

         - certificates of beneficial interest in the related owner trust,

         -        bonds, and/or

         -        net proceeds from the sale of bonds.

We may in turn sell or assign those certificates of beneficial interest and/or bonds so received to one or more persons or entities, including our affiliates.

         The related deposit trust agreement and/or the related indenture will provide that an issuer of offered bonds may not conduct any activities other than those related to the issuance and sale of one or more series of bonds. The holders of the beneficial interests in an owner trust that issues a series of offered bonds will not be liable for the payment of those bonds. Furthermore, the holders of those bonds will be deemed to have released the beneficial owners of that owner trust from any such liability.

         If so specified in the related prospectus supplement, and subject to the satisfaction of all applicable conditions precedent, an issuer of offered bonds may be permitted to--

         - transfer the mortgage collateral and other assets pledged to secure those bonds to another trust or other limited purpose entity that assumes all of its obligations with respect to those bonds, thereby relieving the transferor of those obligations, and

         -        issue additional series of bonds.

                            DESCRIPTION OF THE BONDS

GENERAL

         In general, each series of offered bonds will be secured, nonrecourse obligations of the related issuer. As part of the same series, an issuer may also issue bonds that will not be offered pursuant to this prospectus. Each series of offered bonds will consist of one or more classes. Any non-offered bonds of that series will likewise consist of one or more classes.

         A "series" of bonds are all those bonds that--

         -        have the same series designation;
         -        were issued pursuant to the same indenture; and
         -        are secured by the same mortgage collateral.

         A "class" of bonds are all those bonds of a particular series that--

         -        have the same class designation; and
         -        have the same payment terms.

         The respective classes of offered and non-offered bonds of any series may have a variety of payment terms. An offered bond may entitle the holder to receive:

         - a stated principal amount, which will be represented by its principal balance;

         - interest on a principal balance or notional amount, at a fixed, variable or adjustable interest rate;

         - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage collateral;

         - payments of principal, with disproportionate, nominal or no payments of interest;

         - payments of interest, with disproportionate, nominal or no payments of principal;

         - payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of bonds of the same series;

         - payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage collateral;

         - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

         - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage collateral; or

         - any other payments described in the related prospectus supplement and payable out of the assets of the related trust estate.

         Any class of offered bonds may be senior or subordinate to one or more other classes of bonds of the same series, including a non-offered class of bonds of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered bonds may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered bonds may have an aggregate principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered bonds may also accrue interest on an aggregate notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered bonds may accrue interest on one portion of its aggregate principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its aggregate principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered bonds will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered bonds may be issued--

         - in fully registered, definitive form and evidenced by physical securities, or

         - in book-entry form through the facilities of The Depository Trust Company.

Offered bonds held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered bonds held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE BONDS

         GENERAL. Payments on a series of offered bonds may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered bonds, we will identify:

         -        the periodic payment date for that series, and

         - the record date as of which bondholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered bonds on any payment date will be allocated PRO RATA among the outstanding bonds of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those bonds. Payments on an offered bond will be made to the holder entitled thereto either--

         - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         - by check mailed to the address of that holder as it appears in the bond register, in all other cases.

         In general, the final payment on any offered bond will be made only upon presentation and surrender of that bond at the location specified to the holder in notice of final payment.

         PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered bond, interest will accrue from time to time, at the applicable interest rate and in accordance with the applicable interest accrual method, on the aggregate outstanding principal balance or notional amount of that class.

         The interest rate for a class of interest-bearing offered bonds may be fixed, variable or adjustable. We will specify in the related prospectus supplement the interest rate for each class of interest-bearing offered bonds or, in the case of a variable or adjustable interest rate, the method for determining that interest rate.

         Interest may accrue with respect to any offered bond on the basis of:

         -        a 360-day year consisting of 12 30-day months,

         - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         - the actual number of days elapsed during each relevant period in a normal calendar year, or

         - such other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered bonds in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest in respect of each class of interest-bearing offered bonds will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered bonds, which we will refer to as "compound interest bonds," payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its aggregate principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered bonds accrues interest on an aggregate notional amount, that aggregate notional amount, in general, will be either:

         (a) based on the principal balances of some or all of the mortgage assets included as part of the related mortgage collateral; or

         (b) equal to the aggregate principal balances of one or more other classes of bonds of the same series.

Reference to the notional amount of any bond is solely for convenience in making certain calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the aggregate principal balance of, a class of interest-bearing offered bonds may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         PAYMENTS OF PRINCIPAL. A class of offered bonds may or may not have an aggregate principal balance. If it does, that aggregate principal balance outstanding from time to time will represent the maximum amount that the holders of that class will be entitled to receive as principal out of the future cash flow on the related mortgage collateral and the other assets of the related trust estate. The aggregate outstanding principal balance of any class of offered bonds will be reduced by--

         - payments of principal actually made to the holders of that class, and
         - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage collateral that are allocated to or are required to be borne by that class.

If a class of offered bonds are compound interest bonds, then the aggregate outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class. We will describe in the related prospectus supplement any other adjustments to the aggregate outstanding principal balance of a class of offered bonds.

         Unless we so state in the related prospectus supplement, the initial aggregate principal balance of all classes of a series of bonds will not be greater than the aggregate outstanding principal balance of the related mortgage collateral. We will specify the expected initial aggregate principal balance of each class of offered bonds in the related prospectus supplement.

         The payments of principal to be made on a series of offered bonds from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered bonds may also be made from the following sources:

         - amounts attributable to interest accrued but not currently payable on one or more other classes of bonds of the applicable series;
         - interest received or advanced on the related mortgage collateral that is in excess of the interest currently accrued on the bonds of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the related mortgage collateral that do not constitute interest or principal; or
         - any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered bonds on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets securing a series of offered bonds are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of bonds, including non- offered bonds, of that series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected by one or both of the following methods:

         (i) by reducing the entitlements to interest and/or the aggregate principal balances of one or more of those classes; and

         (ii)     by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any series of offered bonds are secured by mortgage loans, then as and to the extent described in the related prospectus supplement, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related bond trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, certain advances with respect to those mortgage loans to cover--

         - delinquent payments of principal and/or interest, other than balloon payments,

         -        property protection expenses,

         -        other servicing expenses, or

         - any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to bondholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and out of any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the related mortgage collateral, prior to any payment to the related series of bondholders, or at such other times and from such sources as we may describe in the related prospectus supplement.

         If any series of offered bonds are secured by mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations in respect of those securities or the mortgage loans that back them.

REPORTS TO BONDHOLDERS

         On or about each payment date, the related master servicer, manager or bond trustee will forward to each holder of an offered bond a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding (i) the payments made on that payment date with respect to the applicable class of offered bonds and (ii) the recent performance of the related mortgage collateral.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or bond trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered bond a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered bonds, aggregated for that calendar year or the applicable portion thereof during which the person was a bondholder. The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986.

         If the related mortgage collateral includes mortgage-backed securities, the ability of the related master servicer, manager or bond trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered bonds of each series in the manner described in the related prospectus supplement. Bondholders will generally not have a right to vote, except with respect to certain amendments to the governing documents or as otherwise specified this prospectus or in the related prospectus supplement. See "Description of the Governing Documents--Amendment."

         As and to the extent described in the related prospectus supplement, the bondholders entitled to a specified amount of voting rights for a particular series will have the right to act as a group to remove or replace the related bond trustee, master servicer, special servicer or manager. In general, any such removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

REDEMPTION

         If we so specify in the related prospectus supplement, any series of offered bonds may be redeemable in whole or in part, as follows:

         - by special redemption, if the bond trustee determines that the amount available to make payments on the bonds on the next regular payment date is insufficient,

         - by optional redemption, at the option of the related issuer, or

         - by mandatory redemption, at the request of certain bondholders.

         Written notice of any redemption will be given to each affected bondholder, and payment of the redemption price will be made only upon presentation and surrender of the bonds of the related series at the location to be specified in the notice of redemption.

         We will describe in the related prospectus supplement the conditions and procedures under which any redemption may occur.

BOOK-ENTRY REGISTRATION

         GENERAL. Any class of offered bonds may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global securities registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme for so long they are participants in DTC.

         DTC, EUROCLEAR AND CLEARSTREAM.  DTC is:

         - a limited-purpose trust company organized under the New York Banking Law,
         -        a "banking corporation" within the meaning of the New York
                  Banking Law,
         -        a member of the Federal Reserve System,
         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and
         -        a "clearing agency" registered pursuant to the provisions of
                  Section 17A of the Exchange Act.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of bonds. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of bonds and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation ("ECS"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness thereof.

         HOLDING AND TRANSFERRING BOOK-ENTRY BONDS. Purchases of book-entry bonds under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those bonds will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry bonds must rely on the foregoing procedures to evidence its beneficial ownership of those bonds. DTC has no knowledge of the actual beneficial owners of the book-entry bonds. DTC's records reflect only the identity of the direct participants to whose accounts those bonds are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. Such cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines (Brussels time) established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global security from a DTC participant that is not such a member organization, will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date. Transactions in interests in a book-entry security settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry security by or through a member organization thereof to a DTC participant that is not such a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry bonds and with respect to tax documentation procedures relating to the book-entry bonds.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry bonds will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of such payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and

         - the sole responsibility of each such DTC participant, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "bondholder" of book-entry bonds will be DTC or its nominee. Parties to the governing documents for any series of offered bonds need not recognize beneficial owners of book-entry bonds as "bondholders." The beneficial owners of book-entry bonds will be permitted to exercise the rights of "bondholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "bondholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry bonds to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those bonds.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and certain beneficial owners, the ability of a beneficial owner to pledge its interest in a class of book-entry bonds to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of its interest in a class of book-entry bonds, may be limited due to the lack of a physical security evidencing that interest.

         ISSUANCE OF DEFINITIVE BONDS. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered bonds initially issued in book-entry form will not be able to obtain physical securities that represent those offered bonds, unless:

         - we advise the related bond trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered bonds and we are unable to locate a qualified successor; or

         - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered bonds.

         Upon the occurrence of either of the two events described above, DTC will be required to notify all DTC participants of the availability through DTC of physical bonds with respect to the affected offered bonds. Upon surrender by DTC of the global security or securities representing a class of book-entry offered bonds, together with instructions for registration, the related bond trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical securities representing those offered bonds.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         From time to time in this prospectus, we refer to the deposit trust agreement, the indenture and any servicing and administration agreement(s) for a series of offered bonds as the "Governing Documents" for that series.

         Any party to the Governing Documents for a series of offered bonds, or any of its affiliates, may own bonds, including non-offered bonds, of that series. However, except in limited circumstances, including with respect to consents to certain amendments to the related Governing Documents, bonds that are held by parties to those Governing Documents will not be allocated voting rights.

         A form of a deposit trust agreement, trust indenture and servicing and administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of the Governing Documents for each series of offered bonds will vary based upon the nature of those bonds and the nature of the related trust estate. The following summaries describe certain provisions that may appear in the Governing Documents for each series of offered bonds. The prospectus supplement for each series of offered bonds will provide material additional information regarding the Governing Documents for that series. The summaries in this prospectus do not purport to be complete. You should refer to the provisions of the Governing Documents for your bonds and, further, to the description of those provisions in the related prospectus supplement. We will provide you with a copy of the Governing Documents, exclusive of exhibits, that relate to your bonds, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."

THE DEPOSIT TRUST AGREEMENT

         GENERAL. The issuer of each series of offered bonds will be an owner trust. We will establish that owner trust pursuant to a deposit trust agreement between us, as depositor, and a bank, trust company, corporation, association or other fiduciary named in the related prospectus supplement, as owner trustee. The related deposit trust agreement will limit the activities of each issuer of offered bonds to those incidental to the issuance of one or more series of bonds.

         CONVEYANCE OF THE TRUST ESTATE. Under the terms of the related deposit trust agreement, we will convey to the issuer of a series of offered bonds the related mortgage collateral and the other assets of the related trust estate. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage collateral in connection with that conveyance. We will also specify in the related prospectus supplement any remedies available to the related bondholders, or the related bond trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.

         In exchange for our conveyance of the related mortgage collateral and the other assets of the related trust estate to the owner trust that will issue a series of offered bonds, we will receive certificates of beneficial interest in that owner trust, bonds of that series and/or net proceeds from the sale of bonds of that series.

         REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS. Unless we state otherwise in the prospectus supplement for any series of offered bonds, we will, with respect to each mortgage asset pledged to secure that series, make or assign, or cause to be made or assigned, certain representations and warranties (the person or entity making those representations and warranties, the "Warranting Party") covering, by way of example:

         - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the related deposit trust agreement;

         - the Warranting Party's title to each mortgage asset and its authority to transfer that mortgage asset; and

         - in the case of a mortgage loan, the enforceability of the related mortgage note and mortgage, the existence of title insurance insuring the lien priority of the related mortgage and the payment status of the mortgage loan.

         We will identify the Warranting Party, and give a more complete sampling of the representations and warranties to be made by it, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies available to the related bondholders, or the related bond trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the Warranting Party will be us or another prior holder of the particular mortgage assets.

THE INDENTURE

         GENERAL.  The issuer of each series of offered bonds will--

         - issue those bonds and any non-offered bonds of the same series, and

         - pledge, among other things, the related mortgage collateral to secure its obligations, in particular its payment obligations, with respect to those bonds and any non-offered bonds of the same series, pursuant to an indenture between the related owner trustee, on behalf of the issuer, and a bank, trust company, corporation, association or other fiduciary named in the related prospectus supplement, as bond trustee on behalf of the bondholders.

         The indenture for each series of offered bonds will set forth, among other things--

         - the terms and conditions of those bonds and any non-offered bonds of the same series,

         - the obligations of the related issuer with respect to those bonds and any non-offered bonds of the same series, and

         - the obligations of the related issuer and the related bond trustee with respect to the related trust estate.

         PLEDGE OF MORTGAGE ASSETS. At the time of initial issuance of any series of offered bonds, the related issuer will pledge to the related bond trustee, among other things, the related mortgage collateral and various related rights and assets to secure the obligations, in particular the payment obligations, of that issuer with respect to those bonds and any non-offered bonds of the same series. We will specify in the related prospectus supplement all material documents in respect of the related mortgage assets that will be delivered to the related bond trustee, and all other actions to be taken by us or any prior holder of the related mortgage assets, in connection with that pledge. Concurrently with that pledge of assets, the related trustee will deliver to the related issuer or its designee, which may include us, the bonds of the applicable series in exchange for those assets. The related bond trustee will hold the trust estate for each series of offered bonds as security for those bonds and any non-offered bonds of the same series, and the respective classes of bondholders of that series will be entitled to the equal and proportionate benefits of that security, subject to the express subordination of certain of those classes.

         Each mortgage asset securing a series of offered bonds will be identified in a schedule appearing as an exhibit to the related indenture. That schedule generally will include detailed information about each of those mortgage assets, including:

         - in the case of a mortgage loan, the address of the related real property and the type of that property, the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information, the remaining term to maturity, the remaining amortization term, and the outstanding principal balance; and

         - in the case of a mortgage-backed security, the outstanding principal balance and the pass- through rate or coupon rate.

         CERTAIN COVENANTS OF THE ISSUER. For so long as the offered bonds of any series are outstanding, the related issuer may not liquidate or dissolve, without the consent of the holders of bonds, including non- offered bonds, of that series entitled to not less than 66-2/3% (or such other percentage specified in the related prospectus supplement) of the related voting rights. In addition, for so long as the offered bonds of any series are outstanding, the related issuer also may not consolidate or merge with or into any other person or entity or, except as described in this prospectus, convey or transfer its properties and assets substantially as an entirety:

         - without the consent of the holders of bonds, including non-offered bonds, of that series entitled to not less than 66-2/3% (or such other percentage specified in the related prospectus supplement) of the related voting rights, and

         -        unless, among other things--

                  (a) the person or entity, if other than the issuer, formed or surviving that merger or consolidation or acquiring those assets is organized under the laws of the United States of America or any State thereof and has expressly assumed, by supplemental indenture, the due and punctual payment of principal of and interest on all bonds of that series and the performance of every applicable covenant of the related indenture to be performed by the related issuer,

                  (b) immediately after giving effect to that transaction, no issuer event of default will have occurred and be continuing,

                  (c) the related bond trustee will have received written confirmation from each rating agency with respect to that series to the effect that the consummation of that transaction will not cause that rating agency to downgrade or withdraw its then-current rating of any class of bonds of that series, and

                  (d) the related bond trustee will have received from the related issuer an officers' certificate and an opinion of counsel, each to the effect that, among other things, that transaction complies with the foregoing requirements.

         With limited exception, no issuer of offered bonds may incur, assume, have outstanding or guarantee any indebtedness other than secured, nonrecourse bonds pursuant to an indenture and other than obligations incidental to the issuance of those bonds.

         MODIFICATION OF INDENTURE. The issuer and bond trustee for any series of offered bonds may amend the related indenture or enter into supplemental indentures, without obtaining the consent of the holders of any bonds, including non-offered bonds, of that series--

         - to evidence the succession of another person to the related issuer for that series,

         - to add to the conditions, limitations and restrictions on certain terms of that series and to the covenants of the related issuer or bond trustee,

         - to surrender any right or power conferred upon the related issuer,

         - to convey, transfer, assign, mortgage or pledge any property to the related bond trustee,

         - to correct or amplify the description of any property subject to the lien of the related indenture,

         - to modify the related indenture to the extent necessary to effect the related bond trustee's qualifications under the Trust Indenture Act or comply with the requirements of the Trust Indenture Act,

         - to make any amendment necessary or desirable to maintain the status of any portion of the related trust estate as a REMIC, to avoid classification as a TMP or to avoid certain taxes that may be imposed on REMICs, or

         - to evidence and provide for the acceptance of appointment by a successor bond trustee, or

         - for any other reason specified in the related prospectus supplement.

         The issuer and bond trustee for any series of offered bonds may also amend the related indenture or enter into supplemental indentures, without obtaining the consent of the holders of any bonds, including non-offered bonds, of that series--

         -        to cure an ambiguity,

         - to correct or supplement any provision of that indenture or any supplemental indenture which may be defective or inconsistent with any other provisions,

         - to make or amend other provisions with respect to matters or questions arising under the related indenture or any supplemental indenture, or

         - for any other purpose specified in the related prospectus supplement,

provided that such action will not materially adversely affect the interests of the holders of the offered and non-offered bonds of that series.

         In general, with the consent of the holders of offered bonds and non-offered bonds representing greater than 50%, or such other percentage specified in the related prospectus supplement, of the voting rights for the applicable series, the related bond trustee and issuer may amend the related indenture or execute a supplemental indenture--

         - to add provisions to, or change or eliminate any provisions of, the related indenture, or

         - to modify the rights of the holders of the bonds of the applicable series.

         However, unless otherwise specified in the related prospectus supplement, no amendment or supplemental indenture contemplated by the preceding paragraph may, without the consent of the holder of each outstanding bond affected:

         - change the date of payment of any installment of principal of or interest on any bond, or reduce the principal amount of, the interest rate for or the redemption price with respect to any bond, or change the provisions of the related indenture relating to the application of collections on or with respect to the related trust estate to payment of principal of or interest on any bond, or change any place of payment where, or the coin or currency in which, any bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the related indenture regarding payment;

         - reduce the percentage of voting rights represented by the bonds of the applicable series (or any class of that series), the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the related indenture or certain defaults thereunder and their consequences;

         - modify or alter the provisions of the related indenture defining the term "Outstanding;"

         - permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any part of the property subject to the lien of that indenture or terminate the lien of that indenture on any property at any time subject thereto or deprive the holder of any bond of the security afforded by the lien of that indenture;

         - reduce the percentage of voting rights represented by the bonds of the applicable series (or any class of that series), the consent of the holders of which is required to direct the related bond trustee to liquidate the mortgage collateral for that series;

         - modify any of the provisions of the related indenture regarding the calculation of the amount of any payment of interest or principal due and payable on any bond on any payment date, or to affect the rights of the holders of bonds to the benefit of any provisions for the mandatory redemption of those bonds; or

         - modify the provisions of the related indenture regarding any modifications of that indenture requiring consent of the holders of bonds, except to increase the percentage of voting rights held by holders required to consent to those modifications of that indenture or to provide that additional provisions of the related indenture cannot be modified or waived without the consent of the holder of each bond affected thereby.

         ISSUER EVENTS OF DEFAULT. We will specify in the related prospectus supplement the issuer events of default with respect to any series of offered bonds and the available remedies, including the circumstances under which those bonds may be declared due and payable and the related trust estate may be liquidated in connection with any of those issuer events of default.

         AUTHENTICATION AND DELIVERY OF BONDS. The issuer for any series of offered bonds may from time to time deliver bonds of that series executed by it to the related bond trustee and order that trustee to authenticate those bonds. Upon the receipt of those bonds and that order, and subject to the related issuer's compliance with certain conditions specified in the related indenture, that bond trustee will authenticate and deliver those bonds as the related issuer may direct. Unless otherwise specified in the related prospectus supplement, the related bond trustee will be authorized to appoint an agent for purposes of authenticating and delivering the bonds of any series (the "Authenticating Agent").

         SATISFACTION AND DISCHARGE OF THE INDENTURE. The indenture for any series of offered bonds will be discharged as to those bonds and any non-offered bonds of the same series (except with respect to certain continuing rights specified in such indenture) either:

         - upon the delivery to the related bond trustee or other bond registrar for cancellation of all the bonds of that series other than bonds which have been mutilated, lost or stolen and have been replaced or paid and bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the related issuer or discharged from that trust) as provided in that indenture; or

          - at such time as all bonds of that series not previously canceled by the related bond trustee or other bond registrar have become due and payable or, within one year, will become due and payable or be called for redemption, and the related issuer has deposited with the related bond trustee an amount sufficient to repay all of the bonds of that series;

provided that the related issuer has paid all other amounts payable under the related indenture and certain other conditions specified in the related indenture have been satisfied.

         RELEASE OF COLLATERAL. Mortgage collateral for any series of offered bonds may be released from the lien of the related indenture:

          -    upon satisfaction and discharge of that indenture;

          - in connection with the liquidation of a defaulted mortgage loan or any real property acquired as part of the related trust estate with respect to a defaulted mortgage loan;

          - in connection with a material breach of a representation and warranty or the failure to deliver certain required material documentation with respect to a particular item of mortgage collateral;

          -    as contemplated under "Description of the Trust
               Estates--Substitution, Acquisition and Release of Mortgage Collateral;" and

          -    as otherwise specified in the related prospectus supplement.

         COMPLIANCE CERTIFICATES AND OPINIONS. In connection with the authentication and delivery of any series of offered bonds at initial issuance, the release or the release and substitution of property subject to the lien of the related indenture, and the satisfaction and discharge of the related indenture, and otherwise upon any application or request by the related issuer to the related bond trustee to take any action under any provision of the related indenture, the related issuer will be required to furnish to the related bond trustee:

          - an officer's certificate stating that all conditions precedent, if any, provided for in the related indenture relating to the proposed action have been complied with,

          - an opinion of counsel stating that in the opinion of that counsel all of those conditions precedent, if any, have been complied with, and

          - if required by the Trust Indenture Act, a certificate or opinion from an accountant stating that in the opinion of that accountant all of those conditions precedent, if any, subject to verification by accountants have been complied with.

In connection with the authentication and delivery of any series of offered bonds at initial issuance, the accountant rendering the certificate or opinion referred to in the third bullet point of the preceding sentence is to be an accountant independent of the related issuer, us or any of our affiliates that was selected or approved by the related bond trustee in the exercise of reasonable care.

         Each of the certificates or opinions with respect to compliance with a condition or covenant will be required to include:

          - a statement that each signatory of that certificate or opinion has read or has caused to be read that covenant or condition;

          - a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in that certificate or opinion are based;

          - a statement that, in the opinion of each such signatory, that signatory has made such examination or investigation as is necessary to enable that signatory to express an informed opinion as to whether or not that covenant or condition has been complied with; and

          - a statement as to whether, in the opinion of each such signatory, that condition or covenant has been complied with.

         In addition, the issuer for each series of offered bonds will be required to file annually with the related bond trustee a written statement as to fulfillment of its obligations under the related indenture.

         LIST OF BONDHOLDERS. Three or more holders of bonds of any series which have each owned those bonds for at least six months may, by written application to the related bond trustee, request access to the list maintained by that trustee of all holders of the same series for the purpose of communicating with other bondholders of that series with respect to their rights under the related indenture. The related bond trustee will be required, with limited exception, to afford those applicants access to the most recent form of that list in the possession of the related bond trustee or, at the expense of those applicants, to mail copies of the particular communication to the other bondholders of the same series.

         MEETINGS OF BONDHOLDERS. Meetings of bondholders of any series or class thereof may be called at any time and from time to time in connection with any of the following acts:

          - to give any notice to the related issuer or the related bond trustee, give directions to the related bond trustee, consent to the waiver of any issuer event of default under the related indenture, or to take any other action authorized to be taken by bondholders in connection therewith;

          - to remove the related bond trustee and appoint a successor bond trustee;

          -    to consent to the execution of supplemental indentures; or

          - to take any other action authorized to be taken by or on behalf of those bondholders.

Such meetings may be called by the related bond trustee, the related issuer or the holders of bonds of the applicable series representing at least 10% (or such other percentage specified in the related prospectus supplement) of the related voting rights.

         FISCAL YEAR. The fiscal year of each issuer of a series of offered bonds ends on December 31.

         TRUSTEE'S ANNUAL REPORT. The bond trustee for each series of offered bonds will be required to mail each year to all bondholders of that series, a brief report relating to its eligibility and qualification to continue as the bond trustee under the related indenture, any amounts advanced by it under the related indenture which remain unpaid on the date of that report, the amount, interest rate and maturity date of certain indebtedness owing by the related issuer (or any other obligor on the bonds of that series) to that bond trustee in its individual capacity, the property and funds physically held by that bond trustee in its capacity as such, any release or release and substitution of property subject to the lien of the related mortgage which has not been previously reported, any additional issuance of bonds of the same issuer not previously reported and any action taken by that bond trustee which materially affects the bonds of that series and which has not been previously reported.

         CERTAIN AGENTS OF THE ISSUER. The issuer for any series of offered bonds may contract with other persons or entities to assist it in performing its duties under the related indenture, including certain administrative and accounting matters relating to the bonds of that series. Any performance of those duties (other than execution of issuer orders, issuer requests and officer's certificates of the issuer) by a person or entity identified to the related bond trustee in an officer's certificate of the related issuer will be deemed action taken by that issuer for all purposes under the applicable indenture.

         THE BOND TRUSTEE.

         GENERAL. The bond trustee for each series of offered bonds will be named in the related prospectus supplement. That bond trustee will be a bank, trust company, corporation or association qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The bank, trust company, corporation or association that serves as bond trustee for any series of offered bonds may have typical banking relationships with us and our affiliates and with any related master servicer, special servicer or manager or its affiliates.

         CERTAIN MATTERS REGARDING THE BOND TRUSTEE. If no event of default on the part of the related issuer or any related master servicer, special servicer or manager has occurred and is continuing, the bond trustee for each series of offered bonds will be required to perform only those duties specifically required under the related indenture and the related servicing and administration agreement(s).

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the bond trustee for each series of offered bonds may be an expense of the related issuer, master servicer or other specified person or entity or may be payable out of collections on the related mortgage collateral.

         Unless otherwise specified in the related prospectus supplement, the bond trustee for each series of offered bonds will be entitled to indemnification, from assets in the related trust estate, for any loss, liability or expense incurred by that bond trustee in connection with its acceptance or administration of its trusts under the related indenture and the related servicing and administration agreement(s). However, that indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of that bond trustee in the performance of its obligations and duties under those documents.

         The rights of the bond trustee for any series of offered bonds to receive, out of the assets of the related trust estate, any compensation or reimbursement to which it is entitled under the related indenture or any related servicing and administration agreement, will be senior to the rights of the holders of those bonds to receive payments thereon.

         No bond trustee for a series of offered bonds will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related indenture or any related servicing and administration agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The bond trustee for each series of offered bonds will be entitled to execute any of its trusts or powers under the related indenture or any related servicing and administration agreement, or to perform any of its duties thereunder, either directly or by or through agents or attorneys. However, that bond trustee will generally not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

         RESIGNATION AND REMOVAL OF THE BOND TRUSTEE. The bond trustee for any series of offered bonds may resign at any time, in which event we or the related issuer will be obligated to appoint a successor bond trustee. We or the related issuer may also remove the bond trustee for a series of offered bonds if that bond trustee ceases to be eligible to continue in that capacity under the related indenture or if that bond trustee becomes insolvent. Upon becoming aware of those circumstances, we or the related issuer will be obligated to appoint a successor bond trustee. In addition, unless otherwise specified in the related prospectus supplement, the bond trustee for any series of offered bonds may also be removed at any time by the holders of bonds, including non-offered bonds, of that series representing more than 50% of the voting rights of that series. However, if that removal was without cause, the bondholders effecting the removal may be responsible for any costs and expenses incurred by the terminated bond trustee in connection with its removal. Any resignation or removal of the bond trustee for a series of offered bonds and the appointment of a successor bond trustee for that series will not become effective until acceptance of the appointment by that successor bond trustee.

THE SERVICING AND ADMINISTRATION AGREEMENT(S)

         GENERAL. In general, with respect to each series of offered bonds, a servicing and administration agreement or other similar agreement or collection of agreements will govern the servicing and administration of the related mortgage collateral to the extent that those matters are not covered by the related indenture. The parties to the servicing and administration agreement(s) for any series of offered bonds will in all cases include the related issuer and the related bond trustee.

         If the mortgage collateral for a series of offered bonds includes mortgage loans, the parties to the related servicing and administration agreement(s) will also include--

          - a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

          - a special servicer that will generally be responsible for servicing and administering such of those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired in respect of defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any series of offered bonds.

         If the mortgage collateral for a series of offered bonds includes mortgage-backed securities, the parties to the related servicing and administration agreement(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related bond trustee assumes those duties, however, there will be no manager.

         In the related prospectus supplement, we will identify any master servicer, special servicer or manager for each series of offered bonds and will describe their respective duties in further detail. If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the series of offered bonds secured by those mortgage assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for a series of offered bonds.

         COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS. In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related bondholders the mortgage loans securing any series of offered bonds. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related servicing and administration agreement(s), the mortgage loans themselves and any instrument of credit support included as part of the related trust estate. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for a series of offered bonds will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general, will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that:

          (i) those procedures are consistent with the terms of the related servicing and administration agreement(s); and

          (ii) they do not impair recovery under any instrument of credit support included as part of the related trust estate.

Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for a series of offered bonds, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

          - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

          -    ensuring that the related properties are properly insured;

          -    attempting to collect delinquent payments;

          -    supervising foreclosures;

          -    negotiating modifications;

          - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

          - protecting the interests of bondholders with respect to senior lienholders;

          - conducting inspections of the related real properties on a periodic or other basis;

          - collecting and evaluating financial statements for the related real properties;

          - managing or overseeing the management of real properties acquired as part of the related trust estate through foreclosure, deed-in-lieu of foreclosure or otherwise; and

          - maintaining servicing records relating to mortgage loans in the related trust estate.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any series of offered bonds will be responsible for the servicing and administration of:

          - mortgage loans that are delinquent in respect of a specified number of scheduled payments;

          - mortgage loans as to which there is a material non-monetary default;

          - mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

          - real properties acquired as part of the related trust estate with respect to defaulted mortgage loans.

The related servicing and administration agreement(s) may also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered bonds, the related special servicer will be required to monitor any mortgage loan in the related trust estate that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which a special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a real property in lieu of foreclosure, on behalf of the bondholders and issuer of the related series may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for any series of offered bonds may also perform certain limited duties in respect of mortgage loans in the related trust estate for which the related master servicer is primarily responsible, such as performing property inspections and collecting and evaluating financial statements. A master servicer for any series of offered bonds may perform certain limited duties in respect of any mortgage loan in the related trust estate for which the related special servicer is primarily responsible, such as continuing to receive payments on the mortgage loan, making certain calculations with respect to the mortgage loan and making remittances and preparing certain reports to the related bond trustee and/or bondholders with respect to the mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims in respect of particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

         SUB-SERVICERS. A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related servicing and administration agreement(s). Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related servicing and administration agreement(s). Any master servicer and special servicer for a series of offered bonds will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for a series of offered bonds will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation pursuant to the related servicing and administration agreement(s) is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for certain expenditures which it makes, generally to the same extent that the master servicer or special servicer, as the case may be, would be reimbursed under the related servicing and administration agreement(s).

         COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES. Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets securing any series of offered bonds, then--

          - that mortgage-backed security will be registered in the name of the related bond trustee or its designee;

          - the related trustee will receive payments on that mortgage-backed security; and

          - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the related trust estate, exercise all rights and remedies in respect of that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

         CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND THE ISSUER. Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any series of offered bonds may resign from its obligations in that capacity, except upon--

          - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related bond trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of bonds, including non- offered bonds, of that series, or

          - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related bond trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         In no event will any issuer, master servicer, special servicer or manager for any series of offered bonds, or any of their respective directors, officers, employees or agents, be under any liability to the related trust estate or bondholders for any action taken, or not taken, in good faith pursuant to the related servicing and administration agreement(s) or for errors in judgment. None of those persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related servicing and administration agreement(s) or by reason of reckless disregard of those obligations and duties.

         Furthermore, the servicing and administration agreement(s) for each series of offered bonds will entitle the issuer, master servicer, special servicer and/or manager for that series, and their respective directors, officers, employees and agents, to indemnification out of the assets of the related trust estate for any loss, liability or expense incurred in connection with any legal action that relates to those bonds, any non-offered bonds of the same series, the servicing and administration agreement(s) for that series or the related trust estate. The indemnification will not extend, however, to any loss, liability or expense--

          - specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the related servicing and administration agreement(s),

          - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in the related servicing and administration agreement(s), or

          - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related servicing and administration agreement(s).

         None of the issuer or any master servicer, special servicer or manager for a series of offered bonds will be under any obligation to appear in, prosecute or defend any legal action unless--

          - the action is related to the respective responsibilities of that party under the related servicing and administration agreement(s), and

          - either (i) that party is specifically required to bear the expense of the action, or (ii) the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the related servicing and administration agreement(s).

However, each of those parties may undertake any legal action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the related servicing and administration agreement(s) and the interests of the related bondholders thereunder. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related trust estate and payable out of the assets of that trust estate.

         With limited exception, any person or entity--

          - into which the issuer or any master servicer, special servicer or manager for a series of offered bonds may be merged or consolidated, or

          - resulting from any merger or consolidation to which the issuer or any master servicer, special servicer or manager for a series of offered bonds is a party, or

          - succeeding to the business of the issuer or any master servicer, special servicer or manager for a series of offered bonds,

will be the successor of the issuer, master servicer, special servicer or manager, as the case may be, under the related servicing and administration agreement(s).

         The compensation arrangements with respect to any master servicer, special servicer or manager for any series of offered bonds will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the assets of the related trust estate.

         SERVICING AND ADMINISTRATION EVENTS OF DEFAULT. We will identify in related prospectus supplement the various events of default under the servicing and administration agreement(s) for each series of offered bonds for which any related master servicer, special servicer or manager may be terminated in that capacity.

         AMENDMENT. The servicing and administration agreement(s) for each series of offered bonds may be amended by the parties thereto, without the consent of any of the holders of those bonds, or of any non- offered bonds of the same series, for the following reasons:

         (i)      to cure any ambiguity;

         (ii) to correct, modify or supplement any provision in those servicing and administration agreement(s) which may be inconsistent with any other provision therein or with the description thereof set forth in the related prospectus supplement;

         (iii) to add any other provisions with respect to matters or questions arising under those servicing and administration agreement(s) that are not inconsistent with the existing provisions thereof;

         (iv) to the extent applicable, to relax or eliminate any requirement under those servicing and administration agreement(s) imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         (v) to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or REIT created under the applicable Governing Documents; or

         (vi) to otherwise modify or delete existing provisions of those servicing and administration agreement(s).

         However, no amendment of the servicing and administration agreement(s) for any series of offered bonds covered solely by clause (iii) or (vi) above, may adversely affect in any material respect the interests of any holders of offered or non-offered bonds of that series.

         In general, the servicing and administration agreement(s) for a series of offered bonds may also be amended by the parties to that document, with the consent of the holders of offered and non-offered bonds representing, in the aggregate, greater than 50%, or such other percentage specified in the related prospectus supplement, of all the related voting rights. However, no such amendment of the servicing and administration agreement(s) for a series of offered bonds may materially adversely affect the interests of the holders of any class of offered or non-offered bonds of that series without the consent of the holders of all bonds of that class.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered bonds of any series or with respect to the related mortgage collateral. That credit support may be in the form of any of the following:

          - the subordination of one or more other classes of bonds of the same series;
          - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;
          -    the establishment of one or more reserve funds; or
          -    any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered bonds, as well as offered bonds, or for more than one series of bonds.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your bonds. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered bonds of more than one class or series and total losses on the related mortgage collateral exceed the amount of that credit support, it is possible that the holders of offered bonds of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

          -    the nature and amount of coverage under that credit support;
          - any conditions to payment not otherwise described in this prospectus;
          - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and
          -    the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement certain information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE BONDS

         If and to the extent described in the related prospectus supplement, one or more classes of bonds of any series may be subordinate to one or more other classes of bonds of that series. If you purchase subordinate bonds, your right to receive payments out of collections and advances on the assets of the related trust estate on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of bonds. If and to the extent described in the related prospectus supplement, the subordination of a class of bonds may apply only in the event of certain types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate bonds in a particular series and the circumstances under which that subordination will be available.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included as part of the mortgage collateral for any series of offered bonds may be covered for certain default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered bonds or certain classes of those bonds will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets as of the date they are pledged to secure a series of offered bonds or of the initial aggregate principal balance of one or more classes of bonds of the applicable series. The letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for any series of offered bonds will expire at the earlier of the date specified in the related prospectus supplement or the satisfaction and discharge of the related indenture.

INSURANCE POLICIES AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered bonds or certain classes of those bonds will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered bonds of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any such instrument.

CREDIT DERIVATIVE

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered bonds or certain classes of those bonds will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under any such instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered bonds or certain classes of those bonds will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered bonds may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered bonds will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each payment date for the related series of offered bonds, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each such form of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans that secure or underlie the security for a series of offered bonds will, in turn, be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans securing or underlying the security for a series of offered bonds, is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Estates--Mortgage Loans."

         If a significant percentage of mortgage loans backing a series of offered bonds are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan backing a series of offered bonds will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

          -    the terms of the mortgage,

          - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

          -    the knowledge of the parties to the mortgage, and

          - in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

          - a mortgagor, who is the owner of the encumbered interest in the real property, and

          -    a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

          -    the trustor, who is the equivalent of a mortgagor,

          -    the trustee to whom the real property is conveyed, and

          - the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Pursuant to a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

          -    the express provisions of the related instrument,
          -    the law of the state in which the real property is located,
          -    certain federal laws, and
          - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (the "UCC"). Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the mortgage collateral for a series of offered bonds even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute "cash collateral" and cannot be used by the bankrupt borrower--

          -    without a hearing or the lender's consent, or

          - unless the lender's interest in the room rates is given adequate protection.

Such "adequate protection" may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Certain types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included as part of the mortgage collateral for a series of offered bonds even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

          -    judicial foreclosure, involving court proceedings, and

          - nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

          - all parties having a subordinate interest of record in the real property, and

          - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may:

          - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

          - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

          -    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

          - limit the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

          -    upheld the reasonableness of the notice provisions, or

          - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

          - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

          - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

          -    record a notice of default and notice of sale, and

          - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

          - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

          - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become the owner thereof, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

          -    to enable the lender to realize upon its security, and

          - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their "equity of redemption."

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale pursuant to a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.

Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans backing a series of bonds may be nonrecourse loans. Therefore, recourse in the case of default on such a mortgage loan will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans backing a series of offered bonds may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

          - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
          - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and
          - contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Certain mortgage loans backing a series of offered bonds, however, may be secured by ground leases which do not contain these provisions.

         COOPERATIVE SHARES. Some or all of the mortgage loans backing a series of bonds may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

          - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

          - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

          -    extend or shorten the term to maturity of the loan;

          - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

          - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted above, the amendments provide that a pre- petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

          -    past due rent,
          -    accelerated rent,
          -    damages, or
          - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

          - assume the lease and either retain it or assign it to a third party, or
          -    reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

          - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

          - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

          - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

          - assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed- in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         Recent federal legislation will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related issuer and/or trust estate and occasion a loss to the related bondholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the mortgage loans backing a series of offered bonds may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         The mortgage collateral for a series of offered bonds may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included as part of that mortgage collateral. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

          - FIRST, to the payment of court costs and fees in connection with the foreclosure;

          -    SECOND, to real estate taxes;

          - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

          - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         The terms of certain mortgage loans backing a series of offered bonds may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

          - the borrower may have difficulty servicing and repaying multiple loans;

          - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

          - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

          - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily, first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of bonds of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the bonds. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

          - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

          - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered bonds. This discussion is directed to bondholders that hold the offered bonds as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code." It does not discuss all federal income tax consequences that may be relevant to owners of offered bonds, particularly as to investors subject to special treatment under the Code, including:

         -         banks,
         -         insurance companies, and
         -         foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.
Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

          - given with respect to events that have occurred at the time the advice is rendered, and

          - is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered bonds, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         - "REMIC bonds" that are or represent "regular interests" or "residual interests" in a "real estate mortgage investment conduit," or "REMIC," within the meaning of Section 860D of the Code;

         - "FASIT Bonds" that are or represent "regular interests" in a financial asset securitization investment trust, or "FASIT," within the meaning of Section 860L(a) of the Code; and

         - "bonds," as to which no REMIC or FASIT election is made, and which are characterized as indebtedness of, or a notional principal contract issued by, the related issuer for federal income tax purposes.

         We will indicate in the prospectus supplement for each series whether the related bond trustee, another party to the related Governing Documents or an agent appointed by that trustee or other party (in any event, a "tax administrator") will make a REMIC or FASIT election for the related mortgage collateral. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all "regular interests", "residual interests" and/or "ownership interests", as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to bonds offered under this prospectus. In addition, this discussion applies only to the extent that the related trust estate consists only of mortgage loans. If a trust estate includes assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included as part of a trust estate to provide interest rate protection for the related offered bonds, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Estates--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered bonds.

REMICS

         GENERAL. With respect to each series of offered bonds as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Documents, and subject to certain assumptions set forth in the opinion:

          - the related trust estate, or the relevant designated portion of the trust estate, will qualify as a REMIC, and

          -    those offered bonds will be considered to evidence ownership of--

               (i)  REMIC "regular interests," or

               (ii) REMIC "residual interests."

         We refer in this discussion to--

          - bonds that evidence REMIC "regular interests" as the "REMIC regular bonds," and

          - bonds that represent REMIC "residual interests" as the "REMIC residual bonds."

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related bonds may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust estate's income for the period in which the requirements for REMIC status are not satisfied. The Governing Documents with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

         CHARACTERIZATION OF INVESTMENTS IN REMIC BONDS. Unless we state otherwise in the related prospectus supplement, the offered bonds that are REMIC bonds will be treated as--

          - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

          - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered bonds will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered bonds will qualify for the corresponding status in their entirety for that calendar year.

         In addition, offered bonds that are REMIC regular bonds will be:

          - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

          - "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT."

         Finally, interest, including original issue discount, on offered bonds that are REMIC regular bonds, and income allocated to offered bonds that are REMIC residual bonds, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these bonds are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to bondholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered bonds and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

         To the extent a REMIC bond is backed by a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate and therefore:

          - a portion of that bond may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

          - a portion of that bond may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

          - the interest on that bond may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

         TIERED REMIC STRUCTURES. For certain series of REMIC bonds, the related tax administrator may make two or more REMIC elections as to the related trust estate for federal income tax purposes. As to each of these series of REMIC bonds, our counsel will opine that each portion of the related trust estate as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

          - whether the related REMIC bonds will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code,

          - whether the related REMIC bonds will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and

          - whether the interest/income on the related REMIC bonds is interest described in Section 856(c)(3)(B) of the Code.

         TAXATION OF OWNERS OF REMIC REGULAR BONDS.

         GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular bonds as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular bonds that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular bonds under the accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC regular bonds may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular bonds issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular bonds. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered bonds. We recommend that you consult your own tax advisor concerning the tax treatment of your bonds.

         The Code requires, in computing the accrual of original issue discount on REMIC regular bonds, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular bond is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular bonds will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans backing any series of REMIC regular bonds will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular bond will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular bonds will be the first cash price at which a substantial amount of those bonds are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular bonds is sold for cash on or prior to the related date of initial issuance of those bonds, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular bond is equal to the total of all payments to be made on that bond other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

          -    a single fixed rate,
          -    a "qualified floating rate,"
          -    an "objective rate,"
          - a combination of a single fixed rate and one or more "qualified floating rates,"
          - a combination of a single fixed rate and one "qualified inverse floating rate," or
          - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular bond.

         In the case of REMIC regular bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those bonds. If the original issue discount rules apply to those bonds, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those bonds in preparing information returns to the bondholders and the IRS.

         Certain classes of REMIC regular bonds may provide that the first interest payment with respect to those bonds be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is the monthly period that ends on each payment date, then, as a result of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular bond and accounted for as original issue discount. Because interest on REMIC regular bonds must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular bonds.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular bond will reflect that accrued interest. In those cases, information returns provided to the bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular bond. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular bond. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a bondholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular bond will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the bond multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the bond, by multiplying:

         - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         -        a fraction--

                  (i) the numerator of which is the amount of the payment, and

                  (ii) the denominator of which is the stated redemption price at maturity of the bond.

         Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         - the total amount of the DE MINIMIs original issue discount, and

         -        a fraction--

                  (i) the numerator of which is the amount of the principal payment, and

                  (ii) the denominator of which is the outstanding stated principal amount of the subject REMIC regular bond.

         The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular bond is in excess of a DE MINIMIS amount, the holder of the bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the bond, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular bond, the daily portions of original issue discount will be determined as described below.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         -        the sum of:

                  (i) the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular bond, if any, in future periods, presumably taking into account the prepayment assumption, and

                  (ii) the payments made on that bond during the accrual period of amounts included in the stated redemption price, over

         - the adjusted issue price of the subject REMIC regular bond at the beginning of the accrual period.

The adjusted issue price of a REMIC regular bond is:

         -        the issue price of the bond, increased by

         - the aggregate amount of original issue discount previously accrued on the bond, reduced by

         - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item (i) of the second preceding sentence, will be calculated:

         - assuming that payments on the REMIC regular bond will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         - using a discount rate equal to the original yield to maturity of the bond, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular bond that purchases the bond at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the bond. However, the daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that such excess bears to the aggregate original issue discount remaining to be accrued on the bond. The adjusted issue price of a REMIC regular bond, as of any date of determination, equals the sum of:

         (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the bond at the beginning of the accrual period which includes that date of determination, and

         (ii) the daily portions of original issue discount for all days during such accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular bond held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the bond. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the bond exceeds the maximum amount of payments that you could ever receive with respect to the bond. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to bonds that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Bond Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular bonds should consult their tax advisors concerning the tax treatment of these bonds in this regard.

         MARKET DISCOUNT. You will be considered to have purchased a REMIC regular bond at a market discount if--

         - in the case of a bond issued without original issue discount, you purchased the bond at a price less than its remaining stated principal amount, or

         - in the case of a bond issued with original issue discount, you purchased the bond at a price less than its adjusted issue price.

         If you purchase a REMIC regular bond with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular bond with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a bond acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a bond on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular bond will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount" above. ThIS treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular bond held by you, at your option:

         -        on the basis of a constant yield method,

         - in the case of a bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the bond as of the beginning of the accrual period, or

         - in the case of a bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the bond at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular bonds provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular bond generally will be required to treat a portion of any gain on the sale or exchange of the bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         PREMIUM. A REMIC regular bond purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the bond. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular bonds.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Bonds--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular bonds without regard to whether those bonds have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

         Whether you will be treated as holding a REMIC regular bond with amortizable bond premium will depend on--

         -        the purchase price paid for your bond, and

         - the payments remaining to be made on your bond at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular bonds issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular bond and or a noncorporate holder of a REMIC regular bond that acquires the bond in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your bond becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular bond in connection with a trade or business, it appears that--

         - you will not be entitled to deduct a loss under Section 166 of the Code until your bond becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         -        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular bond, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any such amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL BONDS.

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual bonds must generally take in income the taxable income or net loss of the related REMIC.

Accordingly, the Code treats the REMIC residual bonds much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual bonds generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those bonds. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual bonds in proportion to their respective ownership interests on that day. Any amount included in the bondholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Bonds--Taxable Income of the REMIC." Holders of REMIC residual bonds must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from REMIC residual bonds will be "portfolio income" for purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC residual bond that purchased the bond from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual bond. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual bond. These modifications would occur when a holder purchases the REMIC residual bond from a prior holder at a price other than the adjusted basis that the REMIC residual bond would have had in the hands of an original holder of that bond. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual bond in connection with the acquisition of that bond will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual bonds will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have (i) other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual bonds or (ii) unrelated deductions against which income may be offset. See, however, the rules discussed below relating to:

         -        "excess inclusions,"
         -        residual interests without "significant value," and
         -        "noneconomic" residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual bonds until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual bonds will ordinarily have a negative "value" at the time of issuance. See "Risk Factors--'Residual Interests' in a 'Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

         TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal:

         - the income from the mortgage loans and other assets of the REMIC; plus

         - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC bonds constituting "regular interests" in the REMIC;

         -        less the following items--

                  (i) the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC bonds constituting "regular interests" in the REMIC, whether offered or not,

                  (ii) amortization of any premium on the mortgage loans held by the REMIC,

                  (iii) bad debt losses with respect to the mortgage loans held by the REMIC, and

                  (iv) except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC bonds, or in the case of REMIC bonds not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC bonds offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount." The issue price of a REMIC bond received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC bonds are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular bonds. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Bonds" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular bonds. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the bonds that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those bonds were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount." However, the DE MINIMIS rule, described in that section will not apply in determining deductions.

         If a class of REMIC regular bonds is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those bonds will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All of such expenses will be allocated as a separate item to the holders of the related REMIC bonds, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Bonds--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND PAYMENTS. The adjusted basis of a REMIC residual bond will be equal to:

         (i)      the amount paid for that REMIC residual bond,

         (ii) increased by, amounts included in the income of the holder of that REMIC residual bond, and

         (iii) decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual bond.

         A holder of a REMIC residual bond is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual bond.

         Any payment on a REMIC residual bond will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual bond. To the extent a payment on a REMIC residual bond exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual bond.

         A holder's basis in a REMIC residual bond will initially equal the amount paid for the bond and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual bond is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual bond.

         The effect of these rules is that a holder of a REMIC residual bond may not amortize its basis in a REMIC residual bond, but may only recover its basis:

         -        through payments,
         -        through the deduction of any net losses of the REMIC, or
         - upon the sale of its REMIC residual bond. See "--REMICs--Sales of REMIC Bonds" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual bond other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Bonds--General" above. These adjustments could require a holder of a REMIC residual bond to account for any difference between the cost of the bond to the holder and the adjusted basis of the bond would have been in the hands of an original holder.

         EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC residual bond will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual bond for any calendar quarter will be the excess, if any, of:

         (i) the daily portions of REMIC taxable income allocable to that bond, over

         (ii) the sum of the "daily accruals" for each day during the quarter that the bond was held by that holder.

         The daily accruals of a holder of a REMIC residual bond will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the "adjusted issue price" of the REMIC residual bond at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual bond as of the beginning of any calendar quarter will be equal to:

         (i)      the issue price of the bond, increased by

         (ii) the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         (iii) any payments made with respect to the bond before the beginning of that quarter.

         The issue price of a REMIC residual bond is the initial offering price to the public at which a substantial amount of the REMIC residual bonds were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual bond as excess inclusions if the REMIC residual interest evidenced by that bond is considered not to have "significant value."

         For holders of REMIC residual bonds, excess inclusions:

         - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

         - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual bonds that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Bonds" below.

         Furthermore, for purposes of the alternative minimum tax:

         - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual bonds held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual bonds will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual bond as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         -        regulated investment companies,
         -        common trusts, and
         -        certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL BONDS. Under the Treasury regulations, transfers of "noneconomic" REMIC residual bonds will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual bond. The Treasury regulations provide that a REMIC residual bond is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing
Documents:

         - the present value of the expected future payments on the REMIC residual bond equals at least the present value of the expected tax on the anticipated excess inclusions, and

         - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual bond at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual bond. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual bonds that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Documents that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         - from the prospective transferee, providing certain representations as to its financial condition, and

         - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

         - the present value of any consideration given to the transferee to acquire the interest,

         - the present value of the expected future distributions on the interest, and

         - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an "applicable Federal rate," except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

         IT IS NOT CLEAR WHEN THOSE REGULATIONS WOULD BE EFFECTIVE. ALTHOUGH THE TEXT OF THE PROPOSED REGULATIONS STATES THAT THEY WOULD BE EFFECTIVE ON FEBRUARY 4, 2000, THE PREAMBLE TO THE PROPOSED REGULATIONS SAYS THAT THESE REGULATIONS WILL APPLY TO TRANSFERS OF REMIC RESIDUAL INTERESTS MADE AFTER THE DATE THE FINAL REGULATIONS ARE PUBLISHED IN THE FEDERAL REGISTER. THE TREASURY DEPARTMENT IS ANTICIPATED TO ISSUE CLARIFICATION WITH REGARD TO THESE CONFLICTING STATEMENTS REGARDING THE EFFECTIVE DATE OF THE PROPOSED REGULATIONS SHORTLY.

         Prior to purchasing a REMIC residual bond, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual bond to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual bonds may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual bond will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual bond will not be considered "noneconomic" for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Bonds" below for additional restrictions applicable to transfers of certain REMIC residual bonds to foreign persons.

         MARK-TO-MARKET RULES. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual bond is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual bond is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual bond consult their tax advisors regarding these new regulations.

         FOREIGNERS MAY NOT HOLD REMIC RESIDUAL BONDS. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual bonds to investors that are foreign persons under the Code will be prohibited under the related Governing Documents. If transfers of REMIC residual bonds to investors that are foreign persons are permitted pursuant to the related Governing Documents, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual bonds to these persons.

         PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual bonds. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular bonds. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual bonds in their entirety and not to the holders of the related REMIC regular bonds.

         If the holder of a REMIC bond receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         -        an individual,
         -        an estate or trust, or
         - a "pass-through entity" beneficially owned by one or more individuals, estates or trusts,

         then--

         - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

         - 3% of the excess of the individual's adjusted gross income over the specified amount, or
         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC bond that is--

         -        an individual,
         -        an estate or trust, or
         - a "pass-through entity" beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC bonds that are subject to the limitations of either Section 67 or Section 68 of the Code, or to the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC bonds to which these expenses are allocated will generally not be appropriate investments for:

         -        an individual,
         -        an estate or trust, or
         - a "pass-through entity" beneficially owned by one or more individuals, estates or trusts.

         We recommend that such prospective investors consult with their tax advisors prior to making an investment in a REMIC bond to which these expenses are allocated.

         SALES OF REMIC BONDS. If a REMIC bond is sold, the selling bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC bond.
The adjusted basis of a REMIC regular bond generally will equal:

         -        the cost of the bond to that bondholder, increased by

         - income reported by that bondholder with respect to the bond, including original issue discount and market discount income, and reduced, but not below zero, by

         - payments on the bond received by that bondholder and by that amortized premium.

         The adjusted basis of a REMIC residual bond will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Bonds--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss from your sale of a REMIC bond will be capital gain or loss, provided that you hold the bond as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain (but not loss) upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         -        entitle the holder to a specified principal amount,
         -        pay interest at a fixed or variable rate, and
         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular bonds meet this exception, Section 1259 will not apply to most REMIC regular bonds. However, REMIC regular bonds that have no, or a disproportionately small, amount of principal can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular bond that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         - the amount that would have been includible in the seller's income with respect to that REMIC regular bond assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of the bond, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the bond based on the application of the prepayment assumption to the bond, over

         - the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular bond by a seller who purchased the bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the bond was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Bonds--Market Discount" and "--Premium."

         REMIC bonds will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC bond by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular bond that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the bond as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual bond will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that bond:

         -        reacquires that same REMIC residual bond,
         -        acquires any other residual interest in a REMIC, or
         - acquires any similar interest in a "taxable mortgage pool," as is defined in Section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual bond on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction includes:

         -        the disposition of a non-defaulted mortgage loan,
         - the receipt of income from a source other than a mortgage loan or certain other permitted investments,
         -        the receipt of compensation for services, or
         - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC bonds.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Documents will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to REITs. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired as part of a trust estate that causes the trust estate to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to bondholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or "net income from foreclosure property," and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related bond trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         -        the person has sufficient assets to do so, and
         - the tax arises out of a breach of that person's obligations under the related Governing Documents.

Any tax not borne by one of these persons would be charged against the related trust estate resulting in a reduction in amounts payable to holders of the related REMIC bonds.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL BONDS TO CERTAIN ORGANIZATIONS. If a REMIC residual bond is transferred to a "disqualified organization," a tax will be imposed in an amount equal to the product of:

         (i) the present value of the total anticipated excess inclusions with respect to the REMIC residual bond for periods after the transfer, and

         (ii) the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual bond.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual bond is transferred and must be based on:

         -        events that have occurred up to the time of the transfer,
         -        the prepayment assumption, and
         - any required or permitted clean up calls or required liquidation provided for in the related Governing Documents.

         The tax on transfers to "disqualified organizations" generally would be imposed on the transferor of the REMIC residual bond, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual bond would in no event be liable for the tax with respect to a transfer if:

         - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and
         - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual bond, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         - the amount of excess inclusions on the bond that are allocable to the interest in the pass- through entity held by the disqualified organization, and
         - the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

         - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

         - a statement under penalties of perjury that the record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC residual bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         For these purposes, a "disqualified organization" means:

         -        the United States,
         -        any State or political subdivision thereof,
         -        any foreign government,
         -        any international organization,
         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC,

         -        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code, or
         - any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a "pass-through entity" means any:

         -        regulated investment company,
         -        real estate investment trust,
         -        trust,
         -        partnership, or
         - certain other entities described in Section 860E(e)(6) of the Code.

         For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

         In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         - the residual interests in the entity are not held by disqualified organizations, and
         - the information necessary for the application of the tax described herein will be made available.

         We will include in the related Governing Documents restrictions on the transfer of REMIC residual bonds and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual bond.

         The Clinton Administration recently proposed in its budget certain amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

         TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular bond will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual bond, if the last payment on that bond is less than the REMIC residual bondholder's adjusted basis in the bond, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual bonds will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the "tax matters person" with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual bonds.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual bonds in connection with the administrative and judicial review of the REMIC's--

         -        income,
         -        deductions
         -        gains,
         -        losses, and
         -        classification as a REMIC.

         Holders of REMIC residual bonds generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual bond as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular bonds is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular bonds and the IRS. Holders of REMIC regular bonds that are--

         -        corporations,
         -        trusts,
         -        securities dealers, and
         -        certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

         - 30 days after the end of the quarter for which the information was requested, or
         -        two weeks after the receipt of the request.

         The REMIC must also comply with rules requiring a REMIC regular bond issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual bonds, including--

         -        income,
         -        excess inclusions,
         -        investment expenses, and
         - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular bond information reports will include a statement of the adjusted issue price of the REMIC regular bond at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC BONDS. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments:

         - fail to furnish to the payor certain information, including their taxpayer identification numbers, or

         -        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC BONDS. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular bond that is--

         -        a foreign person, and
         - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that bond,

will normally not be subject to United States federal income or withholding tax in respect of a payment on a REMIC regular bond. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the bondholder under penalties of perjury, certifying that the bondholder is a foreign person and providing the name and address of the bondholder.

         On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations, as modified by Treasury Decision 8856, will generally be effective for investments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

         For these purposes, a foreign person is anyone other than a United States person. A "United States person" is:

         -        a citizen or resident of the United States,

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof,

         - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

         -        a trust as to which--

                  (i) a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular bond held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual bonds. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         -        owns 10% or more of one or more underlying mortgagors, or
         - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular bond would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that bondholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Documents will prohibit transfers of REMIC residual bonds to investors that are:

         -        foreign persons, or
         - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

FASITs

         GENERAL. An election may be made to treat the trust estate for a series of offered bonds or specified assets thereof, as a financial asset securitization investment trust, or "FASIT," within the meaning of Section 860L(a) of the Code. Such an election would be noted in the applicable prospectus supplement. If such an election is made, the offered bonds will be designated as classes of "regular interests" in the FASIT. With respect to each series of offered bonds as to which the related tax administrator makes a FASIT election and assuming:

         -        the making of an appropriate election,
         -        compliance with the related Governing Documents, and
         -        subject to certain assumptions set forth in the opinion,

our counsel will deliver its opinion generally to the effect that,

         -        the relevant assets will qualify as a FASIT, and
         - the "FASIT bonds" will represent "regular interests" in that FASIT.

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         CHARACTERIZATION OF INVESTMENTS IN FASIT BONDS. FASIT bonds held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on the FASIT bonds will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT bonds held by a domestic building and loan association will be treated as "regular interest[s]
 in a FASIT" under section 7701(a)(19)(C)(xi) of the Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for
 . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Code. If at all times 95% or more of the assets of the FASIT or the income thereon qualify for the foregoing treatments, the FASIT bonds will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income therefrom will not qualify for the foregoing treatments. Accordingly, the FASIT bonds may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of

FASIT bonds should qualify for that treatment. FASIT bonds held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Code. FASIT bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         QUALIFICATION AS A FASIT.

         GENERAL. In order to qualify as a FASIT, the trust estate for a series of offered bonds or specified assets thereof must comply with the requirements set forth in the Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of the close of the third calendar month beginning after the "startup day" (which for purposes of this discussion is the date of the initial issuance of the FASIT bonds) and at all times thereafter, be "permitted assets." "Permitted assets" include cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Certain restrictions apply to each type of permitted asset, as discussed below. Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the "permitted assets" is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Code because they "support" a regular interest in the FASIT. The FASIT provisions also require the FASIT ownership interest to be held only by certain fully taxable domestic corporations and do not recognize transfers of certain "high-yield" regular interests (described below) to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Documents will provide that no legal or beneficial interest in the ownership interest or in any class or classes of bonds that we determine to be a high-yield regular interests may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

         PERMITTED ASSETS. The proposed regulations enumerate certain types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of permitted debt would include REMIC regular interests, regular interests of other FASITs, inflation indexed debt instruments, credit card receivables and certain stripped bonds and coupons. However, the FASIT proposed regulations except equity linked debt instruments and defaulted debt instruments from "permitted assets." In addition, debt of the owner of the FASIT ownership interest, debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or debt issued by third-parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not "permitted assets. Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a "permitted asset."

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. Such hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit such a contract to offset the following risk factors:

         -        fluctuations in market interest rates;
         -        fluctuations in currency exchange rates;
         - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place certain restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax (described below) without the benefit of an exception to this tax applicable to sales of foreclosure property.

PERMITTED INTERESTS. In addition to the foregoing, interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following:

         -        a single class of ownership interest, or
         -        one or more classes of regular interests.

An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

         1. unconditionally entitles the holder to receive a specified principal amount (or other similar amount),

         2. provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.       has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate (as defined in Section 1274(d) of the Code) for Treasury obligations of a similar maturity.

A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a "high-yield" regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a "specified portion" of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

         -        the absence of defaults or delinquencies on permitted assets,
         -        lower than reasonably expected returns on permitted assets,
         -        unanticipated expenses incurred by the FASIT, or
         -        prepayment interest shortfalls.

         CESSATION OF FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles , and the FASIT bonds may be treated as equity interests therein. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made (other than the FASIT election) and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to such adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         TAXATION OF FASIT BONDS. The FASIT bonds generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning "high-yield interests," interest, original issue discount ("OID") and market discount on a FASIT bond will be treated as ordinary income to the holder of that certificate, and principal payments (other than principal payments that do not exceed accrued market discount) on a FASIT bond will be treated as a return of capital to the extent of the holder's basis allocable thereto. You must use the accrual method of accounting with respect to FASIT bonds, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning "high-yield interests," the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT bonds. The discussion under the headings "--REMICs--Sales of REMIC Bonds" will also apply to the FASIT bonds, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield thereon did not exceed 110% of the applicable Federal rate will not apply.

         HIGH YIELD INTERESTS; ANTI-AVOIDANCE EXCISE TAXES ON TIERED ARRANGEMENTS. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any "excess inclusions" with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Documents will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related
Governing Documents will also allow such holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any pass-through entity, such as a partnership, REIT, regulated investment company, grantor trust or, under the FASIT proposed regulations, REMIC, that holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest, and issues a debt or equity interest that is (i) supported by that FASIT regular interest and (ii) has a yield, higher than the yield on that FASIT regular interest, that would cause such debt or equity interest to be a high yield interest if it had been issued by a FASIT. Under the statute, the amount of that tax, which is imposed on the pass-through entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the pass-through entity's tax return for the taxable year in which it issues such a debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         PROHIBITED TRANSACTIONS AND OTHER TAXES. Income or gain from certain "prohibited transactions" by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         -        the receipt of income from other than permitted assets;
         -        the receipt of compensation for services;
         - the receipt of any income derived from a loan originated by the FASIT; or
         - the disposition of a permitted asset (including disposition pursuant to a cessation of FASIT status) other than for--

                  1. foreclosure, default, or imminent default of a qualified mortgage,

                  2.       bankruptcy or insolvency of the FASIT,

                  3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  4.       the retirement of a class of FASIT regular interests.

The proposed regulations presume that certain transactions will be loan originations, but also provide certain safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

         - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),
         - if the FASIT acquires the loan more than one year after the loan was issued,
         - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,
         - if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and
         - when the FASIT makes a loan pursuant to a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner (or related person) sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Documents, any such prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         The Clinton Administration recently proposed in its budget certain amendments to the FASIT provisions designed to ensure that income taxes imposed on the holder of a FASIT ownership interest are paid when due. Such provisions would impose secondary liability on the FASIT itself for any tax required to be paid with respect to the income allocated to the FASIT ownership interest if that holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for FASITs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

         TAXATION OF CERTAIN FOREIGN INVESTORS. The federal income tax treatment of non-U.S. persons who own FASIT bonds that are not "high-yield interests" is the same as that described above under "--REMICs--Foreign Investors in REMIC Bonds." However, if you are a non-U.S. person, you should note that under the FASIT proposed regulations certain interest paid or accrued on a debt instrument held by the FASIT, if you hold a regular interest (either directly or indirectly) in the FASIT, is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Code and the regulations thereunder if:

         - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;
         - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or
         - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

         High-yield FASIT bonds may not be sold to or beneficially owned by non-U.S. persons. Any such purported transfer will be null and void and, upon the related bond trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT bonds will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT bonds for federal income tax purposes. The related Governing Documents will provide that, as a condition to transfer of a high-yield FASIT bonds, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

         BACKUP WITHHOLDING. Payments made on the FASIT bonds, and proceeds from the sale of the FASIT bonds to or through certain brokers, may be subject to a "backup" withholding tax under code Section 3406 of the Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Bonds" above.

         REPORTING REQUIREMENTS. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT bonds will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

DEBT AND NOTIONAL PRINCIPAL CONTRACTS

         GENERAL. If the related Governing Documents do not provide for any person or entity to make a REMIC or FASIT election with respect to a series of offered bonds, then our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Governing Documents, and subject to certain assumptions set forth in the opinion, those bonds will be characterized as indebtedness of, or notional principal contracts issued by, the related issuer, and not as an ownership interest in the related issuer or related trust estate.

         TAXATION OF ISSUERS THAT ARE TREATED AS TAXABLE MORTGAGE POOLS. Taxable mortgage pool, or "TMP," rules enacted as part of the Tax Reform Act of 1986 generally treat as taxable corporations certain arrangements in which debt obligations are directly or indirectly secured or backed by real estate mortgage loans. An entity (or a portion of an entity) is classified as a TMP if--

         - substantially all of its assets are debt obligations and more than 50 percent of those debt obligations are real estate mortgage loans or interests therein,

         - the entity is the obligor under debt obligations with two or more maturities, and

         - the timing of payments on the debt obligations issued by that entity bears a relationship to the timing of payments on the financial assets securing or backing those obligations.

A group of mortgage loans or similar assets held by an entity can be treated as a separate TMP if those loans or assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations.

         One or more of the issuers of the offered bonds as to which no REMIC or FASIT election is made may be treated as TMPs for federal income tax purposes. In general, a TMP is treated for federal income tax purposes as a corporation not includible with any other corporation in filing a consolidated return. Subject to the remainder of this discussion, corporate tax will be imposed on such an issuer's taxable income. That taxable income will consist of the interest, discount and gain accrued or realized with respect to the entity's mortgage loans and other assets, reduced by the interest and original issue discount expense, servicing fees, bad debt losses and other expenses or losses accrued or realized by the issuer. The corporate income taxes imposed on such an issuer will reduce the cash flow available to make payments on the offered bonds. In addition, if such an issuer has gross income not accompanied by current cash (such as accrued discount, negative amortization or post-default interest) or is obligated to use income received to make non-deductible payments (such as principal payments on the offered bonds), the need for cash to pay taxes could require a liquidation of part or all of the collateral and, possibly, a retirement of offered bonds at a time earlier than anticipated. It is not anticipated that any issuer will hold assets or issue bonds having characteristics that would, in the absence of default on its underlying assets, require cash flow otherwise intended to be used to make bond payments to be instead used to make tax payments.

         If an issuer is a REIT, or a wholly-owned subsidiary of a REIT that is treated as a "qualified REIT subsidiary," or "QRS," under the Code, classification of the issuer as a TMP will not cause it to be subject to corporate income taxation. Rather, the shareholder of the issuer, or of the REIT that wholly owns the issuer, will be required to treat a portion of their dividends from the REIT as "excess inclusions," generally in an amount equal to the amount that would be so treated if the issuer were a REMIC and the REIT held the residual interest in that REMIC.

         It is therefore possible that certain issuers as to which no REMIC or FASIT election is made may be structured to qualify as, and elect to be treated as, REITs or QRSs for federal income tax purposes. In that event, the related prospectus supplement will describe the consequences of that classification and of the failure of such an issuer to be, or to maintain its status as, a REIT or a QRS. The related prospectus supplement will also describe the conditions to which any such issuer has agreed relating to the maintenance of its status as a REIT or a QRS, and the consequences under the governing documents if it does not do so. No assurance beyond that contained in the governing documents will be given that an issuer that initially is treated as a REIT or a QRS will continue to qualify as such. If it failed to continue so to qualify, it would be subject to the general rules with respect to TMPs described above.

         CHARACTERIZATION OF INVESTMENTS IN ISSUER INDEBTEDNESS AND NOTIONAL PRINCIPAL CONTRACTS. If offered bonds are characterized as indebtedness of, or notional principal contracts issued by, the related issuer, then:

    - those bonds will not constitute "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code when held by a domestic building and loan association;

    - those bonds will not constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code when held by a REIT;

    - interest on those bonds (or, if they are characterized as notional principal contracts, payments received on those bonds) will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and

    -    those bonds will not be "qualified mortgages" within the meaning of
         Section 860(G)(a)(3) of the Code.

         TAXATION OF HOLDERS OF ISSUER INDEBTEDNESS.

         INTEREST AND ORIGINAL ISSUE DISCOUNT. Certain offered bonds that are characterized as indebtedness of the related issuer, may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. If so, you will be taxed with respect to any such bond similarly to how you would be taxed with respect to REMIC regular bonds. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount."

         The Code requires, in computing the accrual of original issue discount on the offered bonds, that a reasonable prepayment assumption be used concerning the rate at which borrowers will prepay the mortgage loans securing or supporting such non-REMIC bonds. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulation should provide that the prepayment assumption is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of Bonds that do not contemplate the substitution, acquisition and release of mortgage collateral, and the consequent changes in the composition of the collateral over time, will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or that the IRS will not challenge on audit the prepayment assumption used.

         Neither regulations nor the Committee Report adequately address securities whose interest rates, average lives and anticipated prepayments may change as a result of the substitution, acquisition or release of collateral, as may be the case with certain series of offered bonds. However, each issuer will determine the accrual of original issue discount with respect to any such series on its own tax returns, and will cause federal income tax information reporting with respect to any such original issue discount, to be computed in accordance with the principles of Section 1272(a)(6) of the Code, as amplified by the Committee Report. The precise method of that accrual will depend on the characteristics of the mortgage loan collateral, the criteria for substitution, acquisition or release of the mortgage loan collateral and the terms of the particular series of offered bonds, and will be described in the related prospectus supplement.

         MARKET DISCOUNT. An offered bond that is characterized as indebtedness of the related issuer, may be purchased with market discount. You will be considered to have purchased a non-REMIC bond at a market discount, if--

         - in the case of a bond issued without original issue discount, you purchased the bond at a purchase price less than its remaining stated principal amount, or

         - in the case of a bond issued with original issue discount, you purchased the bond at a purchase price less than its adjusted issue price.

If you purchase an offered bond with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. In particular, under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. If you make this election with respect to an offered bond with market discount, you would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, if you make this election for an offered bond that is acquired at a premium, you would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to an offered bond on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to an offered bond will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Interest and Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on an offered bond held by you, at your option:

         -        on the basis of a constant yield method,

         - in the case of a bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the bond as of the beginning of the accrual period, or

         - in the case of a bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the offered bond at the beginning of the accrual period.

The prepayment assumption that would be used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that your bonds provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that discount would accrue if it were original issue discount. Moreover, in any event you generally will be required to treat a portion of any gain on the sale or exchange of the bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry an offered bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. An offered bond that is characterized as indebtedness of the related issuer, may be purchased at a premium. An offered bond purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize that premium under the constant yield method over the remaining term of the bond. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. You should treat amortizable premium as an offset to interest income on the related bond, rather than as a separate interest deduction. The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Market Discount" above.

         The Committee Report states that the same rules that apply to accrual of market discount and requires the use of a prepayment assumption in accruing market discount with respect to the offered bonds without regard to whether those bonds have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, if you are a corporate holder of a bond that is characterized as indebtedness of the related issuer, or if you are a noncorporate holder of such a bond and you acquired the bond in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your bond becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder and you did not acquire the bond in connection with a trade or business, it appears that--

         - you will not be entitled to deduct a loss under the Code until your bond becomes wholly worthless, and

         -        the loss will be characterized as a short-term capital loss.

         You must accrue interest and original issue discount with respect to your bond, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income you report in any period could exceed the amount of economic income actually realized by you in that period. You should be able to recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF HOLDERS OF NOTIONAL PRINCIPAL CONTRACTS. A notional principal contract is defined for federal income tax purposes as a financial instrument that provides for the payments of amounts by one party to another at specified intervals calculated by reference to a specified index applied to a notional principal amount in exchange for either (i) a promise to pay similar amounts or (ii) specified consideration such as, for example, a cash payment made at the time that the contract is entered into. All notional principal contracts offered hereunder will be issued in exchange for cash.

         There are two types of payments with respect to notional principal contracts under the regulations promulgated under Section 446 of the Code (which we will refer to in the remainder of this discussion as the "Section 446 regulations"): "periodic payments" and "non-periodic payments." "Periodic payments" will include any payments that are based on an interest rate applied to a notional principal amount that are made by the issuer to you at intervals of one year or less throughout the term of the notional principal contract. Your payment to the issuer for the notional principal contract at the time of its issuance (sometimes referred to as an "upfront payment") will be treated as a "non-periodic payment."

         Under the Section 446 regulations, periodic payments should be included in your income as ordinary income at the times they accrue, regardless of your regular method of accounting for federal income tax purposes. Under the Section 446 regulations, you should be able to deduct against that income an allocable portion of the non-periodic payment you made to the issuer at the time the notional principal contract was issued to you. Generally, the manner in which deductions are claimed with respect to a non-periodic payment must reflect the economic substance of the notional principal contract.

         The notional principal contracts offered under this prospectus will have notional principal amounts based on the underlying mortgage loans and related assets of the issuer or on the principal amounts of one or more classes of bonds of the same series. The amount and timing of payments on those notional principal contracts will accordingly depend on the rate at which the mortgage loans and related assets of the issuer are repaid or retired, either directly or as a result of principal payments being made on the relevant bonds of the same series due to those repayments or retirements. That is, any offered notional principal contract will have characteristics similar or identical to those of instruments that are covered by Section 1272(a)(6) of the Code. The rules under Section 1272(a)(6) of the Code are thought to reflect the economic substance of those instruments.

         The Section 446 regulations are not clear as to the reporting of net income or expense with respect to offered notional principal contracts. For federal income tax information reporting purposes, and for purposes of its own tax returns, in the absence of further legislative, administrative or judicial clarification to the contrary and unless otherwise disclosed in the related prospectus supplement, each issuer will report net income or loss with respect to notional principal contracts based on the same rules that apply with respect to REMIC regular bonds that have no, or a nominal, principal amount. One consequence of doing so may be that any net loss with respect to a notional principal contract might not be able to be recognized currently but rather must be used to offset future net income, if any, with respect to that notional principal contract. See the last paragraph of "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount."

         There is no assurance that the IRS will agree with the method proposed to be used for federal income tax information reporting purposes by issuers of notional principal contracts. In the event any challenge to that method by the IRS were successful, it could be applied with retroactive effect and could be detrimental to you if an alternative method accelerated the recognition of taxable income, or deferred the recognition of losses, attributable to an offered notional principal contract.

         SALES OF BONDS CHARACTERIZED AS INDEBTEDNESS OF, OR NOTIONAL PRINCIPAL CONTRACTS ISSUED BY, THE RELATED ISSUER. If you sell a bond, that is characterized as indebtedness of, or a notional principal contract issued by, the related issuer, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the bond. Your adjusted basis in such a bond generally will equal--

         -        the cost of the bond to you, increased by

         - income reported by you with respect to the bond, including original issue discount and market discount income, and reduced, but not below zero, by

         - any amortized premium or non-periodic payment on the bond, and any payments on the bond received by you.

Except as described below, any gain or loss from your sale of such a bond will be capital gain or loss, provided you hold the bond as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         If you purchase an offered bond at a market discount, gain recognized on your sale of that bond will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period that the bond was held by you, reduced by any market discount included in income under the rules described above under "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Market Discount" and "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Premium."

         Gain from the sale of an offered bond that might otherwise be capital gain may be treated as ordinary income to the extent that the bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a you may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to your net investment income.

         BACKUP WITHHOLDING AND INFORMATION REPORTING. Payments of interest and principal on, as well as payments of proceeds from the sale of, offered bonds that are characterized as indebtedness of, or notional principal contracts issued by, the related issuer may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of those payments--

         - fail to furnish to the payor taxpayer identification number in the manner required, or

         -        otherwise fail to establish an exemption from such tax.

         Backup withholding is not an additional tax. Rather, any amounts withheld from a payment to a recipient under the backup withholding rules are allowed as a refund or credit against the recipient's U.S. Federal Income tax, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         The related bond trustee, the related tax administrator or another specified party on behalf of the related issuer will report to bondholders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the offered bonds.

         TAX TREATMENT OF FOREIGN INVESTORS. If an offered bond is characterized as indebtedness of the related issuer, then interest paid on that bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding bonds will normally qualify as portfolio interest and will be exempt from federal income tax, except where:

         - the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in us or the related issuer or, possibly, in a borrower on a related mortgage loan, or

         - the recipient is a controlled foreign corporation to which we or the related issuer or, possibly, a borrower on a related mortgage loan is a related person.

         Upon receipt of appropriate ownership statements, the related issuer and bond trustee normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the related issuer or bond trustee to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered bonds. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered bonds.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986 impose various requirements on--

         - employee benefit plans, and on certain other retirement plans, arrangements and accounts, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986 ("ERISA Plans"), and

         - persons that are fiduciaries with respect to ERISA Plans ("Plan Fiduciaries"),

in connection with the investment of the assets of an ERISA Plan ("Plan Assets"). For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes certain general fiduciary requirements on Plan Fiduciaries that are investing Plan Assets, including--

         -        investment prudence and diversification, and

         - compliance with the investing ERISA Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving Plan Assets and a Party in Interest, unless a statutory or administrative exemption exists. A "Party in Interest" is any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

         The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

         -        sales, exchanges or leases of property;

         -        loans or other extensions of credit; and

         -        the furnishing of goods and services.

         Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected

ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         An ERISA Plan's investment in offered bonds may cause the related mortgage collateral and other assets of the related trust estate to be deemed assets of that ERISA Plan if those bonds are characterized as "equity" for purposes of the regulations of the U.S. Department of Labor (the "Plan Asset Regulations"). Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exemption is that the equity participation in the entity by "benefit plan investors," which include both ERISA Plans and certain employee benefit plans not subject to ERISA, is not "significant." The equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         (i) those with discretionary authority or control over the assets of the entity,

         (ii) those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         (iii) those who are affiliates of the persons described in the preceding clauses (i) and (ii).

In the case of offered bonds characterized as "equity" for purposes of the Plan Asset Regulations, investments by the related issuer, bond trustee, master servicer or special servicer, by any other party with discretionary authority over the assets of the related trust estate, or by the affiliates of those persons, will be excluded.

         If a class of offered bonds is characterized as "debt" rather than "equity" for purposes of the Plan Asset Regulations, then the assets of the related trust estate would not be treated as assets of ERISA Plans that directly or indirectly purchase those bonds, solely on account of that purchase. In order to be characterized as "debt" for purposes of the Plan Asset Regulations, an offered bond--

         -        must constitute "debt" under applicable state law, and

         -        must not have any substantial equity features.

         A fiduciary of an investing ERISA Plan is any person who--

         - has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

         - provides investment advice with respect to the assets of that ERISA Plan for a fee.

If the mortgage collateral and other assets included in the trust estate for a series of offered bonds are Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the related bond trustee, master servicer or special servicer, or affiliates of any of these parties, may be deemed to be a "fiduciary" with respect to the investing ERISA Plan and, therefore, subject to the fiduciary responsibility provisions of ERISA. In addition, if the mortgage collateral and other assets included in the trust estate for a series of offered bonds are Plan Assets, then the operation of that trust estate may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower under a mortgage loan in that trust estate is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered bonds characterized as "equity" in that trust estate, could be a prohibited loan between that ERISA Plan and the Party in Interest.

         The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain certificates issued and/or guaranteed by FHLMC, GNMA and FNMA, but do not include certificates issued or guaranteed by FAMC. Accordingly, even if these types of mortgaged-backed securities, other than the FAMC certificates, were deemed to be Plan Assets, the underlying mortgages would not be treated as Plan Assets. Private label mortgage participations, mortgage pass-through certificates, FAMC certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered bonds by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related bond trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or certain of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

         If you are a Plan Fiduciary, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered bonds.

PROHIBITED TRANSACTION EXEMPTIONS

         If you are a Plan Fiduciary, then, in connection with your deciding whether to purchase any of the offered bonds on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         - Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving ERISA Plans and certain broker-dealers, reporting dealers and banks;

         - PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         - PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         - PTCE 84-14, which exempts certain transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

         - PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and

         - PTCE 96-23, which exempts certain transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered bonds. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered bonds of any series may contain additional information regarding the availability of other exemptions, with respect to those bonds.

UNDERWRITER'S EXEMPTION

         It is expected that Lehman Brothers Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of bonds made pursuant to this prospectus. The U.S. Department of Labor issued prohibited transaction exemption ("PTE") 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of certain exemptions set forth therein, PTE 91-14, as amended (including by PTE 97-34) generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 certain transactions relating to, among other things--

         - the servicing and operation of certain mortgage asset pools, and

         - the purchase, sale and holding of certain securities evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc.

         PTE 91-14 applies only to offered bonds that are equity interests or are debt issued by a REMIC or FASIT. The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered bonds underwritten by Lehman Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered bonds by an insurance company general account.

         Pursuant to Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are Plan Assets. That regulation generally provides that, if certain specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan Assets.

         Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under
Section 401(c) of ERISA, may be treated as Plan Assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered bonds, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         If you are a Plan Fiduciary which proposes to purchase offered bonds on behalf of or with assets of an ERISA Plan, account or arrangement, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code of 1986 to that investment and the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         An ERISA Plan that is exempt from federal income taxation pursuant to
Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All "excess inclusions" of a REMIC allocated to a REMIC residual bond held by a tax-exempt ERISA Plan will be considered "unrelated business taxable income" and will be subject to federal income tax.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Bonds--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered bonds of any series may constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments for entities--

         - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         -        whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered bonds would be "mortgage related securities" for purposes of SMMEA only if they:

         - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         - were secured by, and by their terms provided for payments of principal in relation to payments (or reasonable projections of payments) on, loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to "mortgage related securities" under that definition, offered bonds would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented by those securities; and

         - federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, certain "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered bonds will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

         The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered bonds.

         All depository institutions considering an investment in the offered bonds should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions on your ability either to purchase certain classes of offered bonds or to purchase offered bonds representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered bonds for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered bonds. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         - the offered bonds of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         -        if applicable, SMMEA has been overridden in your State.


                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered bonds of any series will be applied by us to the purchase of the related mortgage collateral or will be used by us to cover expenses related to that purchase and the issuance of those bonds. We expect to sell the offered bonds from time to time, but the timing and amount of offerings of those bonds will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

         The bonds offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for the offered bonds of each series will describe the method of offering being utilized for those bonds and will state the net proceeds to us from the sale of those bonds.

         We intend that offered bonds will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered bonds of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered bonds of a series may be offered in whole or in part to the seller of the mortgage assets that would back those bonds. Furthermore, the related trust estate for any series of offered bonds may include other securities, the offering of which was registered pursuant to the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered bonds, other than in connection with an underwriting on a best efforts basis, the offered bonds will be acquired by the underwriters for their own account. These bonds may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered bonds of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered bonds may be deemed to be underwriters in connection with those bonds. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered bonds of any series will provide that--

         - the obligations of the underwriters will be subject to certain conditions precedent,

         - the underwriters will be obligated to purchase all the bonds if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered bonds of that series.

         We anticipate that the offered bonds will be sold primarily to institutional investors. Purchasers of offered bonds, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered bonds. Holders of offered bonds should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the bonds of each series, including certain federal income tax consequences, will be passed upon for us by--

         -        Sidley & Austin;
         -        Cadwalader, Wickersham & Taft;
         -        Skadden, Arps, Slate, Meagher & Flom; or
         -        Thacher, Proffitt & Wood.


                              FINANCIAL INFORMATION

         A new owner trust may be formed with respect to each series of offered bonds. None of those owner trusts will engage in any business activities or have any assets or obligations other than in connection with the issuance of the related series of offered bonds. Accordingly, no financial statements with respect to any owner trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered bonds.


                                     RATING

         It is a condition to the issuance of any class of offered bonds that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those bonds in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on bonds address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the bonds, the nature of the related mortgage collateral and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered bonds will not represent any assessment of--

         -        whether the price paid for those bonds is fair;

         - whether those bonds are a suitable investment for any particular investor;

         - the tax attributes of those bonds, the related issuer or the related trust estate;

         - the yield to maturity or, if they have principal balances, the average life of those bonds;

         - the likelihood or frequency of prepayments of principal on the mortgage loans securing or underlying the security for those bonds;

         - the degree to which the amount or frequency of prepayments on the mortgage loans securing or underlying the security for those bonds might differ from those originally anticipated;

         - whether or to what extent the interest payable on those bonds may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the mortgage loans securing or underlying the security for those bonds; or

         - if those bonds provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those bonds.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED              )

                          $              (APPROXIMATE)

                  LB COMMERCIAL MORTGAGE TRUST               ,

           COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES

    We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified in the table below. These certificates are the only securities offered pursuant to this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated
            . We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

    The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of secured loans, the collateral for which primarily consists of multifamily and commercial real properties. Those loans will have an "initial mortgage pool balance" of
approximately $            . No governmental agency or instrumentality or
private insurer has insured or guaranteed the offered certificates or any of the loans that back them.

                    ----------------------------------------

    YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-  IN THIS
  PROSPECTUS SUPPLEMENT AND ON PAGE   IN THE ACCOMPANYING PROSPECTUS PRIOR TO
                     INVESTING IN THE OFFERED CERTIFICATES.
                             ---------------------

                       INITIAL AGGREGATE
                       PRINCIPAL BALANCE     APPROX. % OF      PASS-
OFFERED                   OR NOTIONAL      INITIAL MORTGAGE   THROUGH     ASSUMED FINAL                   EXPECTED RATINGS
CERTIFICATES               AMOUNT(1)         POOL BALANCE     RATE(3)    PAYMENT DATE (4)    CUSIP NO.        ( ) (5)
------------           -----------------   ----------------   --------   ----------------   -----------   ----------------
Class A-1............
Class A-2............
Class B..............
Class C..............
Class D..............
Class E..............
Class F..............
Class X..............        (2)                  N/A

(FOOTNOTES TO TABLE ON NEXT PAGE)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Lehman Brothers Inc., the "underwriter", will purchase the offered certificates from us, subject to the satisfaction of various conditions. The underwriter is offering the offered certificates when, as and if delivered to and accepted by it, subject to prior sale and subject to its right to reject orders in whole or in part. The underwriter currently intends to sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement. Our proceeds from the sale of the
offered certificates will equal approximately       % of the initial aggregate
principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. We expect to deliver the offered certificates in book-entry form through the Same-Day Funds Settlement System of the
Depository Trust Company on or about             , against payment for those
certificates in immediately funds.

                                LEHMAN BROTHERS

            The date of this prospectus supplement is             .

FOOTNOTES TO THE TABLE ON THE COVER OF THIS PROSPECTUS SUPPLEMENT:

(1) The actual initial aggregate principal balance or notional amount of any class of offered certificates may be larger or smaller than the aggregate principal balance or notional amount, as the case may be, shown in the table on the cover of this prospectus supplement, depending on the actual size of the initial mortgage pool balance. The initial mortgage pool balance may be
    as much as       % larger or smaller than the amount set forth on the cover of this prospectus supplement.

(2) The class "X" certificates will not have principal balances and will not entitle their holders to any payments of principal. The class "X" certificates will accrue interest on their respective notional amounts that, in total, equal the aggregate principal balances outstanding from time to
    time of those classes of series "      " certificates that do have principal
    balances.

(3) The pass-through rate shown in the table on the cover page for the class "X" certificates is the approximate rate applicable for payments to be made in
                . The pass-through rate for that class is variable as described under "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement.

(4) The table on the cover shows the month and year in which the assumed final payment date for each class of offered certificates occurs. The "assumed final payment date" is discussed under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement. The "rated final payment date", which is also discussed under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus
    supplement, occurs in             .

(5) By             . See "Ratings" in this prospectus supplement.
                            ------------------------

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
  THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

    Information about the offered certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) this prospectus supplement, which describes the specific terms of the offered certificates; and
(b) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates. You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

    In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

    You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                              --------
Important Notice about the Information Contained in this
  Prospectus Supplement, the Accompanying Prospectus and the
  Related Registration Statement............................     S-2
Forward-Looking Statements..................................     S-3
Summary of Prospectus Supplement............................     S-5
Risk Factors................................................    S-26
Description of the Mortgage Pool............................    S-38
Servicing of the Mortgage Loans.............................    S-57
Description of the Offered Certificates.....................    S-87
Yield and Maturity Considerations...........................   S-114
Use of Proceeds.............................................   S-122
Federal Income Tax Consequences.............................   S-122
Certain ERISA Considerations................................   S-125
Legal Investment............................................   S-130
Method of Distribution......................................   S-131
Legal Matters...............................................   S-132
Ratings.....................................................   S-132
ANNEX A-1--Certain Characteristics of the Mortgage Loans....   A-1-1
ANNEX A-2--Certain Monetary Terms of the Mortgage Loans.....   A-2-1
ANNEX B--Term Sheet.........................................     B-1
ANNEX C-1--Price/Yield Tables...............................   C-1-1
ANNEX C-2--Decrement Tables.................................   C-2-1
ANNEX D--Form of Delinquent Loan Status Report..............     D-1
ANNEX E--Form of Historical Loan Modification Report........     E-1
ANNEX F--Form of Historical Liquidation Report..............     F-1
ANNEX G--Form of REO Status Report..........................     G-1
ANNEX H--Form of Watch List Report..........................     H-1
ANNEX I--Form of Operating Statement Analysis...............     I-1
ANNEX J--Form of NOI Adjustment Worksheet...................     J-1
ANNEX K--Form of Comparative Financial Status Report........     K-1
                         PROSPECTUS
Important Notice about the Information Presented in this
  Prospectus................................................       3
Available Information; Incorporation by Reference...........       3
Summary of Prospectus.......................................       4
Risk Factors................................................      13
Description of the Trust Assets.............................      33
Yield and Maturity Considerations...........................      56
Structured Asset Securities Corporation.....................      62
Description of the Certificates.............................      63
Description of the Governing Documents......................      73
Description of Credit Support...............................      82
Certain Legal Aspects of Mortgage Loans.....................      85
Federal Income Tax Consequences.............................      99
State and Other Tax Consequences............................     141
ERISA Considerations........................................     141
Legal Investment............................................     146
Use of Proceeds.............................................     148
Method of Distribution......................................     148
Legal Matters...............................................     150
Financial Information.......................................     150
Rating......................................................     150

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

    The offered certificates will be part of a series of commercial mortgage
pass-through certificates designated as the Series       Commercial Mortgage
Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not. The footnotes to the table below follow on the next page.

       SERIES COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
-------------------------------------------------------------------
                                                           APPROX.
                                      INITIAL AGGREGATE     % OF
                                          PRINCIPAL        INITIAL
                                         BALANCE OR       MORTGAGE
                                          NOTIONAL          POOL
CLASS(1)                 RATINGS(2)       AMOUNT(3)        BALANCE
Offered Certificates
A-1....................                     $                    %
A-2....................                     $                    %
B......................                     $                    %
C......................                     $                    %
D......................                     $                    %
E......................                     $                    %
F......................                     $                    %
X......................                     $     (7)            %
Non-Offered Certificates(8)
G......................                     $                    %
H......................                     $                    %
J......................                     $                    %
K......................                     $                    %
L......................                     $                    %
M......................                     $                    %
N......................                     $                    %

       SERIES COMMERCIA       SERIES COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
-----------------------  ---------------------------------------------------------------

                          APPROX.         PASS-        INITIAL     WEIGHTED
                          INITIAL        THROUGH        PASS-      AVERAGE
                           CREDIT          RATE        THROUGH       LIFE      PRINCIPAL
CLASS(1)                 SUPPORT(4)   DESCRIPTION(5)   RATE(5)    (YEARS)(6)   WINDOW(6)
Offered Certificates
A-1....................         %                            %
A-2....................         %                            %
B......................         %                            %
C......................         %                            %
D......................         %                            %
E......................         %                            %
F......................         %                            %
X......................         %                            %
Non-Offered Certificate
G......................         %                            %
H......................         %                            %
J......................         %                            %
K......................         %                            %
L......................         %                            %
M......................         %                            %
N......................         %                            %

------------------------

(1) The respective classes of certificates identified in the table above entitle their holders to varying degrees of seniority for purposes of--

    - receiving payments of interest and, if and when applicable, payments of principal; and

    - bearing the effects of losses on the secured loans that will back the certificates, as well as default-related and other unanticipated expenses of the related commercial mortgage trust.

    The class "A-1", "A-2" and "X" certificates are the most senior. The remaining classes of certificates identified in the table above are listed from top to bottom in descending order of seniority.

(2) Ratings shown are those of             .

(3) The actual initial aggregate principal balance or notional amount of any class of certificates identified in the table above may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(4) Represents the initial aggregate principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the
    series       certificates that are subordinate to the indicated class.

(5) The "pass-through rate" for any class of certificates identified in the table above is the annual rate at which that class of certificates will accrue interest from time to time. [ADD SUMMARY DESCRIPTIONS OF VARIABLE PASS-THROUGH RATES.]

(6) Calculated based on the following assumptions with respect to each secured loan that will back the certificates--

    - the related borrower timely makes all payments on that loan,

    - if that loan has an anticipated repayment date, as described under "--The Mortgage Loans and the Underlying Real Properties" below, the loan will be paid in full on that date, and

    - that loan will not otherwise be prepaid prior to stated maturity.

    Further based on the other "Maturity Assumptions" described under "Yield and Maturity Considerations" in this prospectus supplement.

(7) Initial aggregate notional amount. The aggregate notional amount of the class "X" certificates will equal the aggregate principal balance of the other classes of certificates identified in the table above outstanding from time to time. The aggregate notional amount of the class "X" certificates will be used solely to calculate the accrual of interest with respect to those certificates. The class "X" certificates will not have principal balances and will not entitle their holders to payments of principal.

(8) The non-offered certificates will also include the following classes of certificates which are not shown above: "R-I", "R-II" and "R-III". These other non-offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any material credit support for the offered certificates.
                            ------------------------

THE TRUST.........................  The certificates will evidence the entire beneficial ownership of a common law trust designated as the LB
                                    Commercial Mortgage Trust       . Throughout this
                                    prospectus supplement, we refer to the LB Commercial
                                    Mortgage Trust       as the "trust".

                                    We will form the trust at or prior to the time of
                                    initial issuance of the certificates. The assets of the
                                    trust will include a pool of secured loans, the
                                    collateral for which primarily consists of multifamily
                                    and commercial real properties. We will deposit those
                                    loans into the trust at the time of initial issuance of
                                    the certificates. Throughout this prospectus supplement,
                                    we refer to those loans as the "mortgage loans" and to
                                    the pool thereof as the "mortgage pool".

THE GOVERNING DOCUMENT............  The governing document for purposes of forming the trust and issuing the certificates will be a pooling and
                                    servicing agreement to be dated as of       . Whenever
                                    we refer in this prospectus supplement to the "pooling
                                    and servicing agreement", we mean that particular
                                    pooling and servicing agreement. The pooling and
                                    servicing agreement will also govern the servicing and
                                    administration of the mortgage loans and the other
                                    assets of the trust. A copy of the pooling and servicing
                                    agreement will be filed with the SEC as an exhibit to a
                                    current report on Form 8-K, within 15 days after the
                                    initial issuance of the certificates. The SEC will make
                                    that current report on Form 8-K and its exhibits
                                    available to the public for inspection.

                                    The parties to the pooling and servicing agreement will
                                    include us, a trustee, a master servicer and a special
                                    servicer. Whenever we refer in this prospectus
                                    supplement to the "trustee", the "master servicer" or
                                    the "special servicer", we mean the person or entity
                                    acting in that capacity under the pooling and servicing
                                    agreement.

SOURCE OF THE MORTGAGE LOANS......  We are not the originator of the mortgage loans. We will
                                    acquire the mortgage loans from       separate parties,
                                    which we refer to in this prospectus supplement as the
                                    "mortgage loan sellers". Each of the mortgage loans was
                                    originated by--

                                    - the related mortgage loan seller,

                                    - an affiliate of the related mortgage loan seller, or

                                    - a correspondent in the related mortgage loan seller's
                                      conduit lending program.

                                      RELEVANT PARTIES

"WE" AND "US".....................  Our name is Structured Asset Securities Corporation. We are a special purpose Delaware corporation. Our address
                                    is 200 Vesey Street, New York, New York 10285 and our
                                    telephone number is (212) 526-7000. We will form the
                                    trust and deposit the mortgage loans into it. See
                                    "Structured Asset Securities Corporation" in the
                                    accompanying prospectus.

INITIAL TRUSTEE...................  , will act as the initial trustee. See "Description of the Offered Certificates--The Trustee" in this
                                    prospectus supplement. The trustee will also have, or be
                                    responsible for appointing an agent to perform,
                                    additional duties with respect to tax administration. We
                                    refer to the trustee or its agent in that capacity as
                                    the "tax administrator" in this prospectus supplement.

INITIAL MASTER SERVICER...........  , a       corporation, will act as the initial master
                                    servicer. See "Servicing of the Mortgage Loans--The
                                    Initial Master Servicer and the Initial Special
                                    Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER..........  , a       corporation, will act as the initial special
                                    servicer. See "Servicing of the Mortgage Loans--The
                                    Initial Master Servicer and the Initial Special
                                    Servicer" in this prospectus supplement.

CONTROLLING CLASS OF                The holders of certificates representing a majority
CERTIFICATEHOLDERS................  interest in a designated "controlling class" of the
                                    series       certificates will have the right, subject
                                    to the conditions described in this prospectus
                                    supplement, to--

                                    - replace the special servicer, and

                                    - select a representative that may direct and advise the
                                      special servicer on various servicing matters.

                                    Unless there are significant losses on the mortgage
                                    pool, the controlling class of the series
                                    certificates will be a class of non-offered
                                    certificates. See "Servicing of the Mortgage Loans--The
                                    Controlling Class Representative" and
                                    "--Replacement of the Special Servicer" in this
                                    prospectus supplement.

MORTGAGE LOAN SELLERS.............  We will acquire the mortgage loans of the initial
                                    mortgage pool balance, from       , a       corporation,
                                    and       , a       corporation. See "Description of the
                                    Mortgage Pool--The Mortgage Loan Sellers" in this
                                    prospectus supplement.

UNDERWRITER.......................  Lehman Brothers Inc., a Delaware corporation, is the underwriter of the offering being made by this
                                    prospectus supplement. See "Method of Distribution" in
                                    this prospectus supplement.

                                 RELEVANT DATES AND PERIODS

CUT-OFF DATE......................  The mortgage loans will be considered part of the trust
                                    as of a "cut-off date" of       . All payments and
                                    collections received on the mortgage loans after that
                                    date, excluding any payments or collections that
                                    represent amounts due on or before that date, will
                                    belong to the trust. Accordingly,       is the date as
                                    of which we present much of the information relating to
                                    the mortgage pool and the underlying real properties in
                                    this prospectus supplement.

ISSUE DATE........................  The date of initial issuance, or "issue date", for the
                                    offered certificates will be on or about       .

PAYMENT DATE......................  Payments on the offered certificates are scheduled to
                                    occur monthly, commencing in       . During any given
                                    month, the "payment date" will be the       calendar day
                                    of that month, or, if the       calendar day of that
                                    month is not a business day, then the next succeeding
                                    business day.

RECORD DATE.......................  The "record date" for each monthly payment on an offered certificate will be the last business day of the prior
                                    calendar month. The registered holders of the offered
                                    certificates at the close of business on each record
                                    date, will be entitled to receive any payments on those
                                    certificates on the following payment date.

COLLECTION PERIOD.................  Amounts available for payment on the offered certificates on any payment date will depend on the
                                    payments and other collections received, and any
                                    advances of payments due, on the mortgage loans during
                                    the related collection period. Each "collection
                                    period"--

                                    - will relate to a particular payment date,

                                    - will be approximately one month long,

                                    - will begin when the prior collection period ends or,
                                    in the case of the first collection period, will begin
                                      on       , and

                                    - will end during the month of, but prior to, the
                                    related payment date.

INTEREST ACCRUAL PERIOD...........  The amount of interest payable with respect to the offered certificates on any payment date will be a
                                    function of the interest accrued during the related
                                    interest accrual period. The "interest accrual period"
                                    for any payment date will be the calendar month
                                    immediately preceding the month in which that payment
                                    date occurs.

RATED FINAL PAYMENT DATE..........  The "rated final payment date" is the payment date in
                                          . As discussed in this prospectus supplement, each
                                    rating assigned to the offered certificates will
                                    represent the respective rating agency's assessment of
                                    the likelihood of timely receipt by the holders of those
                                    certificates of all interest to which they are entitled
                                    on each payment date and, except in the case of the
                                    class "X" certificates, the ultimate receipt by the
                                    holders of those certificates of all principal to which
                                    they are entitled by the related final payment date.

ASSUMED FINAL PAYMENT DATE........  The "assumed final payment date" for each class of offered certificates will be the payment date on which
                                    the holders of those certificates would be expected to
                                    receive their last payment based upon--

                                    - the assumption that each underlying borrower timely
                                    makes all payments on its mortgage loan,

                                    - the assumption that each mortgage loan with an
                                    anticipated repayment date is paid in full on that date,

                                    - the assumption that no underlying borrower otherwise
                                      prepays its mortgage loan prior to stated maturity,
                                      and

                                    - the other "Maturity Assumptions" set forth under
                                    "Yield and Maturity Considerations" in this prospectus
                                      supplement.

                                    The assumed final payment date for each class of offered
                                    certificates will occur in the calendar month and year
                                    set forth below for that class.

                                                                                         MONTH AND YEAR
                                                                                        OF ASSUMED FINAL
                                             CLASS                                        PAYMENT DATE
                                             -----                                      ----------------
                                             A-1......................................
                                             A-2......................................
                                             B........................................
                                             C........................................
                                             D........................................
                                             E........................................
                                             F........................................
                                             X........................................

                          DESCRIPTION OF THE OFFERED CERTIFICATES
REGISTRATION AND DENOMINATIONS....  We intend to deliver the offered certificates in book-entry form in original denominations of:

                                    - in the case of the class "X" certificates, $
                                    initial notional amount and in any whole dollar
                                      denomination in excess of $         ; and

                                    - in the case of the other offered certificates, $
                                    initial principal balance and in any whole dollar
                                      denomination in excess of $         .

                                    You will initially hold your certificates through The
                                    Depository Trust Company. As a result, you will not
                                    receive a fully registered physical certificate
                                    representing your interest in any offered certificate,
                                    except under the limited circumstances described in this
                                    prospectus supplement and in the accompanying
                                    prospectus. We may elect to terminate the book-entry
                                    system through DTC with respect to all or any portion of
                                    any class of offered certificates. See "Description of
                                    the Offered Certificates--Registration and
                                    Denominations" in this prospectus supplement and
                                    "Description of the Certificates--Book-Entry
                                    Registration" in the accompanying prospectus.

PAYMENTS

A. GENERAL........................  The trustee will make payments of interest and principal to the respective classes of certificateholders entitled
                                    to those payments, sequentially as follows:

                                                 PAYMENT ORDER            CLASS
                                                 -------------            -----
                                             1..........             A-1, A-2 and X*
                                             2..........                    B
                                             3..........                    C
                                             4..........                    D
                                             5..........                    E
                                             6..........                    F
                                             7..........                    G
                                             8..........                    H
                                             9..........                    J
                                             10.........                    K
                                             11.........                    L
                                             12.........                    M
                                             13.........                    N

                                    * Allocation of interest payments among these classes is
                                    PRO RATA based on entitlement. Allocation of principal
                                      payments between the class "A-1" and "A-2"
                                      certificates is described below. The class "X"
                                      certificates do not have principal balances and do not
                                      entitle their holders to payments of principal.

                                    See "Description of the Offered
                                    Certificates--Payments--Priority of Payments" in this
                                    prospectus supplement.

B. PAYMENTS OF INTEREST...........  Each class of offered certificates will bear interest.
                                    In each case, that interest will accrue during each
                                    interest accrual period based upon--

                                    - the pass-through rate applicable for the particular
                                    class for that interest accrual period,

                                    - the aggregate principal balance or notional amount, as
                                    the case may be, of the particular class outstanding
                                      immediately prior to the related payment date, and

                                    - the assumption that each year consists of 12 30-day
                                      months.

                                    A whole or partial prepayment on a mortgage loan may not
                                    be accompanied by the amount of one full month's
                                    interest on the prepayment. As and to the extent
                                    described in this prospectus supplement, these
                                    shortfalls may be allocated to reduce the amount of
                                    accrued interest otherwise payable to the holders of the
                                    respective classes of interest-bearing certificates,
                                    including the offered certificates, on a PRO RATA basis
                                    in accordance with the respective amounts of interest
                                    otherwise payable on those classes for the corresponding
                                    interest accrual period.

                                    On each payment date, subject to available funds and the
                                    payment priorities described above, you will be entitled
                                    to receive your proportionate share of all unpaid
                                    distributable interest accrued in respect of your class
                                    of offered certificates through the end of the related
                                    interest accrual period.

                                    See "Description of the Offered Certificates--Payments--
                                    Payments of Interest" and "--Payments--Priority of
                                    Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL..........  The class "X" certificates do not have principal balances and do not entitle their holders to payments of
                                    principal. Subject to available funds and the payment
                                    priorities described above, however, the holders of each
                                    other class of offered certificates will be entitled to
                                    receive a total amount of principal over time equal to
                                    the aggregate principal balance of their particular
                                    class. The trustee must make payments of principal in a
                                    specified sequential order to ensure that--

                                    - no payments of principal will be made to the holders
                                    of any class of non-offered certificates until the
                                      aggregate principal balance of the offered
                                      certificates is reduced to zero,

                                    - no payments of principal will be made to the holders
                                    of the class "B", "C", "D", "E" or "F" certificates
                                      until, in the case of each of those classes, the
                                      aggregate principal balance of all more senior classes
                                      of offered certificates is reduced to zero, and

                                    - except as described below, no payments of principal
                                    will be made to the holders of the class "A-2"
                                      certificates until the aggregate principal balance of
                                      the class "A-1" certificates is reduced to zero.

                                    Because of losses on the pooled mortgage loans and/or
                                    default-related or other unanticipated expenses of the
                                    trust, the aggregate principal balance of the class "B",
                                    "C", "D", "E", "F", "G, "H", "J", "K", "L", "M" and "N"
                                    certificates could be reduced to zero at a time when the
                                    class "A-1" and "A-2" certificates remain outstanding.
                                    Under those circumstances, any payments of principal on
                                    the class "A-1" and "A-2" certificates will be made on a
                                    PRO RATA basis in accordance with their respective
                                    principal balances.

                                    The total payments of principal to be made on the
                                    respective classes of the certificates entitled thereto
                                    on any payment date will be a function of--

                                    - the amount of scheduled payments of principal due or,
                                    in some cases, deemed due on the mortgage loans during
                                      the related collection period, which payments are
                                      either received as of the end of that collection
                                      period or advanced by the master servicer, and

                                    - the amount of any prepayments and other unscheduled
                                      collections of previously unadvanced principal in
                                      respect of the mortgage loans that are received during
                                      the related collection period.

                                    See "Description of the Offered Certificates--Payments--
                                    Payments of Principal" and "--Payments--Priority of
                                    Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT PREMIUMS
  AND YIELD MAINTENANCE CHARGES...  If any prepayment premium or yield maintenance charge is collected on a mortgage loan, then the trustee will pay
                                    that amount in the proportions described in this
                                    prospectus supplement, to--

                                    - the holders of the class "X" certificates, and/or

                                    - the holders of any other class or classes of
                                    certificates senior to the class "      " certificates,
                                      that are then entitled to receive payments of
                                      principal.

                                    See "Description of the Offered Certificates--Payments--
                                    Payments of Prepayment Premiums and Yield Maintenance
                                    Charges" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE BALANCES
  IN CONNECTION WITH LOSSES AND
  CERTAIN EXPENSES................  Realized losses on the mortgage loans, together with default-related and other unanticipated expenses of the
                                    trust, may cause the aggregate principal balance of the
                                    mortgage pool, net of advances of principal, to be less
                                    than the aggregate principal balance of the
                                    certificates. If and to the extent that those losses and
                                    expenses cause such a deficit to exist following the
                                    payments made on the certificates on any payment date,
                                    then the aggregate principal balances of those classes
                                    of certificates of that series with principal balances,
                                    will be successively reduced in the following order,
                                    until that deficit is eliminated:

                                                REDUCTION ORDER          CLASS
                                                ---------------      -------------
                                             1..........                  N
                                             2..........                  M
                                             3..........                  L
                                             4..........                  K
                                             5..........                  J
                                             6..........                  H
                                             7..........                  G
                                             8..........                  F
                                             9..........                  E
                                             10.........                  D
                                             11.........                  C
                                             12.........                  B
                                             13.........             A-1 and A-2*

                                    *  PRO RATA by outstanding principal balance.

                                    See "Description of the Offered Certificates--Reductions
                                    of Certificate Principal Balances in Connection With
                                    Realized Losses and Additional Trust Fund Expenses" in
                                    this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
  DEBT SERVICE PAYMENTS...........  Except as described below, the master servicer will be required to make advances with respect to any delinquent
                                    monthly payments, other than balloon payments, of
                                    principal and/or interest due on the mortgage loans. In
                                    addition, if (i) the master servicer fails to make any
                                    advance that it is required to make and (ii) the trustee
                                    is aware of the failure, the trustee will be required to
                                    make the advance. Neither of the master servicer nor the
                                    trustee, however, will be required to make any advance
                                    that it determines, in its good faith and reasonable
                                    judgment, will not be recoverable from proceeds of the
                                    related mortgage loan. As described in this prospectus
                                    supplement, any party that makes an advance will be
                                    entitled to be reimbursed for the advance, together with
                                    interest thereon at the prime rate described in this
                                    prospectus supplement.

                                    If certain adverse events or circumstances, which we
                                    will describe later in this prospectus supplement, occur
                                    or exist with respect to any mortgage loan or the
                                    underlying real property for that loan, the special
                                    servicer will be obligated to obtain a new appraisal of
                                    or, in limited cases, conduct a valuation of that real
                                    property. If, based on that appraisal or other
                                    valuation, it is determined that (i) the principal
                                    balance of, and other delinquent amounts due under, that
                                    mortgage loan exceed (ii) 90% of the new estimated value
                                    of that real property, then the amount otherwise
                                    required to be advanced in respect of interest on that
                                    mortgage loan will be reduced, generally in the same
                                    proportion that such excess bears to the principal
                                    balance of the mortgage loan, net of related advances of
                                    principal. Due to the payment priorities, this reduction
                                    in advances will reduce the funds available to pay
                                    interest on the most subordinate class of
                                    interest-bearing certificates then outstanding.

                                    See "Description of the Offered Certificates--Advances
                                    of Delinquent Monthly Debt Service Payments" and
                                    "Servicing of the Mortgage Loans--Required Appraisals"
                                    in this prospectus supplement. See also "Description of
                                    the Certificates--Advances" in the accompanying
                                    prospectus.

REPORTS TO CERTIFICATEHOLDERS.....  On each payment date, the following reports will be available to you and will contain the information
                                    described under "Description of the Offered
                                    Certificates--Reports to Certificateholders; Certain
                                    Available Information" in this prospectus supplement:

                                    - Delinquent Loan Status Report

                                    - Historical Loan Modification Report

                                    - Historical Loss Estimate Report

                                    - REO Status Report

                                    - Watch List Report

                                    - Loan Payoff Notification Report

                                    - Comparative Financial Status Report

                                    - Operating Statement Analysis

                                    Upon reasonable prior notice, you may also review at the
                                    trustee's offices during normal business hours a variety
                                    of information and documents that pertain to the
                                    mortgage loans and the underlying real properties,
                                    including loan documents, borrower operating statements,
                                    rent rolls and property inspection reports, to the
                                    extent the trustee receives the information and docu-
                                    ments.

                                    See "Description of the Offered Certificates--Reports to
                                    Certificateholders; Certain Available Information" in
                                    this prospectus supplement.

OPTIONAL TERMINATION..............  Specified parties to the transaction may terminate the trust when the aggregate principal balance of the
                                    mortgage pool, net of advances of principal, is less
                                    than approximately    % of the initial mortgage pool
                                    balance. See "Description of the Offered
                                    Certificates--Termination" in this prospectus
                                    supplement.

                   THE MORTGAGE LOANS AND THE UNDERLYING REAL PROPERTIES

GENERAL...........................  Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of
                                    the mortgage loans will be secured by a mortgage lien on
                                    the ownership and/or leasehold interest of the related
                                    borrower in one or more commercial or multifamily real
                                    properties. Except for limited permitted encumbrances,
                                    which we will describe later in this prospectus
                                    supplement, that mortgage lien will be a first priority
                                    lien.

                                    All of the mortgage loans are or should be considered
                                    nonrecourse. None of the mortgage loans are insured or
                                    guaranteed by any governmental agency or instrumentality
                                    or by any private mortgage insurer.

                                    We include in this prospectus supplement a variety of
                                    information regarding the mortgage loans and the
                                    underlying real properties. In reviewing this
                                    information, you should be aware that--

                                    - All numerical information provided with respect to the
                                    mortgage loans is provided on an approximate basis.

                                    - All weighted average information provided with respect
                                    to the mortgage loans or any sub-group of mortgage loans
                                      reflects the weighting of those mortgage loans by
                                      their respective cut-off date principal balances. The
                                      "cut-off date principal balance" of any mortgage loan,
                                      will equal its unpaid principal balance as of the
                                      cut-off date, after application of all payments of
                                      principal due with respect to the mortgage loan on or
                                      before that date, whether or not those payments are
                                      received.

                                    - When information with respect to the underlying real
                                    properties is expressed as a percentage of the initial
                                      mortgage pool balance, the percentages are based upon
                                      the cut-off date principal balances of the related
                                      mortgage loans.

                                    - In certain cases involving a mortgage loan that is
                                    secured by multiple real properties located in more than
                                      one state, a portion of that mortgage loan has been
                                      allocated to each of those properties.

                                    - Statistical information regarding the mortgage loans
                                    may change prior to the date of initial issuance of the
                                      certificates due to changes in the composition of the
                                      mortgage pool prior to that date.

                                    For more detailed information on the mortgage loans than
                                    is provided in this "Summary of Prospectus Supplement"
                                    section, see the following sections in this prospectus
                                    supplement:

                                    - "Description of the Mortgage Pool"

                                    - "Risk Factors--Risks Related to the Mortgage Loans"

                                    - Annex A-1-Certain Characteristics of the Mortgage
                                      Loans

                                    - Annex A-2-Certain Monetary Terms of the Mortgage Loans

PAYMENT TERMS.....................  Each mortgage loan currently accrues interest at the annual rate specified with respect to that loan on Annex
                                    A-1 to this prospectus supplement. Except as otherwise
                                    described below, the mortgage interest rate for each
                                    mortgage loan is, in the absence of default, fixed for
                                    the entire term of the loan. [IF ANY OF THE MORTGAGE
                                    LOANS HAVE FLOATING OR ADJUSTABLE MORTGAGE INTEREST
                                    RATES, PROVIDE SUMMARY DESCRIPTION OF HOW TO CALCULATE
                                    THOSE RATES.]

                                    Each mortgage loan provides for scheduled payments of
                                    principal and/or interest to be due on the first day of
                                    each month. We refer to these scheduled payments as
                                    "monthly debt service payments". [PROVIDE SUMMARY
                                    DESCRIPTION REGARDING ANY ADJUSTMENTS TO THE MONTHLY
                                    DEBT SERVICE PAYMENTS AND ANY POTENTIAL NEGATIVE
                                    AMORTIZATION OF INTEREST.]

                                    of the mortgage loans, representing    % of the initial
                                    mortgage pool balance, provide for:

                                    - an amortization schedule that is significantly longer
                                    than its remaining term to stated maturity; and

                                    - a substantial payment of principal on its maturity
                                      date.

                                    We refer to these       mortgage loans as the "balloon
                                    loans".

                                    of the mortgage loans, representing    % of the initial
                                    mortgage pool balance, provide material incentives to
                                    the related borrower to pay the mortgage loan in full by
                                    a specified date, which we refer to as an "anticipated
                                    repayment date". There can be no assurance, however,
                                    that these incentives will result in any of these
                                    mortgage loans being paid in full on or before its
                                    anticipated repayment date. The incentives, which in
                                    each case will become effective as of the related
                                    anticipated repayment date, include:

                                    - The calculation of interest in excess of the initial
                                    mortgage interest rate. The additional interest will be
                                      deferred and will be payable only after the
                                      outstanding principal balance of the mortgage loan is
                                      paid in full.

                                    - The application of excess cash flow from the
                                    underlying real property to pay the principal amount of
                                      the mortgage loan. The payment of principal will be in
                                      addition to the principal portion of the normal
                                      monthly debt service payment.

                                    We refer to these       mortgage loans as the "ARD
                                    loans".

                                    The remaining       mortgage loans, representing    % of
                                    the initial mortgage pool balance, have payment
                                    schedules that provide for the payment of these mortgage
                                    loans in full or substantially in full by their
                                    respective maturity dates. We refer to these
                                    mortgage loans as the "fully amortizing loans".

DELINQUENCY STATUS................  None of the mortgage loans was       days or more
                                    delinquent in respect of any monthly debt service
                                    payment as of       or at any time during the
                                          -month period preceding that date.

PREPAYMENT LOCK-OUT PERIODS.......  A prepayment lock-out period is currently in effect for of the mortgage loans. Set forth below is
                                    information regarding the remaining terms of those
                                    lock-out periods:

                                    Maximum remaining lock-out period:               months

                                    Minimum remaining lock-out period:               months

                                    Weighted average remaining lock-out period:      months

DEFEASANCE........................  of the mortgage loans, representing    % of the initial
                                    mortgage pool balance, permit the related borrower to
                                    obtain a release of the underlying real property (or,
                                    where applicable, one or more of the underlying real
                                    properties) from the lien of the related mortgage by
                                    delivering U.S. Treasury obligations as substitute
                                    collateral. None of the mortgage loans permits
                                    defeasance prior to the second anniversary of the date
                                    of initial issuance of the certificates.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS........  The mortgage pool will have the following general characteristics as of the cut-off date:

                                             Initial mortgage pool balance(1)............  $
                                             Number of mortgage loans....................
                                             Number of underlying real properties........

                                             Maximum cut-off date principal balance......  $
                                             Minimum cut-off date principal balance......  $
                                             Average cut-off date principal balance......  $

                                             Maximum mortgage interest rate..............           %
                                             Minimum mortgage interest rate..............           %
                                             Weighted average mortgage interest rate.....           %

                                             Maximum original term to maturity or
                                               anticipated repayment date................     months
                                             Minimum original term to maturity or
                                               anticipated repayment date................     months
                                             Weighted average original term to maturity
                                               or anticipated repayment date.............     months

                                             Maximum remaining term to maturity or
                                               anticipated repayment date................     months
                                             Minimum remaining term to maturity or
                                               anticipated repayment date................     months
                                             Weighted average remaining term to maturity
                                               or anticipated repayment date.............     months

                                             Maximum cut-off date debt service coverage
                                               ratio(1)..................................           x
                                             Minimum cut-off date debt service coverage
                                               ratio(1)..................................           x

                                             Weighted average cut-off date debt service
                                               coverage ratio(1).........................           x

                                             Maximum cut-off date loan-to-value
                                               ratio(2)..................................           %
                                             Minimum cut-off date loan-to-value
                                               ratio(2)..................................           %
                                             Weighted average cut-off date loan-to-value
                                               ratio(2)..................................           %

                                    (1) The "initial mortgage pool balance" is equal to the
                                    aggregate cut-off date principal balance of the mortgage
                                        loans and is subject to a permitted variance of plus
                                        or minus       %.

                                    (2) The "cut-off date debt service coverage ratio" or
                                    "cut-off date DSCR" for any mortgage loan that is to be
                                        included in the trust is equal to             .

                                    (3)  The "cut-off date loan-to-value ratio" or "cut-off
                                    date LTV ratio" for any mortgage loan to be included in
                                         the trust is equal to             .

B. STATE CONCENTRATION............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, underlying
                                    real properties located in the indicated states:

                                                                                                           % OF
                                                                                        NUMBER OF    INITIAL MORTGAGE
                                             STATE                                      PROPERTIES     POOL BALANCE
                                             -----                                      ----------   ----------------
                                                                                                               %
                                                                                                               %
                                                                                                               %
                                                                                                               %

                                    The remaining underlying real properties are located
                                    throughout       other states and             . No more
                                    than       % of the initial mortgage pool balance is
                                    secured by real properties located in any of these other
                                    jurisdictions.
C. PROPERTY TYPES.................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, underlying
                                    real properties operated for each indicated purpose:

                                                                                                 % OF
                                                                              NUMBER OF    INITIAL MORTGAGE
                                             PROPERTY TYPE                    PROPERTIES     POOL BALANCE
                                             -------------                    ----------   ----------------
                                                                                                      %
                                                                                                      %
                                                                                                      %
                                                                                                      %
                                                                                                      %
                                                                                                      %
                                                                                                      %
                                                                                                      %

D. ENCUMBERED INTERESTS...........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, underlying
                                    real properties for which the encumbered interest is as
                                    indicated:

                                                                                    NUMBER     % OF INITIAL
                                                 ENCUMBERED INTEREST IN THE           OF         MORTGAGE
                                                  UNDERLYING REAL PROPERTY        PROPERTIES   POOL BALANCE
                                             -----------------------------------  ----------   ------------
                                             Ownership*.........................                       %
                                             Ownership in part, Leasehold in
                                             part...............................                       %
                                             Leasehold..........................                       %
                                             Other..............................                       %

                                    * "Ownership" also includes cases where the ownership
                                    and leasehold interests in the same property are both
                                      encumbered.

                            LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
TAX CONSEQUENCES..................  The trustee or its agent will make elections to treat designated portions of the assets of the trust as three
                                    separate "real estate mortgage investment conduits"
                                    under Sections 860A through 860G of the Internal Revenue
                                    Code of 1986. The designations for each REMIC are as
                                    follows:

                                    - "REMIC I", the lowest tier REMIC, will consist
                                    generally of the mortgage loans, as well as any of the
                                      underlying real properties that may have been acquired
                                      by the trust following a borrower default, but will
                                      exclude collections of additional interest accrued and
                                      deferred as to payment in respect of each ARD loan
                                      with an anticipated repayment date that remains
                                      outstanding past that date.

                                    - "REMIC II" will hold the "regular interests" in REMIC
                                      I.

                                    - "REMIC III" will hold the "regular interests" in REMIC
                                      II.

                                    [Any assets not included in a REMIC will constitute a
                                    grantor trust for federal income tax purposes.]

                                    The offered certificates will be treated as "regular
                                    interests" in REMIC III. This means that they will be
                                    treated as newly issued debt instruments for federal
                                    income tax purposes. You will have to report income on
                                    your offered certificates in accordance with the accrual
                                    method of accounting even if you are otherwise a cash
                                    method taxpayer. The offered certificates will not
                                    represent any interest in the grantor trust referred to
                                    above.

                                    The class "      " and "      " certificates will be
                                    issued with more than a DE MINIMIS amount of original
                                    issue discount. The class "      " certificates will be
                                    issued with a DE MINIMIS amount of original issue
                                    discount. The other offered certificates will not be
                                    issued with any original issue discount. If you own an
                                    offered certificate issued with original issue discount,
                                    you may have to report original issue discount income
                                    and be subject to a tax on this income before you
                                    receive a corresponding cash payment.

                                    For a more detailed discussion of the federal income tax
                                    aspects of investing in the offered certificates, see
                                    "Federal Income Tax Consequences" in this prospectus
                                    supplement and "Federal Income Tax Consequences" in the
                                    accompanying prospectus.

ERISA.............................  We anticipate that certain retirement plans and other employee benefit plans and arrangements subject to Title
                                    I of the Employee Retirement Income Security Act of
                                    1974, commonly referred to as "ERISA", or Section 4975
                                    of the Internal Revenue Code of 1986 will be able to
                                    invest in the class "A-1", "A-2" and "X" certificates,
                                    without giving rise to a prohibited transaction. This is
                                    based upon an individual prohibited transaction
                                    exemption granted to the underwriter by the U.S.
                                    Department of Labor. However, investments in the other
                                    offered certificates by, on behalf of or with assets of
                                    these entities, will be restricted as described under
                                    "Certain ERISA Considerations" in this prospectus
                                    supplement.

                                    If you are a fiduciary of any retirement plan or other
                                    employee benefit plan or arrangement subject to Title I
                                    of ERISA or section 4975 of the Internal Revenue Code of
                                    1986, you should review carefully with your legal
                                    advisors whether the purchase or holding of the offered
                                    certificates could give rise to a transaction that is
                                    prohibited under ERISA or Section 4975 of the Internal
                                    Revenue Code of 1986. See "Certain ERISA Considerations"
                                    in this prospectus supplement and "ERISA Considerations"
                                    in the accompanying prospectus.

LEGAL INVESTMENT..................  The following classes of offered certificates, upon initial issuance, will constitute "mortgage related
                                    securities" for purposes of the Secondary Mortgage
                                    Market Enhancement Act of 1984, commonly referred to as
                                    "SMMEA":

                                    - class "A-1",

                                    - class "A-2",

                                    - class "B", and

                                    - class "X".

                                    The other offered certificates will NOT be "mortgage
                                    related securities" within the meaning of SMMEA.

                                    You should consult your own legal advisors to determine
                                    whether and to what extent the offered certificates will
                                    be legal investments for you. See "Legal Investment" in
                                    this prospectus supplement and in the accompanying
                                    prospectus.

CERTAIN INVESTMENT
CONSIDERATIONS....................  The rate and timing of payments and other collections of principal on or in respect of the mortgage loans will
                                    affect the yield to maturity on each offered
                                    certificate. In the case of offered certificates
                                    purchased at a discount, a slower than anticipated rate
                                    of payments and other collections of principal on the
                                    mortgage loans could result in a lower than anticipated
                                    yield. In the case of class "X" certificates or any
                                    other offered certificates purchased at a premium, a
                                    faster than anticipated rate of payments and other
                                    collections of principal on the mortgage loans could
                                    result in a lower than anticipated yield. If you are
                                    contemplating the purchase of class "X" certificates,
                                    you should be aware that--

                                    - the yield to maturity on those certificates will be
                                    highly sensitive to the rate and timing of principal
                                      prepayments and other liquidations on or in respect of
                                      the mortgage loans, and

                                    - that an extremely rapid rate of prepayments and/or
                                    other liquidations on or in respect of the mortgage
                                      loans could result in a substantial loss of your
                                      initial investment.

                                    See "Yield and Maturity Considerations" in this
                                    prospectus supplement and in the accompanying
                                    prospectus.

RATINGS...........................  It is a condition to their issuance that the respective classes of the offered certificates receive the credit
                                    ratings shown in the table entitled "Series
                                    Commercial Mortgage Pass-Through Certificates" on page
                                    S-      .

                                    The ratings of the offered certificates address the
                                    timely payment of interest and, except in the case of
                                    the class "X "certificates, the ultimate payment of
                                    principal on or before the rated final payment date. A
                                    security rating is not a recommendation to buy, sell or
                                    hold securities and the assigning rating agency may
                                    revise or withdraw its rating at any time.

                                    For a description of the limitations of the ratings of
                                    the offered certificates, see "Ratings" in this
                                    prospectus supplement.

                                  RISK FACTORS

    The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

    The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

    You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

    MANY FACTORS, INCLUDING LACK OF LIQUIDITY, CAN ADVERSELY AFFECT THE MARKET VALUE OF YOUR CERTIFICATES. There is currently no secondary market for the offered certificates. The underwriter has informed us that it intends to make a secondary market in the offered certificates. However, it has no obligation to do so, and there can be no assurance that a secondary market for the offered certificates will develop. Even if a secondary market does develop for the offered certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the offered certificates. We will not list the offered certificates on any securities exchange or on any automated quotation system, such as NASDAQ. Lack of liquidity could result in a significant reduction in the market value of your certificates. In addition, the market value of your certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. You may be forced to hold your certificates indefinitely. Alternatively, you may only be able to sell your certificates at less than 100% of their principal balance and/or the unamortized portion of your purchase price for reasons unrelated to the performance of your certificates or the mortgage loans. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Certificates and May Have an Adverse Effect on the Market Value of Your Certificates" and "--The Market Value of Your Certificates Will be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" in the accompanying prospectus.

    YOUR TIMELY RECEIPT OF ALL AMOUNTS PAYABLE WITH RESPECT TO YOUR CERTIFICATES WILL COMPLETELY DEPEND ON THE PERFORMANCE OF THE MORTGAGE LOANS. The mortgage loans are subject to delinquencies, defaults and losses. The rate and timing of delinquencies and defaults on the mortgage loans will affect the rate, timing and amount of payments on your certificates, the yield to maturity of your certificates and the weighted average life of your certificates. Delinquencies on the mortgage loans, unless covered by an advance by the master servicer or the trustee, may result in shortfalls in payments of interest and/or principal on your certificates for the current month. In addition, even if an advance is made to cover a delinquency, the party making that advance will have a right to receive interest on that advance that is prior to the rights of the certificateholders to receive payments on their certificates. The accrual of interest on advances may result in shortfalls in payments of interest and/or principal on the certificates. In addition, with respect to each mortgage loan that is serviced by the special servicer, the special servicer will receive compensation out of amounts that would otherwise have been applied to pay interest and/or principal on the certificates.

    The non-offered certificates, as well as any other class or classes of offered certificates that are subordinate to your certificates, are intended to provide credit support for your certificates. However, that credit support is limited. There can be no assurance that it will protect you from shortfalls and delays in payments on your certificates. As a holder of offered certificates, you will bear the effects of any losses and other default-related shortfalls on the mortgage loans in excess of the credit support provided to your certificates. Even if shortfalls in payments on your certificates are made up on a future payment date, no interest will accrue on those shortfalls. Thus, those shortfalls would adversely affect the yield on your certificates.

    If you purchase class "B", "C", "D", "E" or "F" certificates, then your certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of offered certificates.

    If the assets of the trust are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency. Neither we nor any of our affiliates have guaranteed or will otherwise be obligated to make payments on your certificates. No governmental agency or instrumentality or private insurer has guaranteed or insured the payments on your certificates.

    When making an investment decision, you should consider, among other things--

    - the payment priorities of the respective classes of the certificates,

    - the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

    - the characteristics and quality of the mortgage loans.

    See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans", "--Any Credit Support for Your Certificates may be Insufficient to Protect you Against all Potential Losses" and "--Payments on the Offered Certificates Will be Made Solely from the Limited Assets of the Related Trust" in the accompanying prospectus.

    THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your certificates will depend on (a) the price you paid for your certificates and (b) the rate, timing and amount of payments on your certificates. The rate, timing and amount of payments on your certificates will, in turn, depend on:

    - the pass-through rate for your certificates;

    - the rate and timing of payments and other collections of principal on the mortgage loans;

    - the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans;

    - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your certificates;

    - the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans; and

    - servicing decisions with respect to the mortgage loans.

    These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your certificates.

    In particular, the investment performance of your certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the mortgage loans being faster or slower than you anticipated. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

    If you purchase your certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is available and payable on your certificates, it may not be sufficient to offset fully any loss in yield on your certificates.

    If you purchase class "X" certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments and losses on the mortgage loans. Prior to investing in those certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class "X" certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

    The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

    See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans" and "Yield and Maturity Considerations" in the accompanying prospectus.

    POTENTIAL CONFLICTS OF INTEREST. The master servicer, the special servicer or any of their respective affiliates may acquire certificates. In addition, the holders of certificates representing a majority interest in the controlling class of the certificates may replace the special servicer. See "Servicing of the Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement.

    The master servicer and the special servicer each will be obligated to observe the terms of the pooling and servicing agreement and will be governed by the servicing standard described in this prospectus supplement. However, either of those parties may, especially if it or an affiliate holds non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds non-offered certificates could seek to mitigate the potential for loss to its class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the offered certificates or any particular class thereof than to the non-offered certificates.

    In addition, the master servicer and the special servicer each services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the loans that will be included in the trust. Consequently, personnel of the master servicer and special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other loans secured by properties that compete with the real properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or special servicer.

    Certain of the mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

    ERISA CONSIDERATIONS. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of class "B", "C", "D", "E" and "F" certificates by any plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, these offered certificates should not be acquired by, on behalf of, or with assets of any plan or arrangement, unless the purchase and continued holding of the certificate or an interest in the certificate is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account.

    See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

RISKS RELATED TO THE MORTGAGE LOANS

    REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE UNDERLYING REAL PROPERTIES. The mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property:

[SPECIFY PROPERTY TYPES.]

    The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the mortgage loans is dependent on--

    - the successful operation and value of the underlying real property, and

    - the related borrower's ability to sell or refinance the underlying real property.

    See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

    THE MORTGAGE LOANS HAVE A VARIETY OF CHARACTERISTICS WHICH MAY EXPOSE INVESTORS TO GREATER RISK OF DEFAULT AND LOSS. When making an investment decision, you should consider, among other things, the following characteristics of the mortgage loans and/or the underlying real properties. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your certificates. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

    - THE UNDERLYING REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT. All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the underlying real property, and not the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Most of the Mortgage Loans Underlying Your Certificates Will be Nonrecourse" in the accompanying prospectus.

    - IN SOME CASES, AN UNDERLYING REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT
      OR ON ONE OR A FEW MAJOR TENANTS. In the case of       underlying real
      properties, securing       % of the initial mortgage pool balance, the
      related borrower has leased the property to at least one tenant that
      occupies       % or more of the particular property. In the case of
      of those mortgage loans, representing       % of the initial mortgage pool
      balance, the related borrower has leased the underlying real property to a single tenant that occupies all or substantially all of the particular property. Accordingly, the full and timely payment of each of those mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the underlying real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

    - % OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY MORTGAGE LIENS ON EACH OF THE FOLLOWING PROPERTY TYPES--[SPECIFY PROPERTY TYPES.]

     [ADD DISCLOSURE RELATING TO EACH PROPERTY TYPE AS TO WHICH THERE EXISTS A MATERIAL CONCENTRATION BASED ON CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS.]

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

    - % OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY MORTGAGE LIENS ON REAL PROPERTY LOCATED IN EACH OF THE FOLLOWING STATES--[SPECIFY STATES]. The underlying real properties located in each of the following states secure mortgage loans or allocated portions of
      mortgage loans that represent   % or more of the initial mortgage pool
      balance:

                                                                           % OF
                                                        NUMBER OF    INITIAL MORTGAGE
STATE                                                   PROPERTIES     POOL BALANCE
-----                                                   ----------   ----------------

     The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more depending on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

    - THE MORTGAGE POOL WILL INCLUDE ADJUSTABLE RATE MORTGAGE LOANS.       of
      the mortgage loans, representing       % of the initial mortgage pool
      balance, provide for adjustments to their respective interest rates and corresponding adjustments to their respective monthly debt service payments. See "Risk Factors--Adjustable Rate Mortgage Loans Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans" in the accompanying prospectus.

    - THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS
      AND ARD LOANS.       of the mortgage loans, representing       % of the
      initial mortgage pool balance, are balloon loans, and       of the
      mortgage loans, representing       % of the initial mortgage pool balance,
      are ARD loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay an ARD loan on or before the related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the underlying real property. Although an ARD loan may provide the related borrower with incentives to repay the loan by the related anticipated repayment date, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

    - THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the aggregate balance of the
      mortgage pool were distributed more evenly. The       largest mortgage
      loans and groups of cross-collateralized mortgage loans represent       %
      of the initial mortgage pool balance. See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

    - THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS.       of the
      underlying real properties, securing       % of the initial mortgage pool
      balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the underlying real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Leaseholds" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

    - SOME OF THE UNDERLYING REAL PROPERTIES ARE "LEGAL NONCONFORMING USES" OR "LEGAL NONCONFORMING STRUCTURES". Certain of the mortgage loans are secured by a mortgage lien on a real property that is a "legal nonconforming use" or a "legal nonconforming structure". This may impair the ability of the borrower to restore the improvements on an underlying real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Certain Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

    - SOME OF THE UNDERLYING REAL PROPERTIES ARE ENCUMBERED BY SUBORDINATE DEBT.
            of the mortgage loans, representing       % of the initial mortgage
      pool balance, have underlying real properties which are known to us to be encumbered by secured subordinate debt that is not part of the mortgage pool. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the underlying real property. Any or all of the following may result from the existence of secured subordinate indebtedness on an underlying real property.

        (i) refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

        (ii) reduced cash flow could result in deferred maintenance at the particular real property;

       (iii) if the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

        (iv) if the underlying real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     [The lender of any material subordinate debt on the underlying real properties known to us has agreed not to foreclose or take other legal action against the underlying real property or the related borrower, for so long as the related mortgage loan is outstanding and the trust has not done so.]

     See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Certificates" in the accompanying prospectus.

    - SOME OF THE UNDERLYING REAL PROPERTIES DO NOT COMPLY WITH THE AMERICANS WITH DISABILITIES ACT OF 1990. Not all of the underlying real properties securing the mortgage loans comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors-- Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

    - MULTIPLE UNDERLYING REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED TENANTS. Some groups of the mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one underlying real property, and there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the underlying real properties used for [SPECIFY USE OF PROPERTIES].

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is (directly or through affiliation) associated with two or more of the underlying real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors-- Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Certificates" in the accompanying prospectus.

    - SOME BORROWERS UNDER THE MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE ENTITIES. The business activities of certain of the borrowers under the mortgage loans are not limited to owning their respective underlying real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

    CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any offered certificates other than the class
"      " certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that have an earlier assumed final payment date than your certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

    LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL
RISKS. The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

    A third-party consultant conducted an environmental site assessment, or
updated a previously conducted assessment, with respect to       of the
underlying real properties, securing       % of the initial mortgage pool
balance, during the       -month period ending on             . Each of those
environmental site assessments or updates, as the case may be, complied with industry-wide standards. Not all of those environmental site assessments, however, satisfied all the requirements necessary to be considered a "Phase I" environmental site assessment. In certain cases, a third-party consultant also conducted a "Phase II" environmental site assessment of the underlying real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any underlying real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower has--

    - implemented or agreed to implement an operations and maintenance plan, in the manner and within the time frames specified in the related loan documents;

    - agreed to monitor periodically nearby properties, in the manner and within the time frames specified in the related loan documents; or

    - established a reserve account with the lender to cover the estimated cost of addressing the condition or circumstances.

    In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by such condition.

    In some cases, the cost to remediate, prevent or otherwise deal with an adverse environmental condition at a particular underlying real property was estimated to be more than [$50,000].

    [In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at an underlying real property or a nearby property because a responsible party with respect to that condition had already been identified.]

    [In the case of       of the underlying real properties, securing       % of
the initial mortgage pool balance, either--

    - no environmental site assessment was conducted in connection with the origination of the related mortgage loan, or

    - a "Phase II" environmental site assessment was recommended but not performed.]

[In general, the related originator's election not to take the foregoing actions with respect to any of those underlying real properties was based upon the delivery of a secured creditor impaired property policy covering certain environmental matters with respect to the property. Some of those underlying real properties are, in each case, are covered by individual secured creditor impaired property policies. In addition, we will obtain a separate secured creditor impaired property policy covering certain environmental matters with respect to all of the underlying real properties that are not covered by individual policies. All of the policies referred to in the prior two sentences provide for certain coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. In some cases, the originator of the related mortgage loan agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular underlying real property in connection with the delivery of a secured creditor impaired property policy covering that property. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Insurance" in this prospectus supplement.]

    See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

    LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. Licensed engineers inspected all of the underlying real properties
during the       -month period preceding             to assess the structure,
exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each underlying real property. At certain of the underlying real properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of [$100,000]. In most of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

    LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION.  The mortgage pool
will include       mortgage loans that are secured, including through
cross-collateralization with other mortgage loans, by multiple underlying real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt
service. [However,       of these mortgage loans permit--

    - the release of one or more of the underlying real properties from the related mortgage lien, and/or

    - a full or partial termination of the applicable cross-collateralization, in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.]

    In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans (in general, to avoid recording tax). This mortgage amount may equal the appraised value or allocated loan amount for the underlying real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

          mortgage loans are, in each case, secured by real properties located
in two or more states. These mortgage loans represent       % of the initial
mortgage pool balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related underlying real properties simultaneously.

    LIMITED INFORMATION CAUSES UNCERTAINTY. Some of the mortgage loans are acquisition financing. Accordingly, limited or no operating information is available with respect to the underlying real properties for those mortgage loans. As a result, you may find it difficult to analyze the performance of those properties.

    [PRIOR BANKRUPTCIES. Some of the borrowers under the mortgage loans or their affiliates have been parties to, and/or some of the underlying real properties have been the subject of, prior bankruptcy proceedings.]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    We are establishing a trust, to be designated as "LB Commercial Mortgage
Trust       ". The assets of the trust will primarily consist of the mortgage loans, which have the characteristics described in this prospectus supplement.
The mortgage pool will have an initial mortgage pool balance of $            ,
subject to a variance of plus or minus 5%. The "initial mortgage pool balance" will equal the aggregate cut-off date principal balance of the mortgage loans. The "cut-off date principal balance" of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due in respect of the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balances
of the mortgage loans will range from $            to $            , and the
average cut-off date principal balance of the mortgage loans will be
$            .

    Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of the mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (each, for purposes of this prospectus supplement, a "mortgage") that creates a [first] mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties, subject only to the following (collectively, the "Permitted Encumbrances")--

    - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

    - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by the mortgage, the current use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

    - exceptions and exclusions specifically referred to in such lender's title insurance policy (or such pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by the mortgage, the current use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

    - other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the mortgage, the use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

    - the rights of tenants to remain, whether under ground leases or space leases, at the underlying real property following a foreclosure or similar proceeding, provided that those tenants are performing under such leases, and

    - if the mortgage loan is a cross-collateralized mortgage loan, the lien of the mortgage for another mortgage loan contained in the same group of cross-collateralized mortgage loans.

    You should consider each of the mortgage loans a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the underlying real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans is insured or guaranteed by any governmental entity or by any other person.

    We include in this prospectus supplement a variety of information regarding the mortgage loans and the underlying real properties. In reviewing this information, you should be aware that--

    - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

    - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects the weighting of those mortgage loans by their respective cut-off date principal balances.

    - When information with respect to the underlying real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

    - In certain cases involving a mortgage loan that is secured by multiple underlying real properties located in more than one state, a portion of such mortgage loan has been allocated to each such underlying real property.

    - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
  LOANS WITH AFFILIATED BORROWERS

    The mortgage pool includes       mortgage loans that are, in each case,
individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. [However, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans in the trust, generally to avoid recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property, thereby limiting the extent to which proceeds from that property would be available to offset declines in value of the other underlying real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust.]

          of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the underlying real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

    - the pay down of the mortgage loan(s) in an amount equal to a specified
      percentage, which is usually       %, of the portion of the total loan
      amount allocated to the property or properties to be released;

    - the satisfaction of certain debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

    - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates.

    In addition, certain of the mortgage loans referred to in the prior paragraph also entitle the related borrower to a release of one or more of the underlying real properties through defeasance. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

    The table below identifies the underlying real properties that secure the individual multi-property mortgage loans ("Multi") and groups of cross-collateralized mortgage loans ("Cross") that will, in each case, represent
at least       % of the initial mortgage pool balance.

                                                                NUMBER OF STATES            % OF
                                                                   WHERE THE          INITIAL MORTGAGE
PROPERTY NAMES                                 MULTI/CROSS   PROPERTIES ARE LOCATED     POOL BALANCE
--------------                                 -----------   ----------------------   ----------------

    The table below shows the underlying real properties that secure the groups of non-cross-collateralized mortgage loans that, in the case of each of those
groups, represent       % or more of the initial mortgage pool balance and
generally are secured by underlying real properties with the same managing entity and/or have the same or affiliated borrowers.

                                                            NUMBER OF STATES            % OF
                                                               WHERE THE          INITIAL MORTGAGE
PROPERTY NAMES                                           PROPERTIES ARE LOCATED     POOL BALANCE
--------------                                           ----------------------   ----------------

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    DUE DATES. All of the mortgage loans provide for monthly debt service payments to be due on the [first day] of each month.

    MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below, each of the mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date. [IF ANY OF THE MORTGAGE LOANS HAVE FLOATING OR ADJUSTABLE MORTGAGE INTEREST RATES, DISCUSS CALCULATION OF THOSE RATES, INCLUDING INDICES, GROSS MARGINS, ADJUSTMENT DATES, FLOORS AND CAPS.]

    As of             , the mortgage interest rates for the mortgage loans
ranged from       % per annum to       % per annum, and the weighted average
mortgage interest rate for the mortgage loans was       %.

    None of the mortgage loans provides for negative amortization or, except as described below with respect to the ARD loans, which have anticipated repayment dates, for the deferral of interest. [DESCRIBE ANY POTENTIAL NEGATIVE AMORTIZATION.]

    Each of the mortgage loans will accrue interest on the basis of one of the following conventions:

    - the actual number of days elapsed during each one-month accrual period in a year of 360 days (an "actual/360 basis"); or

    - a 360-day year consisting of twelve 30-day months (a "30/360 basis"); or

    - [SPECIFY ANY OTHER BASIS].

    The table below shows the number of, and percentage of initial mortgage pool balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.

                                                                           % OF
                                                      NUMBER OF      INITIAL MORTGAGE
INTEREST ACCRUAL BASIS                              MORTGAGE LOANS     POOL BALANCE
----------------------                              --------------   ----------------
Actual/360 Basis..................................                                 %
30/360 Basis......................................                                 %
[OTHER]...........................................                                 %

    BALLOON LOANS.        of the mortgage loans, representing       % of the
initial mortgage pool balance, are balloon loans.

    A "balloon loan" is characterized by--

    - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

    - a substantial payment being due in respect of the mortgage loan on its stated maturity date.

    ARD LOANS.        of the mortgage loans, representing       % of the initial
mortgage pool balance, are ARD loans.

    An "ARD loan" is characterized by the following features:

    - A maturity date that is more than       years following origination.

    - The designation of an "anticipated repayment date" that is generally years following origination. The anticipated repayment date for each of the ARD loans is listed on Annex A-1 to this prospectus supplement.

    - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is
      generally       to       months] prior to the related anticipated
      repayment date.

    - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

    - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to the sum of (i) its initial mortgage interest rate, plus (ii) a specified margin that is, in
      some cases, not more than       percentage points.

    - The deferral of any additional interest, which we refer to as "Post-ARD Additional Interest", accrued in respect of the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued in respect of an ARD loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

    - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the underlying real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due in respect of an ARD loan.

    In the case of each of the ARD loans, the related borrower has agreed to
enter into a cash management agreement not less than       months prior to the
related anticipated repayment date if it has not already done so. The related borrower or the manager of the underlying real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD loan.

    FULLY AMORTIZING LOANS.        of the mortgage loans, representing       %
of the initial mortgage pool balance, are fully amortizing loans.

    A "fully amortizing loan" is generally characterized by--

    - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

    - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

However, a "fully amortizing loan" does not have either--

    - an anticipated repayment date, or

    - the associated repayment incentives.

    AMORTIZATION OF PRINCIPAL.  The table below shows, in months, the original
and, as of             , the remaining amortization schedules and terms to
maturity for the mortgage loans [or the specified sub-groups of mortgage loans]. For purposes of the following table, ARD loans are assumed to "mature" on their respective anticipated repayment dates.

                                                                    FULLY AMORTIZING
                                        BALLOON LOANS   ARD LOANS        LOANS         ALL MORTGAGE LOANS
                                        -------------   ---------   ----------------   ------------------
Original Term to Maturity (mos.)......
    Maximum...........................
    Minimum...........................
    Weighted Average..................

Remaining Term to Maturity (mos.).....
    Maximum...........................
    Minimum...........................
    Weighted Average..................

Original Amortization Term (mos.).....
    Maximum...........................
    Minimum...........................
    Weighted Average..................

Remaining Amortization Term (mos.)....
    Maximum...........................
    Minimum...........................
    Weighted Average..................

    Some of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the mortgage loan.

    [DISCUSS ANY ADJUSTMENTS TO THE MONTHLY DEBT SERVICE PAYMENTS FOR THE MORTGAGE LOANS.]

    VOLUNTARY PREPAYMENT PROVISIONS. In general, at origination, the mortgage loans provided for:

    - a period (a "prepayment lock-out period") during which voluntary principal prepayments are prohibited, followed by

    - a period (a "prepayment consideration period") during which voluntary prepayments are permitted, subject to the payment of an additional consideration for the prepayment, followed by

    - a period (an "open prepayment period") during which voluntary principal prepayments may be made without any prepayment consideration.

    Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans are required under the circumstances described under "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

    The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

    As described below under "--Defeasance Loans", [substantially all] of the mortgage loans permit the borrower to obtain a release of the underlying real property (or, where applicable, one or more of the underlying real properties) from the lien of the related mortgage by delivering U.S. government securities as substitute collateral. None of the mortgage loans permit defeasance prior to
the       anniversary of the date of initial issuance of the certificates.

    PREPAYMENT LOCK-OUT PERIODS.        mortgage loans, representing       % of
the initial mortgage pool balance, provide for prepayment lock-out periods as of and--

    - the maximum remaining prepayment lock-out period of those mortgage loans
      as of that date is       months,

    - the minimum remaining prepayment lock-out period of those mortgage loans
      as of that date is       months, and

    - the weighted average remaining prepayment lock-out period of those
      mortgage loans as of that date is       months.

    Notwithstanding otherwise applicable lock-out periods, partial prepayments of some mortgage loans are required under the circumstances described under "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

    PREPAYMENT CONSIDERATION.  Following an initial prepayment lock-out period,
      mortgage loans, representing       % of the initial mortgage pool balance,
provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration will equal [SPECIFY CALCULATION OF PREPAYMENT CONSIDERATION].

    Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates-- Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges, and neither we nor the underwriter makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge in respect of any of the those mortgage loans. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Certificates May be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

    OPEN PREPAYMENT PERIODS.  Where a mortgage loan provides for an open
prepayment period, the open prepayment period generally begins       to
      months prior to stated maturity [(or, in the case of an ARD loan, prior to the related anticipated repayment date)].

    OTHER PREPAYMENT PROVISIONS. Certain of the mortgage loans provide for mandatory partial prepayments, notwithstanding any lock-out period that may otherwise be in effect. In some cases, the related borrower has established reserves or delivered a letter of credit that will be applied to a partial prepayment of the mortgage loan if one or more property performance conditions do not occur.

    Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described above.

    "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS.        of the mortgage
loans, representing       % of the initial mortgage pool balance, contain both a
"due-on-sale" clause and a "due-on-encumbrance" clause. In general, except for the permitted transfers discussed below, these clauses either permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the underlying real property or prohibit the borrower from doing so without the consent of the holder of the mortgage. See, however, "Risk Factors--The Investment Performance of Your Certificates Will Depend upon Payments, Defaults and Losses on the Underlying Mortgage Loans--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Certificates" and "--Some Provisions in the Mortgage Loans Underlying Your Certificates may be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

    Many of the mortgage loans permit one or more of the following types of transfers:

    - transfers of the underlying real property if specified conditions are satisfied, which conditions normally include--

       (i) confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

       (ii) the reasonable acceptability of the transferee to the lender;

    - a transfer of the underlying real property to a person that is affiliated with or otherwise related to the borrower;

    - certain specified transfers by the borrower of the underlying real property in accordance with the provisions of the mortgage loan; or

    - a transfer of certain ownership interests in the borrower.

    DEFEASANCE LOANS.        of the mortgage loans, representing       % of the
initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

    Each of these mortgage loans permits the related borrower, during specified periods and subject to certain conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities (the "defeasance collateral") and obtain a release of the underlying real property (or, in the case of a mortgage loan secured by multiple real properties, one or more of the underlying real properties). In general, the defeasance collateral to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

    - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

    - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment (including, if applicable, any balloon payment) scheduled to be due on that date (with any excess to be returned to the related borrower).

    [For purposes of determining the defeasance collateral for an ARD loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.]

    If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

    In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

    None of the mortgage loans may be defeased prior to the       anniversary of
the date of initial issuance of the certificates.

CERTAIN MORTGAGE POOL CHARACTERISTICS

    GENERAL. A detailed presentation of certain characteristics of the mortgage loans and the underlying real properties, on an individual basis and in tabular format, is shown on Annex A-1 and Annex A-2 to this prospectus supplement. Certain terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed below. The statistics in the tables and schedules on Annex A-1 and Annex A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriter.

1.  "Net cash flow" is, with respect to each of the underlying real properties,
                .

2.  "Cut-off date debt service coverage ratio", "cut-off date DSC ratio" or
    "cut-off date DSCR" means             .

3.  "Cut-off date loan-to-value ratio", "cut-off date LTV ratio" or "cut-off
    date LTV" means             .

4.  "Maturity loan-to-value ratio", maturity date loan-to-value ratio",
    "maturity LTV ratio" or "maturity date LTV ratio" means             .

5.  "Loan per unit", "loan per pad" or "loan per room" means             .

6.  "Loan per sq/ft." means             .

7.  "Year built/renovated" means             .

8.  "Weighted average" or "wtd. avg." means             .

9.  "Underwriting reserves" means             .

10. "Administrative cost rate" means             .

11. "Original amortization term" means             .

12. "Remaining amortization term" means             .

13. The following abbreviations relating to any prepayment provisions have the indicated meanings:

14. "D" means             .

15. "Occupancy percentage" or "occupancy rate" means             .

16. "Remaining term to maturity" means             .

17. "Original term to maturity" means             .

18. "Capital improvement reserve" means             .

19. "Replacement reserve" means             .

20. "TI/LC reserve" means             .

21. "Original interest-only period" means             .

22. "Remaining interest-only period" means             .

23. "Shadow" means             .

24. "NAP" means             .

25. "NAV" means             .

SIGNIFICANT MORTGAGE LOANS

[INSERT DESCRIPTION OF SIGNIFICANT MORTGAGE LOANS.]

ADDITIONAL LOAN AND PROPERTY INFORMATION

    DELINQUENCIES.  None of the mortgage loans was as of             , or has
been at any time during the       -month period preceding that date,       days
or more delinquent in respect of any monthly debt service payment.

    TENANT MATTERS. Described below are special considerations regarding tenants at the underlying real properties--

    -       of the underlying real properties, securing       % of the initial
      mortgage pool balance, are, in each case, a [SPECIFY PROPERTY TYPES] that
      is leased to one or more major tenants that each occupy       % or more of
      the net rentable area of the particular property.

    - A number of companies are major tenants at more than one of the underlying real properties.

    - There are several cases in which a particular entity is a tenant at multiple underlying real properties, and although it may not be a major tenant at any of those properties, it may be significant to the success of the properties.

    [-        of the mortgage loans, representing       % of the initial
       mortgage pool balance, are secured by multifamily rental properties that have material concentrations of student tenants.]

    [GROUND LEASES.       of the mortgage loans, representing       % of the
initial mortgage pool balance, are secured, in whole or in material part, by a mortgage on the borrower's leasehold interest in the underlying real property. In each case, the related ground lease (giving effect to all extension options) expires more than ten years after the stated maturity of the related mortgage loan and either:

    - the ground lessor has subordinated its interest in the underlying real property to the interest of the holder of that mortgage loan; or

    - the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.]

    [SPECIFY EXCEPTIONS.]

    See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

    [ADDITIONAL AND OTHER FINANCING.       of the underlying real properties,
securing       % of the initial mortgage pool balance, are known to us to be encumbered by secured subordinate debt that is not part of the mortgage pool. The following table identifies those properties, indicates the initial principal amount of the secured subordinate debt and sets forth the cut-off date principal balances of the related mortgage loans. The table also shows, in the case of each of those properties, whether the subordinate lender has entered into a "subordination and standstill agreement" with the holder of the related mortgage loan whereby that subordinate lender--

    - expressly subordinated its right to receive collections and proceeds from, and otherwise deal with, that property, and

    - agrees not to take any enforcement or other legal action against that property or the related borrower as long as the related mortgage loan is outstanding and the mortgagee under that mortgage loan has not taken any such enforcement or other legal action.]

                                                                                     % OF INITIAL       INITIAL PRINCIPAL
                                                                CUT-OFF DATE         MORTGAGE POOL          AMOUNT OF
                                                              PRINCIPAL BALANCE   BALANCE REPRESENTED        SECURED
                                                                 OF RELATED           BY RELATED           SUBORDINATE
NAMES                                                          MORTGAGE LOANS       MORTGAGE LOANS            DEBT
-----                                                         -----------------   -------------------   -----------------


------------------------

* In these cases, the subordinate lender has entered into a subordination and standstill agreement in favor of the mortgagee under the related mortgage loan.

    [In addition, borrowers under       of the mortgage loans, representing
      % of the initial mortgage pool balance, have unsecured debt of which we are aware. In some cases, the lender on the debt is an affiliate of the borrower. In each case, the lender on the unsecured debt has executed and delivered a subordination and standstill agreement in favor of the mortgagee under the related mortgage loan. In addition, some of the mortgage loans permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as limiting the use of proceeds to refurbishing or renovating the underlying real property and/or acquiring furniture, fixtures and equipment for the underlying real property. Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.] See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Certificates" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

    Except as described above, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

    ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the underlying real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the underlying real property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In certain instances, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

    - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

    - whether existing replacement cost hazard insurance or, if necessary, supplemental "law or ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire mortgage loan or, taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

    HAZARD, LIABILITY AND OTHER INSURANCE. [Although exceptions exist, the related loan documents generally require the related borrower to maintain with respect to each of the underlying real properties the following insurance coverage--

    - Hazard insurance in an amount that is subject to a customary deductible, at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the full insurable replacement cost of the improvements located on the insured property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the insured property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In some cases, however, a borrower or tenant is permitted to self-insure the subject property, provided that the insuring party or an affiliate maintains a specified net worth.

    - If any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines was required. Such insurance is required to be in an amount that is equal to the lesser of: (i) the outstanding principal balance of the related mortgage loan; (ii) except in certain cases, the full insurable value of the insured property; and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968.

    - Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the
      insured property, in an amount at least equal to $      per occurrence.

    - Business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.]

    [In general, the underlying real properties, including those located in California, are not insured against earthquake risks. In the case of properties (other than those that are manufactured housing communities or self storage facilities) located in California, a third party consultant conducted seismic studies to assess the "probable maximum loss" for the property. In general, when the resulting reports concluded that an underlying real property was likely to experience a "probable maximum loss" in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to obtain earthquake insurance or establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant, unless the original loan-to-value ratio was relatively low.]

    [With respect to each of the underlying real properties, the master servicer is required to cause the maintenance of all insurance coverage as is required under the related mortgage to the extent (i) the trust has an insurable interest and (ii) the master servicer can require maintenance of insurance under applicable law.]

    [Under the terms of several of the mortgage loans, the related borrower is required to keep its property insured against loss by fire, hazards, rent loss and other hazards, casualties, liabilities and contingencies as the lender determines to require and in the amounts and for the periods as the lender determines to require. The master servicer will be required to use reasonable efforts to cause the related borrowers under those mortgage loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other mortgage loans.]

    [Various forms of insurance maintained with respect to any of the underlying real properties, including casualty insurance, environmental insurance, earthquake insurance or other insurance, may be provided under a blanket policy that also covers other underlying real properties and/or other properties that will not secure loans in the trust. As a result of total limits under any blanket policy, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Certain Special Hazard Losses" in the accompanying prospectus.]

    [With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

    - to restore the underlying real property; or

    - towards payment of the related mortgage loan.]

    [If any underlying real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverages in the same amounts as were previously required under the mortgage that had covered the property.]

    [The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related mortgage loans. If any blanket or master policy contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by the blanket or master policy, to pay out of its own funds all sums that--

    - are not paid because of the deductible clause, and

    - would have been paid if an individual hazard insurance policy referred to above had been in place.]

    [The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject underlying real property.]

ASSESSMENTS OF PROPERTY CONDITION

    PROPERTY INSPECTIONS.  [      of the underlying real properties were
inspected in connection with the origination or acquisition of the related mortgage loans to assess their general condition.][DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

    APPRAISALS.  [The underlying real properties securing       of the mortgage
loans were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, and such appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices.] [In general, the appraisal for each such underlying real property or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") were followed in preparing such appraisal.] We have not independently verified the accuracy of such statement. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related underlying real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting "Appraised Values" are shown on Annex A-1 to this prospectus supplement.

    ENVIRONMENTAL ASSESSMENTS.  [A "Phase I" environmental site assessment was
performed with respect to       of the underlying real properties in connection
with the origination of the related mortgage loans. In certain cases, additional environmental testing, as recommended by that "Phase I" assessment, was performed.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

    ENGINEERING ASSESSMENTS.  [In connection with the origination of the related
mortgage loans, a licensed engineer inspected       of the underlying real
properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.][DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

THE MORTGAGE LOAN SELLERS

    [INSERT DESCRIPTION OF MORTGAGE LOAN SELLERS.]

    The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

    On or before the date of initial issuance of the certificates, the following transfers of the mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

                                    [CHART]

    In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the trustee with respect to each of its mortgage loans--

    [SPECIFY SELECT DOCUMENTS.]

    The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the certificateholders and, within a specified period of time following the delivery, to conduct a review of those documents. All of the above-described documents actually delivered to the trustee in respect of any of the mortgage loans will collectively be the "mortgage file" for that mortgage loan. The scope of the trustee's review of each mortgage file is, in general, limited solely to confirming that the documents listed above have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

    If any of the above-described documents required to be delivered by us to the trustee is not delivered or is otherwise defective, and that omission or defect materially and adversely affects the value of the subject loan or the interests of the certificateholders therein, then the omission or defect will constitute a "material document defect" with respect to the subject mortgage loan. The rights of the certificateholders against us with respect to any material document defect are described under "--Cures and Repurchases" below.

    Within a specified period following the later of (i) the date on which the offered certificates are initially issued and (ii) the date on which all recording information necessary to complete the subject document is received by the trustee, the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

    As of the date of initial issuance of the certificates, we will make with respect to each mortgage loan, certain representations and warranties generally to the effect listed below, together with such other representations and warranties as may be required by the rating agencies.

    The representations and warranties to be made by us in respect of each mortgage loan will include:

    [SPECIFY SELECT REPRESENTATIONS AND WARRANTIES.]

    If there exists a breach of any of the above-described representations and warranties made by us that materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders therein, then that breach will be a "material breach" of the representation and warranty. The rights of the certificateholders against us with respect to any material breach are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

    If there exists a material breach of any of the representations and warranties made by us with respect to any of the mortgage loans, as discussed under "--Representations and Warranties" above or a material document defect with respect to any mortgage loan, as discussed under "--Assignment of the Mortgage Loans" above, then we will be required either:

    - to remedy the material breach or the material document defect in all material respects, or

    - repurchase the affected mortgage loan at a price generally equal to the sum of (i) the unpaid principal balance of that mortgage loan at the time of purchase, plus (ii) all unpaid interest (other than additional interest and default interest) due in respect of that mortgage loan through the due date in the collection period of purchase, plus (iii) all unreimbursed advances to cover certain costs and expenses relating to the servicing and administration of that mortgage loan.

    The time period within which we must complete such remedy or repurchase will generally be limited to 90 days (or, if we are diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following the earlier of our discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if any material document defect arises solely out of the failure of the applicable recording office to return a recorded mortgage loan document, and if we are diligently attempting to retrieve that document, then the time period may be extended for up to two years following the date of initial issuance of the offered certificates.

    Our cure/repurchase obligations described above will constitute the sole remedy available to the certificateholders in connection with a material breach of any of our representations or warranties or a material document defect, with respect to any mortgage loan. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we default on our obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

    The description in this prospectus supplement of the mortgage pool and the underlying real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before
            . Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

    A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool, such removal or addition will be noted in that current report on Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The servicing of the mortgage loans will be governed by the pooling and servicing agreement. The following summaries describe certain provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. See "Description of the Governing Documents--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

    The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

    - any and all applicable laws, and

    - the express terms of the pooling and servicing agreement and the respective mortgage loans.

    Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the following standard (the "Servicing Standard"), which is set forth in further detail in the pooling and servicing agreement:

    - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable loans and real properties that either are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders) or are held as part of its own portfolio, whichever servicing procedures are of a higher standard;

    - with a view to the timely collection of all monthly debt service payments under the mortgage loans, the full collection of all prepayment premiums and yield maintenance charges that may become payable under the mortgage loans and, in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of prepayment premiums and yield maintenance charges, the maximization of the recovery on that
      defaulted mortgage loan to the series       certificateholders (as a
      collective whole) on a present value basis; and

    - without regard to:

(i) any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement;

(ii) the ownership of any series       certificate by the master servicer or the
    special servicer, as the case may be, or by any of its affiliates;

(iii) the obligation of the master servicer or the special servicer, as the case may be, to make advances;

(iv) the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the pooling and servicing agreement or with respect to any particular transaction; and

(v) the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool, or the right to service or manage for others any such other loans or real properties.

    In general, the master servicer will be responsible for the servicing and administration of--

    - all mortgage loans as to which no Servicing Transfer Event (as defined below) has occurred, and

    - all worked-out mortgage loans as to which no new Servicing Transfer Event has occurred.

    The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each underlying real property that has been acquired by the trust in respect of a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each such property, for so long as it is real estate owned by the trust, an "REO property").

    Mortgage loans as to which no Servicing Transfer Event has ever occurred, and worked-out mortgage loans as to which no new Servicing Transfer Event has occurred, are collectively referred to in this prospectus supplement as "performing mortgage loans". Specially serviced mortgage loans and REO properties are collectively referred to in this prospectus supplement as "specially serviced assets". Performing mortgage loans will include mortgage loans which may be delinquent, but not to the point of resulting in a Servicing Transfer Event.

    Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render certain incidental services with respect to any specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

    A mortgage loan will become a specially serviced mortgage loan, if it has not already done so, upon the occurrence of a Servicing Transfer Event. A "Servicing Transfer Event" will be considered to have occurred with respect to any mortgage loan if--

    (1) the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, and either the failure actually continues, or the master servicer believes it will
       continue, unremedied for       days;

    (2) the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the
       related mortgage, is likely to occur within       days and either
       (a) the default is likely to remain unremedied for at least       days or
       (b) the related borrower has requested a material modification of the related mortgage loan;

    (3) the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the related underlying real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for days;

    (4) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the related underlying real property, or the related borrower takes certain actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

    (5) the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related underlying real property.

    So long as no other Servicing Transfer Event then exists, a mortgage loan will cease to be a specially serviced mortgage loan and will become a "worked-out mortgage loan" as to which the master servicer will re-assume servicing responsibilities, if and when:

    (a) with respect to the circumstances described in clause (1) of the preceding paragraph, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

    (b) with respect to the circumstances described in clauses (2) and
       (4) above, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause (4), no later than the entry of an order or decree dismissing such proceeding;

    (c) with respect to the circumstances described in clause (3) above, the default is cured in the judgment of the special servicer; and

    (d) with respect to the circumstances described in clause (5) above, the proceedings are terminated.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

    THE MASTER SERVICER.

    [INSERT INFORMATION RE MASTER SERVICER.]

    The information set forth in this prospectus supplement concerning has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

    THE SPECIAL SERVICER.

    [INSERT INFORMATION RE SPECIAL SERVICER.]

    The information set forth in this prospectus supplement concerning has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

    The "master servicing fee":

    - will be earned in respect of each and every mortgage loan, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the related underlying real property has become an REO property; and

    - in the case of each such mortgage loan, will--

            (i) be calculated on a 30/360 basis,

            (ii) accrue at the related master servicing fee rate,

           (iii) accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

            (iv) be payable monthly from amounts received in respect of interest on that mortgage loan.

    The "master servicing fee" will be       % per annum.

    ADDITIONAL MASTER SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive--

    - All prepayment interest excesses, if any, collected in respect of the entire mortgage pool. If a borrower prepays its mortgage loan, in whole or in part, after the borrower has made its monthly debt service payment on the related due date during any collection period, the amount of any interest collected on the subject prepayment for the period following that due date, less the amount of related master servicing fees payable therefrom and exclusive of any Default Interest and Post-ARD Additional Interest included therein, will be a "Prepayment Interest Excess". "Default Interest" is any interest that (i) accrues on a defaulted mortgage loan solely by reason of the subject default and (ii) is in excess of all interest at the related mortgage rate and any Post-ARD Additional Interest accrued on the mortgage loan.

    - All late payment charges and Default Interest, if any, that were collected in respect of any mortgage loan and that accrued while such mortgage loan was a performing mortgage loan (but only to the extent that any such late payment charges and default interest have not otherwise been applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made thereby with respect to the related mortgage loan as described in this prospectus supplement).

    In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected in respect of the mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

    The master servicer will be authorized to invest or direct the investment of funds held in its custodial account (see "--Custodial Account" below), or in any and all accounts maintained by it that are escrow and/or reserve accounts, in certain government securities and other investment grade obligations specified in the pooling and servicing agreement ("Permitted Investments"). The master servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

    PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a mortgage loan, in whole or in part, prior to the related due date during any collection period and does not pay interest on the prepayment through that due date, then the shortfall in a full month's interest, less the amount of related master servicing fees that would have been payable therefrom and exclusive of any Default Interest and Post-ARD Additional Interest that would have been included therein, will be a "prepayment interest shortfall".

    The pooling and servicing agreement provides that, if any prepayment interest shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related payment date in an amount equal to the lesser of:

    (a) the total amount of those prepayment interest shortfalls, and

    (b) the sum of the following components of the master servicer's aggregate servicing compensation for that same collection period--

    -

    -

    -

    No other master servicing compensation will be available to cover prepayment interest shortfalls.

    Any Compensating Interest Payment made by the master servicer with respect to any payment date will be included among the amounts payable as principal and interest on the certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the Compensating Interest Payment made by the master servicer with respect to any payment date is less than the total of all prepayment interest shortfalls incurred with respect to the mortgage pool during the related collection period, then that shortfall (a "Net Aggregate Prepayment Interest Shortfall") will be allocated among the respective classes of interest-bearing certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

    PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

    - the special servicing fee,

    - the workout fee, and

    - the liquidation fee.

    The "special servicing fee":

    - will be earned with respect to each specially serviced mortgage loan, and each mortgage loan as to which the related underlying real property has become an REO property,

    - with respect to each such mortgage loan, will--

            (i) be calculated on a 30/360 basis,

            (ii) accrue at a "special servicing fee rate" of       % per annum,
                 and

           (iii) accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan, and

    - will be payable monthly from general collections on all the mortgage loans and any REO properties on deposit in the master servicer's custodial account from time to time.

    THE WORKOUT FEE. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan. The "workout fee" will be payable out of, and will be calculated by application of a
"workout fee rate" of       % to, each collection of interest and principal
received on the mortgage loan for so long as it remains a worked-out mortgage loan, exclusive of any portion of that collection that represents a recovery of Default Interest or Post-ARD Additional Interest. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

    THE LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described below. As to each specially serviced mortgage loan and REO property, the "liquidation fee" will be payable from, and will be calculated by application of a

"liquidation fee rate" of       % to, the related payment or proceeds, exclusive
of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

    Despite anything to the contrary described above, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

    - the repurchase or replacement of any mortgage loan by us for a breach of representation or warranty or for defective or deficient mortgage loan documentation so long as such repurchase occurs within the 180-day cure period (see "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement);

    - the purchase of any defaulted mortgage loan or REO property by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the "controlling class" of the series certificates (see "--Sale of Defaulted Mortgage Loans" below); or

    - the purchase of all of the mortgage loans and REO properties by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the "controlling class" of the certificates in connection with the termination of the trust (see "Description of the Offered Certificates--Termination" in this prospectus supplement).

    Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the certificateholders.

    ADDITIONAL SPECIAL SERVICING COMPENSATION. As additional special servicing compensation, the special servicer will be entitled to receive all late payment charges and Default Interest, if any, collected in respect of any mortgage loan that accrued while the mortgage loan was a specially serviced mortgage loan, but only to the extent that those late payment charges and Default Interest have not otherwise been applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made the master servicer, the special servicer or the trustee, as the case may be, with respect to the related mortgage loan as described in this prospectus supplement.

    All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of the specially serviced mortgage loans, will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

    In addition, the special servicer will be authorized to invest or direct the investment of funds held in its REO account (see "--REO Properties" below) in Permitted Investments. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

    PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

    Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO property, will be "servicing advances". Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

    The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

    If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within days after the servicing advance is required to be made, then the trustee will be required: (a) if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and (b) if the failure continues for more business days, to make the servicing advance. The fiscal agent will be required under the pooling and servicing agreement to make any servicing advance that the trustee is obligated (but failed) to make.

    Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the reasonable and good faith judgment of any such party, would not be ultimately recoverable from expected collections on the related mortgage loan or REO property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO property, it may obtain reimbursement for that advance, together with interest thereon, out of general collections on the mortgage loans and any REO properties on deposit in the master servicer's custodial account from time to time.

    The master servicer will be permitted to pay, and the special servicer may direct the payment of, certain servicing expenses directly out of the master servicer's custodial account and at times without regard to the relationship between the expense and the funds from which it is being paid, including in connection with the remediation of any adverse environmental circumstance or condition at any of the underlying real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO property, provided that the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the certificateholders (as a collective whole).

    The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound monthly, for so long as the servicing advance is outstanding, at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that "prime rate" may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that advance is reimbursed--

    - FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

    - THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

SUB-SERVICERS

    The master servicer and, subject to certain restrictions, the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Some of the mortgage loans are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer (those sub-servicers, the "Designated Sub-Servicers"). Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any other successor to the master servicer or special servicer, as applicable, may:

    - assume the party's rights and obligations under the sub-servicing agreement;

    - enter into a new sub-servicing agreement with the sub-servicer on terms which are acceptable to the trustee or successor master servicer or special servicer, as the case may be, and that sub-servicer; or

    - terminate the sub-servicing agreement without cause.

Notwithstanding the foregoing, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for a Designated Sub-Servicer without cause, unless it pays that Designated Sub-Servicer a termination fee.

    The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation pursuant to the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE

    CONTROLLING CLASS. As of any date of determination, the controlling class of the certificates (the "Controlling Class") will be the most subordinate class of certificates then outstanding that is eligible to be the Controlling Class
and that has an aggregate principal balance that is not less than       % of
that class' original aggregate principal balance. However, if no class of certificates that is eligible to be the Controlling Class has an aggregate principal balance that satisfies this requirement, then the Controlling Class will be the most subordinate eligible class of certificates. The classes of certificates eligible to be the Controlling Class are the "A-1", "A-2", "B", "C", "D", "E", "F", "G, "H", "J", "K", "L", "M" and "N" classes.

    ELECTION, RESIGNATION AND REMOVAL. The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than [50%] of the aggregate principal balance of the Controlling Class will be entitled to select a representative (the "Controlling Class Representative") having certain rights and powers described below or replace an existing Controlling Class Representative.

    The trustee will be required to promptly notify all the holders (and, in the case of certificates held in book-entry form, to the extent actually known to certain designated officers of the trustee, all the beneficial owners) of certificates of the Controlling Class that they may select a Controlling Class Representative upon:

    (i) the receipt by the trustee of written requests for the selection of a Controlling Class Representative from the holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than [50%] of the aggregate principal balance of the Controlling Class;

    (ii) the resignation or removal of the person acting as Controlling Class Representative; or

   (iii) a determination by the trustee that the Controlling Class has changed.

    The notice will explain the process for selecting a Controlling Class Representative. The process may include the designation of the Controlling Class Representative by any holder of certificates representing a majority interest in the Controlling Class by written instructions delivered to the trustee. The appointment of any person as a Controlling Class Representative will not be effective until the person provides the trustee with written confirmation of its acceptance of its appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

    RESIGNATION AND REMOVAL OF THE CONTROLLING CLASS REPRESENTATIVE. The Controlling Class Representative may at any time resign by giving written notice to the trustee and to each holder (or, in the case of certificates held in book-entry form, each beneficial owner) of certificates of the Controlling Class. The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than [50%] of the aggregate principal balance of the Controlling Class will be entitled to remove any existing Controlling Class Representative by giving written notice to the trustee and to the existing Controlling Class Representative.

    CERTAIN RIGHTS AND POWERS OF THE CONTROLLING CLASS REPRESENTATIVE. The Controlling Class Representative will be entitled to advise the special servicer with respect to the following actions. In addition, except as otherwise described below, the special servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within [ten business days] of having been notified in writing thereof and having been provided with all reasonably requested information with respect thereto--

    - any foreclosure upon or comparable conversion, which may include acquisitions of an REO property, of the ownership of properties securing those specially serviced mortgage loans as come into and continue in default;

    - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a mortgage loan;

    - any proposed sale of a defaulted mortgage loan or any related REO property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than par;

    - any acceptance of a discounted payoff;

    - any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO property;

    - any release of collateral for a mortgage loan, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

    - any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan;

    - any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

    - any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan.

    In addition, except as otherwise described below, the Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

    Notwithstanding the foregoing, no advice, direction or objection given or made by the Controlling Class Representative, as contemplated by either of the two preceding paragraphs, may--

    - require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

    - result in certain adverse tax consequences for the trust;

    - expose the trust, the depositor, the master servicer, the special servicer, the trustee or any of their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

    - materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any such advice, direction or objection that does so. Furthermore, the special servicer will not be obligated to seek approval from the Controlling Class Representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

    - the special servicer has, as described above, notified the Controlling Class Representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan, and

    - for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

    When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the Controlling Class Representative discussed above could have on the actions of the special servicer.

    LIABILITY TO BORROWERS. In general, any and all expenses of the Controlling Class Representative are to be borne by the holders (or, if applicable, the beneficial owners) of the Controlling Class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the Controlling Class Representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the Controlling Class Representative is to immediately notify the trustee, the master servicer and the special servicer. If (a) the special servicer or the trust are also named parties to the same action, and (b) in the sole judgment of the special servicer, (i) the Controlling Class Representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the special servicer or the trust to be an adverse party in the action as regards the Controlling Class Representative, then the special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing Documents--Certain Matters Regarding the Master

Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the Controlling Class Representative.

    LIABILITY TO THE TRUST AND CERTIFICATEHOLDERS. The Controlling Class Representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the Controlling Class Representative does not have any duties to the holders of any class of certificates other than the Controlling Class. It may act solely in the interests of the certificateholders of the Controlling Class and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the Controlling Class Representative for its having acted solely in the interests of the certificateholders of the Controlling Class.

REPLACEMENT OF THE SPECIAL SERVICER

    The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing more than [50%] of the aggregate principal balance of the Controlling Class may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default (see "--Events of Default" and "--Rights Upon Event of Default" below), the holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing more than [50%] of the aggregate principal balance of the Controlling Class may appoint a successor. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

    (i) written confirmation from each of             and             that the
        appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates, and

    (ii) the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

    Subject to the foregoing, any holder (or, in the case of certificates held in book-entry form, any beneficial owner) of a certificate or any of their affiliates may be appointed as special servicer.

    If the certificateholders of the Controlling Class terminate an existing special servicer without cause, then the reasonable "out-of-pocket" costs and expenses of any related transfer of servicing duties are to be paid by the successor special servicer or the holders (or, if applicable, the beneficial owners) of certificates of the Controlling Class that voted to remove the terminated special servicer, as the parties may agree. The terminated special servicer will be entitled to:

    - payment out of the master servicer's custodial account for all accrued and unpaid special servicing fees; and

    - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS

    Subject to the discussion under "--The Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any mortgage loan may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of that mortgage loan. However, under the circumstances described below, neither the master servicer nor the special servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the certificates. With respect to "due-on-sale" clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers, is equal to or greater than a specified percentage of the then total principal balance of the mortgage pool. In the case of "due-on-encumbrance" provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

    Subject to the discussion under "--The Controlling Class Representative" above, the special servicer, with respect to specially serviced mortgage loans, and the master servicer, with respect to performing mortgage loans, each may, consistent with the Servicing Standard, agree to:

    - any modification, waiver or amendment of any term of any mortgage loan;

    - extend the maturity of any mortgage loan;

    - defer or forgive the payment of interest on and principal of any mortgage loan;

    - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

    - permit the release, addition or substitution of collateral securing any mortgage loan; or

    - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

    The ability of the special servicer, in the case of specially serviced mortgage loans, and the master servicer, in the case of performing mortgage loans, to agree to any of the foregoing, however, is subject to each of the following limitations, conditions and restrictions:

    - With limited exception, including with respect to certain routine matters, the master servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loans without the consent of the special servicer, provided that such consent--

           (i) is to be withheld or granted by the special servicer in accordance with the Servicing Standard, and

           (ii) will be deemed to have been granted if not expressly denied within ten business days following the special servicer's receipt from the master servicer of all information reasonably requested by it in order to make an informed decision.

    - With limited exception, including with respect to Post-ARD Additional Interest as described below, the special servicer may not agree to or consent to the master servicer's agreeing to any modification, waiver or amendment of any term of any mortgage loan, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

           (i) affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loans, or

           (ii) in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis than would liquidation.

    - The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

           (i) the       anniversary of the mortgage loan's original stated
               maturity date,

           (ii)       years prior to the rated final payment date, and

           (iii) if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the related underlying real property, ten years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

    - Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan that would--

           (i) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

           (ii) result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986, or

           (iii) adversely affect the status of either grantor trust created under the pooling and servicing agreement as a grantor trust under the Internal Revenue Code of 1986;

    - The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for its mortgage loans, unless the special servicer has first--

           (i) determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that:

               (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

           (ii) received confirmation from each of             and
               that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of certificates.

    - Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

    The limitations, conditions and restrictions described above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

    Notwithstanding the foregoing, the master servicer will be permitted, in the case of certain ARD loans, in its discretion, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if, prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for that Post-ARD Additional Interest. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--

    - must be in accordance with the Servicing Standard, and

    - will be subject to approval by the special servicer.

    The master servicer will not have any liability to the trust, the certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. [The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

    All modifications, waivers and amendments entered into in respect of the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

    Promptly following the occurrence of any of the following events (each, an "Appraisal Trigger Event") with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related underlying real property from an independent appraiser meeting certain specified qualifications (a "Required Appraisal"), unless such an appraisal had previously been obtained within the
prior       months--

    - the mortgage loan becomes a Modified Mortgage Loan (as defined below);

    - the related borrower fails to make any monthly debt service payment with
      respect to the mortgage loan and the failure continues for       days;

    - a receiver is appointed and continues in that capacity in respect of the underlying real property securing the mortgage loan;

    - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings; or

    - the underlying real property securing the mortgage loan becomes an REO property.

    Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is
less than $            , the special servicer may perform an internal valuation
of the underlying real property.

    As a result of any such appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. The "Appraisal Reduction Amount" for any mortgage loan as to which an Appraisal Trigger Event has occurred--

    - will be determined shortly following the later of the date on which the relevant appraisal or other valuation is obtained or performed and the date on which the first relevant Appraisal Trigger Event occurred, and

    - will equal the excess, if any, of "x" over "y" where--

    (a) "x" is equal to the sum of:

       (i) the unpaid principal balance of the mortgage loan, net of any related unreimbursed advances of principal;

       (ii) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

       (iii) all accrued but unpaid special servicing fees in respect of the mortgage loan;

       (iv) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest thereon; and

       (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related underlying real property, net of any escrow reserves held by the master servicer or the special servicer which covers the particular item and certain other related reserves; and

    (b) "y" is equal to 90% of the resulting appraised or estimated value of the related underlying real property or REO property, as such appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan.

    If, however, any Required Appraisal or other valuation is not obtained or performed within [60 days] of an Appraisal Trigger Event, and no comparable appraisal or other valuation had been obtained or performed during the
      -month period prior to that Appraisal Trigger Event, then until the Required Appraisal or other valuation is obtained or performed, the "Appraisal
Reduction Amount" for the subject mortgage loan will equal approximately       %
of the unpaid principal balance of that mortgage loan, net of any related unreimbursed advances of principal. After receipt of the Required Appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the prior paragraph.

    An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

    If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as
the case may be, within       days of each anniversary of the occurrence of that
Appraisal Trigger Event, an update of the prior Required Appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

    - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

    - the subject mortgage loan has remained current for at least consecutive monthly debt service payments, and

    - no other Servicing Transfer Event has occurred with respect to the subject
      mortgage loan during the preceding       months.

    The cost of each required appraisal (and any update thereof) will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

    At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan, the Controlling Class Representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a Required Appraisal. Upon request of the Controlling Class Representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

    A "Modified Mortgage Loan" is any mortgage loan as to which any Servicing Transfer Event has occurred and which has been modified by the special servicer in a manner that:

    (A) affects the amount or timing of any monthly debt service payment due thereon, other than, or in addition to, bringing current monthly debt service payments with respect to the mortgage loan;

    (B) except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage on any material portion of the related underlying real property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

    (C) in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due thereon.

CUSTODIAL ACCOUNT

    GENERAL. The master servicer will be required to establish and maintain an account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That "custodial account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the certificates.

    The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

    DEPOSITS. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the certificates, other than monthly debt
service payments due on or before             , which monthly debt service
payments belong to the related mortgage loan seller:

    (i) all payments on account of principal on the mortgage loans, including principal prepayments;

    (ii) all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

   (iii) all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

    (iv) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of an underlying real property, in each case to the extent not otherwise required to be applied to the restoration of the underlying real property or released to the related borrower;

    (v) all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

    (vi) any amounts paid by us in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

   (vii) any amounts paid to purchase all the mortgage loans and any REO properties in connection with the termination of the trust as contemplated under "Description of the Offered Certificates-- Termination" in this prospectus supplement;

  (viii) any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

    (ix) all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage Pool--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this prospectus supplement;

    (x) any amount required to be transferred from the special servicer's REO account (see "--REO Properties" below); and

    (xi) any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

    Upon receipt of any of the amounts described in clauses (i) through
(v) above with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's custodial account.

    WITHDRAWALS. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

    (i) to remit to the trustee for deposit in the trustee's payment account (see "Description of the Offered Certificates--Payment Account" in this prospectus supplement) on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO properties that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

    - monthly debt service payments due on a due date subsequent to the end of the related collection period,

    - payments and other collections received after the end of the related collection period, and

    - amounts that are payable or reimbursable from the custodial account to any person other than the certificateholders in accordance with any of clauses
      (ii) through (xvii) below;

    (ii) to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, such reimbursement to be made out of collections on the mortgage loan or REO property as to which the advance was made;

   (iii) to pay itself earned and unpaid master servicing fees in respect of each mortgage loan, such payment to be made out of collections on that mortgage loan that are allocable as interest;

    (iv) to pay the special servicer, out of general collections on the mortgage loans and any REO properties, earned and unpaid special servicing fees in respect of each specially serviced mortgage loan and each mortgage loan as to which the related underlying property has become an REO property;

    (v) to pay the special servicer (or, if applicable, any predecessor special servicer) earned and unpaid workout fees and liquidation fees to which it is entitled, such payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

    (vi) to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO properties, for any unreimbursed advance made by that party that has been determined not to be ultimately recoverable pursuant to clause (ii) above;

   (vii) to pay itself, the special servicer or the trustee, as applicable, unpaid interest on any advance made by that party, such payment to be made out of Default Interest and late payment charges received
         (A) with respect to the mortgage loan as to which the advance was made and (B) during the collection period in which that advance is reimbursed;

  (viii) in connection with the reimbursement of advances as described in clause (ii) or (vi) above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO properties, any interest accrued and payable on that advance and not otherwise payable pursuant to clause (vii) above;

    (ix) to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

    (x) to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

    (xi) to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO property, such payments to be made out of collections on that mortgage loan or REO property, as the case may be;

   (xii) to pay, out of general collections on the mortgage loans and any REO properties, any servicing expenses that would, if advanced, be nonrecoverable pursuant to clause (ii) above;

  (xiii) to pay, out of general collections on the mortgage loans and any REO properties, for certain costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any underlying real property that secures a defaulted mortgage loan;

   (xiv) to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO properties, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Certain Matters Regarding the Trustee" in the accompanying prospectus;

   (xv) to pay, out of general collections on the mortgage loans and any REO properties, for the costs of certain opinions of counsel, the cost of recording the pooling and servicing agreement and certain expenses incurred by the tax administrator in connection with providing advice to the special servicer;

   (xvi) to pay any other items described in this prospectus supplement as being payable from the custodial account;

  (xvii) to withdraw amounts deposited in the custodial account in error, including amounts received on any mortgage loan or REO property that has been purchased or otherwise removed from the trust; and

  (xviii) to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the Controlling Class, a right to purchase from the trust certain defaulted mortgage loans in the priority described below.

    If the special servicer has determined, in its judgment, that the sale of any defaulted mortgage loan under the circumstances described below is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within five days after receipt of that notice, to provide a similar notice to all certificateholders of the Controlling Class. Any single certificateholder or group of certificateholders of the Controlling Class may, at its or their option, within ten days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to the outstanding principal balance of, all accrued and unpaid interest on and all unreimbursed servicing advances with respect to, the subject mortgage loan. If two or more separate certificateholders or groups of certificateholders of the Controlling Class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the Controlling Class. If certificateholders of the Controlling Class have not purchased that defaulted
mortgage loan within       days of their having received the relevant notice,
then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the Controlling Class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

    The special servicer may offer to sell any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the certificateholders (as a collective whole). Any offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph and under "--The Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a "fair price", determined in accordance with the pooling and servicing agreement, for the mortgage loan.

    The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

    Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted mortgage loan or any REO property.

    In connection with the sale of any defaulted mortgage loan, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

    If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

    - institute foreclosure proceedings;

    - exercise any power of sale contained in the related mortgage;

    - obtain a deed in lieu of foreclosure; or

    - otherwise acquire title to the related underlying real property, by operation of law or otherwise.

    The special servicer may not, however, acquire title to any underlying real property, have a receiver of rents appointed with respect to any underlying real property or take any other action with respect to any underlying real property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of certain federal environmental laws, unless--

    - the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

    - either:

       (a) the report indicates that (i) the particular real property is in compliance with applicable environmental laws and regulations and
           (ii) there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

       (b) the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (a)(ii) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

    If the trust acquires title to any underlying real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

    If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances, including interest thereon, of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise payable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

    If any underlying real property suffers sufficient damage that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to complete the restoration unless it determines that--

    - the restoration would be in accordance with the Servicing Standard; and

    - the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds and/or liquidation proceeds.

REO PROPERTIES

    If title to any underlying real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

    - the IRS grants an extension of time to sell the property, or

    - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

    Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO property in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage any REO property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer shall act in accordance with the Servicing Standard to liquidate an REO property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO property within the period specified in the extension or opinion.

    In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any underlying real property acquired as REO property in a manner that:

    (i) maintains its status as "foreclosure property" under the REMIC provisions of the Internal Revenue Code of 1986, and

    (ii) is in accordance with the Servicing Standard.

    The special servicer must review the operation of each REO property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or a tax on "prohibited transactions" under Section 860F of the Internal Revenue Code of 1986. This determination is most likely to occur in the case of an REO property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO property is subject to--

    - a tax on "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

    - a tax on "prohibited transactions", that income would be subject to federal tax at a 100% rate.

    The determination as to whether income from an REO property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The "non-service" portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO property separate and apart from its own funds and general assets. If an REO property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO property. That "REO account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to an REO property. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

    The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO property, but only to the extent of amounts on deposit in the account relating to that particular REO property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received in respect of each REO property during that collection period, net of (i) any withdrawals made out of those amounts as described in the preceding sentence and
(ii) any portion of those amounts that may be retained as reserves as described in the next sentence. The special servicer may, subject to certain limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

    The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the related underlying real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan. The master servicer also will be required, at its own expense, to inspect or cause an inspection of each underlying real property at least once per
            (or, in the case of each mortgage loan with an unpaid principal
balance of under $            , once every   years), if the special servicer has
not already undertaken an inspection in that period as described in the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause to be prepared a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

    - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

    - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

    The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each performing mortgage loan, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered pursuant to the related loan documents:

    (i) the quarterly and annual operating statements, budgets and rent rolls of the underlying real property; and

    (ii) the quarterly and annual financial statements of the borrower.

    The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

EVIDENCE AS TO COMPLIANCE

    On or before             of each year, beginning             , each of the
master servicer and the special servicer must--

    - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year and, on the basis of that examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America ("USAP"), the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report. In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

    - deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion thereof during which the series certificates were outstanding.

EVENTS OF DEFAULT

    Each of the following events, circumstances and conditions will be considered "events of default" under the pooling and servicing agreement:

    - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for business days following the date on which the deposit or remittance was required to be made;

    - the master servicer fails to remit to the trustee for deposit in the trustee's payment account any amount required to be so remitted, and that
      failure continues unremedied for       business days following the date on
      which the remittance was required to be made;

    - the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

    - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series
      certificateholders entitled to not less than       % of the voting rights
      for the series;

    - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects
      the interests of any class of series       certificateholders, and that
      breach continues unremedied for       days after written notice of it has
      been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by the
      series       certificateholders entitled to not less than       % of the
      voting rights for the series;

    - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force
      for a period of       days;

    - the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

    - the master servicer or special servicer admits in writing its inability to pay its debts or take certain other actions indicating its insolvency or inability to pay its obligations;

    - one or more ratings assigned by either             or             to the
      series       certificates are qualified, downgraded or withdrawn as a
      result of the master servicer or special servicer acting in that capacity; and

    - the trustee receives written notice from either             or
                  that the continuation of the master servicer or the special servicer, as the case may be, in that capacity would result in a qualification, downgrade or withdrawal of any rating then assigned by that
      rating agency to any class of the series       certificates.

    When a single entity acts as master servicer and special servicer, an event of default in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

    If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
      certificateholders entitled to not less than       % of the voting rights
for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder. Upon any termination, the trustee must either:

    - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

    - appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

    The holders of series       certificates entitled to a majority of the
voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is
subject to the rights of the holders of series       certificates evidencing a
majority interest in the Controlling Class to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

    In general, the series       certificateholders entitled to at least       %
of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, certain of the events of default described under "--Events of Default" above may only be waived by all of the holders of the affected classes of the certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the defaulting party. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

    The certificates will be issued, on or about             , pursuant to the
pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

    - the mortgage loans;

    - any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

    - the loan documents for the mortgage loans;

    - any REO properties acquired in respect of defaulted mortgage loans;

    - those funds or assets as from time to time are deposited in the master servicer's custodial account, the special servicer's REO account, the trustee's collection account (see "--Collection Account" below) or the trustee's interest reserve account (see "--Payments--Interest Reserve Account" below); and

    - various rights incidental to the representations and warranties made by us as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

    The certificates will include the following classes:

    - the "A-1", "A-2", "B", "C", "D", "E", "F" and "X" classes, which are the classes of certificates that are offered by this prospectus supplement, and

    - the "G", "H", "J", "K", "L", "M", "N", "R-I", "R-II" and "R-III" classes, which are the classes of certificates that--

    (i) will be retained or privately placed by us, and

    (ii) are not offered by this prospectus supplement.

    The tables below set forth the approximate initial aggregate principal balance or notional amount and the pass-through rate for each class of series certificates.

                              OFFERED CERTIFICATES

                                     INITIAL
                               AGGREGATE PRINCIPAL       % OF THE          APPROXIMATE
                                   BALANCE OR        INITIAL MORTGAGE        INITIAL
CLASS DESIGNATION              NOTIONAL AMOUNT(1)      POOL BALANCE     CREDIT SUPPORT(2)   PASS-THROUGH RATE
-----------------              -------------------   ----------------   -----------------   -----------------
Class A-1....................          $                       %                  %                  %
Class A-2....................          $                       %                  %                  %
Class B......................          $                       %                  %                  %
Class C......................          $                       %                  %                  %
Class D......................          $                       %                  %                  %
Class E......................          $                       %                  %                  %
Class F......................          $                       %                  %                  %
Class X......................          $(3)                 N/A                N/A                   %(4)

------------------------

(1) The actual initial aggregate principal balance or notional amount of any class of offered certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2) Represents the initial aggregate principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of series certificates that are subordinate to the indicated class.

(3) Notional amount. The class "X" certificates will not have a principal balance.

(4) The pass-through rate shown above for the class "      " certificates is the
    approximate rate applicable for the payment date in             . The
    pass-through rate for the class "      " certificates is variable and will
    be calculated pursuant to a formula described under "--Distributions--Calculations of Pass-Through Rates" below.

                            PRIVATE CERTIFICATES(1)

                                                      INITIAL             % OF THE
                                                AGGREGATE PRINCIPAL   INITIAL MORTGAGE
CLASS DESIGNATION                                   BALANCE(2)          POOL BALANCE     PASS-THROUGH RATE
-----------------                               -------------------   ----------------   -----------------
Class G.......................................           $                          %                   %
Class H.......................................           $                          %                   %
Class J.......................................           $                          %                   %
Class K.......................................           $                          %                   %
Class L.......................................           $                          %                   %
Class M.......................................           $                          %                   %
Class N.......................................           $                          %                   %

------------------------

(1) The private certificates will also include the class "R-I", class "R-II" and class "R-III" certificates. However, the class "R-I", class "R-II" and class "R-III" certificates do not have principal balances, notional amounts or pass-through rates.

(2) The actual initial aggregate principal balance of any class of private certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

    The class "A-1", "A-2", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L",
"M" and "N" certificates are the only certificates that will have principal balances. We refer to these certificates as the "principal balance certificates". The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu thereof, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

    The class "X" certificates will not have principal balances, and the holders of the class "X" certificates will not be entitled to receive payments of principal. However, each class "X" certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The aggregate notional amount of all the class "X" certificates will equal the aggregate principal balance of all the principal balance certificates outstanding from time to time.

    In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The "certificate factor" for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original aggregate principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

    GENERAL. The offered certificates will be issued in book-entry form in original denominations of:

    - in the case of the class "X" certificates, $      initial notional amount
      and in any whole dollar denomination in excess of $      ; and

    - in the case of the other offered certificates, $      initial principal
      balance and in any whole dollar denomination in excess of $      .

    Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

    - all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

    - all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

    The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

    For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.

    COLLECTION ACCOUNT

    GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That "collection account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the certificates. Funds held in the trustee's collection account will remain uninvested.

    DEPOSITS. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

    - All payments and other collections on the mortgage loans and any REO properties that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

        (a) monthly debt service payments due on a due date subsequent to the end of the related collection period;

        (b) payments and other collections received after the end of the related collection period;

        (c) amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the certificateholders, including

            (i) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

            (ii) amounts payable in reimbursement of outstanding advances, together with interest thereon, and

           (iii) amounts payable in respect of other expenses of the trust; and

       (d) amounts deposited in the master servicer's custodial account in error.

    - Any advances of delinquent monthly debt service payments and Compensating Interest Payments made with respect to that payment date.

    See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans--Custodial Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

    With respect to each payment date that occurs during March, commencing in
March       , the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an actual/360 basis.

    WITHDRAWALS. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

    - to pay itself a monthly fee which is described under "--The Trustee" below;

    - to indemnify itself and certain related persons as described under "Description of the Governing Documents--Certain Matters Regarding the Trustee" in the accompanying prospectus;

    - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

    - to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement;

    - with respect to each payment date during February of any year or during
      January of any year that is not a leap year, commencing in       , to
      transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to those mortgage loans that accrue interest on an actual/360 basis; and

    - to pay to the person entitled thereto any amounts deposited in the collection account in error.

    On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. We refer to those funds that are available to make payments on the certificates on any payment date as the "Available Funds" for that date. The Available Funds for any payment date will reflect the deposits to be made to the trustee's collection account in connection with that payment date as described under "--Collection Account-- Deposits" above.

    The Available Funds for any payment date will consist of two separate components

    - the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below, and

    - the remaining portion of those funds, which we refer to as the "Available P&I Funds" and which will be paid to the holders of all the certificates, other than the class " " certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

    The trustee must maintain an account in which it will hold certain "interest reserve amounts" described below with respect to those mortgage loans that accrue interest on an actual/360 basis. That "interest reserve account" must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the certificates. Funds held in the trustee's interest reserve account will remain uninvested.

    During January, except in a leap year, and February of each calendar year,
beginning in       , the trustee will, on or before the payment date in that
month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amount with respect to each mortgage loan that accrues interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. That "interest reserve amount" for each such mortgage loan will equal one day's interest accrued at the related mortgage interest rate on the unpaid principal balance of that loan as of the end of the related collection period, net of all unreimbursed advances of principal then outstanding with respect to that loan.

    During March of each calendar year, beginning in       , the trustee will,
on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

    GENERAL.  On each payment date, the trustee will, subject to the Available
Funds, make all payments required to be made on the series       certificates on
that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

    In order for a series       certificateholder to receive payments by wire
transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

    Cede & Co. will be the registered holder of your certificates, and you will receive payments on your certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

    PAYMENTS OF INTEREST.  All of the classes of the series       certificates
will bear interest, except for the "R-I", "R-II" and "R-III" classes.

    With respect to each class of interest-bearing certificates, that interest will accrue during each interest accrual period based upon--

    - the pass-through rate for that class and the related payment date,

    - the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

    - the assumption that each year consists of twelve 30-day months.

    On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each class of interest-bearing certificates will be entitled to receive--

    - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

    - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

    If the holders of any class of interest-bearing certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

    The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular class of interest-bearing certificates will equal the product of--

    - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, multiplied by

    - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes.

    CALCULATION OF PASS-THROUGH RATES.

    GENERAL. The pass-through rates each class of principal balance certificates will be [fixed] at the rate per annum set forth with respect to
each such class in the tables on pages S-      and S-      .

    The pass-through rate applicable to the class "X" certificates for each payment date will equal the excess, if any, of--

    - the Weighted Average Pool Pass-Through Rate for that payment date, over

    - the weighted average of the pass-through rates for each of the respective classes of the principal balance certificates for that payment date, weighted on the basis of the relative aggregate principal balances of those classes of principal balance certificates outstanding immediately prior to that payment date.

    The class "R-I", "R-II" and "R-III" certificates will not be interest-bearing and, therefore, will not have pass-through rates.

    WEIGHTED AVERAGE POOL PASS-THROUGH RATE. The "Weighted Average Pool Pass-Through Rate" for each payment date will equal the weighted average of the following annual rates with respect to all of the mortgage loans, weighted on the basis of the mortgage loans' respective stated principal balances immediately prior to that payment date:

    - in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

       (a) the mortgage interest rate in effect for that mortgage loan as of
                       , minus

       (b) the sum of (i) the related master servicing fee rate and
           (ii)       % per annum; and

    - in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to--

       (x) a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, the product of (i) 12, multiplied by (ii) the amount of interest that accrued or would have accrued with respect to that mortgage loan on an actual/360 basis during the related interest accrual period, based on its stated principal balance immediately preceding that payment date and its
           mortgage interest rate in effect as of             , and the
           denominator of which is the stated principal balance of the mortgage loan immediately prior to that payment date, minus

       (y) the sum of (i) the related master servicing fee rate and
           (ii)       % per annum.

    Notwithstanding the foregoing, if the subject payment date occurs during January (except during a leap year) or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in subclause (ii) of the numerator of the fraction described in clause (x) of the second bullet point above will be decreased by any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in subclause (ii) of the numerator of the fraction described in clause (x) of the second bullet point above will be increased by any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

    The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

    STATED PRINCIPAL BALANCE. The "stated principal balance" of each mortgage loan:

    - will initially equal its outstanding principal balance as of             ;
      and

    - will be permanently reduced on each subsequent payment date, to not less than zero, by--

        (i) that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan (see "--Payments--Payments of Principal" below), and

        (ii) the principal portion of any Realized Loss incurred in respect of that mortgage loan during the related collection period (see "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below).

    However, the stated principal balance of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO property have been received.

    PAYMENTS OF PRINCIPAL. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the principal balance certificates on each payment date will equal that class' allocable share of the Total Principal Payment Amount for that payment date.

    The "Total Principal Payment Amount" for any payment date will, in general, equal the total, without duplication, of the following:

    - all payments of principal (other than voluntary principal prepayments) received on the mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before or on a due date subsequent to the end of the related collection period;

    - all monthly payments of principal received on the mortgage loans prior to, but that are due during, the related collection period;

    - all voluntary principal prepayments received on the mortgage loans during the related collection period;

    - all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or in respect of any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of
      principal due on or before             or for which an advance of
      principal was previously made for a prior payment date; and

    - all advances of principal made in respect of the mortgage loans for that payment date.

    In general, the aggregate portion of the Total Principal Payment Amount that will be allocated to the class "A-1" and "A-2" certificates on each payment date will equal:

    - in the case of the class "A-1" certificates, the lesser of (i) the entire Total Principal Payment Amount for that payment date and (ii) the aggregate principal balance of the class "A-1" certificates immediately prior to that payment date; and

    - in the case of the class "A-2" certificates, the lesser of (i) the entire Total Principal Payment Amount for that payment date, reduced by any portion thereof allocable to the class "A-1" certificates as described in the preceding bullet point, and (ii) the aggregate principal balance of the class "A-2" certificates immediately prior to that payment date.

    However, if both of those classes are outstanding as of the occurrence of any Class A Principal Payment Cross-Over Date, then the Total Principal Payment Amount for each payment date on and after that Class A Principal Payment Cross-Over Date will be allocable between those two classes on a PRO RATA basis in accordance with their respective aggregate principal balances immediately prior to that payment date, in each case up to that aggregate principal balance. The "Class A Principal Payment Cross-Over

Date" will be the first payment date, if any, as of which the aggregate principal balance of the class "A-1" and "A-2" certificates outstanding immediately prior to that payment date, equals or exceeds the sum of:

    (a) the aggregate stated principal balance of the mortgage pool that will be outstanding immediately following that payment date, plus

    (b) the lesser of--

        (i) the Total Principal Payment Amount for that payment date, and

        (ii) the portion of the Available P&I Funds for that payment date that will remain after all required payments of interest on the class "X", "A-1" and "A-2" certificates have been made on that payment date.

    While the class "A-1" and "A-2" certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of principal balance certificates. Following the retirement of the class "A-1" and "A-2" certificates, the Total Principal Payment Amount for each payment date will be allocated to the remaining classes of the principal balance certificates in the order of priority set forth below, in each such case up to the lesser of (i) the portion of that Total Principal Payment Amount that remains unallocated and (ii) the principal balance of the particular class immediately prior to that payment date. In general, this means that, following the retirement of the class "A-1" and "A-2" certificates, the holders of the outstanding class of principal balance certificates that is ranked the highest in the following table will be entitled to receive payments of principal in an amount equal to the entire Total Principal Payment Amount for each payment date until the aggregate principal balance of that class is reduced to zero. In no event will the holders of any class of principal balance certificates listed in the following table be entitled to receive any payments of principal until the aggregate principal balance of the class "A-1" and "A-2" certificates is reduced to zero. Furthermore, in no event will the holders of any class of principal balance certificates listed in the following table be entitled to receive any payments of principal until the aggregate principal balance of all other classes, if any, of principal balance certificates listed above it in the following table is reduced to zero.

ORDER OF
ALLOCATION                                                     CLASS
----------                                                    --------
 1..........................................................   B
 2..........................................................   C
 3..........................................................   D
 4..........................................................   E
 5..........................................................   F
 6..........................................................   G
 7..........................................................   H
 8..........................................................   J
 9..........................................................   K
10..........................................................   L
11..........................................................   M
12..........................................................   N

    REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the aggregate principal balance of any class of the principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates, then, subject to Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, WITHOUT INTEREST. References in this prospectus supplement to the "reimbursement amount" mean, in the case of any class of the principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all reductions, if any, made in the aggregate principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

    PRIORITY OF PAYMENTS. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

      ORDER OF          RECIPIENT
       PAYMENT          CLASS OR CLASSES                   TYPE AND AMOUNT OF PAYMENT
---------------------   ----------------  ------------------------------------------------------------
          1             A-1, A-2 and      Interest up to the total interest payable on those
                        X...............  classes(1)

          2             A-1.............  Principal up to the total principal payable on that class

          3             A-1.............  Reimbursement up to the reimbursement amounts for those classes

          4             A-2.............  Interest up to the total interest payable on that class

          5             A-2.............  Principal up to the total principal payable on that class(2)

          6             A-2.............  Reimbursement up to the reimbursement amount for that class

          7             B...............  Interest up to the total interest payable on that class

          8             B...............  Principal up to the total principal payable on that class(2)

          9             B...............  Reimbursement up to the reimbursement amount for that class

         10             C...............  Interest up to the total interest payable on that class

         11             C...............  Principal up to the total principal payable on that class(2)

         12             C...............  Reimbursement up to the reimbursement amount for that class

         13             D...............  Interest up to the total interest payable on that class

         14             D...............  Principal up to the total principal payable on that class(2)

         15             D...............  Reimbursement up to the reimbursement amount for that class

         16             E...............  Interest up to the total interest payable on that class

         17             E...............  Principal up to the total principal payable on that class(2)

         18             E...............  Reimbursement up to the reimbursement amount for that class

         19             F...............  Interest up to the total interest payable on that class

         20             F...............  Principal up to the total principal payable on that class(2)

         21             F...............  Reimbursement up to the reimbursement amount for that class

         22             G...............  Interest up to the total interest payable on that class

         23             G...............  Principal up to the total principal payable on that class(2)

         24             G...............  Reimbursement up to the reimbursement amount for that class

         25             H...............  Interest up to the total interest payable on that class

      ORDER OF          RECIPIENT
       PAYMENT          CLASS OR CLASSES                   TYPE AND AMOUNT OF PAYMENT
---------------------   ----------------  ------------------------------------------------------------
         26             H...............  Principal up to the total principal payable on that class(2)

         27             H...............  Reimbursement up to the reimbursement amount for that class

         28             J...............  Interest up to the total interest payable on that class

         29             J...............  Principal up to the total principal payable on that class(2)

         30             J...............  Reimbursement up to the reimbursement amount for that class

         31             K...............  Interest up to the total interest payable on that class

         32             K...............  Principal up to the total principal payable on that class(2)

         33             K...............  Reimbursement up to the reimbursement amount for that class

         34             L...............  Interest up to the total interest payable on that class

         35             L...............  Principal up to the total principal payable on that class(2)

         36             L...............  Reimbursement up to the reimbursement amount for that class

         37             M...............  Interest up to the total interest payable on that class

         38             M...............  Principal up to the total principal payable on that class(2)

         39             M...............  Reimbursement up to the reimbursement amount for that class

         40             N...............  Interest up to the total interest payable on that class

         41             N...............  Principal up to the total principal payable on that class(2)

         42             N...............  Reimbursement up to the reimbursement amount for that class

         43             R-I, R-II and     Any remaining Available P&I Funds
                        R-III...........

------------------------

(1) PRO RATA among the recipient classes based on the respective amounts of interest payable thereon.

(2) No principal will be payable on the recipient class unless and until the aggregate principal balance of all classes of the principal balance certificates listed above the recipient class in the foregoing table has been reduced to zero.

    PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or pursuant to a yield maintenance formula, then the amount of that prepayment consideration will be paid as additional interest on the payment date corresponding to that collection period to the holders of the class of principal balance certificates
senior to the class "      " certificates that is then entitled to payments of
principal on that payment date, up to its prepayment consideration entitlement in connection with the particular prepayment consideration or specified portion thereof.

    If there are two or more classes of principal balance certificates senior to
the class "      " certificates that are entitled to payments of principal on any particular payment date on which any prepayment consideration is payable, the aggregate amount of that prepayment consideration will be allocated among all of those classes up to, and on a PRO RATA basis in accordance with, their respective prepayment consideration entitlements.

    The "prepayment consideration entitlement" of the holders of any class of
principal balance certificates senior to the class "      " certificates with
respect to any prepayment consideration, or specified portion thereof, net of workout fees and liquidation fees payable therefrom, for any payment date on which that class of certificates is entitled to payments of principal, will be an amount equal to (a) that prepayment consideration, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of principal balance certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by
(c) a fraction, the numerator of which is equal to the amount of principal payable to such class of principal balance certificates on that payment date, and the denominator of which is the amount of principal to be paid on that payment date.

    The "discount rate" applicable to any class of principal balance certificates with respect to any prepaid mortgage loan will equal the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

    The portion of any prepayment premium and/or yield maintenance charge remaining after payment of the amounts calculated as described above to the holders of the respective classes of principal balance certificates senior to
the class "      " certificates will be paid to the holders of the class "X"
certificates. After the payment date on which the principal balances of all
classes of principal balance certificates senior to the class "      "
certificates have been reduced to zero, any prepayment premium and/or yield maintenance charge collected on the mortgage loans will be paid entirely to the holders of the class "X" certificates.

    Neither we nor the underwriter makes any representation as to the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium or yield maintenance charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

    PAYMENTS OF ADDITIONAL INTEREST.  The class "      " certificates will
entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD loans.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any underlying real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO property is liquidated, for purposes of determining--

    - payments on the certificates,

    - allocations of Realized Losses and Additional Trust Fund Expenses to the certificates, and

    - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

    In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

    Operating revenues and other proceeds derived from an REO property will be applied--

    - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, certain costs and expenses incurred in connection with the operation and disposition of the REO property, and

    - THEREAFTER, as collections of principal, interest and other amounts "due" on the related mortgage loan.

    To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to make advances of principal and/or interest in respect of each mortgage loan as to which the related underlying real property has become an REO property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

    As a result of Realized Losses and Additional Trust Fund Expenses, the aggregate stated principal balance of the mortgage pool may decline below the aggregate principal balance of the principal balance certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective aggregate principal balances of the various classes of the principal balance certificates are to be successively reduced in the following order, until the aggregate principal balance of the principal balance certificates equals the aggregate stated principal balance of the mortgage pool that will be outstanding immediately following that payment date.

ORDER OF
ALLOCATION                                                       CLASS
----------                                                    ------------
 1..........................................................       N
 2..........................................................       M
 3..........................................................       L
 4..........................................................       K
 5..........................................................       J
 6..........................................................       H
 7..........................................................       G
 8..........................................................       F
 9..........................................................       E
10..........................................................       D
11..........................................................       C
12..........................................................       B
13..........................................................  A-1 and A-2*

------------------------

*   PRO RATA based on aggregate principal balances.

    The reductions in the aggregate principal balances of the respective classes of the principal balance certificates, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and the principal balance certificates. A reduction of this type in the aggregate principal balance of a class of the principal balance certificates will result in a corresponding reduction in the aggregate notional amount of the class "X" certificates.

    Any "Realized Losses" are losses on or in respect of the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at an underlying real property. The Realized Loss in respect of a liquidated mortgage loan (or related REO property) is an amount generally equal to the excess, if any, of:

    - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and (ii) all related unreimbursed servicing advances and unpaid liquidation expenses, over

    - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

    If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

    An "Additional Trust Fund Expense" is, in general, an expense of the trust that (i) arises out of a default on a mortgage loan or an otherwise unanticipated event and (ii) is not covered by a servicing advance or a corresponding collection from the related borrower. Some examples of Additional Trust Fund Expenses are:

    - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

    - any interest paid to the master servicer, the special servicer and/or the trustee in respect of unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan;

    - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

    - certain unanticipated, non-mortgage loan specific expenses of the trust, including--

        (i) certain reimbursements and indemnifications to the trustee as described under "Description of the Governing Documents--Certain Matters Regarding the Trustee" in the accompanying prospectus,

        (ii) certain reimbursements to the master servicer, the special servicer and us as described under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

       (iii) certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust assets as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

    - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

    - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any underlying real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

    The master servicer will be required to make, for each payment date, an aggregate amount of advances of principal and/or interest ("P&I advances") generally equal to all monthly debt service payments (other than balloon payments) and assumed monthly debt service payments, in each case net of related master servicing fees, that (a) were due or deemed due, as the case may be, in respect of the mortgage loans during the related collection period and (b) were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

    - the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

    - a fraction, the numerator of which is equal to the stated principal balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the stated principal balance of the mortgage loan. See "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement.

    With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement thereof as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be part of the Available Funds for that payment date.

    If the master servicer fails to make a required P&I advance and the trustee is aware of that failure, the trustee will be obligated to make the advance. See "--The Trustee" below.

    The master servicer and the trustee will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any P&I advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued thereon as described below, out of general collections on the mortgage loans and any REO properties on deposit in the master servicer's custodial account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Mortgage Loans--Custodial Account" in this prospectus supplement.

    The master servicer and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds. That interest will accrue on the amount of each P&I advance, and compound monthly, for so long as that advance is outstanding at an annual rate equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL,as that "prime rate" may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that advance is reimbursed--

    - FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

    - THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

    Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on the certificates.

    An "assumed monthly debt service payment" will be an amount of principal and/or interest deemed due with respect to:

    - each mortgage loan that is delinquent in respect of its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

    - each mortgage loan as to which the related underlying real property has become an REO property.

    The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related underlying real property has become an REO property, will equal, for each due date that the REO property remains part of the trust, the monthly debt service payment (or, in the case of a mortgage loan delinquent in respect of its balloon payment, the assumed monthly debt service payment) due (or deemed due) on the last due date prior to the acquisition of that REO property. [Assumed monthly debt service payments for ARD loans do not include Post-ARD Additional Interest or accelerated amortization payments.]

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

    CERTIFICATEHOLDER REPORTS. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and deliver (or, if not prepared by the trustee, to forward) on each payment date to the holders of each
class of series       certificates and to each beneficial owner of an offered
certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, or make available as described below under "--Information Available Electronically":

(1) A "Payment Date Statement" setting forth, among other things: [List information to be disclosed]

(2) A "CMSA Loan Periodic Update File" and a "CMSA Property File" setting forth certain information with respect to the mortgage loans and the underlying real properties, respectively.

(3) A "Mortgage Pool Data Update Report", which may be included as part of the Payment Date Statement, containing information regarding the mortgage loans as of the end of the related collection period.

    The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports:

    (a) A "Delinquent Loan Status Report" containing substantially the information set forth in Annex D to this prospectus supplement.

    (b) An "Historical Loan Modification Report" containing substantially the information set forth in Annex E to this prospectus supplement.

    (c) An "Historical Liquidation Report" containing substantially the information set forth in Annex F to this prospectus supplement.

    (d) An "REO Status Report" containing substantially the information set forth in Annex G to this prospectus supplement.

    (e) A "Servicer Watch List" containing substantially the content set forth in Annex H to this prospectus supplement.

    (f) A "Loan Payoff Notification Report" setting forth, among other things, for each mortgage loan where written notice of anticipated payoff has been received as of the determination date at least two business days prior to the preparation of the report, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of the yield maintenance charge or prepayment premium due.

    (g) A "Comparative Financial Status Report" containing substantially the information set forth in Annex K to this prospectus supplement.

    In this prospectus supplement, we refer to these reports, together with the Payment Date Statement, as the "certificateholder reports".

    In addition, upon the request of any holder of a series       certificate
or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or special servicer:

    (x) with respect to any underlying real property or REO property, an "Operating Statement Analysis Report" containing substantially the information set forth in Annex I to this prospectus supplement; and

    (y) with respect to any underlying real property or REO property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J to this prospectus supplement.

    In this prospectus supplement, we refer to the reports identified in clauses
(a), (b), (c), (d) and (f) above as the "unrestricted servicer reports", and the reports identified in clauses (e), (g), (x) and (y) above as the "restricted servicer reports".

    BOOK-ENTRY CERTIFICATES. If you hold your certificates in book-entry from through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued in respect of your certificates, the information contained in the certificateholder reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

    INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make available each month, to any interested party, the Payment Date Statement, any Mortgage Pool Data Update Report, the Unrestricted Servicer Reports, the CMSA Loan Periodic Update Files and the CMSA Loan Setup Files via the trustee's internet website, electronic bulletin board and fax-on-demand service. The trustee's internet
website will initially be located at "            ".

    The trustee's electronic bulletin board may be accessed by calling (  )
  -      , and its fax-on- demand service may be accessed by calling (  )
  -      . For assistance with regard to the services described above, investors
may call (  )   -      .

    The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

    The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The trustee shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

    OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee by any such holder or beneficial owner as a prospective transferee of an offered certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items:

    - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

    - all monthly reports of the trustee delivered to certificateholders since the date of initial issuance of the certificates;

    - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage
      Loans--Evidence as to Compliance" in this prospectus supplement;

    - all accountant's reports delivered to the trustee in respect of the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

    - the most recent inspection report in respect of each underlying real property prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

    - the most recent appraisal, if any, with respect to each underlying real property obtained by the master servicer or the special servicer and delivered to the trustee (see "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement);

    - the most recent quarterly and annual operating statement and rent roll for each underlying real property and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

    - the mortgage files, including all documents, such as modifications, waivers and amendments of the mortgage loans, that are to be added to the mortgage files from time to time.

    Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

    In connection with providing access to or copies of the items described above, the trustee may require:

    - in the case of a beneficial owner of a certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

    - in the case of a prospective purchaser of certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of certificates or an interest therein, is requesting the information for use in evaluating a possible investment in the certificates and will otherwise keep the information confidential.

    Certificateholders will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates. However, no holder, beneficial owner or prospective transferee of any certificate or interest therein will be required to keep confidential any information that has previously been filed with the SEC, and the trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

VOTING RIGHTS

       % of the voting rights for the certificates will be allocated among the respective classes of principal balance certificates in proportion to the respective aggregate principal balances thereof at all times during the term of
the pooling and servicing agreement.    % of the voting rights will be allocated
to the class "X" certificates. Voting rights allocated to a class of certificates will be allocated among those certificates in proportion to the percentage interests in that class evidenced by each such certificate.

TERMINATION

    The obligations created by the pooling and servicing agreement will terminate following the earliest of--

    (i) the final payment, or advance in respect thereof, or other liquidation of the last mortgage loan or related REO property remaining in the trust, and

    (ii) the purchase of all of the mortgage loans and REO properties remaining in the trust assets by us, the master servicer, the special servicer or any single certificateholder or group of certificateholders in the Controlling Class (in that order of preference).

    Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

    Any purchase by us, the master servicer, the special servicer or any single holder or group of holders of the Controlling Class of all the mortgage loans and REO properties remaining in the trust is required to be made at a price equal to (a) the sum of (i) the aggregate principal balance of all the mortgage loans then included in the trust (other than any mortgage loans as to which the related underlying real properties have become REO properties), together with interest (other than Default Interest and Post-ARD Additional Interest) on and unreimbursed servicing advances for those mortgage loans and (ii) the appraised value of all REO properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus (b) solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement. The purchase will effect early retirement of the outstanding certificates, but the right of us, the master servicer, the special servicer or any single holder or group of holders of the Controlling Class to effect the termination is subject to the requirement that the aggregate stated
principal balance of the mortgage pool be less than       % of the initial
mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the available distribution amount for the final payment date. Any person or entity effecting a purchase will be responsible for reimbursing the parties to the pooling and servicing agreement (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

    [INSERT DESCRIPTION OF TRUSTEE.]

    The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

    - be authorized under those laws to exercise trust powers,

    - have a combined capital and surplus of at least $50,000,000, and

    - be subject to supervision or examination by federal or state authority.

    If the corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

    We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly (or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee).

    The trustee will be entitled to a monthly fee for its services, which fee
will accrue on a 30/360 basis at       % per annum on the stated principal
balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO properties.

    See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL.  The yield on any offered certificate will depend on:

    (a) the price at which the certificate is purchased by an investor, and

    (b) the rate, timing and amount of payments on the certificate.

    The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

    - the pass-through rate for the certificate,

    - the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate,

    - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate, and

    - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

    PASS-THROUGH RATES. The pass-through rates for the respective classes of the principal balance certificates are, in each case, fixed. However, the pass-through rate applicable to the class "X" certificates will be variable and will be calculated based in part on the weighted average mortgage pass-through rate from time to time. Accordingly, the yield on the class "X" certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default. In addition, the pass-through rate for the class "X" certificates will vary with changes in the relative sizes of the aggregate principal balances of the respective classes of principal balance certificates. The weighted average mortgage pass-through rate and the pass-through rate for the class "X" certificates will not be affected by modifications, waivers and amendments in respect of the mortgage loans.

    See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

    RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on the class "X" certificates will be extremely sensitive to, and the yield to maturity on any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in reduction of the certificate principal balances or certified notional amounts of the certificates. In turn, the rate and timing of principal payments that are paid or otherwise result in reduction of the aggregate principal balance or notional amount, as the case may be, of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans. Finally, the rate and timing of principal payments on or in respect of the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the underlying real properties, or purchases or other removals of mortgage loans from the trust.

    Prepayments and other early liquidations of the mortgage loans will result in payments on the principal balance certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this prospectus supplement. In addition, the ability of a borrower under an ARD loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the related underlying real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD loan will be paid in full on its anticipated repayment date.

    The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class "X" certificates, or if you purchase any other offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

    If you are contemplating an investment in the class "X" certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the mortgage loans could result in your failure to recoup fully your initial investment.

    Because the rate of principal payments on or in respect of the mortgage loans will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

    Even if they are available and payable on your certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your certificates attributable to the related prepayments of the mortgage loans.

    DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the mortgage loans will affect the amount of payments on your certificates, the yield to maturity of your certificates, the rate of principal payments on your certificates and the weighted average life of your certificates. Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your certificates for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your certificates.

    If

    - you calculate the anticipated yield to maturity for your certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, and

    - the additional losses result in a reduction of the total payments on or the aggregate principal balance or notional amount of your certificates,

then your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative.

    The timing of any loss on a liquidated mortgage loans that results in a reduction of the total payments on or the aggregate principal balance or notional amount of your certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

    Even if losses on the mortgage loans do not result in a reduction of the total payments on or the aggregate principal balance or certificate notional amount of your certificates, the losses may still affect the timing of payments on (and, accordingly, the weighted average life and yield to maturity of) your certificates.

    CERTAIN RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or in respect of the mortgage loans:

    - prevailing interest rates;

    - the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

    - the demographics and relative economic vitality of the areas in which the underlying real properties are located;

    - the general supply and demand for commercial and multifamily rental space of the type available at the underlying real properties in the areas in which the underlying real properties are located;

    - the quality of management of the underlying real properties;

    - the servicing of the mortgage loans;

    - possible changes in tax laws; and

    - other opportunities for investment.

    See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

    The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell underlying real properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their underlying real properties prior to the exhaustion of tax depreciation benefits.

    A number of the underlying borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

    We make no representation or warranty regarding:

    - the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans;

    - the relative importance of those factors;

    - the percentage of the aggregate principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

    - the overall rate of prepayment or default on the mortgage loans.

    UNPAID INTEREST. If the portion of the Available P&I Funds payable in respect of interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

    DELAY IN PAYMENTS. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming such price did not account for such delay.

YIELD SENSITIVITY

    The tables on Annex C-1 hereto (the "yield tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the class "X" certificates), weighted average life, first payment date on which principal is to be paid and final payment date on which principal is to be paid with respect to each class of offered certificates, prepared using the Modeling Assumptions (as described below). Where applicable, they also show the specified assumed purchase prices, which prices do not include accrued
interest. Assumed purchase prices are expressed in 32nds (E.G.,       means
      %) as a percentage of the initial aggregate principal balance or notional amount of each class of offered certificates. For purposes of the yield tables relating to the class "X" certificates, the information therein relating to weighted average life, first principal payment date and last principal payment date is being calculated in respect of the notional amount of class "X" certificates as if it were a principal balance.

    The yields set forth in the yield tables were calculated by--

    - determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and
      including             to but excluding the assumed settlement date (as
      described below), and

    - converting such monthly rates to semi-annual corporate bond equivalent rates.

    That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when such reinvestment rates are considered.

    For purposes of the yield tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the "modified duration" approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the mortgage loans and extensions in respect of balloon payments that actually occur during the life of the class "A-1", class "A-2", class "B", class "C", class "D", class "E" and class "F" certificates and by the actual performance of the mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the yield tables.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of one or more mortgage loans.

    The yield tables were derived from calculations based on the following assumptions (collectively, the "Modeling Assumptions"):

    - the mortgage loans have the characteristics set forth on Annex A-1 and the
      initial mortgage pool balance is approximately $            ;

    - the initial aggregate principal balance or notional amount, as the case may be, of each class of principal balance certificates is as described in this prospectus supplement;

    - the pass-through rate for each class of principal balance certificates is as described in this prospectus supplement.

    - there are no delinquencies or losses in respect of the mortgage loans, there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans, there are no Appraisal Reduction Amounts with respect to the mortgage loans and there are no casualties or condemnations affecting the underlying real properties;

    - all mortgage loans have due dates on the first day of each month the monthly debt service payments are due and accrue interest on the respective basis described in this prospectus supplement (I.E., a 30/360 basis or an actual/360 basis);

    - all prepayments are assumed to be accompanied by a full month's interest;

    - there are no breaches of our representations and warranties regarding the mortgage loans;

    - monthly debt service payments on the mortgage loans are timely received on the first day of each month;

    - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period ("LOP"), yield maintenance period ("YMP") or declining premium period ("Declining Premium"), in each case if any; each ARD loan is paid in full on its anticipated repayment date; and, otherwise, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayments);

    - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

    - no mortgage loan is required to be repurchased by us;

    - no prepayment interest shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

    - there are no Additional Trust Fund Expenses;

    - payments on the offered certificates are made on the       day of each
      month, commencing in             ; and

    - the offered certificates are settled on             (the "assumed
      settlement date").

    The characteristics of the mortgage loans will differ in certain respects from those assumed in preparing the yield tables, and the yield tables are presented for illustrative purposes only. Thus, neither the mortgage pool nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with any designated scenario for the yield tables. In addition, there can be no assurance that--

    - the mortgage loans will prepay at any particular rate,

    - the mortgage loans will not prepay, involuntarily or otherwise, during lockout periods, yield maintenance periods and/or declining premium periods,

    - the ARD loans will be paid in full on their respective anticipated repayment dates,

    - the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the yield tables, or

    - the aggregate purchase prices of the offered certificates will be as assumed.

    You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

    For purposes of the modeling assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, or a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

WEIGHTED AVERAGE LIVES OF CERTAIN CLASSES OF OFFERED CERTIFICATES

    The weighted average life of any offered certificate, other than a class "X" certificate, refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate, other than a class "X" certificate, is determined as follows:

    - multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

    - sum the results; and

    - divide the sum by the aggregate amount of the reductions in the principal balance of the certificate.

    Accordingly, the weighted average life of any offered certificate, other than a class "X" certificate, will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of principal to which the certificate belongs.

    As described in this prospectus supplement, the principal payment amount for each payment date will be payable first in respect of the class "A-1" and/or class "A-2" certificates until the principal balances of those classes are reduced to zero, and will thereafter be distributable entirely in respect of the other classes of principal balance certificates, sequentially based upon their relative seniority, in each such case until the related principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class "A-1" and class "A-2" certificates may be shorter, and the weighted average lives of the other classes of principal balance certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a PRO RATA basis among the respective classes of principal balance certificates.

    The tables (the "decrement tables") set forth in Annex C-2 show with respect to each class of offered certificates (other than the class "X" certificates) the weighted average life thereof, and the percentage of the related initial aggregate principal balance that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the modeling assumptions.

    As used in each of the decrement tables, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, except that each ARD loan is paid in full on its anticipated repayment date. The columns headed "25%", "50%", "75%" and "100%" assume that no prepayments are made on any mortgage loan during such mortgage loan's lockout period, yield maintenance period or declining premium period, in each case if any, and are otherwise made on each of the mortgage loans at the indicated CPRs, except that each ARD loan is paid in full on its anticipated repayment date. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a lockout period, a yield maintenance period or a declining premium period, will conform to any particular CPR. We make no representation that--

    - the mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

    - all the mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

    - mortgage loans that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

    Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans and to pay certain expenses in connection with the issuance of the certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    Upon the issuance of the certificates,             , our counsel, will
deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to certain other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 (for purposes of this "Federal Income Tax Consequences" section, the "Code"). The assets of REMIC I will generally include the mortgage loans, any REO properties acquired on behalf of the certificateholders, the master servicer's custodial account, the special servicer's REO account and the trustee's collection account and interest reserve account, but will exclude any collections of Post-ARD Additional Interest on the ARD loans. For federal income tax purposes,

    - the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will be the assets of REMIC II,

    - the class "R-I" certificates will evidence the sole class of "residual interests" in REMIC I and in each of the "single mortgage loan REMICs",

    - the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will be the assets of REMIC III,

    - the class "R-II" certificates will evidence the sole class of "residual interests" in REMIC II,

    - the class "A-1", "A-2", "X", "B", "C", "D", "E", "F", "G", "H", "J", "K",
      "L", "M" and "N" certificates will evidence the "regular interests" in, and will generally be treated as debt obligations of, REMIC III, and

    - the class "R-III" certificates will evidence the sole class of "residual interests" in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

    For federal income tax reporting purposes, it is anticipated that the class
"      " and class "      " certificates will be issued with more than a DE
MINIMIS amount of original issue discount. The class "      " certificates will
be issued with a DE MINIMIS amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

   [- the ARD loans will be paid in full on their respective anticipated repayment dates,]

    - no mortgage loan will otherwise be prepaid prior to maturity, and

    - there will be no extension of maturity for any mortgage loan.

    However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

    The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and
Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

    If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class "X" certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to the certificates. Although the matter is not free from doubt, a holder of a class "X" certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

    Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

    Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

    The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

    - entitle the holder to a specified principal amount,

    - pay interest at a fixed or variable rate, and

    - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class "X" certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

    Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code.

    Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under
Section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.

    To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

    - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
      Section 7701(a)(19)(C) of the Code;

    - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

    - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
      Section 856(c)(3)(B) of the Code.

    See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

    For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986 impose various requirements on--

    - employee benefit plans, and on certain other retirement plans, arrangements and accounts, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986 (each, an "ERISA Plan"), and

    - persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan ("Plan Assets"). For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

    A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

    The U.S. Department of Labor has issued an individual prohibited transaction exemption to the underwriter, identified as Prohibited Transaction Exemption 91-14 (the "Exemption"). Subject to the satisfaction of certain conditions set forth therein, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions pursuant to Sections 4975(a) and (b) of the U.S. tax code, certain transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the class "A-1", "A-2" and "X" certificates, that are underwritten by one of the following parties (each, an "Exemption-Favored Party")--

    (a) the underwriter,

    (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

    (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to those mortgage pass-through certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class "A-1", "A-2" or "X" certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

    - FIRST, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

    - SECOND, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other certificates;

    - THIRD, at the time of its acquisition by the plan, that certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Standard & Poor's or Duff & Phelps;

    - FOURTH, the trustee cannot be an affiliate of any other member of the "restricted group", which (in addition to the trustee) consists of the Exemption-Favored Parties, us, the master servicer, the special servicer, any sub-servicers, the mortgage loan sellers, each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the aggregate unamortized principal balance of the mortgage pool as of the date of initial issuance of the certificates and any and all affiliates of any of the aforementioned persons;

    - FIFTH, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates; the sum of all payments made to and retained by us pursuant to the assignment of the mortgage loans to the trust must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

    - SIXTH, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

    Because the class "A-1", "A-2" and "X" certificates are not subordinated to any other class of certificates, the second general condition set forth above is satisfied with respect to the class "A-1", "A-2" and "X" certificates. It is a condition of their issuance that the class "A-1", "A-2" and "X" certificates be
rated not lower than "      " by             and "      " by             . In
addition, the initial trustee is not an affiliate of any other member of the restricted group. Accordingly, as of the date of initial issuance of the certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class "A-1", "A-2" and "X" certificates. A fiduciary of an ERISA Plan contemplating the purchase of a class "A-1", "A-2" or "X" certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating the purchase of a class "A-1", "A-2" or "X" certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class "A-1", "A-2" or "X" certificate.

    The Exemption also requires that the trust meet the following requirements:

    - the trust assets must consist solely of assets of the type that have been included in other investment pools;

    - certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, Standard & Poor's or Duff & Phelps for at least one year prior to the ERISA Plan's acquisition of a class "A-1", "A-2" or "X" certificate; and

    - certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class "A-1", "A-2" or "X" certificate.

    We believe that these requirements have been satisfied as of the date of this prospectus supplement.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code of 1986, in connection with--

    - the direct or indirect sale, exchange or transfer of class "A-1", "A-2" or "X" certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest (as defined in the accompanying prospectus) with respect to the investing ERISA Plan,

    - the direct or indirect acquisition or disposition in the secondary market of class "A-1", "A-2" or "X" certificates by an ERISA Plan, and

    - the continued holding of class "A-1", "A-2" or "X" certificates by an ERISA Plan.

    However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a class "A-1", "A-2" or "X" certificate on behalf of an Excluded ERISA Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan. For purposes of this prospectus supplement, an "Excluded ERISA Plan" is an ERISA Plan sponsored by any member of the restricted group referred to above.

    Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with--

    - the direct or indirect sale, exchange or transfer of class "A-1", "A-2" or "X" certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is (i) a borrower with respect to 5.0% or less of the fair market value of the mortgage loans or (ii) an affiliate of this person,

    - the direct or indirect acquisition or disposition in the secondary market of class "A-1", "A-2" or "X" certificates by an ERISA Plan, and

    - the continued holding of class "A-1", "A-2" or "X" certificates by an ERISA Plan.

    Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust assets.

    Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986 if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of providing services to the ERISA Plan (or by virtue of having certain specified relationships to this person) solely as a result of the ERISA Plan's ownership of class "A-1", "A-2" or "X" certificates.

    Before purchasing a class "A-1", "A-2" or "X" certificate, a fiduciary of an ERISA Plan should itself confirm that:

    - the class "A-1", "A-2" and "X" certificates are "certificates" for purposes of the Exemption, and

    - the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

    In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of an ERISA Plan considering an investment in class "A-1", "A-2" or "X" certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such exemption will apply with respect to any particular investment by an ERISA Plan in class "A-1", "A-2" or "X" certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class "A-1", "A-2" or "X" certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

    The characteristics of the class "B", "C", "D", "E" and "F" certificates do not meet the requirements of the Exemption. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), which we discuss below.

    So long as certain conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of certificates. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of the certificates, such as the class "B", "C", "D", "E" and "F" certificates, that do not meet the requirements of the Exemption solely because they (a) are subordinated to other classes of the certificates or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from [Moody's, Fitch, Standard & Poor's or Duff & Phelps]. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class "B", "C", "D", "E" or "F" certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any such similar law.

    Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

    The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or the underwriter that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

    [Upon issuance, the class "A-1", "A-2" and "X" Certificates (collectively, the "SMMEA certificates") will constitute "mortgage related securities" for purposes of SMMEA. However, in order to remain "mortgage related securities", the SMMEA certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the SMMEA certificates will constitute "mortgage related securities" in part because they evidence interest in notes secured by first mortgage liens on one or more real properties upon which is located a residential, commercial or mixed residential and commercial structure.

    The remaining offered certificates will NOT be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of such certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, is subject to significant interpretive uncertainties.]

    Neither we nor the underwriter makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

    - are legal investments for them, or

    - are subject to investment, capital or other restrictions.

    All depository institutions considering an investment in the offered certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

    See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions of an underwriting agreement dated between us and the underwriter, the underwriter has agreed to
purchase from us and we have agreed to sell to the underwriter       % of each
class of the offered certificates. It is expected that delivery of the offered certificates will be made to the underwriter in book-entry form through the same
day funds settlement system of DTC on or about             against payment
therefor in immediately available funds.

    The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of our registration statement shall be in effect, and that no proceedings for the purpose of obtaining a stop order shall be pending before or threatened by the SEC.

    The distribution of the offered certificates by the underwriter may be accomplished from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to us from the sale of the offered certificates, before deducting expenses payable
by us, will be approximately       % of the aggregate principal balance of the
offered certificates, plus accrued interest on all the offered certificates from
            . The underwriter may accomplish the transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. The underwriter may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The underwriting agreement provides that we will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify us, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect of any such liabilities.

    We have also been advised by the underwriter that it presently intends to make a market in the offered certificates. The underwriter has no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Many Factors, Including Lack of Liquidity, Can Adversely Affect the Market Value of Your Certificates" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Certificates and May Have an Adverse Effect on the Market Value of Your Certificates" in the accompanying prospectus.

                                 LEGAL MATTERS

    Certain legal matters relating to the certificates will be passed upon for
us and the underwriter by             , New York, New York.

                                    RATINGS

    It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS                                                         [RATING AGENCY]   [RATING AGENCY]
-----                                                         ---------------   ---------------
Class A-1...................................................
Class A-2...................................................
Class B.....................................................
Class C.....................................................
Class D.....................................................
Class E.....................................................
Class F.....................................................
Class X.....................................................

    The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each payment date and, except in the case of the class "X" certificates, the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

    The ratings on the respective classes of offered certificates do not represent any assessment of--

    - the tax attributes of the offered certificates or of the trust,

    - whether or to what extent prepayments of principal may be received on the mortgage loans,

    - the likelihood or frequency of prepayments of principal on the mortgage loans,

    - the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated,

    - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

    - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

    Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class "X" certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

    In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class "X" certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class "X" certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts "due" to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class "X" certificates. The aggregate notional amount of the class "X" certificates is subject to reduction in connection with each reduction in the aggregate principal balance of a class of principal balance certificates, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings of the class "X" certificates do not address the timing or magnitude of reduction of the aggregate notional amount of those certificates, but only the obligation to pay interest timely on that aggregate notional amount as so reduced from time to time.

    There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested
by us to do so may be lower than the rating assigned thereto by             or
            .

    The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

    The attached diskette contains one spreadsheet file (the "spreadsheet file") that can be put on a user-specified hard drive or network drive. This file is
"            ". The file "            " is a Microsoft Excel(1), Version 5.0
spreadsheet. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-2 to, as well as certain information on the mortgage loans and underlying real properties shown in, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

------------------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  --------
                  PROSPECTUS SUPPLEMENT

Important Notice about the Information Contained
  in this Prospectus Supplement, the
  Accompanying Prospectus and the Related
  Registration Statement........................     S-2
Forward-Looking Statements......................     S-3
Summary of Prospectus Supplement................     S-5
Risk Factors....................................    S-26
Description of the Mortgage Pool................    S-38
Servicing of the Mortgage Loans.................    S-57
Description of the Offered Certificates.........    S-87
Yield and Maturity Considerations...............   S-114
Use of Proceeds.................................   S-122
Federal Income Tax Consequences.................   S-122
Certain ERISA Considerations....................   S-125
Legal Investment................................   S-130
Method of Distribution..........................   S-131
Legal Matters...................................   S-132
Ratings.........................................   S-132
ANNEX A-1--Certain Characteristics of the
  Mortgage Loans................................   A-1-1
ANNEX A-2--Certain Monetary Terms of the
  Mortgage Loans................................   A-2-1
ANNEX B--Term Sheet.............................     B-1
ANNEX C-1--Price/Yield Tables...................   C-1-1
ANNEX C-2--Decrement Tables.....................   C-2-1
ANNEX D--Form of Delinquent Loan Status
  Report........................................     D-1
ANNEX E--Form of Historical Loan Modification
  Report........................................     E-1
ANNEX F--Form of Historical Liquidation
  Report........................................     F-1
ANNEX G--Form of REO Status Report..............     G-1
ANNEX H--Form of Watch List Report..............     H-1
ANNEX I--Form of Operating Statement Analysis...     I-1
ANNEX J--Form of NOI Adjustment Worksheet.......     J-1
ANNEX K--Form of Comparative Financial Status
  Report........................................     K-1
                        PROSPECTUS
Important Notice about the Information Presented
  in this Prospectus............................       3
Available Information; Incorporation by
  Reference.....................................       3
Summary of Prospectus...........................       4
Risk Factors....................................      13
Description of the Trust Assets.................      33
Yield and Maturity Considerations...............      56
Structured Asset Securities Corporation.........      62
Description of the Certificates.................      63
Description of the Governing Documents..........      73
Description of Credit Support...................      82
Certain Legal Aspects of Mortgage Loans.........      85
Federal Income Tax Consequences.................      99
State and Other Tax Consequences................     141
ERISA Considerations............................     141
Legal Investment................................     146
Use of Proceeds.................................     148
Method of Distribution..........................     148
Legal Matters...................................     150
Financial Information...........................     150
Rating..........................................     150

                         ------------------------------

    UNTIL         , ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                $
                                 (APPROXIMATE)

                             LB COMMERCIAL MORTGAGE
                                 TRUST

                                  (DEPOSITOR)

                             CLASS A-1, CLASS A-2,
                           CLASS B, CLASS C, CLASS D,
                          CLASS E, CLASS F AND CLASS X

                                  SERIES
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES

---------------------------------

                             PROSPECTUS SUPPLEMENT

---------------------------------

---------------------------------

                                LEHMAN BROTHERS
---------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

STRUCTURED ASSET SECURITIES CORPORATION, THE DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

Our name is Structured Asset Securities Corporation. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

THE OFFERED CERTIFICATES:                      THE TRUST ASSETS:

The offered certificates will be               The assets of each of our trusts
issuable in series. Each series of             will include--
offered certificates will--                    - mortgage loans secured by first
- have its own series designation,               and junior liens on, or
- consist of one or more classes with            interests in, various interests
  various payment characteristics,               in commercial and multifamily
- evidence beneficial ownership                  real properties,
  interests in a trust established by          - mortgage-backed securities that
  us, and                                        directly or indirectly evidence
- be payable solely out of the related           interests in, or are directly
  trust assets.                                  or indirectly secured by, such
                                                 types of mortgage loans, or
No governmental agency or instrumentality      - some combination of such types
will insure or guarantee payment on the          of mortgage loans and
offered certificates. Neither we nor any         mortgage-backed securities.
of our affiliates are responsible for
making payments on the offered certificates    Trust assets may also include
if collections on the on the are               letters of credit,  surety bonds,
insufficient.                                  insurance policies, guarantees,
                                               credit derivatives, reserve
                                               funds, guaranteed investment
                                               contracts, interest rate exchange
                                               agreements, interest rate cap or
                                               floor agreements, on the assets
                                               currency exchange agreements, or
                                               other similar instruments and
                                               agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In addition, in that document, we will identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

           The date of this prospectus is_____________________, 2000.

                                TABLE OF CONTENTS


                                                                                                                       PAGE

Important Notice about the Information Presented in this Prospectus.......................................................3

Available Information; Incorporation by Reference.........................................................................3

Summary of Prospectus.....................................................................................................4

Risk Factors.............................................................................................................15

Description of the Trust Assets..........................................................................................36

Yield and Maturity Considerations........................................................................................60

Structured Asset Securities Corporation..................................................................................67

Description of the Certificates..........................................................................................67

Description of the Governing Documents...................................................................................78

Description of Credit Support............................................................................................88

Certain Legal Aspects of Mortgage Loans..................................................................................90

Federal Income Tax Consequences.........................................................................................104

State and Other Tax Consequences........................................................................................154

ERISA Considerations....................................................................................................154

Legal Investment........................................................................................................158

Use of Proceeds.........................................................................................................160

Method of Distribution..................................................................................................161

Legal Matters...........................................................................................................162

Financial Information...................................................................................................162

Rating..................................................................................................................163


       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of such materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 200 Vesey Street, New York, New York 10285, attention: Secretary, or by telephone at (212) 526-7000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.


WHO WE ARE...........................................     Structured Asset Securities Corporation is a Delaware
                                                          corporation.  Our principal offices are located at 200
                                                          Vesey Street, New York, New York 10285.  Our main
                                                          telephone number is (212) 526-7000.  See "Structured
                                                          Asset Securities Corporation."

THE SECURITIES BEING OFFERED.........................     The securities that will be offered pursuant to this
                                                          prospectus and the related prospectus supplements consist
                                                          of mortgage pass-through certificates.  These certificates will be issued in series, and each series will, in turn,
                                                          consist of one or more classes.  Each class of offered
                                                          certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally
                                                          recognized statistical rating organization.  Typically, the four highest rating categories, within which there may be
                                                          sub-categories or gradations to indicate relative standing, signify investment grade.  See "Rating."

                                                          Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and
                                                          containing the assets described in this prospectus and
                                                          the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
     ISSUED WITH OTHER CERTIFICATES..................     We may not publicly offer all the mortgage pass-through
                                                          certificates evidencing interests in one of our trusts.  We may elect to retain some of those certificates, to place
                                                          some privately with institutional investors or to deliver
                                                          some to the applicable seller as partial consideration for the related mortgage assets.  In addition, some of those
                                                          certificates may not satisfy the rating requirement
                                                          described above for offered certificates.

THE GOVERNING DOCUMENTS..............................     In general, a pooling and servicing agreement or other
                                                          similar agreement or collection of agreements will
                                                          govern, among other things--



                                                          -       the issuance of each series of offered certificates,

                                                          -       the creation of and transfer of assets to the related
                                                                  trust, and

                                                          -       the servicing and administration of those assets.

                                                          The parties to the governing document(s) for a series of
                                                          offered certificates will always include us and a trustee.
                                                          We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust
                                                          assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating certain reports to the holders of those offered certificates.

                                                          If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                                          -       a master servicer that will generally be responsible for
                                                                  performing customary servicing duties with respect to
                                                                  those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                                          -       a special servicer that will generally be responsible for
                                                                  servicing and administering such of those mortgage loans
                                                                  that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust in respect of defaulted mortgage loans.

                                                          The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                          If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s)
                                                          may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                                          In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will



                                                          describe their respective duties in further detail. See
                                                          "Description of the Governing Documents."

CERTAIN CHARACTERISTICS OF

     THE MORTGAGE ASSETS.............................     The trust assets with respect to any series of offered
                                                          certificates will, in general, include mortgage loans.  Each of those mortgage loans will constitute the obligation of
                                                          one or more persons to repay a debt, and the performance
                                                          of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or
                                                          other interest(s) of the related borrower or another person in or with respect to one or more commercial or
                                                          multifamily real properties.  In particular, the those
                                                          properties may include:



                                                          -       rental or cooperatively-owned buildings with
                                                                  multiple dwelling units;

                                                          -       retail properties related to the sale of consumer
                                                                  goods and other products, or related to providing
                                                                  entertainment, recreational or personal services, to
                                                                  the general public;

                                                          -        office buildings;

                                                          -        hospitality properties;

                                                          -        casino properties;

                                                          -        health care-related facilities;

                                                          -        industrial facilities;

                                                          -        warehouse facilities, mini-warehouse facilities and
                                                                  self-storage facilities;

                                                          -        restaurants, taverns and other establishments
                                                                  involved in the food and beverage industry;

                                                          -        manufactured housing communities, mobile home
                                                                  parks and recreational vehicle parks;

                                                          -        recreational and resort properties;

                                                          -        arenas and stadiums;

                                                          -        churches and other religious facilities;

                                                          -        parking lots and garages;



                                                          -        mixed use properties;

                                                          -        other income-producing properties; and

                                                          -        unimproved land.

                                                          The mortgage loans underlying a series of offered
                                                          certificates may have a variety of payment terms. For
                                                          example, any of those mortgage loans--

                                                          -       may provide for the accrual of interest at a
                                                                  mortgage interest rate that is fixed over its term,
                                                                  that resets on one or more specified dates or that
                                                                  otherwise adjusts from time to time;

                                                          -       may provide for the accrual of interest at a
                                                                  mortgage interest rate that may be converted at the
                                                                  borrower's election from an adjustable to a fixed
                                                                  interest rate or from a fixed to an adjustable
                                                                  interest rate;

                                                          -       may provide for no accrual of interest;

                                                          -       may provide for level payments to stated maturity,
                                                                  for payments that reset in amount on one or more
                                                                  specified dates or for payments that otherwise
                                                                  adjust from time to time to accommodate changes in
                                                                  the mortgage interest rate or to reflect the
                                                                  occurrence of certain events;

                                                          -       may be fully amortizing or, alternatively, may be
                                                                  partially amortizing or nonamortizing, with a
                                                                  substantial payment of principal due on its stated
                                                                  maturity date;

                                                          -       may permit the negative amortization or deferral
                                                                  of accrued interest;

                                                          -       may prohibit some or all voluntary prepayments
                                                                  or require payment of a premium, fee or charge in
                                                                  connection with those prepayments;

                                                          -       may permit defeasance and the release of real
                                                                  property collateral in connection with that
                                                                  defeasance;

                                                          -       may provide for payments of principal, interest or
                                                                  both, on due dates that occur monthly, bi-monthly,
                                                                  quarterly, semi-annually, annually or at some other
                                                                  interval; and/or



                                                          -       may have two or more component parts, each having
                                                                  characteristics that are otherwise described in this
                                                                  prospectus as being attributable to separate and
                                                                  distinct mortgage loans.

                                                          Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real
                                                          properties located in the United States, its territories and possessions. However, some of those mortgage loans may be
                                                          secured by liens on real properties located outside the
                                                          United States, its territories and possessions, provided
                                                          that "foreign mortgage loans" do not represent more than 10%
                                                          of the related mortgage asset pool, by balance.

                                                          We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be
                                                          originated by our affiliates.

                                                          Neither we nor any of our affiliates will guarantee or
                                                          insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state
                                                          otherwise in the related prospectus supplement, no
                                                          governmental agency or instrumentality will guarantee or
                                                          insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the
                                                          Trust Assets--Mortgage Loans."

                                                          The trust assets with respect to any series of offered
                                                          certificates may also include mortgage participations,
                                                          mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that
                                                          evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust
                                                          assets with respect to any series of offered certificates
                                                          unless--

                                                          -        the security has been registered under the
                                                                  Securities Act of 1933, as amended, or

                                                          -        we would be free to publicly resell the security
                                                                  without registration.

                                                          See "Description of the Trust Assets--Mortgage-Backed
                                                          Securities."



                                                          We will describe the specific characteristics of the
                                                          mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                                          In general, the aggregate outstanding principal balance of the mortgage assets transferred by us to any particular
                                                          trust will equal or exceed the initial aggregate outstanding principal balance of the related series of certificates. In the event that the aggregate outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial aggregate
                                                          outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of
                                                          initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or
                                                          investments if we deliver or arrange for delivery of a
                                                          corresponding amount of mortgage assets. If we fail,
                                                          however, to deliver mortgage assets sufficient to make up
                                                          the entire shortfall, any of the cash or, following
                                                          liquidation, investments remaining on deposit with the
                                                          related trustee will be used by the related trustee to pay down the aggregate principal balance of the related series of certificates, as described in the related prospectus
                                                          supplement.

SUBSTITUTION, ACQUISITION AND
     REMOVAL OF MORTGAGE ASSETS......................     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at
                                                          our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related
                                                          trust particular mortgage assets underlying a series of
                                                          certificates in exchange for--

                                                          -       cash that would be applied to pay down the
                                                                  principal balances of certificates of that series,
                                                                  and/or

                                                          -       other mortgage loans or mortgage-backed securities
                                                                  that (i) conform to the description of mortgage
                                                                  assets in this prospectus and (ii) satisfy the
                                                                  criteria set forth in the related prospectus
                                                                  supplement.

                                                          In addition, if so specified in the related prospectus
                                                          supplement, the related trustee may be authorized or
                                                          required, to apply collections on the mortgage assets
                                                          underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that (i)
                                                          conform to the description of mortgage assets in this
                                                          prospectus and (ii) satisfy the criteria set forth in the
                                                          related prospectus supplement.

                                                          No such replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a
                                                          qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of
                                                          affected offered certificates.

CERTAIN CHARACTERISTICS OF
     THE OFFERED CERTIFICATES........................     An offered certificate may entitle the holder to receive:

                                                          -       a stated principal amount;

                                                          -       interest on a principal balance or notional amount,
                                                                  at a fixed, variable or adjustable pass-through rate;

                                                          -       specified, fixed or variable portions of the interest,
                                                                  principal or other amounts received on the related
                                                                  mortgage assets;

                                                          -       payments of principal, with disproportionate,
                                                                  nominal or no payments of interest;

                                                          -       payments of interest, with disproportionate,
                                                                  nominal or no payments of principal;

                                                          -       payments of interest or principal that commence only
                                                                  as of a specified date or only after the occurrence
                                                                  of certain events, such as the payment in full of
                                                                  the interest and principal outstanding on one or
                                                                  more other classes of certificates of the same
                                                                  series;

                                                          -       payments of principal to be made, from time to time
                                                                  or for designated periods, at a rate that is faster
                                                                  (and, in some cases, substantially faster) or slower
                                                                  (and, in some cases, substantially slower) than the
                                                                  rate at which payments or other collections of
                                                                  principal are received on the related mortgage
                                                                  assets;

                                                          -       payments of principal to be made, subject to
                                                                  available funds, based on a specified principal
                                                                  payment schedule or other methodology; or



                                                          -       payments of all or part of the prepayment or
                                                                  repayment premiums, fees and charges, equity
                                                                  participations payments or other similar items
                                                                  received on the related mortgage assets.

                                                          Any class of offered certificates may be senior or
                                                          subordinate to one or more other classes of certificates of the same series, including a non-offered class of
                                                          certificates of that series, for purposes of some or all
                                                          payments and/or allocations of losses.

                                                          A class of offered certificates may have two or more
                                                          component parts, each having characteristics that are
                                                          otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                          We will describe the specific characteristics of each class of offered certificates in the related prospectus
                                                          supplement.  See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
     INTEREST RATE AND CURRENCY
     RELATED PROTECTION FOR
     THE OFFERED CERTIFICATES........................     Some classes of offered certificates may be protected in
                                                          full or in part against certain defaults and losses on the related mortgage assets through the subordination of one
                                                          or more other classes of certificates of the same series or by other types of credit support.  The other types of credit support may include a letter of credit, a surety bond, an
                                                          insurance policy, a guarantee, a credit derivative or a
                                                          reserve fund.  We will describe the credit support, if any, for each class of offered certificates in the related
                                                          prospectus supplement.

                                                          The trust assets with respect to any series of offered
                                                          certificates may also include any of the following
                                                          agreements:

                                                          -       guaranteed investment contracts pursuant to which
                                                                  moneys held in the funds and accounts established
                                                                  with respect to those offered certificates will be
                                                                  invested at a specified rate;

                                                          -       interest rate exchange agreements, interest rate cap
                                                                  or floor agreements, or other agreements and
                                                                  arrangements designed to reduce the effects of
                                                                  interest rate fluctuations on the related mortgage
                                                                  assets or on one or more classes of those offered
                                                                  certificates; or



                                                          -       currency exchange agreements or other agreements and
                                                                  arrangements designed to reduce the effects of
                                                                  currency exchange rate fluctuations with respect to
                                                                  the related mortgage assets and one or more classes
                                                                  of those offered certificates.

                                                          We will describe the types of reinvestment, interest rate
                                                          and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                          See "Risk Factors," "Description of the Trust Assets" and
                                                          "Description of Credit Support."

ADVANCES WITH RESPECT
     TO THE MORTGAGE ASSETS..........................     If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified
                                                          person may be obligated to make, or may have the option
                                                          of making, certain advances with respect to those
                                                          mortgage loans to cover--

                                                          -        delinquent scheduled payments of principal and/or
                                                                   interest, other than balloon payments,

                                                          -        property protection expenses,

                                                          -        other servicing expenses, or

                                                          -        any other items specified in the related prospectus
                                                                   supplement.

                                                          Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                                          prospectus supplement. That party may also be entitled to
                                                          receive interest on its advances for a specified period. See
                                                          "Description of the Certificates--Advances."

                                                          If the trust assets for a series of offered certificates
                                                          include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing
                                                          obligations in respect of those mortgage-backed securities or the underlying mortgage loans.




OPTIONAL TERMINATION.................................     We will describe in the related prospectus supplement any
                                                          circumstances in which a specified party is permitted or
                                                          obligated to purchase or sell any of the mortgage assets
                                                          underlying a series of offered certificates.  In particular, a master servicer, special servicer or other designated
                                                          party may be permitted or obligated to purchase or sell--

                                                          -       all the mortgage assets in any particular trust,
                                                                  thereby resulting in a termination of the trust, or

                                                          -       that portion of the mortgage assets in any
                                                                  particular trust as is necessary or sufficient to
                                                                  retire one or more classes of offered certificates
                                                                  of the related series.

                                                          See "Description of the Certificates--Termination."

FEDERAL INCOME TAX CONSEQUENCES......................     Any class of offered certificates will constitute or
                                                          evidence ownership of:

                                                          -       "regular interests" or "residual interests" in a
                                                                  "real estate mortgage investment conduit" under
                                                                  Sections 860A through 860G of the Internal Revenue
                                                                  Code of 1986; or

                                                          -       "regular interests" in a "financial asset
                                                                  securitization investment trust" within the
                                                                  meaning of Section 860L(a) of the Internal
                                                                  Revenue Code of 1986; or

                                                          -       interests in a grantor trust under Subpart E of Part
                                                                  I of Subchapter J of the Internal Revenue Code of
                                                                  1986.

                                                          See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS.................................     If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with
                                                          your legal advisor whether the purchase or holding of
                                                          offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under
                                                          applicable law.  See "ERISA Considerations."

LEGAL INVESTMENT.....................................     If your investment authority is subject to legal
                                                          restrictions, you should consult your legal advisor to
                                                          determine whether and to what extent the offered
                                                          certificates constitute a legal investment for you.  We will specify in the related prospectus supplement which
                                                          classes of the offered certificates will constitute



                                                          "mortgage related securities" for purposes of the
                                                          Secondary Mortgage Market Enhancement Act of 1984,
                                                          as amended.  See "Legal Investment."


                                  RISK FACTORS

         You should consider the following factors (as well as the factors set forth under "Risk Factors" in the related prospectus supplement) in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your certificates. The limited nature of such information may adversely affect the liquidity of your certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your certificates. We do not expect that you will have any redemption rights with respect to your certificates.

         If you decide to sell your certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS

         The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

         - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

         - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your certificates.

ANY CREDIT SUPPORT FOR YOUR CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         THE AMOUNT OF CREDIT SUPPORT WILL BE LIMITED. The rating agencies that assign ratings to your certificates will establish the amount of credit support, if any, for your certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         CREDIT SUPPORT MAY NOT COVER ALL TYPES OF LOSSES. The credit support, if any, for your certificates may not cover all of your potential losses. For example, certain forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of certain uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. If a form of credit support covers multiple classes or series and losses exceed the amount of such credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by such credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.
These restrictions may include--

         - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         Notwithstanding the terms of the mortgage loans backing your certificates, the amount, rate and timing of payments and other collections thereon will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your certificates may vary materially and adversely from your expectations due to--

         - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR CERTIFICATES. Payments of principal and/or interest on your certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your certificates, thereby resulting in a shorter average life for your certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates. As a result, repayment of your certificates could occur significantly earlier or later, and the average life of your certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your certificates depends on the terms and provisions of your certificates. A class of offered certificates may entitle the holders to a PRO RATA share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         - vary based on the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or

         - be subject to certain contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your certificates more fully in the related prospectus supplement.

         PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE YIELD ON YOUR CERTIFICATES. If you purchase your certificates at a discount or premium, the yield on your certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large, as compared to the amount of principal payable on your certificates, you may fail to recover your original investment under some prepayment scenarios.

         DELINQUENCIES, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS MAY AFFECT THE AMOUNT AND TIMING OF PAYMENTS ON YOUR CERTIFICATES. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

         THERE IS AN INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. Any of the mortgage loans underlying your certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest (that is, balloon payments) on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         - the fair market value and condition of the underlying real property;
         -         the level of interest rates;
         -         the borrower's equity in the underlying real property;
         -         the borrower's financial condition;

        -         the operating history of the underlying real property;
        -         changes in zoning and tax laws;
        -         changes in competition in the relevant area;
        -         changes in rental rates in the relevant area;
        -         changes in governmental regulation and fiscal policy;
        -         prevailing general and regional economic conditions;
        -         the state of the fixed income and mortgage markets; and
        - the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your certificates.

         The related master servicer or special servicer may (within prescribed limits) extend and modify mortgage loans underlying your certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY

         MOST OF THE MORTGAGE LOANS UNDERLYING YOUR CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of such borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your certificates will depend on one or more of the following:

         - the sufficiency of the net operating income of the applicable real property;
         - the market value of the applicable real property at or prior to maturity; and
         - the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         -        the age, design and construction quality of the property;
         - perceptions regarding the safety, convenience and attractiveness of the property;
         - the characteristics of the neighborhood where the property is located;
         -        the proximity and attractiveness of competing properties;
         -        the existence and construction of competing properties;
         -        the adequacy of the property's management and maintenance;
         - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
         - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
         -        demographic factors;
         -        customer tastes and preferences;
         -        retroactive changes in building codes; and
         - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         - an increase in interest rates, real estate taxes and other operating expenses;
         - an increase in the capital expenditures needed to maintain the property or make improvements;
         - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
         -        an increase in vacancy rates;
         -        a decline in rental rates as leases are renewed or replaced;
                  and
         - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         -        the length of tenant leases;
         -        the creditworthiness of tenants;
         -        the rental rates at which leases are renewed or replaced;
         - the percentage of total property expenses in relation to revenue;
         - the ratio of fixed operating expenses to those that vary with revenues; and
         - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         - to pay for maintenance and other operating expenses associated with the property;
         - to fund repairs, replacements and capital improvements at the property; and
         - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
         -        an increase in tenant payment defaults;
         - a decline in rental rates as leases are entered into, renewed or extended at lower rates;
         - an increase in the capital expenditures needed to maintain the property or to make improvements; and
         - a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         -        the business operated by the tenants;
         -        the creditworthiness of the tenants; and
         -        the number of tenants.

         DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net operating income generated by the property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         (i) the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         (ii) an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         -        changes in interest rates;
         -        the availability of refinancing sources;
         - changes in governmental regulations, licensing or fiscal policy;
         -        changes in zoning or tax laws; and
         -        potential environmental or other legal liabilities.

         PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         -        responding to changes in the local market;
         - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
         -        operating the property and providing building services;
         -        managing operating expenses; and
         - ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         MAINTAINING A PROPERTY IN GOOD CONDITION IS EXPENSIVE. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         -        rental rates;
         -        location;
         -        type of business or services and amenities offered; and
         -        nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         -        offers lower rents;
         -        has lower operating costs;
         -        offers a more favorable location; or
         -        offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties.
         - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.
         - Hospitality and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         - Recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.
         - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.
         - Certain recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.
         - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.
         - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         -        any adverse economic developments that occur in the locale, state or region where the properties are located;
         -        changes in the real estate market where the properties are located;
         - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and
         - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR CERTIFICATES

         Certain mortgage loans included in one of our trusts may either (i) prohibit the related borrower from encumbering the related real property with additional secured debt or (ii) require the consent of the holder of the mortgage loan prior to so encumbering such property. However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. Such an action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

         - grant a debtor a reasonable time to cure a payment default on a mortgage loan;
         -        reduce monthly payments due under a mortgage loan;
         -        change the rate of interest due on a mortgage loan; or
         -        otherwise alter a mortgage loan's repayment schedule.

         Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         If one of our trusts is designated, in whole or in part, as a "real estate mortgage investment conduit," and if that trust acquires a real property pursuant to a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate. This would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--

         - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your certificates;
         - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;
         - that the results of the environmental testing were accurately evaluated in all cases;
         - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or
         - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your certificates could be adversely affected by tenants, such as gasoline stations or dry cleaners, or by the conditions or operations in the vicinity of the properties, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as "CERCLA," together with certain other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         - agents or employees of the lender are deemed to have participated in the management of the borrower, or
         - under certain conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         - any condition on the property that causes exposure to lead-based paint, and
         - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

         CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         - the bankrupt party was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured; and
         - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made pursuant to the avoided cross-collateralization.

         PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of (i) the related real property or (ii) a majority ownership interest in the related borrower. We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         -        the default is deemed to be immaterial,
         - the exercise of such remedies would be inequitable or unjust, or
         - the circumstances would render the acceleration unconscionable.

         ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Pursuant to that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during specified periods and subject to certain conditions, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. There can be no assurance that a court would not interpret that excess amount as a form of prepayment premium or would not take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR CERTAIN SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from:

         -        war,
         -        revolution,
         -        governmental actions,
         -        floods and other water-related causes,
         - earth movement, including earthquakes, landslides and mudflows,
         -        wet or dry rot,
         -        vermin,
         -        domestic animals, and
         -        certain other kinds of risks.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a "permitted non-conforming structure" or the operation of the property may be a "permitted non-conforming use." This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner thereof may be required to incur significant costs in order to effect such compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         - breach of contract involving a tenant, a supplier or other party;
         -        negligence resulting in a personal injury, or
         -        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

"RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" HAVE ADVERSE TAX CONSEQUENCES

         INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a "residual interest" in a "real estate mortgage investment conduit," or "REMIC," you will have to report on your income tax return as ordinary income your PRO RATA share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have "phantom income" early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the "phantom income" may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any "residual interest" certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are "residual interests" may have a negative value.

          You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         SOME TAXABLE INCOME OF A "RESIDUAL INTEREST" CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a "residual interest" certificate may be treated as "excess inclusions" under the Internal Revenue Code of 1986. You will have to pay tax on the "excess inclusions" regardless of whether you have other credits, deductions or losses. In particular, the tax on "excess inclusion":

         - generally will not be reduced by losses from other activities,
         - for a tax-exempt holder, will be treated as unrelated business taxable income, and
         - for a foreign holder, will not qualify for any exemption from withholding tax.

         CERTAIN ENTITIES SHOULD NOT INVEST IN CERTIFICATES WHICH ARE "RESIDUAL INTERESTS." The fees and non-interest expenses of a REMIC will be allocated PRO RATA to certificates that are "residual interests" in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are "residual interests" generally are not appropriate investments for:

         -        individuals,
         -        estates,
         -        trusts beneficially owned by any individual or estate, and
         - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the "residual interest" certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a "residual interest" certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a "residual interest" certificate to a foreign person under the Internal Revenue Code of 1986.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
         - you may have only limited access to information regarding your certificates;
         - you may suffer delays in the receipt of payments on your certificates; and
         - your ability to pledge or otherwise take action with respect to your certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE TRANSITION FROM THE YEAR 1999 TO THE YEAR 2000 MAY DISRUPT THE ABILITY OF COMPUTERIZED SYSTEMS TO PROCESS INFORMATION.

         The collection of payments on the mortgage assets backing your certificates, the servicing and administration of those mortgage assets and the payments on your certificates are highly dependent upon computer systems of the related master servicer, manager, special servicer, trustee, borrowers and other third parties.

         We will inquire from each of the parties to the governing document(s) for a series of offered certificates whether and how the transition from 1999 to 2000 has affected their computer systems. We also will obtain assurances from these parties that they are taking the necessary steps to cure any problems their computer systems may have with the manipulation or calculation of dates after December 31, 1999. Notwithstanding those inquiries and assurances, unforeseen problems in this regard could still occur.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         -        various types of multifamily and/or commercial mortgage loans;
         - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or
         - a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         - rental or cooperatively-owned buildings with multiple dwelling units;
         - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;
         - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;
         -        office properties;
         - hospitality properties, such as hotels, motels and other lodging facilities;
         -        casino properties;
         - health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;
         -        industrial properties;

         - warehouse facilities, mini-warehouse facilities and self-storage facilities;
         - restaurants, taverns and other establishments involved in the food and beverage industry;
         - manufactured housing communities, mobile home parks and recreational vehicle parks;
         - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;
         -        arenas and stadiums;
         -        churches and other religious facilities;
         -        parking lots and garages;
         -        mixed use properties;
         -        other income-producing properties; and
         -        unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your certificates, include--

         - a fee interest or estate, which consists of ownership of the property for an indefinite period,
         - an estate for years, which consists of ownership of the property for a specified period of years,
         - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,
         - shares in a cooperative corporation which owns the property, or
         -        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that "foreign mortgage loans" do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied first to the payment of court costs and fees in connection with the foreclosure, second to the payment of real estate taxes, and third to the payment of all principal, interest, prepayment or acceleration penalties, if any, and all other amounts owing to the holder of the senior loans. The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments in respect of the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement the period of the delinquency, any forbearance arrangement then in effect, the condition of the related real property and the ability of the related real property to generate income to service the mortgage debt. We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent in respect of any scheduled payment of principal or interest or in foreclosure.

         A DISCUSSION OF THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include:

         - the physical attributes of the property, such as its age, appearance, amenities and construction quality;
         -        the types of services offered at the property;
         -        the location of the property;
         - the characteristics of the surrounding neighborhood, which may change over time;
         - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
         - the ability of management to provide adequate maintenance and insurance;
         -        the property's reputation;
         -        the level of mortgage interest rates, which may encourage
                  tenants to purchase rather than lease housing;
         -        the existence or construction of competing or alternative
                  residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
         -        the ability of management to respond to competition;
         - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
         - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
         - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;
         - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
         - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and
         - the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Certain states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         -        require written leases;
         -        require good cause for eviction;
         -        require disclosure of fees;
         -        prohibit unreasonable rules;
         -        prohibit retaliatory evictions;
         -        prohibit restrictions on a resident's choice of unit vendors;
         -        limit the bases on which a landlord may increase rent; or
         - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         -        fixed percentages,
         -        percentages of increases in the consumer price index,
         -        increases set or approved by a governmental agency, or
         -        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by the related borrower's interest in multiple units in a residential condominium project and the related voting rights in the owners' association for such project. Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit pursuant to a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's mortgage loan payments, real property taxes, maintenance expenses and other capital and ordinary expenses of the property. These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         -        maintenance payments from the tenant/shareholders, and
         - any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

        -         shopping centers
        -         factory outlet centers
        -         malls
        -         automotive sales and service centers
        -         consumer oriented businesses
        -         department stores
        -         grocery stores
        -         convenience stores
        -         specialty shops
        -         gas stations
        -         movie theaters
        -         fitness centers
        -         bowling alleys
        -         salons
        -         dry cleaners

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         -         to lower rents;
         - to grant a potential tenant a "free rent" or reduced rent period;
         -         to improve the condition of the property generally; or
         - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         -         competition from other retail properties;
         - perceptions regarding the safety, convenience and attractiveness of the property;
         -         perceptions regarding the safety of the surrounding area;
         -         demographics of the surrounding area;
         - the strength and stability of the local, regional and national economies;
         -         traffic patterns and access to major thoroughfares;
         -         the visibility of the property;
         -         availability of parking;
         - the particular mixture of the goods and services offered at the property;
         -         customer tastes, preferences and spending patterns; and
         -         the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an "anchored" retail property, including:

         -         an anchor tenant's failure to renew its lease;
         -         termination of an anchor tenant's lease;
         - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
         - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
         -         a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         -         factory outlet centers;
         -         discount shopping centers and clubs;
         -         catalogue retailers;
         -         television shopping networks and programs;
         -         internet web sites; and
         -         telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) and entertainment sources could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

         OFFICE PROPERTIES. Factors affecting the value and operation of an office property include:

         - the number and quality of the tenants, particularly significant tenants, at the property;
         - the physical attributes of the building in relation to competing buildings;
         - the location of the property with respect to the central business district or population centers;
         - demographic trends within the metropolitan area to move away from or towards the central business district;
         - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
         - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
         - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
         -        the quality and philosophy of building management;
         -        access to mass transportation; and
         -        changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         -         rental rates;
         - the building's age, condition and design, including floor sizes and layout;
         -         access to public transportation and availability of parking;
                   and
         - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

         -         the cost and quality of labor;
         -         tax incentives; and
         - quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including:

         -         full service hotels;
         -         resort hotels with many amenities;
         -         limited service hotels;
         - hotels and motels associated with national or regional franchise chains;
         - hotels that are not affiliated with any franchise chain but may have their own brand identity;
                   and
         -         other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

         - the location of the property and its proximity to major population centers or attractions;
         -         the seasonal nature of business at the property;
         - the level of room rates relative to those charged by competitors;
         -         quality and perception of the franchise affiliation;
         - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
         - the existence or construction of competing hospitality \ properties;
         -         nature and quality of the services and facilities;
         - financial strength and capabilities of the owner and operator;
         - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
         - increases in operating costs, which may not be offset by increased room rates;
         - the property's dependence on business and commercial travelers and tourism; and
         - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated pursuant to franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         - the continued existence and financial strength of the franchisor;
         -         the public perception of the franchise service mark; and
         -         the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         CASINO PROPERTIES. Factors affecting the economic performance of a casino property include:

         - location, including proximity to or easy access from major population centers;
         -         appearance;
         - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;
         -         the existence or construction of competing casinos;
         -         dependence on tourism; and
         -         local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, such as performers and sporting events, and offering low-priced or free food and lodging. In addition, casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         HEALTH CARE-RELATED PROPERTIES.  Health-care related properties include

         -         hospitals;
         -         skilled nursing facilities;
         -         nursing homes;
         -         congregate care facilities; and
         - in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

         -         statutory and regulatory changes;
         -         retroactive rate adjustments;
         -         administrative rulings;
         -         policy interpretations;
         -         delays by fiscal intermediaries; and
         -         government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         -        federal and state licensing requirements;
         -        facility inspections;
         -        rate setting;
         -        reimbursement policies; and
         - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

         - location of the property, the desirability of which in a particular instance may depend on--

                  (i)      availability of labor services,
                  (ii)     proximity to supply sources and customers, and
                  (iii) accessability to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         - building design of the property, the desirability of which in a particular instance may depend on--

                  (i)      ceiling heights,
                  (ii)     column spacing,
                  (iii)    number and depth of loading bays,
                  (iv)     divisibility,
                  (v)      floor loading capacities,
                  (vi)     truck turning radius,
                  (vii)    overall functionality, and
                  (viii) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         -         building design;
         -         location and visibility;
         -         tenant privacy;
         -         efficient access to the property;

         - proximity to potential users, including apartment complexes or commercial users;
         -         services provided at the property, such as security;
         -         age and appearance of the improvements; and
         -         quality of management.

         RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         - competition from facilities having businesses similar to a particular restaurant or tavern;
         - perceptions by prospective customers of safety, convenience, services and attractiveness;
         - the cost, quality and availability of food and beverage products;
         - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
         - changes in demographics, consumer habits and traffic patterns;
         -         the ability to provide or contract for capable management;
                   and
         - retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

        -         segment,
        -         product,
        -         price,
        -         value,
        -         quality,
        -         service,
        -         convenience,
        -         location, and
        -         the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         -         lower operating costs,
         -         more favorable locations,
         -         more effective marketing,
         -         more efficient operations, or
         -         better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to a certain extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         - actions and omissions of any franchisor, including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures;
         - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
         - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon such termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         - the number of comparable competing properties in the local market;
         -         the age, appearance and reputation of the property;
         -         the quality of management; and
         -         the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Certain states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

         -         fixed percentages,
         -         percentages of increases in the consumer price index,
         -         increases set or approved by a governmental agency, or
         - increases determined through mediation or binding arbitration.

In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         -         the location and appearance of the property;
         -         the appeal of the recreational activities offered;
         - the existence or construction of competing properties, whether are not they offer the same activities;
         - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;
         -         geographic location and dependence on tourism;
         - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;
         - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
         -         sensitivity to weather and climate changes; and
         -         local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally "special purpose" properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         -         sporting events;
         -         musical events;
         -         theatrical events;
         -         animal shows; and/or
         -         circuses.

         The ability to attract patrons is dependent on such factors as:

         -         the appeal of the particular event;
         -         the cost of admission;
         - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;
         - perceptions by prospective patrons of the safety of the surrounding area; and
         - the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to such a tenant, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are "special purpose" properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are "special purpose" properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         -         the number of rentable parking spaces and rates charged;
         - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
         -         the amount of alternative parking spaces in the area;
         -         the availability of mass transit; and
         - the perceptions of the safety, convenience and services of the lot or garage.

         UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

         -         its location,
         -         its size,
         -         the surrounding neighborhood, and
         -         local zoning laws.

         DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of the property and its ability to generate income sufficient to make payments on the loan. This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of--

         (a) the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         (b) the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in clause (a) of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses in respect of the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make the loan payments on the related mortgage loan, cover operating expenses and fund capital improvements at any given time. Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis (such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities) tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods (such as warehouses, retail stores, office buildings and industrial facilities).

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         -        increases in energy costs and labor costs;
         -        increases in interest rates and real estate tax rates; and
         - changes in governmental rules, regulations and fiscal policies.

         Some "net leases" of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the "loan-to-value ratio" of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         (a) the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         (b) the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         (x) the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         (y) the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
         - the cost replacement method, which takes into account the cost of replacing the property at such date;
         - the income capitalization method, which takes into account the property's projected net cash flow; or
         - a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example,

         - it is often difficult to find truly comparable properties that have recently been sold;
         - the replacement cost of a property may have little to do with its current market value; and
         - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your certificates may not have considered all of those factors for all or any of those loans.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property."

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features:

         - an original term to maturity of not more than approximately 40 years; and
         - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
         - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
         -        provide for no accrual of interest;
         - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of certain events;
         - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;
         - permit the negative amortization or deferral of accrued interest;
         -        permit defeasance and the release of the real property
                  collateral in connection with that defeasance; and/or
         -        prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those
                  prepayments.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;
         - the type or types of property that provide security for repayment of the mortgage loans;
         - the earliest and latest origination date and maturity date of the mortgage loans;
         - the original and remaining terms to maturity of the mortgage loans, or the range thereof, and the weighted average original and remaining terms to maturity of the mortgage loans;
         - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those loan-to-value ratios;
         - the mortgage interest rates of the mortgage loans, or the range thereof, and the weighted average mortgage interest rate of the mortgage loans;
         - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;
         - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;
         - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those debt service coverage ratios; and
         - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         - more general information in the related prospectus supplement, and
         - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of the certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include:

         - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or
         - certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA"), the Federal Agricultural Mortgage Corporation ("FAMC") or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         - will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or
         - will be exempt from the registration requirements of the Securities Act, or
         - will have been held for at least the holding period specified in Rule 144(k) under the
                  Securities Act, or
         - may otherwise be resold by us publicly without registration under the Securities Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         - the initial and outstanding principal amount(s) and type of the securities;
         - the original and remaining term(s) to stated maturity of the securities;
         - the pass-through or bond rate(s) of the securities or the formula for determining such rate(s);
         -        the payment characteristics of the securities;
         - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;
         -        a description of the related credit support (if any);
         -        the type of mortgage loans underlying the securities;

         - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;
         - the terms and conditions for substituting mortgage loans backing the securities; and
         - the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act of 1934, as amended (the "Exchange Act") the same information regarding the security as is provided by the issuer of the security in its own reports filed under the Exchange Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

         - cash that would be applied to pay down the principal balances of the certificates of that series, and/or
         - other mortgage loans or mortgage-backed securities that (i) conform to the description of mortgage assets in this prospectus and (ii) satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that
(i) conform to the description of mortgage assets in this prospectus, and (ii) satisfy the criteria set forth in the related prospectus supplement.

         No such replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

         In general, the aggregate outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial aggregate outstanding principal balance of the related series of certificates. In the event that the aggregate outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial aggregate outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the aggregate principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         GENERAL. The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

         - the subordination or one or more other classes of certificates of the same series;
         -        a letter of credit;
         -        a surety bond;
         -        an insurance policy;
         -        a guarantee;
         -        a credit derivative; and/or
         -        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         -        interest rate exchange agreements;
         -        interest rate cap agreements;
         -        interest rate floor agreements;
         -        currency exchange agreements; or
         - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets a one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.


                                      -57

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your certificates will depend on--

         -         the price you paid for your certificates,
         -         the pass-through rate on your certificates,
         -         the amount and timing of payments on your certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;
         -        the dates on which any balloon payments are due; and
         - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your certificates may vary from your anticipated yield will depend upon--

         - whether you purchased your certificates at a discount or premium and, if so, the extent of that discount or premium, and
         - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your certificates.

         If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         (a) be based on the principal balances of some or all of the mortgage assets in the related trust, or

         (b) equal the aggregate principal balance of one or more of the other classes of certificates of the same series.

         Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which payments and other collections of principal are received on the mortgage assets referred to in clause (a) above or payments are made in reduction of the aggregate principal balance of the class or classes of certificates referred to in clause (b) above.

         The extent of prepayments of principal of the mortgage loans underlying your certificates may be affected by a number of factors, including:

         -        the availability of mortgage credit;
         - the relative economic vitality of the area in which the related real properties are located;
         -        the quality of management of the related real properties;
         -        the servicing of the mortgage loans;
         -        possible changes in tax laws; and
         -        other opportunities for investment.

In general, those factors that increase the attractiveness of selling or refinancing a commercial or multifamily property, as well as those factors that increase the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your certificates may also be affected by the existence and enforceability of prepayment restrictions, such as prepayment lock-out periods and requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges. If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         - to convert to a fixed rate loan and thereby "lock in" that rate, or
         - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         -         realize its equity in the property,
         -         meet cash flow needs or
         -         make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to--

         - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,
         -        the relative importance of those factors
         - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or
         -        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of scheduled amortization or prepayments, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth the projected weighted average life of each class of those offered certificates with an aggregate principal balance, and the percentage of the initial aggregate principal balance of each such class that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITy

         BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either (a) to refinance the loan, or (b) to sell the related real property. If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by (a) the bankruptcy of the borrower, or (b) adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your certificates and extend the weighted average life of your certificates.

         NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs in respect of an adjustable rate mortgage loan that:

         - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;
         - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or
         - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization in respect of the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the aggregate principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your certificates will be affected by--

         - the number of foreclosures with respect to the underlying mortgage loans; and
         - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your certificates.

         LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         - a reduction in the entitlements to interest and/or the aggregate principal balances of one or more classes of certificates; and/or
         - the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         ADDITIONAL CERTIFICATE AMORTIZATION. If your certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;
         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;
         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
         - any other amounts described in the related prospectus supplement.

         The amortization of your certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your certificates were purchased at a premium, reduce their yield to maturity.


                     STRUCTURED ASSET SECURITIES CORPORATION

         We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of--

         - acquiring mortgage loans, or interests therein, secured by first or junior liens on commercial and multifamily real properties;

         - acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

         - forming pools of mortgage loans and mortgage-backed securities; and

         - acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 200 Vesey Street, New York, New York 10285. Our telephone number is (212) 526-7000. There can be no assurance that at any particular time we will have any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A "series" of certificates are all those certificates that--

         -        have the same series designation;
         -        were issued pursuant to the same governing documents; and
         -        represent beneficial ownership interests in the same trust.

         A "class" of certificates are all those certificates of a particular series that--

         -        have the same class designation; and
         -        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         - a stated principal amount, which will be represented by its principal balance;

         - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass- through rate;

         - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         - payments of principal, with disproportionate, nominal or no payments of interest;

         - payments of interest, with disproportionate, nominal or no payments of principal;

         - payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         - payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets;

         - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have an aggregate principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on an aggregate notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its aggregate principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its aggregate principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         -        the periodic payment date for that series, and
         - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated PRO RATA among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the aggregate outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         -        a 360-day year consisting of 12 30-day months,
         - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,
         - the actual number of days elapsed during each relevant period in a normal calendar year, or
         - such other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest in respect of each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, which we will refer to as "compound interest certificates," payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its aggregate principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on an aggregate notional amount, that aggregate notional amount, in general, will be either:

         (a) based on the principal balances of some or all of the related mortgage assets; or

         (b) equal to the aggregate principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making certain calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the aggregate principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         PAYMENTS OF PRINCIPAL. A class of offered certificates may or may not have an aggregate principal balance. If it does, that aggregate principal balance outstanding from time to time will represent the maximum amount that the holders of that class will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets. The aggregate outstanding principal balance of any class of offered certificates will be reduced by--

         - payments of principal actually made to the holders of that class, and
         - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

If a class of offered certificates are compound interest certificates, then the aggregate outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class. We will describe in the related prospectus supplement any other adjustments to the aggregate outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial aggregate principal balance of all classes of a series will not be greater than the aggregate outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial aggregate principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;
         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;
         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
         - any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         (i) by reducing the entitlements to interest and/or the aggregate principal balances of one or more of those classes; and/or

         (ii)     by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, certain advances with respect to those mortgage loans to cover--

         - delinquent payments of principal and/or interest, other than balloon payments,

         -        property protection expenses,

         -        other servicing expenses, or

         - any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and out of any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or at such other times and from such sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations in respect of those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding
(i) the payments made on that payment date with respect to the applicable class of offered certificates and (ii) the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for that calendar year or the applicable portion thereof during which the person was a certificateholder. The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except with respect to certain amendments to the governing documents or as otherwise specified in this prospectus or in the related prospectus supplement. See "Description of the Governing Documents--Amendment."

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, any such removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         - the final payment or other liquidation of the last mortgage asset in that trust; and

         - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder, and the final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the aggregate principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the aggregate certificate principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long they are participants in DTC.

         DTC, EUROCLEAR AND CLEARSTREAM.  DTC is:

         - a limited-purpose trust company organized under the New York Banking Law,
         -        a "banking corporation" within the meaning of the New York
                  Banking Law,
         -        a member of the Federal Reserve System,
         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and
         -        a "clearing agency" registered pursuant to the provisions of
                  Section 17A of the Exchange Act.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation ("ECS"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness thereof.

         HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. Such cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines (Brussels time) established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not such a member organization, will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization thereof to a DTC participant that is not such a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of such payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and

         - the sole responsibility of each such DTC participant, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and certain beneficial owners, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described above, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The offered certificates of each series will be issued pursuant to a pooling and servicing agreement or other similar agreement or collection of agreements (individually and collectively, as to that series, the "Governing Document"). In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliate, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to certain amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe certain provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets to be included in the related trust, together with certain related assets. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         - in the case of a mortgage loan, the address of the related real property and the type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the remaining term to maturity; the remaining amortization term; and the outstanding principal balance; and

         - in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

         - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

         - the Warranting Party's title to each mortgage asset and the authority of the Warranting Party to sell that mortgage asset; and

         - in the case of a mortgage loan, the enforceability of the related mortgage note and mortgage, the existence of title insurance insuring the lien priority of the related mortgage and the payment status of the mortgage loan.

         We will identify the Warranting Party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the Warranting Party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general, will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that:

         (i) those procedures are consistent with the terms of the related Governing Document; and

         (ii) they do not impair recovery under any instrument of credit support included in the related trust.

Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         -        ensuring that the related properties are properly insured;

         -        attempting to collect delinquent payments;

         -        supervising foreclosures;

         -        negotiating modifications;

         - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         - protecting the interests of certificateholders with respect to senior lienholders;

         - conducting inspections of the related real properties on a periodic or other basis;

         - collecting and evaluating financial statements for the related real properties;

         - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         - maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         - mortgage loans that are delinquent in respect of a specified number of scheduled payments;

         - mortgage loans as to which there is a material non-monetary default;

         - mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

         - real properties acquired as part of the trust in respect of defaulted mortgage loans.

The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which a special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform certain limited duties in respect of mortgage loans in that trust for which the related master servicer is primarily responsible, such as performing property inspections and collecting and evaluating financial statements. A master servicer for one of our trusts may perform certain limited duties in respect of any mortgage loan in that trust for which the related special servicer is primarily responsible, such as continuing to receive payments on the mortgage loan, making certain calculations with respect to the mortgage loan and making remittances and preparing certain reports to the related trustee and/or certificateholders with respect to the mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims in respect of particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation pursuant to the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for certain expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         - that mortgage-backed security will be registered in the name of the related trustee or its designee;

         - the related trustee will receive payments on that mortgage-backed security; and

         - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies in respect of that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith pursuant to the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates or by reason of reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

         - specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of that Governing Document,

         - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document, or

         - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

         - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates, and

         - either (i) that party is specifically required to bear the expense of the action, or (ii) the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         - into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

         - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         (i)      to cure any ambiguity;

         (ii) to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in the related prospectus supplement;

         (iii) to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         (iv) to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         (v) to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         (vi) to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;

         (vii) to the extent applicable, to modify, add to or eliminate certain transfer restrictions relating to the certificates which are "residual interests" in a REMIC; or

         (viii) to otherwise modify or delete existing provisions of the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates, covered solely by clauses (iii) or (viii) above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in the aggregate, not less than 66-2/3%, or such other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

         - modify the provisions of the Governing Document relating to amendments thereof without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will make no representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party in respect of those certificates or the underlying mortgage assets. If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

CERTAIN MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing

Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or such other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         - the subordination of one or more other classes of certificates of the same series;
         - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;
         -        the establishment of one or more reserve funds; or
         -        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         -        the nature and amount of coverage under that credit support;
         - any conditions to payment not otherwise described in this prospectus;
         - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and
         -        the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement certain information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may apply only in the event of certain types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by crosssupport provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for certain default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial aggregate principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any such instrument.

CREDIT DERIVATIVE

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under any such instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each such form of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         -        the terms of the mortgage,

         - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         -        the knowledge of the parties to the mortgage, and

         - in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         - a mortgagor, who is the owner of the encumbered interest in the real property, and

         -        a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         -        the trustor, who is the equivalent of a mortgagor,

         -        the trustee to whom the real property is conveyed, and

         - the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Pursuant to a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         -        the express provisions of the related instrument,
         -        the law of the state in which the real property is located,
         -        certain federal laws, and
         - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (the "UCC"). Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute "cash collateral" and cannot be used by the bankrupt borrower--

         -        without a hearing or the lender's consent, or

         - unless the lender's interest in the room rates is given adequate protection.

Such "adequate protection" may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Certain types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

         -        judicial foreclosure, involving court proceedings, and

         - nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         - all parties having a subordinate interest of record in the real property, and

         - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may:

         - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         -        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         - limit the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         -        upheld the reasonableness of the notice provisions, or

         - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         -        record a notice of default and notice of sale, and

         - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become the owner thereof, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

         -        to enable the lender to realize upon its security, and

         - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their "equity of redemption."

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale pursuant to a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Therefore, recourse in the case of default on such a mortgage loan will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

         - contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Certain mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         -        extend or shorten the term to maturity of the loan;

         - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         -        past due rent,

         -        accelerated rent,
         -        damages, or
         - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         - assume the lease and either retain it or assign it to a third party, or
         -        reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

         - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus
         - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         - assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         Recent federal legislation will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the mortgage loans underlying a series of offered certificates may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         - FIRST, to the payment of court costs and fees in connection with the foreclosure;
         -        SECOND, to real estate taxes;
         - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and
         - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         The terms of certain mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         - the borrower may have difficulty servicing and repaying multiple loans;

         - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily, first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code." It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including:

         -         banks,
         -         insurance companies, and
         -         foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         - given with respect to events that have occurred at the time the advice is rendered, and

         - is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit," or "REMIC," election under Sections 860A through 860G of the Code;

         - "FASIT certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "financial asset securitization investment trust," or "FASIT," election within the meaning of Section 860L(a) of the Code; and

         - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party (in any event, a "tax administrator") will make a REMIC or FASIT election for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all "regular interests," "residual interests" and/or "ownership interests," as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion:

         - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         - those offered certificates will be considered to evidence ownership of--

                  (i)      REMIC "regular interests," or

                  (ii)     REMIC "residual interests."

         We refer in this discussion to--

         - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates," and

         - certificates that represent REMIC "residual interests" as the "REMIC residual certificates."

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

         - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, offered certificates that are REMIC regular certificates will be:

         - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

         - "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT."

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate and therefore:

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

         TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

         - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code,

         - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and

         - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

         The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

         -        a single fixed rate,
         -        a "qualified floating rate,"
         -        an "objective rate,"
         - a combination of a single fixed rate and one or more "qualified floating rates,"
         - a combination of a single fixed rate and one "qualified inverse floating rate," or
         - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is the monthly period that ends on each payment date, then, as a result of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         -        a fraction--

                  (i)  the numerator of which is the amount of the payment, and

                  (ii) the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         - the total amount of the DE MINIMIs original issue discount, and

         -        a fraction--

                  (i) the numerator of which is the amount of the principal payment, and

                  (ii) the denominator of which is the outstanding stated
                       principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         -        the sum of:

                  (i) the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                  (ii) the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

         -        the issue price of the certificate, increased by

         - the aggregate amount of original issue discount previously accrued on the certificate, reduced by

         - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item (i) of the second preceding sentence will be calculated:

         - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that such excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         (ii) the daily portions of original issue discount for all days during such accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         -        on the basis of a constant yield method,

         - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

         - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         -        the purchase price paid for your certificate, and

         - the payments remaining to be made on your certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         -        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any such amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related

REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deducibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have (i) other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or (ii) unrelated deductions against which income may be offset. See, however, the rules discussed below relating to:

         -        "excess inclusions,"

         -        residual interests without "significant value," and

         -        "noneconomic" residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative "value" at the time of issuance. See "Risk Factors--'Residual Interests' in a 'Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

         TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal:

         - the income from the mortgage loans and other assets of the REMIC; plus

         - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting "regular interests" in the REMIC; less

         -        the following items--

                  (i) the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

                  (ii) amortization of any premium on the mortgage loans held by the REMIC,

                  (iii) bad debt losses with respect to the mortgage loans held by the REMIC, and

                  (iv) except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the DE MINIMIs rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND PAYMENTS. The adjusted basis of a REMIC residual certificate will be equal to:

         (i)      the amount paid for that REMIC residual certificate,

         (ii) increased by, amounts included in the income of the holder of that REMIC residual certificate, and

         (iii) decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any payment on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         -        through payments,

         -        through the deduction of any net losses of the REMIC, or

         - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         (i) the daily portions of REMIC taxable income allocable to that certificate, over

         (ii) the sum of the "daily accruals" for each day during the quarter that the certificate was held by that holder.

         The "daily accruals" of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date of initial issuance. For this purpose, the "adjusted issue price" of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         (i)      the issue price of the certificate, increased by

         (ii) the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         (iii) any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have "significant value."

         For holders of REMIC residual certificates, excess inclusions:

         - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

         - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

         - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         -        regulated investment companies,

         -         common trusts, and

         -         certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         - from the prospective transferee, providing certain representations as to its financial condition, and

         - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

         - the present value of any consideration given to the transferee to acquire the interest,

         - the present value of the expected future distributions on the interest, and

         - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an "applicable Federal rate," except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

         It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         MARK-TO-MARKET RULES. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

         PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         -        an individual,

         -        an estate or trust, or

         - a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, then--

         - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

         - 3% of the excess of the individual's adjusted gross income over the specified amount, or

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         -        an individual,

         -        an estate or trust, or

         - a "pass-through entity" beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         -        an individual,

         -        an estate or trust, or

         - a "pass-through entity" beneficially owned by one or more individuals, estates or trusts.

         We recommend that such prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         - the cost of the certificate to that certificateholder, increased by

         - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         - payments on the certificate received by that certificateholder and by that amortized premium.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain (but not loss) upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         -        entitle the holder to a specified principal amount,

         -        pay interest at a fixed or variable rate, and

         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         - the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

         -        reacquires that same REMIC residual certificate,

         -        acquires any other residual interest in a REMIC, or

         - acquires any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction includes:

         -        the disposition of a non-defaulted mortgage loan,

         - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

         -        the receipt of compensation for services, or

         - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to REITs. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or "net income from foreclosure property," and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         -        the person has sufficient assets to do so, and

         - the tax arises out of a breach of that person's obligations under the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a "disqualified organization," a tax will be imposed in an amount equal to the product of:

         (i) the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         (ii) the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         -       events that have occurred up to the time of the transfer,

         -       the prepayment assumption, and

         - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to "disqualified organizations" generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and

         - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         - the amount of excess inclusions on the certificate that are allocable to the interest in the pass- through entity held by the disqualified organization, and

         - the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

         - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

         - a statement under penalties of perjury that the record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         For these purposes, a "disqualified organization" means:

         -        the United States,

         -        any State or political subdivision thereof,

         -        any foreign government,

         -        any international organization,

         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC,

         -        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code, or

         - any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a "pass-through entity" means any:

         -        regulated investment company,

         -        real estate investment trust,

         -        trust,

         -        partnership, or

         - certain other entities described in Section 860E(e)(6) of the Code.

         For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

         In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         - the residual interests in the entity are not held by disqualified organizations, and

         - the information necessary for the application of the tax described herein will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         The Clinton Administration recently proposed in its budget certain amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

         TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the "tax matters person" with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         -        income,

         -        deductions

         -        gains,

         -        losses, and

         -        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         -        corporations,

         -        trusts,

         -        securities dealers, and

         -        certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

         - 30 days after the end of the quarter for which the information was requested, or

         -        two weeks after the receipt of the request.

         The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual certificates, including--

         -        income,

         -        excess inclusions,

         -        investment expenses, and

         - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments:

         - fail to furnish to the payor certain information, including their taxpayer identification numbers, or

         -        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         -        a foreign person, and

         - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name and address of the certificateholder.

         On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations, as modified by Treasury Decision 8856, will generally be effective for investments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

         For these purposes, a foreign person is anyone other than a United States person. A "United States person" is:

         -        a citizen or resident of the United States,

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof,

         - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

         -        a trust as to which--

                  (i) a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         -        owns 10% or more of one or more underlying mortgagors, or

         - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         -        foreign persons, or

         - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

FASITs

         GENERAL. An election may be made to treat the trust for a series of offered certificates or specified assets thereof, as a financial asset securitization investment trust, or "FASIT," within the meaning of Section 860L(a) of the Code. Such an election would be noted in the applicable prospectus supplement. If such an election is made, the offered certificates will be designated as classes of "regular interests" and there will be one class of "ownership interest" in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election and assuming:

         -        the making of an appropriate election,

         -        compliance with the related Governing Document, and

         -        subject to certain assumptions set forth in the opinion,

our counsel will deliver its opinion generally to the effect that,

         -        the relevant assets will qualify as a FASIT,

         - one class thereof, the "FASIT ownership certificate" or the "class "O" certificate," will represent the sole class of ownership interest in that FASIT, and

         - the remaining classes thereof, the "FASIT regular certificates," will represent "regular interests" in that FASIT.

         Only the FASIT regular certificates are offered pursuant to this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         CHARACTERIZATION OF INVESTMENTS IN FASIT REGULAR CERTIFICATES. FASIT regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under
Section 7701(a)(19)(C)(xi) of the Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Code. If at all times 95% or more of the assets of the FASIT or the income thereon qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income therefrom will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Code. FASIT regular certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         QUALIFICATION AS A FASIT.

         GENERAL. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets thereof must comply with the requirements set forth in the Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of the close of the third calendar month beginning after the "startup day" (which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates) and at all times thereafter, be "permitted assets." "Permitted assets" include cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Certain restrictions apply to each type of permitted asset, as discussed below. Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the "permitted assets" is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Code because they "support" a regular interest in the FASIT. The FASIT provisions also require the FASIT ownership interest to be held only by certain fully taxable domestic corporations and do not recognize transfers of certain "high-yield" regular interests (described below) to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be a high-yield regular interests may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

         PERMITTED ASSETS. The proposed regulations enumerate certain types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of permitted debt would include REMIC regular interests, regular interests of other FASITs, inflation indexed debt instruments, credit card receivables and certain stripped bonds and coupons. However, the FASIT proposed regulations except equity linked debt instruments and defaulted debt instruments from "permitted assets." In addition, debt of the owner of the FASIT ownership interest, debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or debt issued by third-parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not "permitted assets. Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a "permitted asset."

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. Such hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit such a contract to offset the following risk factors:

         -        fluctuations in market interest rates;

         -        fluctuations in currency exchange rates;

         - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place certain restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax (described below) without the benefit of an exception to this tax applicable to sales of foreclosure property.

         PERMITTED INTERESTS. In addition to the foregoing, interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following:

         -        a single class of ownership interest, or

         -        one or more classes of regular interests.

An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

         1. unconditionally entitles the holder to receive a specified principal amount (or other similar amount),

         2. provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.       has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate (as defined in Section 1274(d) of the Code) for Treasury obligations of a similar maturity.

A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a "high-yield" regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a "specified portion" of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

         -        the absence of defaults or delinquencies on permitted assets,

         -        lower than reasonably expected returns on permitted assets,

         -        unanticipated expenses incurred by the FASIT, or

         -        prepayment interest shortfalls.

         CESSATION OF FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests therein. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect
FASIT status and any election a FASIT owner made (other than the FASIT election) and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to such adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         TAXATION OF FASIT REGULAR CERTIFICATES. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning "high-yield interests," interest, original issue discount ("OID") and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and principal payments (other than principal payments that do not exceed accrued market discount) on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto. You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning "high-yield interests," the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC regular certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield thereon did not exceed 110% of the applicable Federal rate will not apply.

         HIGH YIELD INTERESTS; ANTI-AVOIDANCE EXCISE TAXES ON TIERED ARRANGEMENTS. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any "excess inclusions" with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow such holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any pass-through entity, such as a partnership, REIT, regulated investment company, grantor trust or, under the FASIT proposed regulations, REMIC, that holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest, and issues a debt or equity interest that is (i) supported by that FASIT regular interest and (ii) has a yield, higher than the yield on that FASIT regular interest, that would cause such debt or equity interest to be a high yield interest if it had been issued by a FASIT. Under the statute, the amount of that tax, which is imposed on the pass-through entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the pass-through entity's tax return for the taxable year in which it issues such a debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         PROHIBITED TRANSACTIONS AND OTHER TAXES. Income or gain from certain "prohibited transactions" by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         -        the receipt of income from other than permitted assets;

         -        the receipt of compensation for services;

         - the receipt of any income derived from a loan originated by the FASIT; or

         - the disposition of a permitted asset (including disposition pursuant to a cessation of FASIT status) other than for--

                  1. foreclosure, default, or imminent default of a qualified mortgage,

                  2.       bankruptcy or insolvency of the FASIT,

                  3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  4.       the retirement of a class of FASIT regular interests.

The proposed regulations presume that certain transactions will be loan originations, but also provide certain safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

         - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

         - if the FASIT acquires the loan more than one year after the loan was issued,

         - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

         - if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

         - when the FASIT makes a loan pursuant to a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner (or related person) sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any such prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         The Clinton Administration recently proposed in its budget certain amendments to the FASIT provisions designed to ensure that income taxes imposed on the holder of a FASIT ownership interest are paid when due. Such provisions would impose secondary liability on the FASIT itself for any tax required to be paid with respect to the income allocated to the FASIT ownership interest if that holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for FASITs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

         TAXATION OF CERTAIN FOREIGN INVESTORS. The federal income tax treatment of non-U.S. persons who own FASIT regular certificates that are not "high-yield interests" is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. person, you should note that under the FASIT proposed regulations certain interest paid or accrued on a debt instrument held by the FASIT, if you hold a regular interest (either directly or indirectly) in the FASIT, is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Code and the regulations thereunder if:

         - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. persons. Any such purported transfer will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

         BACKUP WITHHOLDING. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through certain brokers, may be subject to a "backup" withholding tax under Section 3406 of the Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

         REPORTING REQUIREMENTS. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

         CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion:

         - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate."

         - A grantor trust certificate representing ownership of all or a portion of the difference between--

                  (i) interest paid on the mortgage loans constituting the related grantor trust, minus

                  (ii)     the sum of:

                           (a)      normal administration fees, and

                           (b) interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Code;

         - "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code,

         - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and

         - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be:

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3)(A) of the Code, and

         - in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally:

         - will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of:

         - 3% of the excess of the individual's adjusted gross income over that amount, and

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if:

         - a class of grantor trust strip certificates is issued as part of the same series, or

         - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         -        a master servicer,

         -        a special servicer,

         -        any sub-servicer, or

         -        their respective affiliates.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

         - the treatment of certain stripped bonds as market discount bonds, and

         -        DE MINIMIs market discount.

See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than "qualified stated interest," if any, and the certificate's share of reasonable servicing fees and other expenses.

See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of:

         (i) the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trust Funds--Sales of Grantor Trust Certificates," and

         (ii) the yield of that grantor trust fractional interest certificate to holder.

The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of this legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         - there is no original issue discount or only a DE MINIMIs amount of original issue discount, or

         - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         -        0.25% of the stated redemption price, and

         -        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:

         (i)      the stated redemption price of the mortgage loans, and

         (ii)     their issue price.

         For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that such excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         (i) the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         (ii) the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         (i)      the issue price of the mortgage loan, increased by

         (ii) the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         (iii) the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." A mortgage loan is considered to have been purchased at a "market discount" if--

         - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

         -        on the basis of a constant yield method,

         - in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

         - in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a De MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         - be allocated among the payments of stated redemption price on the mortgage loan, and

         - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" above.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.

This yield would be calculated based on:

         - the price paid for that grantor trust strip certificate by you, and

         - the projected payments remaining to be made thereon at the time of the purchase, plus

         - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments. The Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

         - conditions at the time of the first sale of the grantor trust strip certificate or,

         - with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans" herein.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

         - the prepayment assumption we will disclose in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

         - the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between:

         - the amount realized on the sale or exchange of a grantor trust certificate, and

         -        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal:

         -        its cost, increased by

         - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         - any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Code requires the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         -        entitle the holder to a specified principal amount,

         -        pay interest at a fixed or variable rate, and

         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         - the amount of servicing compensation received by a master servicer or special servicer, and

         - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         -        a custodian of a person's account,

         -        a nominee, and

         -        a broker holding an interest for a customer in street name.

These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986 impose various requirements on--

         - employee benefit plans, and on certain other retirement plans, arrangements and accounts, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986 ("ERISA Plans"), and

         - persons that are fiduciaries with respect to ERISA Plans ("Plan Fiduciaries"),

in connection with the investment of the assets of an ERISA Plan ("Plan Assets"). For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes certain general fiduciary requirements on Plan Fiduciaries that are investing Plan Assets, including--

         -        investment prudence and diversification, and

         - compliance with the investing ERISA Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving Plan Assets and a Party in Interest, unless a statutory or administrative exemption exists. A "Party in Interest" is any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

         -        sales, exchanges or leases of property;

         -        loans or other extensions of credit; and

         -        the furnishing of goods and services.

         Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor (those regulations, the "Plan Asset Regulations") provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exemption is that the equity participation in the entity by "benefit plan investors," which include both ERISA Plans and certain employee benefit plans not subject to ERISA, is not "significant." The equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         (i) those with discretionary authority or control over the assets of the entity,

         (ii) those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         (iii) those who are affiliates of the persons described in the preceding clauses (i) and (ii).

In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing ERISA Plan is any person who--

         - has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

         - provides investment advice with respect to the assets of that ERISA Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be deemed to be a "fiduciary" with respect to the investing ERISA Plan and, therefore, subject to the fiduciary responsibility provisions of ERISA. In addition, if the mortgage and other assets included in one of our trusts are Plan Assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

         The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain certificates issued and/or guaranteed by FHLMC, GNMA and FNMA, but do not include certificates issued or guaranteed by FAMC. Accordingly, even if these types of mortgaged-backed securities, other than the FAMC certificates, were deemed to be Plan Assets, the underlying mortgages would not be treated as Plan Assets. Private label mortgage participations, mortgage pass-through certificates, FAMC certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or certain of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

         If you are a Plan Fiduciary, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

         If you are a Plan Fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         - Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving ERISA Plans and certain broker-dealers, reporting dealers and banks;

         - PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         - PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         - PTCE 84-14, which exempts certain transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

         - PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and

         - PTCE 96-23, which exempts certain transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

 UNDERWRITER'S EXEMPTION

         It is expected that Lehman Brothers Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made pursuant to this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption ("PTE") 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of certain exemptions set forth therein, PTE 91-14, as amended (including by PTE 97-34), generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 certain transactions relating to, among other things, the servicing and operation of certain mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and the purchase, sale and holding of certain certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as certain of the offered certificates.

         The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

         Pursuant to Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are Plan Assets. That regulation generally provides that, if certain specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan Assets.

         Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under
Section 401(c) of ERISA, may be treated as Plan Assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         If you are a Plan Fiduciary which proposes to purchase offered certificates on behalf of or with assets of an ERISA Plan, account or arrangement, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code of 1986 to that investment and the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         An ERISA Plan that is exempt from federal income taxation pursuant to
Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered "unrelated business taxable income" and will be subject to federal income tax.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments for entities--

         - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         -        whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be "mortgage related securities" for purposes of SMMEA only if they:

         - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3,1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to "mortgage related securities" under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented by those securities; and

         - federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, certain "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

         The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions on your ability either to purchase certain classes of offered certificates or to purchase offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         -        if applicable, SMMEA has been overridden in your State.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered pursuant to the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         - the obligations of the underwriters will be subject to certain conditions precedent,

         - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for us by--

         -        Sidley & Austin;

         -        Cadwalader, Wickersham & Taft;

         -        Skadden, Arps, Slate, Meagher & Flom; or

         -        Thacher, Proffitt & Wood.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         -        whether the price paid for those certificates is fair;

         - whether those certificates are a suitable investment for any particular investor;

         - the tax attributes of those certificates or of the related trust;

         - the yield to maturity or, if they have principal balances, the average life of those certificates;

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).


         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

Filing Fee for Registration Statement                                   $1,056,000.00

Legal Fees and Expenses                                                     1,400,000*

Accounting Fees and Expenses                                                  460,000*

Trustee's Fees and Expenses
         (including counsel fees)                                             135,000*

Blue Sky Fees and Expenses                                                     32,000*

Printing and Engraving Fees                                                   600,000*

Rating Agency Fees                                                          6,000,000*

Miscellaneous                                                                 460,000*
                                                                       --------------
Total                                                                  $10,143,000.00

* Based on four offerings.


INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

         The governing document(s) for each series of the securities being registered will provide that no director, officer, employee or agent of the Registrant is liable to the related trust or the related security holders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. Such governing document(s) will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions relating to such document(s) and the related securities.

         Any purchase agreement pursuant to which the Registrant acquires mortgage assets for purposes of backing a series of the securities being registered, may provide under certain circumstances that each director of the Registrant, each officer of the Registrant that signed this Registration Statement or any amendment hereof, and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of those mortgage assets or an affiliate against certain liabilities, including liabilities under the Securities Act of 1933, relating to those mortgage assets.

         Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the Registrant's directors, its officers who signed this Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

         The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

EXHIBITS (ITEM 16 OF FORM S-3)

Exhibits--

         1.1      --        Form of Underwriting Agreement.*

         4.1      --        Form of Pooling and Servicing Agreement.*

         4.2      --        Form of Trust Indenture.*

         5.1      --        Opinion of Sidley & Austin with respect to legality.

         5.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to legality.

         5.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to legality.

         5.4      --        Opinion of Thacher, Proffitt & Wood with respect to legality.

         8.1      --        Opinion of Sidley & Austin with respect to certain tax matters.

         8.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters
                            (included as part of Exhibit 5.2).

         8.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to certain tax matters
                            (included as part of Exhibit 5.3).

         8.4      --        Opinion of Thacher, Proffitt & Wood with respect
                            to certain tax matters. (Included as part of
                            Exhibit 5.4)

         23.1     --        Consent of Sidley & Austin (included as part of Exhibit 5.1 and Exhibit 8.1).

         23.2     --        Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.2).

         23.3     --        Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 5.3).

         23.4     --        Consent of Thacher, Proffitt & Wood (included as part of Exhibit 5.4 and Exhibit
                            8.4).

         24.1     --        Power of Attorney (included in signature page to this Registration Statement).

         25.1     --        Statement of Eligibility of Trustee.

         99.1     --        Form of Servicing and Administration Agreement.*

         99.2     --        Form of Deposit Trust Agreement.*

         -------------------------

         * Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-49129) and to the Amendment No. 2 to the Registration Statement on Form S-3 (File No. 33-50210) previously filed by the Registrant.


UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.       UNDERTAKINGS PURSUANT TO RULE 415

         The undersigned Registrant hereby undertakes:

             (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (f) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

             (g) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
         Section 305(b)(2) of the Trust Indenture Act of 1939.

B.       UNDERTAKING IN RESPECT OF INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 24 day of February 2000.

                     STRUCTURED ASSET SECURITIES CORPORATION


                     By:    /s/  Mark L. Zusy
                           --------------------
                           Name:   Mark L. Zusy
                           Title:  Chairman

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Mazzei, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents, and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                                        DATE                                TITLE
---------                                                        ----                                -----
/s/  Mark L. Zusy                                           FEBRUARY 24, 2000       Chairman and Director
---------------------------------------------------         -----------------
Mark L. Zusy                                                                        (principal executive officer)

/s/  Neal Leonard                                           FEBRUARY 24, 2000       Director
---------------------------------------------------         -----------------
Neal Leonard

                                                                                    Director
---------------------------------------------------         -----------------
James Sullivan

/s/  Daniel O. Minerva                                      FEBRUARY 24, 2000       Treasurer
---------------------------------------------------         -----------------
Daniel O. Minerva                                                                   (principal financial officer)

/s/  David Goldfarb                                         FEBRUARY 24, 2000       Controller
---------------------------------------------------         -----------------
David Goldfarb                                                                      (principal accounting officer)

                                  EXHIBIT INDEX


                                   PAGE NUMBER

1.1      --        Form of Underwriting Agreement.*

4.1      --        Form of Pooling and Servicing Agreement.*

4.2      --        Form of Trust Indenture.*

5.1      --        Opinion of Sidley & Austin with respect to legality.

5.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to legality.

5.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to legality.

5.4      --        Opinion of Thacher, Proffitt & Wood with respect to legality.

8.1      --        Opinion of Sidley & Austin with respect to certain tax matters.

8.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters (included as part of Exhibit 5.2).

8.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to certain tax matters (included as part of Exhibit 5.3).

8.4      --        Opinion of Thacher, Proffitt & Wood with respect to certain tax matters.
                   (Included as part of Exhibit 5.4)

23.1     --        Consent of Sidley & Austin (included as part of Exhibit 5.1 and Exhibit 8.2).

23.2     --        Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.2).

23.3     --        Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 5.3).

23.4     --        Consent of Thacher, Proffitt & Wood (included as part of Exhibit 5.4 and Exhibit 8.4).

24.1     --        Power of Attorney (included in signature page to this Registration Statement).

25.1     --        Statement of Eligibility of Trustee.

99.1     --        Form of Servicing and Administration Agreement.*

99.2     --        Form of Deposit Trust Agreement.*

-------------------------

* Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-49129) and to the Amendment No. 2 to the Registration Statement on form S-3 (File No. 33-50210) previously filed by the Registrant.